UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Amendment No. 1

Check the appropriate box:

☒	Preliminary information statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive information statement

Agiliti, Inc.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

PRELIMINARY INFORMATION STATEMENT – SUBJECT TO COMPLETION

Agiliti, Inc.

11095 Viking Drive, Suite 300

Eden Prairie, MN 55344

NOTICE OF WRITTEN CONSENT AND APPRAISAL RIGHTS

AND

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

To our Stockholders:

This notice of written consent, pursuant to Section 228(e) of the General Corporation Law of the State of Delaware (the “DGCL”), and appraisal rights, pursuant to Section 262 of the DGCL (“Section 262”), and information statement (this “Information Statement”) is being furnished to the holders of common stock, par value $0.0001 per share (the “Common Stock”), of Agiliti, Inc., a Delaware corporation (the “Company”), in connection with the Agreement and Plan of Merger (as amended or otherwise modified in accordance with its terms, the “Merger Agreement”), dated as of February 26, 2024, by and among Apex Intermediate Holdco, Inc., a Delaware corporation (“Parent”), Apex Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company. A summary of the Merger Agreement is provided in this Information Statement and a copy of the Merger Agreement is attached as Annex A to this Information Statement and each are incorporated by reference in this notice. Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”) with the Company surviving the Merger (the “Surviving Corporation”). Upon consummation of the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, each share of Common Stock issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than (i) shares of Common Stock owned directly or indirectly by THL Agiliti LLC (the “THL Agiliti Stockholder”), Parent or Merger Sub or any of their respective subsidiaries (each such share of Common Stock referred to in clause (i), a “THL Agiliti Stockholder Share” and, collectively, the “THL Agiliti Stockholder Shares”), (ii) certain shares of Common Stock held by Thomas J. Leonard (the “Rollover Stockholder”) who agreed with Parent to receive an equity interest in Parent (or its direct or indirect holding company) as consideration for the contribution to Parent (or its direct or indirect holding company) of the shares of Common Stock held by such stockholder prior to the Effective Time (the “Rollover Shares”), (iii) shares of Common Stock owned by the Company as treasury stock (each such share of Common Stock referred to in clause (iii), a “Treasury Share” and, collectively, the “Treasury Shares”) and (iv) shares of Common Stock that are owned by stockholders who have perfected and not withdrawn a demand for appraisal rights in accordance with Section 262 (“Dissenting Stockholders”)), will be converted into the right to receive $10.00 per share in cash, without interest thereon (the “Merger Consideration”). Each THL Agiliti Stockholder Share that is issued and outstanding immediately prior to the Effective Time, as of the Effective Time, will be converted into an equal number of shares of common stock of the Surviving Corporation and remain outstanding.

The board of directors of the Company (the “Board”) (acting in reliance upon the unanimous recommendation of a special committee of the Board, consisting solely of members on the Board who are not associated or affiliated with Thomas H. Lee Partners, L.P. (“THL”) or the StepStone Group LP (“StepStone”, and such committee, the “Special Committee”)) (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby (together with the Merger, the “Transactions”), are fair to, and in the best interests of, the Company and its stockholders (other than the THL Agiliti Stockholder and its affiliates), (ii) declared the Merger Agreement and the Transactions advisable, (iii) approved the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Merger and the Transactions upon the terms and subject to the conditions contained therein and (iv) subject to the terms of the Merger Agreement, resolved to recommend that the stockholders of the Company vote to adopt the Merger Agreement and approve the Transactions in accordance with the DGCL.

The Board, on behalf of the Company, believes that the Merger is fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The adoption of the Merger Agreement and the approval of the Merger and the other Transactions required the affirmative vote or written consent, in accordance with Section 228 and Section 251 of the DGCL, the Company’s Second Amended and Restated Certificate of Incorporation (the “Company Certificate of Incorporation”), dated April 26, 2021, and the Company’s Third Amended and Restated Bylaws (the “Company Bylaws”), dated April 26, 2021, by stockholders of the Company holding a majority of the shares of Common Stock outstanding (the “Company Requisite Approval”). Following the execution of the Merger Agreement, the THL Agiliti Stockholder, on February 26, 2024 and again on March 11, 2024, which on such dates beneficially held a majority of the shares of Common Stock outstanding, executed and delivered to the Company a written consent adopting the Merger Agreement and approving the Merger (collectively, the “Written Consent”), thereby providing the Company Requisite Approval for the Merger. A copy of each Written Consent is attached as Annex C and Annex G, respectively, to this Information Statement, and is incorporated by reference in this notice. As a result, no further action by the stockholders of the Company is required under applicable law or the Merger Agreement (or otherwise) to adopt the Merger Agreement, and the Company will not be soliciting your vote for or consent to the adoption of the Merger Agreement and the approval of the Transactions, and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement and the approval of the Transactions.

This Information Statement is being mailed to the persons, other than the THL Agiliti Stockholder and its affiliates, who were the holders of record of shares of Common Stock as of the close of business of March 11, 2024, the date that the Written Consent was re-delivered to the Company. Under Section 228(e) of the DGCL, where stockholder action is taken without a meeting by less than unanimous written consent, prompt notice of taking such corporate action must be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation as provided in subsection (c) of Section 228. This Information Statement shall constitute such Section 228(e) notice of stockholder action without a meeting.

Under Section 262, if the Merger is completed, subject to compliance with the requirements of Section 262, holders of shares of Common Stock, other than the THL Agiliti Stockholder, will have the right to seek an appraisal for, and be paid the “fair value” in cash of, their shares of Common Stock as determined by the Delaware Court of Chancery, together with interest, if any, on the amount determined to be fair value, instead of receiving the Merger Consideration. To exercise your appraisal rights, you must submit a written demand for an appraisal to the Company no later than twenty (20) days after the mailing of this Information Statement, which mailing date is [●], and comply precisely with other procedures set forth in Section 262, which are summarized in this Information Statement. This Information Statement shall constitute notice to you from the Company of the availability of appraisal rights under Section 262 in connection with the Merger. A copy of Section 262 is attached as Annex D to this Information Statement, and is incorporated by reference in this notice. We urge you to read this entire Information Statement carefully. If the Merger is completed, you will receive instructions regarding payment for your shares of Common Stock.

BY ORDER OF THE BOARD OF DIRECTORS,

Thomas J. Leonard

Chief Executive Officer

Neither the SEC nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosures in this Information Statement. Any representation to the contrary is a criminal offense.

This Information Statement is dated [●] and is being mailed to stockholders on or about [●].

i

ii

SUMMARY

This summary highlights selected information from this Information Statement and may not contain all of the information that is important to you. To fully understand the Merger, as hereinafter defined and as described below, contemplated by the Merger Agreement and for a more complete description of the legal terms of the Merger, you should carefully read this entire Information Statement, the annexes attached to this Information Statement and the documents referred to or incorporated by reference in this Information Statement. We have included page references in parentheses to direct you to the appropriate place in this Information Statement for a more complete description of the topics presented in this summary. In this Information Statement, the terms “Company,” “Agiliti,” “we,” “us” and “our” refer to Agiliti, Inc. All references in this Information Statement to terms defined in the notice to which this Information Statement is attached have the meanings provided in that notice. This Information Statement is dated [●] and is being mailed to our stockholders on or about [●].

The Parties to the Merger Agreement (page 72)

The Company. The Company, headquartered in Eden Prairie, Minnesota is an essential service provider to the U.S. healthcare industry with solutions that help support a more efficient, safe and sustainable healthcare delivery system. Agiliti serves more than 10,000 national, regional and local acute care and alternate site providers across the U.S. For more than eight decades, Agiliti has delivered medical equipment management and service solutions that help healthcare providers reduce costs, increase operating efficiencies and support optimal patient outcomes.

To learn more about the Company, please visit https://investors.agilitihealth.com/.

The Company’s principal executive offices are located at 11095 Viking Drive, Suite 300, Eden Prairie, MN 55344 and its telephone number is (952) 893-3200. Additional information about the Company is included in documents incorporated by reference into this Information Statement and our filings with the SEC, copies of which may be obtained without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 122.

The Company’s Common Stock is listed with, and traded on, the New York Stock Exchange (“NYSE”) under the symbol “AGTI.”

Parent. Parent was formed in Delaware on February 23, 2024, solely for the purpose of entering into the Merger Agreement and consummating the Merger with the Company. Parent is wholly-owned by THL Agiliti LLC and is an affiliate of THL and has not carried on any business, conducted any operations or incurred any liabilities or obligations, other than those incidental to its formation and pursuant to the Merger Agreement and the performance of its obligations thereunder and matters ancillary thereto. Parent’s principal executive offices are located at c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, MA 02110 and its telephone number is (617) 227-1050.

Merger Sub. Merger Sub was formed in Delaware on February 23, 2024, solely for the purpose of entering into the Merger Agreement and consummating the Merger with the Company. Merger Sub is a wholly-owned subsidiary of Parent and has not carried on any business, conducted any operations or incurred any liabilities or obligations, other than those incidental to its formation and pursuant to the Merger Agreement, the performance of its obligations thereunder and matters ancillary thereto. Upon consummation of the Merger, Merger Sub will cease to exist. Merger Sub’s principal executive offices are located at c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, MA 02110 and its telephone number is (617) 227-1050.

The Merger (page 83)

On February 26, 2024, the Company entered into the Merger Agreement with Parent and Merger Sub. Upon the terms and subject to the conditions provided in the Merger Agreement, and in accordance with the DGCL, at the

Effective Time, Merger Sub will merge with and into the Company, with the Company surviving the Merger and the separate corporate existence of Merger Sub will thereupon cease. The Company will be the Surviving Corporation, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchise will continue unaffected by the Merger, except as set forth in the section entitled “The Merger Agreement – Certificate of Incorporation; Bylaws.” Unless otherwise set out in the Merger Agreement, because the Merger Consideration will be paid in cash, you will receive no equity interest in Parent in consideration for your shares of Common Stock, and after the Effective Time, you will not own any shares of Common Stock.

The Merger Consideration (page 84)

At the Effective Time, by virtue of the occurrence of the Merger, the following will occur:

•

THL Agiliti Stockholder Shares: each share of Common Stock owned by the THL Agiliti Stockholder, Parent or Merger Sub or any of their respective subsidiaries issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock, par value $0.0001, of the Surviving Corporation;

•

Rollover Shares: each share of Common Stock comprising the Retained Equity Interest (as defined in the section entitled “The Special Factors—Interests of Our Directors and Executive Officers in the Merger—The Rollover Commitment Letter”) held by the Rollover Stockholder issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock, par value $0.0001, of the Surviving Corporation;

•

Treasury Shares: each share of Common Stock owned by the Company as treasury shares issued and outstanding immediately prior to the Effective Time, will cease to be outstanding and will be cancelled without payment of any consideration therefor and will cease to exist;

•

Dissenting Stockholders: each share of Common Stock for which the holder thereof did not consent or vote in favor of the Merger Agreement and is entitled to and properly demands appraisal pursuant to the DGCL, and does not withdraw or otherwise lose the right to appraisal pursuant to the DGCL, will cease to be outstanding, will be cancelled without payment of any Merger Consideration therefor and will cease to exist, and will be automatically converted into the right to receive the appraised value of such dissenting shares of Common Stock in accordance with the provisions of Section 262 unless such holder fails to comply with the procedures described in Section 262 or effectively withdraws or otherwise loses such holder’s rights to receive payment under Section 262;

•

each share of Common Stock (other than (i) THL Agiliti Stockholder Shares, (ii) Rollover Shares, (iii) Treasury Shares and (iv) shares of Common Stock that are owned by Dissenting Stockholders) issued and outstanding immediately prior to the Effective Time:

•	will be converted into the right to receive $10.00 per share in cash, without interest, subject to withholding;

•	will cease to be outstanding, will be cancelled and cease to exist; and

•

each certificate formerly representing any such shares of Common Stock (each, a “Certificate”) or the applicable number of uncertificated shares of Common Stock represented by book-entry (each, a “Book-Entry Share”) will thereafter represent only the right to receive the Merger Consideration in accordance with the Merger Agreement;

•

each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one share of common stock, par value $0.0001, of the Surviving Corporation.

Treatment of Equity Awards (page 84)

Pursuant to the Merger Agreement, except as otherwise agreed by Parent and the applicable holder thereof and other than with respect to the Rollover RSUs as further described in the section entitled “The Special Factors—Interests of Our Directors and Executive Officers in the Merger—The Rollover Commitment Letter”, at the Effective Time, each outstanding and unexercised option to purchase shares of Common Stock (other than rights to purchase shares of Common Stock under the Company’s Employee Stock Purchase Plan (the “ESPP”)) granted under the Agiliti, Inc. Amended and Restated 2018 Omnibus Incentive Plan, the 2007 Stock Option Plan of Agiliti Holdco, Inc. or the Agiliti Holdco, Inc. 2018 Executive Management Stock Option Plan (each, a “Company Stock Plan”) (an “Option”), award of time-based restricted stock units granted under a Company Stock Plan (an “RSU”), award of performance restricted stock units granted in 2021 under a Company Stock Plan (a “2021 Performance Restricted Stock Unit”), and award of performance restricted stock units granted in 2022 or 2023 under a Company Stock Plan (a “2022/2023 Performance Restricted Stock Unit”, and together with the 2021 Performance Restricted Stock Units, a “Performance Restricted Stock Unit” and collectively, with the Options and RSUs, the “Company Equity Awards”) will be treated as follows:

•

each Option, whether or not vested, that is not an Underwater Option (defined below) (an “In-the-Money Option”) will terminate and be cancelled in exchange for the right to receive a lump sum cash payment, without interest thereon and subject to applicable withholding taxes, equal to (i) the number of shares of Common Stock underlying the In-the-Money Option immediately prior to the Effective Time, multiplied by (ii) an amount equal to the excess of the Merger Consideration over the applicable exercise price of such In-the-Money Option.

•	each Option with an exercise price that is equal to or greater than the Merger Consideration (each, an “Underwater Option”) will terminate and be cancelled with no payment due to the holder thereof.

•

each unvested and outstanding RSU will remain issued and outstanding and generally subject to the same terms and conditions as those that applied immediately prior to the Effective Time, except that: (i) RSUs held by Continuing Employees (as defined in the section entitled “The Merger Agreement — Other Covenants and Agreements”) at or above the level of “Vice President” will be settled in shares of Common Stock or other equity interests in the Company or one of its affiliates, as determined by the board of Parent or its applicable affiliate (the “Parent Board”) in its sole discretion, with applicable withholding taxes satisfied through net share settlement; and (ii) RSUs held by all other grantees will be settled in cash based on the fair market value of a share of stock or other equity interest in the Company or one of its affiliates as determined by the Parent Board in its sole discretion.

•

each outstanding vested RSU will be terminated and cancelled in exchange for the right to receive a lump sum cash payment, without interest thereon and subject to applicable withholding taxes, equal to (i) the number of shares of Common Stock subject to the RSUs, multiplied by (ii) an amount equal to the Merger Consideration.

•

to the extent that the 2021 Performance Restricted Stock Units are outstanding or payable as of immediately prior to the Effective Time, except as otherwise provided under the Merger Agreement, such award will become fully vested and will be terminated and cancelled in exchange for the right to receive a cash payment, without interest thereon and subject to applicable withholding taxes, equal to (i) the number of shares of Common Stock subject to such 2021 Performance Restricted Stock Unit that were earned under the terms of such 2021 Performance Restricted Stock Unit based on the actual level of achievement (as determined by the compensation committee of the Board (the “Compensation Committee”)) in accordance with the applicable Company Stock Plan and award agreement evidencing such awards, multiplied by (ii) an amount equal to the Merger Consideration.

•	each 2022/2023 Performance Restricted Stock Unit that is outstanding or payable as of immediately prior to the Effective Time will remain issued and outstanding and generally subject to the same terms and conditions (including with respect to time- and performance- based vesting conditions and settlement terms) as those that applied immediately prior to the Effective Time, except: (i) any total shareholder return performance vesting conditions will no longer apply; (ii) each 2022/2023 Performance Restricted Stock Unit held by Continuing Employees at or above the level of “Vice President” will be settled in shares of Common Stock or other equity interests in the Company or one of its affiliates, as determined by the Parent Board in its sole discretion, with applicable withholding taxes satisfied through net share settlement; and (iii) each 2022/2023 Performance Restricted Stock Unit held by all other grantees will be settled in cash based on the fair market value of a share of stock or other equity interest in the Company or one of its affiliates as determined by the Parent Board in its sole discretion.

We encourage you to read the Merger Agreement, which is attached as Annex A to this Information Statement, as it is the legal document that governs the Merger and the Transactions.

Recommendation of the Board; Reasons for the Merger (page 25)

After consideration of various factors as discussed in the section entitled “The Special Factors—Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board” beginning on page 25, the Special Committee unanimously:

•

determined that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of, the Company and its stockholders (other than the THL Agiliti Stockholder and its affiliates); and

•

recommended to the Board that the Board (i) determine that the terms of the Merger Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, the Company and its stockholders (other than the THL Agiliti Stockholder and its affiliates), (ii) declare the Merger Agreement and the Transactions advisable, (iii) approve the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of the covenants and agreements contained therein and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions contained therein and (iv) subject to the terms of the Merger Agreement, resolve to recommend that the stockholders of the Company vote to adopt the Merger Agreement and approve the Transactions, in accordance with the DGCL.

The Special Committee believes, based on the factors described in this Information Statement, that the Merger is fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.

After consideration of various factors as discussed in the section entitled “The Special Factors—Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board” beginning on page 25, the Board, acting upon the unanimous recommendation of the Special Committee and with Darren Friedman and Thomas J. Leonard abstaining (and Scott M. Sperling, Michael A. Bell, Joshua M. Nelson and Megan M. Preiner not in attendance):

•

determined that the terms of the Merger Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, the Company and its stockholders (other than the THL Agiliti Stockholder and its affiliates);

•	declared the Merger Agreement and the Transactions advisable;

•

approved the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions contained therein; and

•

subject to the terms of the Merger Agreement, resolved to recommend that the stockholders of the Company vote to adopt the Merger Agreement and approve the Transactions, in accordance with the DGCL (the “Company Recommendation”).

The Board, on behalf of the Company, believes, based on the factors described in this Information Statement, that the Merger is fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.

Please also see the notice regarding ratification under Section 204 of the DGCL as further described in the section entitled “The Special Factors — Notice Regarding Ratification Under Section 204 of the Delaware General Corporation Law.”

Required Stockholder Approval for the Merger (page 32)

The adoption of the Merger Agreement and the approval of the Merger and the other Transactions required the affirmative vote or written consent, in accordance with Section 228 and Section 251 of the DGCL, the Company Certificate of Incorporation, and the Company Bylaws, by stockholders of the Company holding a majority of the shares of Common Stock outstanding. As of March 11, 2024, the record date for determining stockholders of the Company entitled to vote on the adoption of the Merger Agreement, there were 135,960,875 shares of Common Stock outstanding. Holders of Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including adoption of the Merger Agreement.

On February 26, 2024, following the execution of the Merger Agreement, the THL Agiliti Stockholder, which on such date beneficially owned approximately 72% of the then-outstanding shares of Common Stock, delivered the Written Consent, which was subsequently re-delivered by the THL Agiliti Stockholder following the March 11, 2024 ratification by the Special Committee and the Board (as further described in the section entitled “The Special Factors — Notice Regarding Ratification Under Section 204 of the DGCL”). No further action by any other stockholder of the Company is required under applicable law or the Merger Agreement (or otherwise) in connection with the adoption of the Merger Agreement. Approval of the Merger does not require the approval of a minority of the stockholders unaffiliated with THL. As a result, the Company is not soliciting your vote for the adoption of the Merger Agreement and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement. No further action by the stockholders of the Company is required to complete the Merger and all requisite corporate action by and on behalf of Parent and Merger Sub required to complete the Merger has been taken.

When actions are taken by the written consent of less than all of the stockholders entitled to vote on a matter, Delaware law requires notice of the action be given to those stockholders who did not consent in writing to the action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the corporation in accordance with Section 228 of the DGCL. This Information Statement and the notice attached hereto constitute notice to you from the Company of the Written Consent as required by Delaware law.

Opinion of Centerview (page 32 and Annex B)

The Special Committee retained Centerview Partners LLC, which is referred to in this Information Statement as “Centerview,” as financial advisor to the Special Committee in connection with the proposed Transactions, including the Merger. In connection with this engagement, the Special Committee requested that Centerview evaluate the fairness, from a financial point of view, to the holders of shares of Common Stock (other than (i) THL Agiliti Stockholder Shares, (ii) Rollover Shares, (iii) Treasury Shares and (iv) shares of Common Stock that are owned by Dissenting Stockholders, which are collectively referred to as “Excluded Shares” throughout this section and the summary of Centerview’s opinion in the section entitled “The Special Factors —Opinion of Centerview” beginning on page 32), of the Merger Consideration proposed to be paid to such holders, solely in their capacity as holders of shares of Common Stock, pursuant to the Merger Agreement. The Special Committee considered the holders of Common Stock, other than Excluded Shares, to be situated substantially similarly to the Company’s “unaffiliated security holders,” as such term is defined under Rule 13e-3 under the Exchange Act. On February 25, 2024, Centerview rendered to the Special Committee its oral opinion, which was subsequently confirmed by delivery of a written opinion dated February 25, 2024 that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration proposed to be paid to the holders of shares of Common Stock (other than Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of Centerview’s written opinion, dated February 25, 2024, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B and is incorporated herein by reference. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Special Committee (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transactions and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of shares of Common Stock (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Transactions and does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transactions or any other matter.

The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

Financing (page 42)

Parent expects to obtain the amount of funds necessary to complete the Merger and the related Transactions through a combination of (i) borrowings from the Incremental Term Facility (as defined in the section entitled “The Special Factors — Financing”) and (ii) available borrowings under the Company’s Existing Credit Agreement and/or the Existing Receivables Agreement (each as defined in the section entitled “The Special Factors —Financing”). As of March 31, 2024, the available borrowings under the Existing Credit Agreement and the Existing Receivables Agreement were, in the aggregate, in excess of $430 million.

In the event that the Incremental Term Facility is not available at the closing of the Merger, Parent intends to obtain funds from a cash contribution pursuant to an Equity Commitment Letter (the “Equity Commitment Letter”), dated as of February 26, 2024, by and among Parent and Thomas H. Lee Equity Fund VIII, L.P., Thomas H. Lee Parallel Fund VIII, L.P., THL Executive Fund VIII, L.P., THL Fund VIII Coinvestment Partners, L.P., StepStone H Opportunities Fund, L.P., StepStone Capital Partners IV, L.P., StepStone Capital Partners IV Offshore Holdings, L.P., StepStone Capital Partners IV Europe Holdings SCSp, StepStone K Strategic Opportunities Fund III, L.P., StepStone KF Private Equity Fund II, L.P., StepStone Maple Opportunities Fund, L.P., StepStone Maple Opportunities Fund, L.P., StepStone P Opportunities Fund, L.P. and Sunstone PE Opportunities Fund, LLC (the “Equity Commitment Parties”), under which, subject to the terms and conditions thereof, the Equity Commitment Parties have agreed to provide equity financing in an aggregate amount of up to $100 million to Parent if necessary for the consummation of the Transactions, including any fees and expenses payable by Parent or Merger Sub pursuant to the Merger Agreement (the “Equity Financing”).

The Company and the Equity Commitment Parties have also entered into a limited guaranty, dated February 26, 2024 (the “Limited Guaranty”), pursuant to which the Equity Commitment Parties have agreed to guarantee the payment of certain liabilities and obligations of Parent and Merger Sub under the Merger Agreement.

For more information on Parent’s financing arrangements for the Merger, see the sections entitled “The Special Factors—Financing” beginning on page 42 and “The Merger Agreement —Financing of the Merger” beginning on page 97.

The Merger Agreement (page 83 and Annex A)

Conditions to Consummation of the Merger

The respective obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction (or written waiver by the Company and Parent, if permissible under applicable law) at or prior to the closing of the Merger (the “Closing” and the date of such Closing, the “Closing Date”), of the following conditions (described more fully in the section entitled “The Merger Agreement – Conditions to the Merger”):

•	the Company Requisite Approval having been obtained in accordance with applicable law and the Company Certificate of Incorporation and the Company Bylaws;

•

at least 20 calendar days have elapsed since the Company mailed to the stockholders of the Company this Information Statement as contemplated by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated thereunder); and

•

no Governmental Entity (as defined in the section entitled “The Special Factors – Regulatory Approvals”) of competent jurisdiction having issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that effects and restrains, enjoins or otherwise prohibits the consummation of the Merger.

The Written Consent was delivered to the Company following the execution of the Merger Agreement, and as a result, the first Closing condition listed above has been satisfied.

The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or written waiver by Parent, if permissible under applicable law, at or prior to the Closing of the following conditions:

•

(i) certain representations and warranties must be true and correct in all material respects as of the date of the Merger Agreement as of the Closing (related to organization, good standing and qualifications, corporate authority and brokers, and (ii) certain representations and warranties must be true and correct subject only to de minimis inaccuracies as of the date of the Merger Agreement as of the Closing (capital structure), and (iii) certain other representations and warranties of the Company must be true and correct in all respects as of the Closing. For further description see the section entitled “The Merger Agreement —Conditions to Consummation of the Merger” beginning on page 102;

•

since January 1, 2023 there has not been any change, event, occurrence, condition, effect, circumstance or development which has had or would, individually or in the aggregate, reasonably be expected to have, a Company Material Adverse Effect (as defined in the section entitled “The Merger Agreement —Representations and Warranties”);

•	since February 26, 2024, a Company Material Adverse Effect has not occurred;

•

the Company having performed or complied with in all material respects the obligations and agreements required to be performed or complied with by it under the Merger Agreement at or prior to the Closing;

•

no Event of Default (as defined in the Existing Credit Agreement (defined in the section entitled “The Special Factors—Financing”)) and no Event of Termination (as defined in the Existing Receivables Agreement (defined in the section entitled “The Special Factors—Financing”)) has occurred or is continuing as of the Closing Date; and

•

the receipt by Parent of a certificate signed on behalf of the Company by a senior executive officer of the Company (in such executive officer’s capacity as such and without personal liability) certifying that each of the conditions specified above have been satisfied.

The obligation of the Company to effect the Merger is also subject to satisfaction or waiver by the Company at or prior to the Closing of the following conditions:

•

(i) certain representations and warranties of Parent and Merger Sub must be true and correct in all material respects as of the Closing (related to corporate authority and approval) and (ii) all other representations and warranties of Parent and Merger Sub must be true and correct in all respects as of the Closing. For further description see the section entitled “The Merger Agreement—Conditions to Consummation of the Merger” beginning on page 102;

•

each of Parent and Merger Sub having performed or complied with in all material respects the obligations and agreements required to be performed or complied with by it under the Merger Agreement at or prior to the Closing; and

•

the receipt by the Company of a certificate signed on behalf of Parent by an officer of Parent (in such officer’s capacity as such and without personal liability) certifying that each of the conditions specified above have been satisfied.

No Solicitation; Superior Proposal and Change of Recommendation

The Company has agreed that it will not, and will use its reasonable best efforts to cause its and its subsidiaries and its and their respective directors, officers and employees not to, and will instruct its investment bankers, attorneys, accountants and other advisors or representatives (collectively, “Representatives”) not to, directly or indirectly:

•

solicit, initiate or knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal (as defined in the section entitled “The Merger Agreement—No Solicitation; Superior Proposal and Adverse Recommendation Change”);

•	participate in any discussions or negotiations with any person regarding any Acquisition Proposal; or

•	provide any non-public information concerning the Company or any of its subsidiaries to any person in connection with any Acquisition Proposal.

By virtue of the delivery of the Written Consent following the execution of the Merger Agreement, and re-delivery following the ratification, the provisions of the Merger Agreement with respect to the Board or the Special Committee’s ability to (i) withhold, withdraw or modify in a manner adverse to Parent its recommendation, (ii) recommend, approve or adopt any alternative Acquisition Proposal or (iii) terminate the Merger Agreement in connection with an Intervening Event (as defined in the section entitled “The Merger Agreement—No Solicitation; Superior Proposal and Adverse Recommendation Change”) with respect to the Company are no longer applicable.

Termination of the Merger Agreement

The Merger Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time by the mutual written consent of Parent and the Company.

In addition, the Merger Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time by either Parent or the Company if:

•

the Merger is not consummated by August 26, 2024 (the “Termination Date”), except that this right will not be available to any party if such party’s breach of or failure to perform its obligations under the Merger Agreement materially contributed to, or resulted in, the failure to consummate the Transactions by the Termination Date; or

•

any law permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger is in effect and has become final and non-appealable; provided that the right to terminate is not available to any party that has breached in any material respect its obligations under the Merger Agreement in any manner that will have primarily caused the failure of the Merger to be consummated.

The Merger Agreement also provides that Parent may terminate the Merger Agreement if:

•

the Company breaches any of its representations, warranties, covenants, or agreements made by the Company as set forth in the Merger Agreement, or if any such representation and warranty has become untrue after the date of the Merger Agreement, which breach or failure to perform would give rise to the failure of a condition precedent to Closing and is not reasonably capable of being cured, or if reasonably capable of being cured, has not been cured prior the earlier of (i) thirty (30) days following receipt by the Company of written notice of such breach or failure in reasonable detail and stating Parent’s intention to terminate the Merger Agreement and (ii) the Termination Date; provided that Parent will not have the right to terminate the Merger Agreement if Parent is then in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement; or

•

prior to the delivery of the Written Consent, there will have been a Change in Recommendation (defined in the section entitled “The Merger Agreement—No Solicitation; Superior Proposal and Adverse Recommendation Change”; provided that Parent must terminate the Merger Agreement within five (5) days of such Change in Recommendation.

The Merger Agreement also provides that the Company may terminate the Merger Agreement if:

•

at any time prior to the Effective Time, whether or not the Written Consent has been delivered, Parent or Merger Sub breaches any of its representations, warranties, covenants or agreements made by Parent or Merger Sub as set forth in the Merger Agreement, or if any such representation and warranty has become untrue after the date of the Merger Agreement, which breach or failure to perform would give rise to the failure of a condition precedent to Closing and is not reasonably capable of being cured, or if reasonably capable of being cured, has not been cured prior the earlier of (i) thirty (30) days following receipt by Parent of written notice of such breach or failure in reasonable detail and stating Company’s intention to terminate the Merger Agreement and (ii) the Termination Date; provided that the Company will not have the right to terminate the Merger Agreement if Company is then in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement;

•

at any time prior to the delivery of the Written Consent, in order to enter into an alternative acquisition agreement, provided, that prior to or concurrently with such termination, the Company pays to Parent the Company Termination Fee required to be paid; or

•	the Written Consent has not been delivered by Parent within twenty-four (24) hours after the execution of the Merger Agreement (the “Shareholder Approval Deadline”).

The termination right with respect to the Change in Recommendation (as defined in the section entitled “The Merger Agreement—No Solicitation; Superior Proposal and Adverse Recommendation Change”), for Parent, and failure to deliver the Written Consent by the Shareholder Approval Deadline or in order for the Company to enter into an Alternative Acquisition Agreement, for the Company, are no longer exercisable because the Written Consent was delivered to the Company on February 26, 2024 following the execution of the Merger Agreement and re-delivered on March 11, 2024 following the ratification.

Interests of Our Directors and Executive Officers in the Merger (page 52)

You should be aware that the Company’s executive officers and directors have interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Board and the Special Committee were aware of these interests and considered them, among other matters, in approving the Merger Agreement. These interests are described in the section entitled “The Special Factors—Interests of Our Directors and Executive Officers in the Merger” beginning on page 52.

The Rollover Commitment Letter (page 57)

Concurrently with the execution and delivery of the Merger Agreement on February 26, 2024, Thomas Leonard, member of the Board and Chief Executive Officer of the Company, entered into an agreement with Parent (the “Rollover Commitment Letter”) pursuant to which, among other matters, he agreed to roll over 892,462 of his shares of Common Stock and/or RSUs (the “Rollover Shares” and “Rollover RSUs”, respectively, and collectively, the “Retained Equity Interests”) into equity of the Surviving Corporation or a newly formed parent entity of the Surviving Corporation or Parent in lieu of the treatment of such shares of Common Stock and/or RSUs under the Merger.

Material United States Federal Income Tax Consequences of the Merger (page 61)

The exchange of Common Stock for cash pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. Therefore, a United States Holder (as defined in the section entitled “The Special Factors—Material United States Federal Income Tax Consequences of the Merger” beginning on page 61) receiving cash in the Merger generally will recognize capital gain or loss for United States federal income tax purposes in an amount equal to the difference between (i) the amount of cash the United States Holder received (determined before deduction of any applicable withholding taxes) and (ii) the adjusted tax basis of the surrendered Common Stock.

A Non-United States Holder (as defined in “The Special Factors—Material United States Federal Income Tax Consequences of the Merger”) will generally not be subject to United States federal income tax on any gain resulting from the exchange of Common Stock pursuant to the Merger, unless such holder has certain connections to the United States (as described further in “The Special Factors—Material United States Federal Income Tax Consequences of the Merger – Non-United States Holders”), but the Merger could be a taxable transaction to such holder under non-United States tax laws applicable to such holder.

Holders of Common Stock should read the section entitled “The Special Factors—Material United States Federal Income Tax Consequences of the Merger” beginning on page 61 for a more detailed description of the United States federal income tax consequences of the Merger. Tax matters can be complicated, and the tax consequences of the Merger for you will depend on your particular situation. Holders are urged to consult their own tax advisors about the U.S. federal, state, local and non-U.S. tax consequences of the Merger.

Regulatory Approvals (page 63)

Under the Merger Agreement and subject to the terms thereof, each of the parties to the Merger Agreement has agreed to cooperate with the other parties and use (and to cause its respective subsidiaries to use) their respective reasonable best efforts to, among other things, take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the Merger and the other Transactions as expeditiously as possible and in no event later than the Termination Date.

Procedures for Receiving Merger Consideration (page 86)

As soon as practicable after the Effective Time (but in no event later than two business days thereafter), Parent will cause the Paying Agent (as defined in the section entitled “The Merger Agreement—Procedures for Receiving Merger Consideration”) to mail to each holder of record of a Certificate representing shares of

Common Stock outstanding immediately prior to the Effective Time (other than the THL Agiliti Stockholder Shares, Rollover Shares, Treasury Shares and shares of Common Stock owned by Dissenting Stockholders) (i) a customary form of letter of transmittal advising such holder of the effectiveness of the Merger and the conversion of its shares of Common Stock into the right to receive the Merger Consideration, and specifying that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates) and (ii) instructions setting forth the procedures for holders of Certificates (or affidavits of loss in lieu of the Certificates) to receive the applicable Merger Consideration to which they are entitled pursuant to the Merger Agreement.

Upon the completion of such applicable procedures by a holder and surrender of such holder’s Certificate (or affidavits of loss in lieu of the Certificates), and without any action by any holder of record of such Certificate (or affidavits of loss in lieu of the Certificate), the Paying Agent will deliver to such holder an amount in cash such holder is entitled to receive and such Certificates will be canceled.

Promptly after the Effective Time (and in any event within two (2) business days thereafter), Parent will cause the Paying Agent to (i) mail to each registered holder of Book-Entry Shares (other than in respect of the Treasury Shares and shares of Common Stock owned by Dissenting Stockholders) materials advising such holder of the effectiveness of the Merger and the conversion of its shares of Common Stock into the right to receive the Merger Consideration and (ii) deliver the cash that such holder is entitled to receive in respect of its shares of Common Stock, subject to applicable tax withholdings and without interest thereon.

Governing Law (page 106)

The Merger Agreement and any claim, cause of action or other action (whether in contract, tort or otherwise) that may directly or indirectly be based upon, relate to or arise out of the Merger Agreement or the Transactions, or the negotiation, execution or performance of the Merger Agreement, will be governed by, and construed and enforced in accordance with the laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Appraisal Rights (page 114 and Annex D)

Pursuant to Section 262, if the Merger is completed, stockholders of the Company (other than the THL Agiliti Stockholder) have the right to demand an appraisal of, and be paid the “fair value” of, their shares of Common Stock as determined by the Delaware Court of Chancery, together with interest, if any, on the amount determined to be the fair value, instead of receiving the per share Merger Consideration, but only if they strictly comply with the procedures and requirements set forth in Section 262. The judicially determined fair value under Section 262 could be greater than, equal to or less than the $10.00 per share Merger Consideration that holders of shares of Common Stock are entitled to receive in the Merger. In order to exercise your appraisal rights, you must submit a written demand for an appraisal of your shares of Common Stock no later than twenty (20) calendar days after the date of mailing of this Information Statement, which mailing date is [●], and precisely comply with other procedures set forth under Section 262. In addition, even if you comply with such procedures in seeking to exercise your appraisal rights in connection with the Merger, the Delaware Court of Chancery will dismiss any such appraisal proceedings as to any holder of such shares of Common Stock who is otherwise entitled to appraisal rights unless (i) the total number of such holder’s Common Stock entitled to appraisal exceeds 1% of the outstanding shares of Common Stock, or (ii) the value of the consideration provided in the Merger for such holder’s Common Stock exceeds $1 million.

For a summary of appraisal rights, see the section entitled “Appraisal Rights” beginning on page 114. A copy of Section 262 is attached as Annex D to this Information Statement. We urge you to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising appraisal rights, stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to comply strictly with all of the requirements of Section  262 will result in loss of the right of appraisal.

Transaction Litigation (page 61)

Lawsuits arising out of the Merger may be filed in the future. In addition, the Company has received stockholder demand letters pursuant to DGCL Section 220 relating to the events leading to the execution of the Merger Agreement and could receive other stockholder demand letters relating to books and records requests or the disclosure in this Information Statement. No assurances can be made as to the outcome of such lawsuits, demands or other actions.

Market Information, Dividends and Certain Transactions in the Common Stock (page 109)

On April 27, 2021, the Company closed its initial public offering (the “IPO”) of 30,263,157 shares of Common Stock at a price of $14.00 per share, generating aggregate net proceeds of approximately $397.4 million. The Common Stock began trading on the NYSE under the symbol “AGTI” on April 23, 2021. Prior to that, there was no public market for the Common Stock.

As of March 31, 2024, 136,081,290 shares of Common Stock were issued and outstanding. The Company’s book value per share of Common Stock as of December 31, 2023 was $6.95, calculated by dividing total equity of $940,822,621 by the total number of shares of Common Stock outstanding on December 31, 2023, of 135,352,336 shares of Common Stock.

THE SPECIAL FACTORS

Background of the Merger

On January 4, 2019, Federal Street Acquisition Corp, a special purpose acquisition company sponsored by an affiliate of THL, completed its business combination with the Company. Following completion of the business combination, on March 21, 2019, the Company filed a Form 15 with the SEC thereby suspending its filing obligations with the SEC. Subsequently, on April 27, 2021, the Company completed an initial public offering (the “IPO”) of its common stock. Since the business combination transaction in 2019, the THL Agiliti Stockholder has held a majority controlling equity interest in the Company. As of the date of this Information Statement, the THL Agiliti Stockholder held approximately 72% of the issued and outstanding shares of Common Stock.

The Board and the Company’s management team regularly review and discuss the Company’s performance, risks, strategy and opportunities and the competitive environment in which the Company operates, as well as the capital markets environment for the Company in light of the ownership profile of the Company (and its impact on the trading price of the Common Stock). As part of this review and assessment, from time to time, the Board and the Company’s management have considered the Company’s potential strategic alternatives, including strategic acquisitions and divestitures.

In July 2022, the Company received two unsolicited expressions of interest in an acquisition of the Company. Both of the interested parties (referred to herein as Party A and Party B) indicated that any transaction would be conditioned on the THL Agiliti Stockholder agreeing to rollover all or a portion of its Common Stock in connection with the transaction in order to prevent a “change of control” from occurring under the Company’s credit agreement. In order to evaluate each proposed transaction and given THL’s required involvement in any such transaction, the Board formed a special committee comprised of directors not affiliated or associated with THL, consisting of Dr. Gary Gottlieb, Diane Patrick and John Workman (the “2022 Special Committee”). As part of the formation of the 2022 Special Committee, the THL Agiliti Stockholder waived its right to designate directors to the 2022 Special Committee under that certain Amended and Restated Director Nomination Agreement, dated April 26, 2021, by and between the Company and the THL Agiliti Stockholder (the “Director Nomination Agreement”), which grants the THL Agiliti Stockholder the right to designate directors to each committee of the Board. A formal written waiver was executed by the THL Agiliti Stockholder on August 16, 2022. The 2022 Special Committee engaged Weil as its legal counsel.

On July 20, 2022, the 2022 Special Committee held a meeting, via video conference, with representatives of the Company’s management and a representative of Weil present where management provided the 2022 Special Committee an overview of the level of engagement by each of Party A and Party B with respect to their diligence of the Company and also provided an update on management’s view of the financial forecast for the next three years. The 2022 Special Committee discussed engaging a financial advisor given the interest from Party A and Party B and requested that Weil reach out to two potential financial advisors for the members of the 2022 Special Committee and management to interview.

In July 2022, a member of the 2022 Special Committee and members of the Company’s management met with each of Centerview Partners LLC (“Centerview”) and another nationally recognized investment bank.

On August 3, 2022, Party B submitted a non-binding proposal (the “Party B Proposal”) to the 2022 Special Committee to acquire all of the issued and outstanding shares of Common Stock not held by the THL Agiliti Stockholder, as well as a portion of the outstanding shares of Common Stock held by the THL Agiliti Stockholder, in each case, at a price in the range of $25.00 to $27.00 per share in cash, subject to completion of due diligence and negotiation of definitive transaction agreements. The Party B Proposal represented a 17.2% to 26.6% premium to the closing stock price of the Common Stock on August 2, 2022 and a 18.3% to 27.7% premium to the VWAP of the Common Stock for the 30-day period ended on August 2, 2022.

Following receipt of the Party B Proposal, on August 3, 2022, the 2022 Special Committee held a meeting, via video conference, with representatives of Weil present to discuss the Party B Proposal and authorized certain representatives of THL to enter into limited discussions with each of Party A and Party B in accordance with guidelines outlined by the 2022 Special Committee and Weil. The guidelines provided that THL was not authorized to negotiate the terms of a potential transaction on behalf of the Company or the 2022 Special Committee (THL was only permitted to discuss its willingness to rollover its equity stake in a potential transaction and the shareholder arrangements that would be applicable following closing), THL could not share confidential information of the Company and THL could not enter into an exclusivity agreement with either Party A or Party B, in each case, without prior approval from the 2022 Special Committee.

On July 25, 2022, the Company hosted a site visit with representatives of Party A to review the Company’s business and provide a tour of operations at a local service center.

From August 5, 2022 through August 15, 2022, the Company held two management calls with Party A during which the parties discussed the operations of the Company.

On August 15, 2022, the 2022 Special Committee held a meeting, via video conference, with representatives of the Company’s management, Centerview and Weil present to discuss updates on the non-binding proposal received from Party B and the general inquiry from Party A. Mr. Leonard updated the 2022 Special Committee with respect to the meetings that had taken place with respect to Party A as well as his understanding of the discussions that had taken place between THL and each of Party A and Party B in a manner consistent with the guidelines provided by the 2022 Special Committee. The 2022 Special Committee directed the Company’s management to negotiate non-disclosure agreements with each of Party A and Party B and provide each party with diligence materials following execution of a non-disclosure agreement. At this meeting, without Centerview present, the 2022 Special Committee also discussed the potential engagement of Centerview, including reviewing the proposed terms of Centerview’s engagement and Centerview’s independence of THL. After discussion, the 2022 Special Committee determined to engage Centerview as its independent financial advisor based on, among other things, Centerview’s independence, reputation and experience both in the Company’s industry and with respect to special committee assignments and merger and acquisition engagements. The 2022 Special Committee, the Company and Centerview entered into a formal engagement letter on August 24, 2022.

On August 29, 2022, following discussions and exchanges of drafts, Party B executed a non-disclosure agreement with the Company with respect to a potential transaction. The Party B non-disclosure agreement contained a standstill for a period of 18 months that would automatically fallaway upon entry into certain transactions.

On September 2, 2022, following discussions and exchanges of drafts, Party A executed a non-disclosure agreement with the Company with respect to a possible transaction. The Party A non-disclosure agreement contained a standstill for a period of 12 months that would automatically fallaway upon entry into certain transactions. Further, on September 2, 2022, the Company opened a virtual data room, to which it provided representatives of Party A and Party B access.

On September 12, 2022, the Company hosted a site visit with representatives of Party B to review the Company’s business and provide a tour of operations at a local service center.

On September 15, 2022, at the instruction of the 2022 Special Committee, Centerview delivered a process letter to Party A and Party B outlining, among other things, the information that should be set forth in a formal written proposal to acquire the Company with respect to valuation and consideration, the timeline with respect to the deadline to submit such a proposal (which, in the case of Party A, was set for September 30, 2022 given Party A had yet to indicate an offer price and, in the case of Party B, was set for October 11, 2022), a work plan with respect to diligence, an anticipated timeline to signing a potential agreement and assumptions surrounding financing (including the pro forma capitalization of the post-closing Company) to be submitted to Centerview on behalf of the 2022 Special Committee.

During September 2022, representatives of the Company’s management had several due diligence calls with representatives of each of Party A and Party B, separately, to discuss the Company’s financial forecast, business strategy, sales, compensation, performance, organizational structure and operations.

On September 21, 2022, Party B delivered a term sheet to the Company that outlined a proposed transaction structure that included, among other things, a transaction that would be financed by Party B using convertible preferred equity, convertible in full or in part at any time into shares of common equity of the post-closing company on a one-to-one basis, and joint ownership between Party B and the THL Agiliti Stockholder, with Party B owning, on an as-converted basis, 49.9% of the post-closing company’s common equity in order to prevent a “change of control” from occurring under the Company’s credit agreement. Under the terms outlined in Party B’s term sheet, Party B would be issued convertible preferred equity while the THL Agiliti Stockholder would hold common equity of the post-closing company.

On September 22, 2022, at the instruction of the 2022 Special Committee, Centerview delivered to Party A and Party B an initial draft of the merger agreement. The initial draft of the merger agreement did not provide for a rollover of the equity interests held by the THL Agiliti Stockholder. The initial draft of the merger agreement also proposed (a) a go-shop period post signing, (b) a “fiduciary out” termination right with a termination fee equal to (i) 1% in the event of a termination of the agreement during the go-shop period to pursue a superior proposal and (ii) 2.25% in the event of a termination of the agreement by Parent for a change in recommendation by the Company or to pursue a superior proposal after the go-shop period had ended, in each case, as a percentage of the value of the equity of the Company being cashed out in the transaction and (c) full specific performance.

Between September 24, 2022 and September 25, 2022, representatives of THL held calls with representatives of Party A regarding the transaction and, at the direction of the 2022 Special Committee, informed representatives of Party A that Party B was further advanced in diligence and its evaluation of the Company. Party A indicated they were not interested in participating in a competitive process and expressed that they may not submit an indication of interest by the bid deadline of September 30, 2022.

On October 2, 2022, Party B submitted an updated non-binding indication of interest, which proposed a purchase price of $20 per share of Common Stock and required (i) a rollover of equity interests of the Company held by the THL Agiliti Stockholder resulting in Party B owning, on an as-converted basis, 49.9% of the post-closing company’s equity in order to prevent a “change of control” from occurring under the Company’s credit agreement, (ii) confirmation of renewal of a certain government contract on terms no less favorable than the terms of the then-current contract, and (iii) the convertible preferred equity financing as well as incremental debt financing (the “Party B Offer”). The Party B Offer represented a 39.8% premium to the closing stock price of the Company on September 30, 2022, of $14.31 and a 19.7% premium to the VWAP of the Common Stock for the 30-day period ended on September 30, 2022.

On October 3, 2022, at the instruction of the 2022 Special Committee, representatives of THL were provided with the Party B Offer.

On October 4, 2022, the 2022 Special Committee held a meeting, via video conference, with representatives of the Company’s management, Centerview and Weil present to review the Party B Offer. The 2022 Special Committee discussed the terms and conditions of the Party B Offer. Representatives of Centerview conveyed THL’s preliminary feedback to the Party B Offer to the 2022 Special Committee, noting that THL had informed Centerview that while THL remained interested in potentially pursuing a transaction with Party B, the terms proposed in the Party B Offer, including the fact that Party B would finance the transaction with convertible preferred equity that would rank senior to the common equity of the post-closing company to be held by the THL Agiliti Stockholder, were not acceptable to THL. The 2022 Special Committee then further discussed the terms proposed by Party B and also inquired as to the status of engagement by Party A, which Centerview confirmed had not engaged in any discussions or diligence in over a week. Following discussion, the 2022

Special Committee determined to reject the Party B Offer and instructed Centerview to inform THL of its decision and to also inform THL that while the terms of the Party B Offer were not acceptable, THL remained authorized to continue to engage in discussions with Party B (and, if applicable, Party A) in a manner consistent with the guidelines previously provided by the 2022 Special Committee.

On October 10, 2022, at the direction of the Special Committee, representatives of Centerview had a call with representatives of Party B. Representatives of Party B indicated that they had progressed their diligence and were considering submitting a revised indication of interest at a different purchase price subject to finalizing a few additional outstanding financial diligence items.

Later in October 2022, representatives of Party B informed representatives of Centerview that they were no longer interested in pursuing a potential transaction with the Company in light of the then current financial market conditions, including the anticipated challenges to complete such a transaction, and the difficulty Party B would have obtaining support from its investment committee. As a result, discussions with Party B regarding a potential transaction were discontinued by the Special Committee and representatives of Weil and Centerview. On separate occasions in October 2022 and November 2022, representatives of Party B continued to discuss with representatives of THL revised terms regarding the potential post-closing company’s capitalization and THL’s willingness to participate in a transaction involving the rollover of a portion of the Company’s equity held by the THL Agiliti Stockholder to the extent Party B was able to reach agreement with the 2022 Special Committee on the terms of a transaction.

On November 10, 2022, the Company released its third quarter 2022 earnings and revised its 2022 outlook and lowered its adjusted EBITDA forecast for 2022 from $305 - $315 million to $290 - $300 million, a reduction of 4.8% at the midpoint of such ranges.

On December 14, 2022, the government contract whose renewal was a condition to the Party B Offer was renewed but on terms less favorable than the terms existing at the time the Party B Offer was made.

In December 2022, representatives of Party B discontinued discussions with representatives of THL regarding the potential participation by THL in a transaction between the Company and Party B.

On January 18, 2023, the 2022 Special Committee sent a letter to Centerview terminating its engagement to provide financial advisory services.

On January 9, 2023, the Company announced the retirement of Mr. Leonard as CEO effective as of March 10, 2023 and the appointment of Thomas W. Boehning, who was then serving as the Company’s President, to the role of CEO, effective March 10, 2023.

In March of 2023, a member of the Board affiliated with THL was contacted by a third party, referred to as Party C, who expressed an interest in acquiring the Company and ultimately executed a non-disclosure agreement with the Company. The Party C non-disclosure agreement contained a standstill for a period of 12 months that would automatically fall upon entry into certain transactions.

From March 2023 to April 2023, members of the Company’s management held diligence calls with representatives of Party C, focused on discussing publicly available information regarding the Company.

On April 3, 2023, THL engaged Mr. Leonard as an Executive Partner to provide consulting services to THL with respect to identifying and assisting with potential investment opportunities unrelated to the Company. While engaged as a consultant to THL, Mr. Leonard continued to serve in his capacity as a director of the Company.

On April 8, 2023, the Company received a non-binding indication of interest from Party C to acquire all of the outstanding shares of Common Stock for $16.00 per share on a fully diluted basis. The offer represented a 2.3% discount to the closing stock price of the Common Stock on April 6, 2023, of $16.37 and a 0.3% premium to the VWAP of the Common Stock for the 30-day period ended on April 6, 2023.

On April 11, 2023, following conversations with the Board, the Company rejected Party C’s offer in light of the valuation it ascribed to the Company and discussions with Party C regarding a potential transaction were discontinued.

On August 3, 2023, the Board held its third quarter meeting, attended by all members of the Board, including Mr. Leonard and the members of the Board affiliated with the Sponsor Entities, whereby they discussed the financial performance and future growth trajectory of the Company. After such Board meeting, the Board determined that it was in the best interests of the Company for Mr. Leonard to consider returning to the Company as a member of management in addition to his role as a director of the Company.

On August 8, 2023, the Company released its second quarter 2023 earnings, which reported a net loss of $4 million compared to net income of $5 million for the second quarter of 2022. The Company also announced a loss per share of $0.03 compared to income per share of $0.04 in the second quarter of 2022. The Company also revised its 2023 outlook and lowered its adjusted EBITDA forecast for 2023 from $295 million -$305 million to $260 million -$270 million, a reduction of 11.7% at the midpoint of such ranges. In the following week, the market price of the Common Stock fell from $16.96 on August 7, 2023 to $9.79 on September 1, 2023, a decline of 42.3%. Throughout September and October, the Common Stock price continued to decline and hit a historical intraday low of $5.07 on October 25, 2023, a decline of 70.1% from the price immediately prior to the Company’s second quarter 2023 earnings.

On August 11, 2023, Mr. Leonard, in his capacity as a director of the Company, met with certain THL-affiliated members of the Board to discuss the financial performance and future growth trajectory of the Company as well as Mr. Leonard potentially rejoining the Company as a member of management and the scope of his potential role as a member of management.

On September 12, 2023, members of the Company’s management received an unsolicited inquiry from Party D to acquire all of the outstanding shares of Common Stock. Party D did not however, indicate the price at which it would propose to acquire the shares of Common Stock.

On September 13, 2023, the Board held a meeting, via video conference, attended by all members of the Board, excluding Mr. Boehning, including Mr. Leonard and the members of the Board affiliated with the Sponsor Entities, whereby Mr. Leonard presented his analysis of the financial performance and future growth trajectory of the Company.

On September 28, 2023, the Board (excluding Mr. Boehning) discussed Mr. Leonard’s presentation and determined it was in the best interests of the Company and its stockholders to reappoint Mr. Leonard as the Company’s Chief Executive Officer.

On October 2, 2023, THL and Mr. Leonard terminated his consulting engagement as Executive Partner to THL.

On September 28, 2023, the Board terminated Mr. Boehning’s employment as CEO without cause, and on October 2, 2023, the Company announced the re-appointment of Mr. Leonard as CEO.

On October 6, 2023, the Company received an unsolicited, non-binding indication of interest from THL to acquire all of the shares of Common Stock not owned by the THL Agiliti Stockholder for $9.00 per share in cash (the “THL October 6th Proposal”). The THL October 6th Proposal stated that the THL Agiliti Stockholder would not proceed with the proposed transaction unless a special committee of the Board that was comprised of directors who are disinterested and independent of THL was delegated full authority to consider any proposal and was empowered with the ability to reject the THL October 6th Proposal and consider alternative transactions. The THL October 6th Proposal represented a 60.1% premium to the closing stock price of the Common Stock on October 6, 2023 of $5.62 and a 14.0% premium to the VWAP of the Common Stock for the 30-day period ended on October 6, 2023.

On October 9, 2023, the Board held a meeting, via video conference, attended by a representative of Weil, to discuss the offer received from THL, and the Board determined to form a special committee comprised of directors not affiliated or associated with THL. Members of the Board affiliated with THL provided the remainder of the Board with their rationale for the offer, which included their views of the Company’s performance and trading price and the potential benefits of the Company operating outside of the public markets. In response to a question asked by a member of the Board, the Board members affiliated with THL confirmed that the THL Agiliti Stockholder would not be willing to sell its shares of Common Stock at the price contemplated by the THL October 6th Proposal. A representative of Weil then discussed the formation of the special committee with the Board and the legal framework for the special committee to evaluate the THL October 6th Proposal. The Board then determined to establish a special committee comprised of Dr. Gary Gottlieb, Dr. C. Martin Harris, Diane Patrick and John Workman, each of whom were determined by the Board to not be affiliated or associated with THL (the “Special Committee”). The Special Committee was fully-empowered with respect to considering, evaluating, negotiating and overseeing the negotiations of the THL October 6th Proposal, including the authority to reject the THL October 6th Proposal and consider alternative transactions with third parties.

Following the conclusion of the full Board meeting on October 9, 2023, the THL-affiliated directors left the meeting and the Special Committee met to discuss the THL October 6th Proposal with representatives of the Company’s management and Weil present. A representative of Weil then further discussed with the Special Committee the legal framework under which it would need to evaluate the proposal. The Special Committee determined to continue working with Weil as its independent legal counsel and to re-engage Centerview as financial advisor for the potential transaction given Centerview’s historical relationship with the 2022 Special Committee.

On October 13, 2023, Management provided Centerview with its preliminary unaudited prospective financial information for the fiscal years 2023 through 2028, as further described in the section below entitled “The Special Factors—Certain Company Financial Forecasts—Prior Iterations of the Projections” (which projections were updated in February 2024, as further described in the section below entitled “The Special Factors—Certain Company Financial Forecasts”).

On October 13, 2023, the Special Committee held a meeting, via video conference, attended by representatives of the Company’s management, Centerview and Weil to discuss the THL October 6th Proposal and the steps to be taken in connection with evaluating the THL October 6th Proposal. The materials that were presented by representatives of Centerview at this meeting are filed as Exhibit (c)(2) to the Rule 13e-3 Transaction Statement on Schedule 13E-3 filed by the Company, Parent and certain other persons with respect to the Transactions (including all exhibits and any amendments or supplements thereto, the “Schedule 13E-3”), of which this Information Statement forms a part.

From October 13, 2023 through October 22, 2023, at the direction of the Special Committee, representatives of Centerview had discussions with the Company’s management regarding the Company’s strategic plans and financial projections. In addition, during that same time period and at the direction of the Special Committee, representatives of Centerview and THL had discussions regarding the terms of, and the assumptions underlying, the THL October 6th Proposal.

On October 23, 2023, the Special Committee held a meeting, via video conference, attended by representatives of the Company’s management, Weil and Centerview to discuss the THL October 6th Proposal. Representatives of Centerview provided an update on the THL October 6th Proposal in light of the October Projections (as defined in the section below entitled “The Special Factors—Certain Company Financial Forecasts —Prior Iterations of the Projections”). The Special Committee discussed the October Projections as well as the execution risk associated with the October Projections as compared to the certainty provided by an all cash offer from THL. Representatives of Centerview also provided certain preliminary financial analysis with respect to the THL October 6th Proposal. Representatives of Weil provided the Special Committee with an overview of the legal framework under which the Special Committee should evaluate the potential transaction as well as its fiduciary duties. Following discussions, the Special Committee determined to make a counterproposal of $13.00 per share of Common Stock in cash. In addition, the Special Committee instructed Centerview to provide the October Projections to THL as part of its counterproposal. The Special Committee also discussed that the Company had previously received a preliminary inquiry from another private equity fund regarding a potential take private of the Company (referred to herein as Party D). Following discussions, the Special Committee instructed management and Centerview to engage with Party D to determine if Party D would be interested in a potential transaction with the Company. The materials that were presented by representatives of Centerview at this meeting are filed as Exhibit (c)(3) to the Schedule 13E-3 of which this Information Statement forms a part.

On October 23, 2023, at the direction of the Special Committee, representatives of Centerview held a call with representatives of THL to relay that the Special Committee had rejected the October 6th Proposal and to deliver the counterproposal of $13.00 per share of Common Stock in cash. Later that same day, on October 23, 2023, also at the direction of the Special Committee, representatives of Centerview provided representatives of THL with the October Projections which had been presented to the Special Committee.

On October 24, 2023, members of the Company’s management held an informational call with representatives of Centerview and representatives of Party D to discuss an overview of the Company’s business.

On October 24, 2023, the Company received an updated non-binding indication of interest from THL to acquire all of the shares of Common Stock not owned by the THL Agiliti Stockholder for $9.35 per share in cash (the “THL October 24th Proposal”). The THL October 24th Proposal represented a 72.2% premium to the closing stock price of the Common Stock on October 24, 2023 of $5.43 and a 51.3% premium to the VWAP of the Common Stock for the 30-day period ended on October 24, 2023.

On October 25, 2023, representatives of the Company’s management held a call with representatives of Party D to provide further information regarding of the Company’s business, market and strategy as well as industry dynamics.

On October 26, 2023, the Special Committee held a meeting, via video conference, attended by representatives of the Company’s management, Centerview and Weil to discuss the THL October 24th Proposal. The meeting participants discussed the October Projections as well as the execution risk associated with achieving the results reflected in such projections as compared to the certainty provided by an all cash-offer from THL. The Special Committee also discussed the considerations and challenges of remaining a standalone public company, including the likely valuation the public markets would ascribe to its business (in particular taking into account the Company’s capital structure) and how that compared to the THL October 24th Proposal. Representatives of Centerview presented certain additional preliminary financial analysis with respect to the THL October 24th Proposal. Representatives of Weil also reviewed with the Special Committee its fiduciary duties and the considerations that the Special Committee should take into account when evaluating the THL October 24th Proposal. Representatives of Centerview additionally provided an update on the discussions it had with representatives of Party D (who did not sign a non-disclosure agreement that had been previously provided to them) at the direction of the Special Committee. The materials that were presented by representatives of Centerview at this meeting are filed as Exhibit (c)(4) to the Schedule 13E-3 of which this Information Statement forms a part.

On October 30, 2023, the Special Committee held a meeting, via video conference, attended by representatives of the Company’s management, Centerview, Weil and the remaining members of the Board. The members of the Board affiliated with THL provided THL’s perspective on the THL October 24th Proposal and their view on the market dynamics and challenges facing the Company, including the impact that the Company’s limited float had on its stock price and the willingness of institutional investors to purchase the Common Stock as well as the execution risk surrounding the management plan.

On October 30, 2023, members of the Company’s management met with representatives of THL and StepStone to discuss the October Projections that had been provided to THL on October 23, 2023.

On October 31, 2023, the Special Committee held a meeting, via video conference, attended by representatives of the Company’s management, Centerview and Weil to discuss the THL October 24th Proposal. Representatives of Centerview discussed with the Special Committee their preliminary financial analysis of the THL October 24th Proposal. The Special Committee then discussed the perspectives shared by the members of the Board affiliated with THL at the October 30th meeting. Following discussion, the Special Committee determined to make a counterproposal to the THL October 24th Proposal of $10.00 per share of Common Stock in cash.

On November 1, 2023, the Company received a revised non-binding indication of interest from THL to acquire all of the shares of Common Stock not owned by the THL Agiliti Stockholder for $9.75 per share in cash (the “THL November 1st Proposal”). The THL November 1st Proposal represented a 75.0% premium to the closing stock price of the Common Stock on November 1, 2023 of $5.57 and a 69.6% premium to the VWAP of the Common Stock for the 30-day period ended on November 1, 2023.

On November 2, 2023, representatives of Weil sent a draft merger agreement to Ropes & Gray LLP (“Ropes”), counsel to THL. The draft merger agreement provided for, among other things, (a) delivery of a written consent approving the merger by the THL Agiliti Stockholder (the “Written Consent”), (b) the full cash out of all equity awards at the transaction price, (c) a termination fee equal to 2.25% of the equity value of the Company payable by the Company in the event that Parent terminates the merger agreement due to a change in recommendation of the Company or if the Company terminates due to the pursuit of a superior proposal, and (d) an obligation that Parent reimburse the Company for expenses if the agreement is terminated for failure to deliver the THL Agiliti Stockholder Written Consent within 24 hours after signing.

On November 2, 2023, certain members of the Special Committee held an informational session, via video conference, attended by representatives of the Company’s management, Centerview and Weil, to discuss the THL November 1st Proposal. Following discussion and taking into account feedback that had been provided prior to the meeting by those members of the Special Committee who were not able to attend, it was determined that the Special Committee would again reiterate its counterproposal to THL of $10.00 per share of Common Stock in cash.

On November 3, 2023, the Company received a revised non-binding indication of interest from THL to acquire all of the shares of Common Stock not owned by the THL Agiliti Stockholder for $10.00 per share in cash (the “THL November 3rd Proposal”). The THL November 3rd Proposal represented a 76.4% premium to the closing stock price of the Common Stock on November 2, 2023 of $5.67 and a 75.0% premium to the VWAP of the Common Stock for the 30-day period ended on November 2, 2023.

On November 3, 2023, representatives of Weil sent a draft of the disclosure schedules to Ropes based on the draft of the merger agreement circulated on November 2, 2023.

On November 4, 2023, the Special Committee and the Company executed a formal engagement letter with Centerview with respect to Centerview’s engagement as financial advisor to the Special Committee.

On November 4, 2023, representatives of Ropes sent a revised draft of the merger agreement to Weil. The Ropes draft of the merger agreement provided for, among other things, (a) the rollover of certain equity interests held by the members of management of the Company, including Mr. Leonard, (b) the cashing out of all vested Options, (c) the cancellation and conversion of unvested Options into cash-based awards with substantially the same vesting conditions, (d) the cashing out the 2021 Performance Restricted Stock Units, (e) the cancellation and conversion of all vested and unvested 2022 and 2023 Performance Restricted Stock Units into cash-based awards equal to the number of shares of Common Stock subject to such 2022 and 2023 Performance Restricted Stock Units multiplied by the merger consideration with substantially the same vesting conditions, and (f) capping Parent’s obligation to reimburse Company expenses for failure to deliver the Written Consent of the THL Agiliti Stockholder within 24 hours after signing at $2 million.

Following receipt of the revised merger agreement from representatives of Ropes, representatives of Weil had discussions with the Company’s management and representatives of the Special Committee regarding the terms of the November 4th draft of the merger agreement, in particular with respect to the treatment of certain members of management’s equity and the proposed treatment of equity awards.

On November 4, 2023, representatives of Ropes sent to representatives of Weil drafts of an equity commitment letter and limited guaranty. Representatives of Ropes also circulated a revised draft of the disclosure schedules to the merger agreement to representatives of Weil.

On November 4, 2023, representatives of Weil circulated a revised draft of the merger agreement to representatives of Ropes as well as a draft of the Written Consent. The Weil draft of the merger agreement reflected input from the Special Committee and management on, among other things, the terms of the equity rollover and the treatment of equity awards, which included (a) the rejection of the proposed rollover of certain equity interests held by the members of management of the Company, including Mr. Leonard, because management desired to have the management equity interests treated in the same manner as the equity interests held by the “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, (b) the cashing out of all vested and unvested Options, (c) the cancellation and conversion of vested and unvested RSUs into cash-based awards with substantially the same vesting conditions, (d) the cashing out the 2021 Performance Restricted Stock Units, (e) the cancellation of all vested and unvested 2022 Performance Restricted Stock Units for no consideration as the performance conditions for such awards would not be satisfied, (f) the cancellation and conversion of all vested and unvested 2023 Performance Restricted Stock Units into cash-based awards equal to the number of shares of Common Stock subject to such 2023 Performance Restricted Stock Units multiplied by 51% and multiplied by the Merger Consideration with substantially the same vesting conditions and (g) capping Parent’s obligation to reimburse Company expenses for failure to deliver the Written Consent of the THL Agiliti Stockholder within 24 hours after signing at $2 million.

On November 4, 2023, the Special Committee authorized THL to commence discussions with the Company’s management regarding the treatment of management equity and equity awards.

On November 5, 2023, Centerview provided disclosures regarding its relationships with THL.

On November 5, 2023, following discussions between the Company’s management and representatives of THL regarding the treatment of management equity and equity awards, it was determined that the parties would not be able to reach agreement on such terms and the Special Committee, management and THL mutually agreed to discontinue their discussions.

On November 5, 2023, the Company received an unsolicited non-binding indication of interest from Party D to acquire all of the outstanding shares of Common Stock for a price of $8.00 to $10.00 per share in cash, subject to completion of due diligence and negotiation of definitive transaction documentation (the “Party D Proposal”), which represented a 40.8% to 76.0% premium to the VWAP of the Common Stock for the 30-day period ended on November 3, 2023.

On December 6, 2023, the Special Committee held a meeting, via video conference, attended by representatives of the Company’s management and Weil to discuss the Party D Proposal and following discussion the Special Committee determined that pursuing the proposal provided by Party D was not in the best interests of the Company or its stockholders at the time. The Special Committee then instructed Centerview to provide such feedback to Party D.

On December 6, 2023, the Special Committee sent a letter to Centerview terminating its engagement to provide financial advisory services.

On January 26, 2024, the Company received an unsolicited non-binding indication of interest from THL to acquire all of the shares of Common Stock not owned by the THL Agiliti Stockholder for $9.00 per share in cash (the “THL January 26th Proposal”). The THL January 26th Proposal represented a 22.3% premium to the closing stock price of the Common Stock on January 26, 2024 of $7.36 and a 19.4% premium to the VWAP of the Common Stock for the 30-day period ended on January 26, 2024.

On January 30, 2024, the Special Committee held a meeting, via video conference, attended by representatives of the Company’s management, Centerview and Weil to discuss the THL January 26th Proposal. Following the meeting, the Special Committee instructed Centerview to update their financial analysis from the Company’s 2023 transaction process in light of (i) then-current market conditions and (ii) any updates to the October Projections made by the Company since the 2023 transaction process.

On February 1, 2024, the Special Committee and the Company entered into an engagement letter with Centerview with respect to Centerview’s reengagement as financial advisor to the Special Committee on substantially the same terms and conditions as its prior engagement letter in 2023.

On February 2, 2024, the Special Committee held a meeting, via video conference, attended by representatives of the Company’s management, Centerview and Weil to discuss the THL January 26th Proposal. Representatives of Centerview discussed their preliminary financial analysis of THL January 26th Proposal in light of the updated draft of the management plan and market assumptions, and discussed the changes in the business of the Company since the prior discussions with THL in late 2023. The Special Committee then discussed the execution risk associated with the management plan as compared to the certainty provided by a cash offer from THL. Following discussion, the Special Committee determined to counter the THL January 26th Proposal at $11.50 per share in cash. The materials that were presented by representatives of Centerview at the meeting are filed as Exhibit (c)(5) to the Schedule 13E-3 of which this Information Statement forms a part.

On February 5, 2024, the Company received an updated non-binding indication of interest from THL to acquire all of the shares of Common Stock of the Company not owned by the THL Agiliti Stockholder for $9.25 per share in cash (the “THL February 5th Proposal”). The THL February 5th Proposal represented a premium of 36.8% premium to the closing stock price of the Common Stock on February 5, 2024 of $6.76 and a 23.5% premium to the VWAP of the Common Stock for the 30-day period ended on February 5, 2024.

On February 6, 2024, the Special Committee held a meeting, via video conference, attended by representatives of management, Centerview and Weil to discuss the THL February 5th Proposal. The discussion included an overview of Centerview’s discussions with THL regarding the THL February 5th Proposal as well as the potential next steps. Following discussion, the Special Committee determined to seek from THL a per share price no less than $10 per share of Common Stock.

On February 6, 2024, at the direction of the Special Committee, representatives of Centerview provided representatives of THL with an updated financial forecast contained in a draft of the February Projections (as defined in the section below entitled “The Special Factors—Certain Company Financial Forecasts”), which had been presented to the Special Committee, such forecasts are further described in the section below entitled “The Special Factors—Certain Company Financial Forecasts.”

On February 8, 2024, the Company received an updated non-binding indication of interest from THL to acquire all of the shares of Common Stock of the Company not owned by the THL Agiliti Stockholder for $9.50 per share in cash (the “THL February 8th Proposal”). The THL February 8th Proposal represented a 38.7% premium to the closing price of the Common Stock on February 7, 2024 of $6.85 and a 28.0% premium to the VWAP of the Common Stock for the 30-day period ended on February 7, 2024.

On February 9, 2024, the Special Committee held a meeting, via video conference, attended by representatives of the Company’s management, Centerview and Weil to discuss the THL February 8th Proposal. The Special

Committee reviewed and discussed with representatives of Centerview and Weil the history of negotiations with THL and determined that it would not agree to transact at a price that was lower than $10.00 per share in light of the Special Committee’s view of the intrinsic value of the Company. Following discussion, the Special Committee authorized a member of the Special Committee to communicate such decision to THL.

On February 16, 2024, the Company received an updated non-binding indication of interest from THL to acquire all of the shares of Common Stock of the Company not owned by the THL Agiliti Stockholder for $10.00 per share in cash (the “THL February 16th Proposal”). The offer represented a 30.2% premium to the closing price of the Common Stock on February 15, 2024 of $7.68 and a 37.0% premium to the VWAP of the Common Stock for the 30-day period ended on February 15, 2024.

On February 18, 2024, the Special Committee held a meeting, via video conference, attended by representatives of the Company’s management, Centerview and Weil to discuss THL February 16th Proposal. Representatives of Centerview presented certain preliminary financial analysis with respect to the THL February 16th Proposal. The Special Committee, together with its advisors and the Company’s management also discussed the various transaction documents and their status as of November 2023 when discussions previously were discontinued, as well as the status of the terms of a potential management rollover. Following the discussion, the Special Committee determined to accept the THL February 16th Proposal and authorized Weil to finalize the transaction documentation and authorized management to finalize any terms with respect to a management rollover. The materials that were presented by representatives of Centerview at this meeting are filed as Exhibit (c)(6) to the Schedule 13E-3 of which this Information Statement forms a part.

On February 19, 2024, representatives of Weil sent to representatives of Ropes updated drafts of the disclosure schedules, equity commitment letter and limited guaranty.

On February 21, 2024, members of the Company’s management met, via video conference, with representatives of THL, StepStone and Centerview to discuss the substantially final draft of the February Projections circulated on February 6, 2024. At the direction of the Special Committee, THL was provided with a slightly updated version of the substantially final draft of the February Projections, to update the draft received on February 6, 2024.

On February 21, 2024, representatives of Ropes sent to Mr. Leonard a draft rollover agreement which contemplated Mr. Leonard rolling over certain of his shares of Common Stock and restricted stock units.

On February 23, 2024, representatives of Weil sent to representatives of Ropes, on behalf of Mr. Leonard, comments to the draft rollover agreement.

In addition, between February 20, 2024 and February 25, 2024, representatives of Weil and Ropes worked to finalize the proposed merger agreement and other transaction documents.

On February 25, 2024, the Special Committee held a meeting, via video conference, attended by representatives of the Company’s management and representatives of Centerview and Weil. The representatives of Weil reviewed with the Special Committee certain legal matters, including the fiduciary duties of the members of the Special Committee and a summary of the key terms of the transaction documentation. Representatives of Centerview then reviewed with the Special Committee Centerview’s financial analysis of the Merger Consideration and rendered to the Special Committee an oral opinion, which was subsequently confirmed by delivery of a written opinion, dated as of such date, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations , upon the review undertaken in preparing its opinion, the Merger Consideration to be paid to the holders of shares of Common Stock (other than as specified in such opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. For a more detailed discussion of Centerview’s opinion, please see the section entitled “The Special Factors—Opinion of Centerview” beginning on page 32. As had previously been discussed, representatives of Weil reviewed with the Special Committee that Weil has represented THL from time to time and had previously been engaged as counsel to THL with respect to unrelated transactions, but the total amount of revenues generated by such matters were de minimis relative to the firm’s total revenues. In addition, as had previously been discussed, Ms. Patrick reviewed with the other members of the Special Committee that she served as Senior Counsel to Ropes, which was representing THL in connection with the Transactions. Following further discussion and after considering the factors reviewed and discussed at the meeting and prior meetings of the Special Committee (for a more detailed discussion of such factors, see the section entitled “The Special Factors—Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board” beginning on page 25), the Special Committee unanimously resolved (a) that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of, the Company and its stockholders (other than the THL Agiliti Stockholder and its affiliates), and (b) to recommend to the Board that the Board (i) determine that the terms of the Merger Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, the Company and its stockholders (other than the THL Agiliti Stockholder and its affiliates), (ii) declare the Merger Agreement and the Transactions advisable, (iii) approve the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of the covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated thereby upon the terms and subject to the conditions contained therein and (iv) resolve to recommend that the stockholders of the Company vote to adopt the Merger Agreement and approve the Transactions, in accordance with DGCL. The materials that were presented by representatives of Centerview at the meeting are filed as Exhibit (c)(7) to the Schedule 13E-3 of which this Information Statement forms a part.

On February 25, 2024, the Board held a meeting, via video conference, attended by members of the Company’s management and representatives of Weil and Centerview. The members of the Board that attended the meeting were Mr. Friedman, Dr. Gottlieb, Dr. Harris, Mr. Leonard, Ms. Patrick and Mr. Workman. The representatives of Weil reviewed with the Board its fiduciary duties and a summary of the key terms of the transaction documentation. The members of the Special Committee then provided the Board with the Special Committee’s recommendation with respect to the proposed Merger Agreement and the Transactions, including the proposed Merger, and the Special Committee and representatives of Weil and Centerview provided the Board with an overview of the Special Committee’s evaluation of the proposed Merger Agreement and the Transactions, including the proposed Merger and the negotiating history with THL, the matters considered by the Special Committee and the reasons for the Special Committee’s recommendation. After discussion, the Board (with Messrs. Friedman and Leonard abstaining), acting upon the unanimous recommendation of the Special Committee, resolved to (a) determine that the terms of the Merger Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, the Company and its stockholders (other than the THL Agiliti Stockholder and its affiliates), (b) declare the Merger Agreement and the Transactions advisable, (c) approve the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions contained therein and (d) recommend that the stockholders of the Company vote to adopt the Merger Agreement and approve the Transactions, in accordance with the DGCL.

On February 26, 2024, the Company, Parent and Merger Sub entered into the Merger Agreement. In connection with the signing of the Merger Agreement, Parent delivered an executed Equity Commitment Letter from the Equity Commitment Parties and an executed Limited Guaranty. Later that day, the THL Agiliti Stockholder executed and delivered to the Company the Written Consent adopting the Merger Agreement and approving the Merger.

On March 11, 2024, in light of the Activision Decision (as defined in the section entitled “The Special Factors — Notice Regarding Ratification Under Section 204 of the DGCL”), the Special Committee held a meeting, via video conference, attended by representatives of the Company’s management and representatives of Weil whereby the Special Committee unanimously ratified, pursuant to Section 204 of the DGCL, the findings, determinations and recommendations of the Special Committee at the February 25, 2024 meeting of the Special Committee as provided in the resolutions of the Special Committee adopted at such meeting, as further described in the section entitled “The Special Factors — Notice Regarding Ratification Under Section 204 of the DGCL.”

On March 11, 2024, in light of the Activision decision, the Board (acting upon the unanimous recommendation of the Special Committee and with Darren Friedman and Thomas J. Leonard abstaining and Scott M. Sperling, Michael A. Bell, Joshua M. Nelson and Megan M. Preiner not in attendance) held a meeting, via video conference, attended by members of the Company’s management and representatives of Weil whereby the Board ratified, pursuant to Section 204 of the DGCL, the findings, determinations and recommendations of the Board at the February 25, 2024 meeting of the Board as provided in the resolutions of the Board adopted at such meeting, and the approval of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Transaction including the Merger, upon the terms and subject to the conditions contained therein, pursuant to Section 204 of the DGCL as further described in the section entitled “The Special Factors — Notice Regarding Ratification Under Section 204 of the DGCL.”

Later in the day on March 11, 2024, in connection with the ratification of the Merger Agreement by the Special Committee and the Board pursuant to Section 204 of the DGCL, the THL Agiliti Stockholder executed and delivered to the Company a Written Consent adopting the Merger Agreement and approving the Merger, a copy of which is attached as Annex G to this Information Statement.

Recommendation of the Board; Reasons for the Merger

After careful consideration, the Board, acting on the unanimous recommendation of the Special Committee and with Darren Friedman and Thomas J. Leonard abstaining (and Scott M. Sperling, Michael A. Bell, Joshua M. Nelson and Megan M. Preiner not in attendance), resolved:

•

to determine that the terms of the Merger Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, the Company and its stockholders (other than the THL Agiliti Stockholder and its affiliates);

•	to declare the Merger Agreement and the Transactions advisable;

•

to approve the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions contained therein; and

•	subject to the terms of the Merger Agreement, to recommend that the stockholders of the Company vote to adopt the Merger Agreement and approve the Transactions, in accordance with the DGCL.

The Board, on behalf of the Company, believes, based on the factors described in this Information Statement, that the Merger is fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.

Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board

On February 25, 2024, the Special Committee, acting with the advice and assistance of its own independent legal counsel and financial advisors, considered and evaluated the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement and unanimously determined that the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, are advisable, fair to and in the best interests of the Company and the Company’s stockholders (other than the THL Agiliti Stockholder and its affiliates).

The Special Committee also unanimously recommended to the Board that the Board:

•

determine that the terms of the Merger Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, the Company and its stockholders (other than the THL Agiliti Stockholder and its affiliates);

•	declare the Merger Agreement and the Transactions advisable;

•

approve the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of the covenants and agreements contained therein and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions contained therein; and

•	resolve to recommend that the stockholders of the Company vote to adopt the Merger Agreement and approve the Transactions in accordance with the DGCL.

The Special Committee believes, based on the factors described in this Information Statement, that the Merger is fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.

Reasons for the Merger; Recommendation of the Special Committee

In the course of reaching the determination described above, the Special Committee considered, in consultation with its own independent legal counsel and financial advisors, the following material factors that weighed in favor of the Merger, which are not intended to be exhaustive and are not presented in any relative order of importance:

•

the Special Committee’s understanding of the Company’s industry, business, operations, financial condition, earnings, strategy and prospects (including the risks involved in achieving such prospects), as well as the Company’s historical and projected financial performance;

•

the fact that the stockholders of the Company other than the THL Agiliti Stockholder and the Rollover Stockholder will receive all cash for their Common Stock and will therefore have immediate certainty of value and liquidity for their Common Stock at $10.00 per share;

•

the current and historical prices of the Common Stock, including the fact that the Merger Consideration of $10.00 per share of Common Stock represented: a premium of approximately 78% over the closing price per share on October 6, 2023 ($5.62), the day THL submitted its initial acquisition proposal, and approximately 31% over the closing price per share on February 23, 2024 ($7.64), the last trading day before the Special Committee meeting to discuss the Transaction);

•

the Special Committee’s belief that the Merger Consideration compares favorably to the potential value of the Company and the Common Stock if the Company were to remain as a publicly traded company after taking into consideration the risks and uncertainties of remaining public and the risk that the trading price of the Common Stock would not, in the foreseeable future, reflect a net present value greater than the Merger Consideration of $10.00 per share of Common Stock, particularly given the trading multiple of the Common Stock and the limited trading volume of the Common Stock;

•

that the Special Committee was able to negotiate an increase in the Merger Consideration of $1.00 per share from the per share consideration offered in THL’s October 6, 2023 and January 26, 2024 offer letters, representing an increase of approximately 11%;

•

the risks associated with remaining a publicly traded company, including the Company’s near-and long-term challenges of achieving and accomplishing management’s plans and goals as a public company, the continuing uncertainty and volatility in the stock and equity markets, the challenges in retaining senior management as a public company and that the Company would continue to be controlled by the THL Agiliti Stockholder, which would likely result in the Common Stock continuing to trade at a discount to the Company’s estimated intrinsic value based on long term earnings;

•

the Company’s future prospects if the Company did not enter into the Merger Agreement, including the competitive landscape, the current macroeconomic environment, the business, financial and execution risks and the Company’s relationships with customers and suppliers and the potential impact of those factors on the Company’s results of operations and trading price of the Common Stock (which cannot be quantified numerically);

•

the belief by the Special Committee that the Merger Consideration was the highest price that could reasonably be obtained from Parent and THL, that the terms set forth in the Merger Agreement were the most favorable terms for the Company that Parent would be willing to agree to and that further negotiations would create a risk of causing Parent to abandon the transaction altogether or materially delay the entry into a definitive agreement for the transaction;

•

the fact that the representatives of the THL Agiliti Stockholder stated in discussions with Centerview and certain members of the Special Committee that it was not interested in selling its stake in the Company to a third party and would not vote in favor of any alternative sale, merger or similar transaction involving the Company;

•

the likelihood that the Merger would be completed, based on, among other things, the limited number and nature of the conditions to the completion of the Merger, including the fact that there is no financing condition and that there are no required regulatory approvals;

•	the anticipated timing of the Merger which allows for a potential closing of the Merger and the other Transactions in a relatively short time frame;

•	the fact that the Company would have the right to seek specific performance to cause the parties to the Equity Commitment Letter to fund their commitments under the Equity Commitment Letter;

•

the fact that the Company would only be obligated to pay Parent a termination fee of $8,803,499 if Parent terminated the Merger Agreement because the Board or the Special Committee changed its recommendation with respect to the Merger or because the Board or the Special Committee enters into an alternative acquisition agreement and that the likelihood of such fee becoming payable was relatively low because the Special Committee expected the THL Agiliti Stockholder to deliver the written stockholder consent shortly after the execution of the Merger Agreement following which Parent would no longer be able to exercise such termination right;

•

the fact that the Merger Agreement provides the Company sufficient operating flexibility to conduct its business in the ordinary course consistent with past practices until the earlier of the consummation of the Merger and the termination of the Merger Agreement (as more fully described under the section entitled “The Merger Agreement—Conduct of Business by the Company Prior to Consummation of the Merger” beginning on page 90);

•

the opinion of Centerview rendered to the Special Committee, which opinion and financial analyses the Special Committee adopted as its own, on February 25, 2024, which was subsequently confirmed by delivery of a written opinion dated as of such date, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration to be paid to the holders of Common Stock (other than as specified in such opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders (as more fully described below in the section entitled “The Special Factors —Opinion of Centerview” beginning on page 32) (the Special Committee considered the holders of Common Stock (other than as specified in such opinion) to be situated substantially similarly to the “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act);

•

the requirement under the Merger Agreement for Parent to reimburse expenses of the Company in connection with the Merger Agreement and the Merger and the other Transactions upon termination of the Merger Agreement for certain reasons specified therein;

•	THL’s business reputation, experience and capabilities; and

•	the terms and conditions of the Merger Agreement, as discussed in more detail in the section entitled “The Merger Agreement” beginning on page 83.

The Special Committee also considered the factors discussed below, relating to the procedural safeguards that it believes were and are present to ensure the fairness of the Merger to the Company and the Company’s stockholders (excluding the THL Agiliti Stockholder and its affiliates). The Special Committee believes such factors support its determinations and recommendations and provide assurance of the procedural fairness of the Merger:

•

the authority granted to the Special Committee by the Board to evaluate the potential transaction involving THL and its affiliates and/or the THL Agiliti Stockholder and if the Special Committee deemed it appropriate, consider alternative transactions with third parties, or to determine not to pursue the proposed transaction involving THL and its affiliates, and the fact that in THL’s initial proposal on October 6, 2023, THL stated it would not proceed with the proposed transaction without a Special Committee to consider such proposals;

•

that the Special Committee consists solely of directors not affiliated or associated with THL or StepStone who are able to evaluate and negotiate a potential transaction between the Company and THL on behalf of the Company’s stockholders (excluding the THL Agiliti Stockholder and its affiliates (excluding the Company and its subsidiaries));

•

that, following receipt of THL’s October 6, 2023 proposal and prior to the announcement of the Transaction, the Special Committee held 14 formal meetings to discuss and evaluate a potential THL acquisition and each member of the Special Committee was actively engaged in the process;

•

that, as authorized and directed by the Board, the Special Committee retained and received the advice of (i) Centerview as its own independent financial advisor and (ii) Weil, Gotshal & Manges LLP as its own independent legal advisor;

•

that the financial and other terms and conditions of the proposed transaction were the product of extensive and robust negotiations that took place over the course of several weeks between the Special Committee, with the assistance of its own financial and legal advisors, on the one hand, and THL and its representatives, on the other hand;

•

that the compensation provided to the members of the Special Committee in respect of their services was not contingent on the Special Committee approving the Merger Agreement or taking the other actions described in this Information Statement;

•

that under the DGCL, the Company’s stockholders (excluding the THL Agiliti Stockholder) have the right to demand appraisal of their Common Shares, as discussed in the section entitled “Appraisal Rights” beginning on page 114; and

•	the fact that the Special Committee made its evaluation of the Merger Agreement, the Merger, and the other Transactions based upon the factors discussed in this Information Statement.

In the course of reaching the determination described above, the Special Committee also considered and balanced, in consultation with its own independent legal and financial advisors, the factors that weighed in favor of the Merger against a variety of potentially negative factors, uncertainties and risks in its deliberations concerning the Merger Agreement and the Merger, including, among others:

•

that the closing of the Merger is not conditioned upon the receipt of the affirmative vote of a majority of the stockholders of the Company other than the THL Agiliti Stockholder to adopt the Merger Agreement;

•

that the Merger Agreement precludes the Company from (i) actively soliciting alternative acquisition proposals and (ii) engaging with a third party with respect to, or discussing or negotiating, any unsolicited alternative Acquisition Proposal and the Board and the Special Committee from changing its recommendation with respect to a superior acquisition proposal or an intervening event after delivery by the THL Agiliti Stockholder of the written consent, which occurred on February 26, 2024, shortly after the execution of the Merger Agreement;

•

that the stockholders of the Company other than the THL Agiliti Stockholder, the Rollover Stockholder with respect to the Rollover Shares and certain Continuing Employees who hold certain equity awards will have no ongoing equity participation in the Company following the Merger and that those stockholders will cease to participate in the Company’s future earnings or growth, if any, and will not benefit from increases, if any, in the value of the common stock of the Surviving Corporation;

•

that THL’s ownership of approximately 72% of the Company may limit the likelihood of an alternative offer given both the effect of a change of control transaction on acceleration of the Company’s credit facility and securitization facility and that as the majority shareholder, THL would need to approve any alternative transaction;

•

the possibility that, at some future time, the THL Agiliti Stockholder could sell some or all of the Company or its securities, businesses or assets to one or more purchasers at a valuation higher than the valuation implied by the Merger Consideration, and that the stockholders of the Company other than the THL Agiliti Stockholder, the Rollover Stockholder and certain Continuing Employees who hold certain equity awards would not be able to participate in or benefit from such a sale;

•

the risk that, while the Merger is expected to be completed, there can be no guarantee that all conditions to the parties’ obligations to complete the Merger will be satisfied, and as a result, it is possible that the Merger may not be completed;

•

the risks and costs to the Company during the period between the execution of the Merger Agreement and the closing of the Merger or the termination of the Merger Agreement, including the potential effect of the diversion of management and employee attention from the Company’s business, the substantial expenses which the Company will have incurred and the potential adverse effect on the relationship of the Company and its subsidiaries with their respective employees, agents, customers and other business contacts;

•	the risk of litigation arising from stockholders in respect of the Merger Agreement or the Transactions;

•

that the receipt by stockholders of the Merger Consideration will be taxable transactions for U.S. federal income tax purposes as discussed in the section entitled “Material United States Federal Income Tax Consequences of the Merger” beginning on page 61; and

•

that certain of the Company’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of the Company’s stockholders, including certain of the Company’s directors’ involvement with Parent, the interests of the Company’s directors and executive officers in being entitled to continued indemnification and insurance coverage from the Surviving Corporation under the Merger Agreement and the Company’s certificate of incorporation and other interests, as described in the section entitled “Interests of Our Directors and Executive Officers in the Merger” beginning on page 52.

The Special Committee believes, based on the factors described in this Information Statement, that the Merger is fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.

The above discussion of the information and factors considered by the Special Committee is not intended to be exhaustive but indicates the material matters considered. In reaching its determination and recommendation, the Special Committee did not quantify, rank or assign any relative or specific weight to any of the foregoing factors and individual members of the Special Committee may have considered various factors differently. The Special Committee did not undertake to make any specific determination as to whether any specific factor, or any particular aspect of any factor, supported or did not support its ultimate recommendation. The Special Committee based its unanimous recommendation on the totality of the information presented.

Recommendation of the Board

At a meeting of the Board (which Michael Bell, Joshua Nelson, Megan Preiner, and Scott Sperling did not attend) held on February 25, 2024, the Board, acting upon the unanimous recommendation of the Special Committee and with Darren Friedman and Thomas J. Leonard abstaining:

•

determined that the terms of the Merger Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, the Company and its stockholders (other than the THL Agiliti Stockholder and its affiliates);

•	declared the Merger Agreement and the Transactions advisable;

•

approved the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions contained therein; and

•	recommended that the stockholders of the Company vote to adopt the Merger Agreement and approve the Transactions in accordance with the DGCL.

The Board, on behalf of the Company, believes, based on the factors described in this Information Statement, that the Merger is fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.

In reaching its determination, the Board considered a number of factors, including the following material factors:

•

the current and historical prices of the Common Stock, including the fact that the Merger Consideration of $10.00 per share of Common Stock represented a premium of approximately 78% over the closing price per share on October 6, 2023 ($5.62), the day THL submitted its initial acquisition proposal to the Board, and approximately 31% over the closing price per share on February 23, 2024 ($7.64), the last trading day before the Special Committee meeting to discuss the Transaction);

•

the opinion of Centerview rendered to the Special Committee, which opinion and financial analyses the Special Committee adopted as its own, on February 25, 2024, which was subsequently confirmed by delivery of a written opinion dated as of such date, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration to be paid to the holders of Common Stock (other than as specified in such opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below in the section entitled “The Special Factors —Opinion of Centerview” beginning on page 32;

•

the Special Committee’s unanimous determination that the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement are advisable, fair to and in the best interests of the Company and the Company’s stockholders (other than the THL Agiliti Stockholder and its affiliates (excluding the Company and its subsidiaries)) and the Special Committee’s unanimous recommendation to the Board that the Board (i) determine that the terms of the Merger Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, the Company and its stockholders (other than the THL Agiliti Stockholder and its affiliates), (ii) declare the Merger Agreement and the Transactions advisable, (iii) approve the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of the covenants and agreements contained therein and the consummation of the Merger and the Transactions upon the terms and subject to the conditions contained therein and (iv) resolve to recommend that the stockholders of the Company vote to adopt the Merger Agreement and approve the Transactions in accordance with the DGCL; and

•

the procedural fairness of the Transactions, including that the Transactions were negotiated over a period of several weeks by a Special Committee consisting of four directors who are not representatives of or affiliated with THL or StepStone and are not employees of the Company or any of its subsidiaries, that could objectively and independently assess the potential transaction, and that the Special Committee was advised by its own independent legal and financial advisors.

The Board, on behalf of the Company, believes, based on the factors described in this Information Statement, that the Merger is fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.

The above discussion of the information and factors considered by the Board is not intended to be exhaustive but indicates the material matters considered. In reaching its determinations and recommendations, the Board did not quantify, rank or assign any relative or specific weight to any of the foregoing factors, and individual members of the Board may have considered various factors differently. The Board did not undertake to make any specific determination as to whether any specific factor, or any particular aspect of any factor, supported or did not support its ultimate recommendation. The Board based its recommendation on the totality of the information presented.

The Special Committee and the Board did not specifically consider the liquidation value or the net book value of the Company in the evaluation of the Merger, because of the belief that neither liquidation value nor net book value presents a meaningful valuation for the Company and its business, as (i) determining a liquidation value would be impracticable given the significant execution risk involved in any breakup of the Company, (ii) the Company’s value is derived from the cash flows generated from its continuing operations rather than from the value of assets that might be realized in a liquidation, (iii) net book value is significantly influenced by historical costs and (iv) net book value does not take into account the prospects of the Company, market conditions, trends in the industries in which the Company operates or the business risks inherent in those industries.

In addition, the Special Committee and the Board did not specifically seek to establish a pre-Merger going concern valuation of the Company, and no such value was directly considered by the Special Committee or the Board. Rather, the Special Committee believed that the financial analyses presented by Centerview, as more fully summarized in the section entitled “The Special Factors —Opinion of Centerview” beginning on page 32, which opinion and financial analyses the Special Committee adopted as its own, on which the Special Committee relied in making its recommendation to the Board, represented potential valuations of the Company as it continues to operate its business, and to that extent, the Special Committee implicitly characterized such analyses as forms of going concern valuations. The Special Committee considered each of the analyses performed by Centerview in the full context of the fairness opinion provided by Centerview as well as various additional factors, as discussed above. The full text of Centerview’s written opinion, which is attached as Annex B, should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

The Special Committee and the Board are not aware of any firm offer by any other person during the prior two years for a merger or consolidation of the Company with another company, the sale or transfer of all or substantially all of the Company’s assets or a purchase of the Company’s securities that would enable such person to exercise control of the Company.

Please also see the notice regarding ratification under Section 204 of the DGCL as further described in the section entitled “The Special Factors — Notice Regarding Ratification Under Section 204 of the DGCL.”

Notice Regarding Ratification Under Section 204 of the DGCL

On February 29, 2024, the Delaware Court of Chancery issued an opinion, Sjunde AP-Fonden v. Activision Blizzard, Inc., et al., C.A. No. 2022-1001- KSJM (Del. Ch. Feb. 29, 2024) (“Activision”), pursuant to which the Delaware Court provided certain guidance with respect to the requirements of Section 251 of the DGCL in the context of the approval of an agreement and plan of merger.

The Special Committee believes that their prior approval of the Merger Agreement and the Company’s execution thereof complied with the requirements of Section 251 of the DGCL, and that, to the extent it did not, the Special Committee adopted resolutions in accordance with Section 204 of the DGCL and in light of the Activision decision, ratifying its findings, determinations and recommendations with respect to approving the Merger Agreement and Transactions to eliminate the risk that, or any uncertainty as to whether, the prior approval or execution did not comply with Section 251 of the DGCL or was otherwise a “defective corporate act” (as defined in Section 204(h)(1) of the DGCL). A copy of such Special Committee resolutions are attached as Annex E to this Information Statement.

The Board believes that their prior approval of the Merger Agreement and the Company’s execution thereof complied with the requirements of Section 251 of the DGCL, and that, to the extent it did not, the Board acting upon the unanimous recommendation of the Special Committee (and with Darren Friedman and Thomas J. Leonard abstaining and Scott M. Sperling, Michael A. Bell, Joshua M. Nelson and Megan M. Preiner not in attendance) adopted resolutions in accordance with Section 204 of the DGCL and in light of the Activision decision, ratifying its findings, determinations and recommendations with respect to approving the Merger

Agreement and Transactions to eliminate the risk that, or any uncertainty as to whether, the prior approval or execution did not comply with Section 251 of the DGCL or was otherwise a “defective corporate act” (as defined in Section 204(h)(1) of the DGCL). A copy of such Board resolutions are attached as Annex F to this Information Statement.

This notice constitutes the notice required to be given to our stockholders in accordance with Section 204 of the DGCL. Any claim that any potentially defective corporate act identified and ratified under Section 204 of the DGCL pursuant to the resolutions attached as Annex E or Annex F is void or voidable due to the failure of authorization, or that the Delaware Court should declare in its discretion that the ratification thereof in accordance with Section 204 of the DGCL not be effective or be effective only on certain conditions, must be brought within 120 days from the date this notice is given.

Required Stockholder Approval for the Merger

The adoption of the Merger Agreement and the approval of the Merger and the other Transactions required the affirmative vote or written consent, in accordance with Section 228 and Section 251 of the DGCL, the Company Certificate of Incorporation and the Company Bylaws, by stockholders of the Company holding a majority of the shares of Common Stock outstanding. As of March 11, 2024, the record date for determining stockholders of the Company entitled to vote on the adoption of the Merger Agreement, there were 135,960,875 shares of Common Stock outstanding. Holders of Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including adoption of the Merger Agreement.

On February 26, 2024, following the execution of the Merger Agreement and again on March 11, 2024 (following the ratification by the Special Committee and the Board (as further described in the section entitled “The Special Factors — Notice Regarding Ratification Under Section 204 of the DGCL”), the THL Agiliti Stockholder, which on such dates beneficially owned 98,195,398 shares of Common Stock, representing approximately 72% of the then-outstanding shares of Common Stock, delivered the Written Consent. No further action by any other stockholder of the Company is required under applicable law or the Merger Agreement (or otherwise) in connection with the adoption of the Merger Agreement. Approval of the Merger does not require the approval of a minority of the stockholders unaffiliated with THL. As a result, the Company is not soliciting your vote for the adoption of the Merger Agreement and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement. No action by the stockholders of the Company is required to complete the Merger, and all requisite corporate action by and on behalf of Merger Sub required to complete the Merger has been taken.

When actions are taken by the written consent of less than all of the stockholders entitled to vote on a matter, Delaware law requires notice of the action be given to those stockholders who did not consent in writing to the action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the corporation in accordance with Section 228 of the DGCL. This Information Statement and the notice attached hereto constitute notice to you from the Company of the Written Consent as required by Delaware law.

Opinion of Centerview

On February 25, 2024, Centerview rendered to the Special Committee its oral opinion, subsequently confirmed in a written opinion dated as of such date, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration to be paid to the holders of shares of Common Stock (other than the Excluded Shares), a group of security holders which the Special Committee considered to be situated substantially similarly to the “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of Centerview’s written opinion, dated February 25, 2024, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B and is incorporated herein by reference. The summary of the written opinion of Centerview set forth below is qualified in its entirety to the full text of Centerview’s written opinion attached as Annex B. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Special Committee (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transactions and Centerview’s opinion only addressed the fairness, from a financial point of view, as of the date thereof, to the holders of shares of Common Stock (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Transactions and does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transactions or any other matter.

The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:

•	a draft of the Merger Agreement dated February 25, 2024, referred to in this summary of Centerview’s opinion as the “Draft Merger Agreement”;

•	Annual Reports on Form 10-K of the Company for the years ended December 31, 2022 and December 31, 2021;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company;

•	certain publicly available research analyst reports for the Company;

•	certain other communications from the Company to its stockholders; and

•

certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to Centerview by the Company for purposes of Centerview’s analysis, which are referred to in this summary of Centerview’s opinion as the “Forecasts,” and which are collectively referred to in this summary of Centerview’s opinion as the “Internal Data.”

Centerview also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data. In addition, Centerview reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that Centerview deemed relevant, and conducted such financial studies and analyses and took into account such other information as Centerview deemed appropriate.

Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of its opinion and, with the Special Committee’s consent, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at the Special Committee’s direction, that the Internal Data (including, without limitation, the Forecasts) were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and Centerview relied, at the Special Committee’s direction, on the Internal Data for purposes of Centerview’s analysis and opinion. Centerview expressed no view or opinion as to the Internal Data or the assumptions on which it was based. In addition, at the Special Committee’s direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor was Centerview furnished with any such evaluation or appraisal, and was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. Centerview assumed, at the Special Committee’s direction, that the final executed Merger Agreement would not differ in any respect material to Centerview’s analysis or opinion from the Draft Merger Agreement reviewed by Centerview. Centerview also assumed, at the Special Committee’s direction, that the Transactions will be consummated on the terms set forth in the Merger Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview’s analysis or Centerview’s opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transactions, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to Centerview’s analysis or Centerview’s opinion. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transactions on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and Centerview expressed no opinion as to any legal, regulatory, tax or accounting matters.

Centerview’s opinion expressed no view as to, and did not address, the Company’s underlying business decision to proceed with or effect the Transactions, or the relative merits of the Transactions as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. Centerview’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview’s written opinion, to the holders of shares of Common Stock (other than Excluded Shares), solely in their capacity as holders of shares of Common Stock, of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. For purposes of its opinion, Centerview was not asked to, and Centerview did not, express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement or the Transactions, including, without limitation, the structure or form of the Transactions, or any other agreements or arrangements contemplated by the Merger Agreement or entered into in connection with or otherwise contemplated by the Transactions, including, without limitation, the fairness of the Transactions or any other term or aspect of the Transactions to, or any consideration to be received in connection therewith by, or the impact of the Transactions on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transactions, whether relative to the Merger Consideration to be paid to the holders of shares of Common Stock (other than Excluded Shares) pursuant to the Merger Agreement or otherwise. Centerview’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview’s written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview’s written opinion. Centerview’s opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transactions or any other matter. Centerview’s financial advisory services and its written opinion were provided for the information and assistance of the Special Committee (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transactions. The issuance of Centerview’s opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Summary of Centerview Financial Analysis

The following is a summary of the material financial analyses prepared and reviewed with the Special Committee in connection with Centerview’s written opinion, dated February 25, 2024. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Centerview, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Centerview. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview’s view of the actual value of the Company. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Centerview. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Centerview’s financial analyses and its opinion.

In performing its analyses, Centerview made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company or any other parties to the Transactions. None of the Company, Parent, Merger Sub or Centerview or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the Company do not purport to be appraisals or reflect the prices at which the Company may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before February 23, 2024 (the last trading day before the public announcement of the Transactions) and is not necessarily indicative of current market conditions.

Selected Public Company Analysis

Centerview reviewed certain financial information of the Company and compared it to corresponding financial information of selected comparable public companies that Centerview deemed comparable, based on its experience and professional judgment, to the Company (the “selected companies”). Although none of the selected companies is directly comparable to the Company, the selected companies listed below were chosen by Centerview, among other reasons, because they are companies with certain operational, business and/or financial characteristics that, for purposes of Centerview’s analysis, Centerview considered similar to those of the Company. However, because none of the selected companies is exactly the same as the Company, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected public company analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the business, financial and operational characteristics of the Company and the selected companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis.

Using publicly available information obtained from SEC filings and other data sources as of February 23, 2024, Centerview calculated for each selected company, such company’s implied enterprise value (calculated as the equity value (determined using the treasury stock method and taking into account outstanding in-the-money options, warrants, restricted stock units and other dilutive equity instruments) plus the non-controlling interests, face value of debt and certain liabilities less cash and cash equivalents, in each case calculated consistently with the determinations made in arriving at the Company’s implied enterprise value for purposes of Centerview’s analyses to the extent comparable information was publicly available) (“EV”), as a multiple of Wall Street research analyst consensus estimated earnings before interest expense, income taxes, depreciation and amortization and stock based compensation (“EBITDA”), calendarized to the Company’s fiscal year 2024 (“2024E”). Such multiple is referred to in this section, with respect to a selected company, as “EV / 2024E EBITDA.”

The selected companies and the results of this analysis are summarized as follows:

Selected Company	EV / 2024E Multiple
Healthcare Services Group Inc.	7.2x
Pediatrix Medical Group Inc.	5.6x
Premier Inc.	5.8x
Sotera Health Co.	12.5x
Stericycle Inc.	12.0x
Steris PLC	16.4x
Median	9.6x
Average	9.9x

Based on the foregoing analysis and other considerations that Centerview deemed relevant in its professional judgment and experience, Centerview selected a range of multiples of EV to 2024E EBITDA of 7.5x to 10.0x. In selecting this range of multiples, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operating characteristics and prospects of the Company and the selected companies that could affect their public trading values in order to provide a context in which to consider the results of the quantitative analysis.

Centerview applied the range of multiples of EV to 2024E EBITDA to the Company’s 2024E EBITDA of $269 million derived from the Internal Data, to derive a range of implied enterprise values for the Company. Centerview subtracted from each of these ranges the Company’s estimate of the face value of the Company’s net debt expected to be outstanding as of March 31, 2024 as set forth in the Internal Data to derive a range of implied equity values for the Company. Centerview then divided these implied equity values by the number of fully-diluted outstanding shares of Common Stock as of February 19, 2024, calculated on a treasury stock basis based on the Internal Data, to derive a range of implied values per share of approximately $6.80 to $11.55, rounded to the nearest $0.05. Centerview compared this range to the Merger Consideration of $10.00 per share proposed to be paid to the holders of shares of Common Stock (other than Excluded Shares) pursuant to the Merger Agreement.

Discounted Cash Flow Analysis

Centerview performed a discounted cash flow analysis of the Company based on the Forecasts. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows and is obtained by discounting those future cash flows by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

In performing this analysis, Centerview calculated a range of implied enterprise values for the Company by discounting to present value as of March 31, 2024 (using discount rates ranging from 10.00% to 11.50%, based upon Centerview’s analysis of the Company’s weighted average cost of capital, determined using the capital asset pricing model and based on considerations that Centerview deemed relevant in its professional judgment and experience): (i) the forecasted unlevered free cash flows of the Company based on the forecasts over the period beginning April 1, 2024 and ending on December 31, 2028 (see the section entitled “The Special Factors—Certain Company Financial Forecasts” beginning on page 39) and (ii) a range of implied terminal values of the Company at the end of the forecast period shown in the Forecasts, applying a range of exit multiples to the Company’s next twelve month EBITDA ranging from 7.50x to 10.00x. Centerview then (a) subtracted from this range the face value of the Company’s net debt as of March 31, 2024 as set forth in the Internal Data and (b) divided this range of implied equity values by the number of fully diluted outstanding shares of Common Stock as of February 19, 2024, calculated on a treasury stock basis based on the Internal Data. Centerview then added on a per share basis the net present implied per share value of federal net operating losses attributable to the Company of approximately $0.00 per share based on Internal Data to derive a range of implied values per share of Common Stock of approximately $8.65 to $14.10, rounded to the nearest $0.05. Centerview compared this range to the Merger Consideration of $10.00 per share proposed to be paid to the holders of shares of Common Stock (other than Excluded Shares) pursuant to the Merger Agreement.

Other Factors

Centerview noted for the Special Committee certain additional factors solely for reference and informational purposes only, including, among other things, the following:

•

Analyst Price Targets Analysis. Centerview reviewed price targets for the shares of Common Stock in publicly available Wall Street research analyst reports as of market close on February 23, 2024, noting that these price targets ranged from $6.25 per share of Common Stock to $23.00 per share of Common Stock.

•

Historical Price Trading Analysis. Centerview reviewed historical trading prices of the shares of Common Stock during the 52-week period ended February 23, 2024, which reflected low and high closing stock prices for the shares of Common Stock during such period of $5.14 and $19.47 per shares of Common Stock.

General

The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

Centerview’s financial analyses and opinion were only one of many factors taken into consideration by the Special Committee in its evaluation of the Transactions. Consequently, the analyses described above should not be viewed as determinative of the views of the Special Committee or management of the Company with respect to the Merger Consideration or as to whether the Special Committee would have been willing to determine that a different consideration was fair. The consideration for the Transactions was determined through arm’s-length negotiations between the Company and Parent and was approved by the Special Committee. Centerview provided advice to the Special Committee during these negotiations. Centerview did not, however, recommend any specific amount of consideration to the Company or the Special Committee or that any specific amount of consideration constituted the only appropriate consideration for the Transactions.

Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the date of its written opinion, Centerview had not been engaged to provide financial advisory or other services to the Company, except for Centerview’s engagements to provide financial advisory services to the predecessor to the Special Committee, for which Centerview received $250,000 in compensation from the Company. In the two years prior to the date of its written opinion, Centerview had not been engaged to provide financial advisory or other services to Parent or THL, the ultimate sponsor of Parent, and Centerview did not receive any compensation from Parent or THL during such period. Centerview may provide investment banking and other services to or with respect to the Company or Parent or their respective affiliates, including portfolio companies of THL in the future, for which Centerview may receive compensation. Certain (i) of Centerview’s and its affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of Centerview’s affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Parent, THL or any of their respective affiliates, including portfolio companies of THL, or any other party that may be involved in the Transactions.

The Special Committee selected Centerview as its financial advisor in connection with the Transactions based on, among other things, Centerview’s independence, reputation, experience (including with respect to special committee assignments and merger and acquisition engagements) and absence of a concurrent engagement on behalf of THL or its portfolio companies. Centerview is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transactions.

In connection with Centerview’s services as the financial advisor to the Special Committee, the Company has agreed to pay Centerview an aggregate fee of approximately $9,500,000, (i) $2,000,000 of which was payable upon the rendering of Centerview’s opinion and (ii) approximately $7,500,000 of which is payable contingent upon consummation of the Merger (the “Transaction Fee”) (which includes a $250,000 retainer, which is creditable against the Transaction Fee). In addition, the Company may, in its discretion, pay Centerview an additional fee of up to $5,000,000. The Company has also agreed to reimburse certain of Centerview’s expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement.

Other Presentations by Centerview

In addition to the presentation made to the Special Committee on February 25, 2024, which will be filed with the SEC as exhibit (c)(7) to the Schedule 13E-3 and is described above, copies of preliminary illustrative presentations presented or delivered by Centerview to the Special Committee on October 13, 2023, October 23, 2023, October 26, 2023, February 2, 2024, and February 18, 2024, containing, among other things, preliminary illustrative financial analyses are attached as exhibits to such Schedule 13E-3.

A summary of these preliminary illustrative presentations is provided below. The following summaries, however, do not purport to be a complete description of these preliminary illustrative presentations or of the preliminary financial analyses performed by Centerview.

•

The preliminary illustrative presentation presented or delivered by Centerview to the Special Committee on October 13, 2023, filed as exhibit (c)(2) to the Schedule 13E-3, contains, among other information, (i) a transaction process overview, (ii) preliminary overview of THL’s indicative valuation of $9.00 per share pursuant to the THL October 6th Proposal, and (iii) certain other terms of precedent transactions.

•

The preliminary illustrative presentation presented or delivered by Centerview to the Special Committee on October 23, 2023, filed as exhibit (c)(3) to the Schedule 13E-3, contains, among other information, (i) a transaction status update and overview, (ii) preliminary analysis of THL’s indicative valuation of $9.00 per share pursuant to the THL October 6th Proposal, (iii) observations and perspectives on the Company’s historical financial performance and (iv) observations and perspectives of the management plan, (v) observations and perspectives of the market and industry, (vi) certain other terms of precedent transactions and selected companies analysis, and (vii) an analysis of premiums paid and timing in minority “squeeze out transactions.

•

The preliminary illustrative presentation presented or delivered by Centerview to the Special Committee on October 26, 2023, filed as exhibit (c)(4) to the Schedule 13E-3, contains, among other information, (i) a transaction status update and overview, (ii) preliminary analysis of THL’s updated indicative valuation of $9.35 per share pursuant to the THL October 24th Proposal, (iii) observations and perspectives on the Company’s historical financial performance and (iv) observations and perspectives of the management plan and (v) an analysis of premiums paid and timing in minority “squeeze out transactions.

•

The preliminary illustrative presentation presented or delivered by Centerview to the Special Committee on February 2, 2024, filed as exhibit (c)(5) to the Schedule 13E-3, contains, among other information, (i) a transaction status update and overview, (ii) preliminary analysis of THL’s indicative valuation of $9.00 per share pursuant to the THL January 26th Proposal, (iii) observations and perspectives on the Company’s historical financial performance and (iv) observations and perspectives of the February management plan, (v) observations and perspectives of the market and industry, and (vi) observations and perspectives on analyst reactions to the Q3 earnings announcement.

•

The preliminary illustrative presentation presented or delivered by Centerview to the Special Committee on February 18, 2024, filed as exhibit (c)(6) to the Schedule 13E-3, contains, among other information, (i) preliminary analysis of THL’s indicative valuation of $10.00 per share pursuant to the THL February 16th Proposal and (ii) observations and perspectives on the Company’s historical financial performance.

None of these other preliminary illustrative presentations by Centerview, alone or together, constitute, or form the basis of, an opinion of Centerview with respect to the consideration payable under the Merger Agreement, and the preliminary illustrative financial analyses therein were based on economic, monetary, market and other conditions as in effect on, and the information made available to Centerview as of, the dates of the respective presentations.

Certain Company Financial Forecasts

The Company does not generally as a matter of course publish or make public its business plans and strategies or make external disclosures about its anticipated financial position or results of operations, other than for providing, from time to time, estimates of certain expected financial results and operational metrics in its regular annual and quarterly earnings press releases and other investor materials.

Projections as to future performance, revenues, earnings or other results, particularly for extended time periods further in the future, are inherently uncertain and unpredictable, including due to the subjectivity of the underlying assumptions and estimates. As a result, the Company does not endorse projections or other unaudited prospective financial information as a reliable indication of future results.

However, in connection with the Special Committee’s evaluation of a potential transaction, on February 22, 2024, the Company’s management provided to Centerview certain independently prepared unaudited prospective financial information for fiscal years 2024 through 2028, which we refer to generally as the “February Projections.” The February Projections were made available to the Special Committee in connection with their consideration and evaluation of the Merger and were provided to Centerview in connection with its financial analyses and opinion. At the direction of the Special Committee, a substantially final draft of the February Projections was also made available to THL through Centerview earlier in February 2024.

The February Projections reflect numerous assumptions including the Company’s continued standalone operation and other relevant factors relating to the Company’s strategic plan, and do not reflect any effects or expenses attributable solely with respect to the Merger, future mergers and acquisitions, or failure to consummate the Merger. The foregoing is a summary of certain key assumptions and estimates and does not purport to be a comprehensive overview of all assumptions and estimates reflected in the February Projections prepared by Company management.

The Company is including a summary of the February Projections in this Information Statement in order to provide the Company’s stockholders with access to the final projections that were made available to the Special Committee in connection with its evaluation of the Merger, made available to THL in connection with its due diligence review and provided to Centerview, and which were approved by the Special Committee for Centerview to use, in connection with its financial analyses and opinion.

The following table presents a summary of the February Projections:

US Dollars in millions

Fiscal year	FY 2023A	FY 2024E	FY 2025E	FY 2026E	FY 2027E	FY 2028E
Fiscal year end date	12/31/23	12/31/24	12/31/25	12/31/26	12/31/27	12/31/28
Revenue	1,175	1,209	1,275	1,357	1,445	1,538
Adjusted EBITDA (1)	267	269	293	318	345	373
Unlevered Free Cash Flow (2)		86	116	123	136	148

(1)

Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization excluding non-cash share-based compensation expense, management fees and other non-recurring gains, expenses or losses, transaction costs, remeasurement of tax receivable agreement and loss on extinguishment / modification of debt.

(2)

Unlevered Free Cash Flow was calculated by Centerview as Adjusted EBITDA less non-cash share base compensation expenses, less management and other expenses, less cash taxes (assuming the Company’s tax rate of 29%), less increases in net working capital, plus decreases in net working capital, and less capital expenditures and capital development costs, in each case, as provided in the Company’s financial projections. 2024E unlevered free cash flow represents cash flows from Q2-Q4 2024E.

Prior Iterations of the Projections

On October 13, 2023, the Company’s management provided Centerview with preliminary unaudited prospective financial information for the fiscal years 2023 through 2028, which we refer generally as the “October Projections,” together with the February Projections, the “Projections”, which were presented to the Special Committee on October 23, 2023. The primary differences between the October Projections and February Projections were a result of changes in forecasted assumptions as a result of the actual fiscal year 2023 results. The October Projections were made available to the Special Committee in connection with their consideration and evaluation of the Merger and were provided to Centerview in connection with its preliminary financial analyses. At the direction of the Special Committee, the October Projections were also made available to THL through Centerview on October 23, 2023. The October Projections reflect numerous assumptions including those reflected in the February Projections and did not reflect any effects or expenses attributable solely with respect to the Merger, or failure to consummate the Merger.

The following table presents a summary of the October Projections:

US Dollars in millions

Fiscal year	FY 2023E	FY 2024E	FY 2025E	FY 2026E	FY 2027E	FY 2028E
Fiscal year end date	12/31/23	12/31/24	12/31/25	12/31/26	12/31/27	12/31/28
Revenue	1,180	1,215	1,280	1,362	1,450	1,542
Adjusted EBITDA (1)	270	273	298	323	349	378
Unlevered Free Cash Flow(2)	67	117	116	124	136	150

(1)

Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization excluding non-cash share-based compensation expense, management fees and other non-recurring gains, expenses or losses, transaction costs, remeasurement of tax receivable agreement and loss on extinguishment / modification of debt.

(2)

Unlevered Free Cash Flow was calculated by Centerview as Adjusted EBITDA less non-cash share base compensation expenses, less management and other expenses, less cash taxes (assuming the Company’s tax rate of 29%), less increases in net working capital, plus decreases in net working capital, and less capital expenditures and capital development costs in each case, and other expenses relating to acquisition spend in the second half of 2023, as provided in the Company’s financial projections. 2023E unlevered free cash flow represents cash flows from the second half of 2023E.

Additional Information About the Projections

The inclusion of the Projections in this Information Statement should not be regarded as an indication that any of the Company, THL or any of their affiliates, advisors or representatives have considered the Projections to be predictive of actual future events, and the Projections should not be relied upon as such. The Company’s internal financial forecasts upon which the Projections were based are subjective in many respects. The Projections did not take into account any changes or expenses attributable solely to the Transactions nor do they reflect any effects of the Merger or effect of the failure of the Merger to be consummated. Additionally, the Projections were created in a similar manner and method compared with forecasts historically created for internal use by the Company.

Although presented with numerical specificity, the Projections were based on numerous variables, assumptions and estimates as to future events made by the Company’s management that the Company’s management believed were reasonable at the time the Projections were prepared, taking into account the relevant information available to management at the time. These variables, assumptions and estimates are inherently uncertain and many are beyond the control of the Company and the Company’s management. Important factors that may affect actual results and cause these internal financial Projections to not be achieved include, but are not limited to, risks and uncertainties relating to the business of the Company (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, the regulatory and competitive environment, changes in technology, general business and economic conditions and other risk factors referenced in the section entitled “Cautionary Statement Concerning Forward-Looking Information” beginning on page 71. Various assumptions underlying the Projections may not prove to have been, or may no longer be, accurate. The Projections may not be realized, and actual results may be significantly higher or lower than projected in the Projections.

The Projections summarized above do not give effect to the Merger or expenses attributable solely to the proposed Merger or reflect any effects of the Merger or the effect of the failure of the Merger to be consummated. The Projections also reflect assumptions as to certain business strategies or plans that are subject to change. The Projections do not take into account any circumstances or events occurring after the date they were prepared. The financial projections included in this Information Statement have been prepared by the Company’s management and are subjective in many respects.

The Projections cover multiple years, and such information by its nature becomes less predictive with each successive year. As a result, the inclusion of the Projections in this Information Statement should not be relied on as necessarily predictive of actual future events and actual results may differ materially (and will differ materially if the Transactions are completed) from the Projections. For all of these reasons, the internal financial Projections, and the assumptions upon which they are based, (i) are not guarantees of future results; (ii) are inherently speculative; and (iii) are subject to a number of risks and uncertainties. As a result, actual results may differ materially from those contained in these internal financial Projections. Accordingly, there can be no assurance that the Projections will be realized.

The Projections were prepared solely for internal use and to assist the Special Committee with their consideration and evaluation of the Transactions, including the Merger, Centerview with its financial analyses and opinion and THL with its due diligence review of the Company, and although they were prepared on an accounting basis consistent with the Company’s financial statements, they were not prepared with a view toward public disclosure or toward compliance with published guidelines of the SEC, compliance with GAAP, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Projections included in this document have been prepared by, and are the responsibility of, the Company. Neither the Company’s independent auditor nor any other independent accountant has compiled, examined or performed any procedures with respect to the Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

Adjusted EBITDA and Unlevered Free Cash Flow contained in the Projections are “non-GAAP financial measures,” which are financial performance measures that are not calculated in accordance with GAAP. The non-GAAP financial measures used in the Projections were relied upon by Centerview for purposes of its opinion. The non-GAAP financial measures used in the Projections were also relied upon by the Special Committee in connection with its evaluation of the Merger. The SEC rules which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures included in disclosures relating to a proposed business combination such as the merger if the disclosure is included in a document such as this Information Statement. In addition, reconciliations of non-GAAP financial measures were not relied upon by Centerview for purposes of its opinion, nor were they relied upon by the Special Committee in connection with its evaluation of the Merger. Accordingly, the Company has not provided a reconciliation of the financial measures included in the Projections to the relevant GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.

For these reasons, as well as the basis and assumptions on which the Projections were compiled, the inclusion of specific portions of the Projections in this Information Statement should not be regarded as an indication that such Projections will be an accurate prediction of future events, and they should not be relied on as such. None of the Company or any of its affiliates, advisors, officers, directors, partners or representatives (including Centerview) can give you any assurance that actual results will not differ from these Projections.

Except to the extent required by applicable federal securities laws, none of the Company or any of its affiliates, advisors, officers, directors, partners or representatives (including Centerview) undertake any obligation to update or otherwise revise or reconcile the Projections or the specific portions presented to reflect circumstances existing after the date the Projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. Therefore, readers of this Information Statement are cautioned not to place undue, if any, reliance on the specific portions of the Projections set forth above. None of the Company or any of its affiliates, advisors, officers, directors, partners or representatives (including Centerview) intend to make publicly available any update or other revision to these Projections. In addition, none of the Company, THL or any of their affiliates, advisors, officers, directors, partners or representatives (including Centerview) have made, make, or are authorized in the future to make, any representation to any stockholder or other person regarding the Company’s ultimate performance compared to the information contained in the Projections or that projected results will be achieved, and any statements to the contrary should be disregarded. The Company has made no representation to Parent or THL, in the Merger Agreement or otherwise, concerning the Projections.

Financing

The parties estimate that the total amount of funds necessary to pay the aggregate cash consideration to the public stockholders in the Merger, inclusive of estimated fees and expenses, is up to approximately $423 million, assuming no exercise of dissenters’ rights by stockholders of the Company. Parent expects to obtain the amount of funds necessary to complete the Merger and the related transactions through a combination of (i) borrowings from the Incremental Term Facility (as defined below) and (ii) the available borrowings under the Company’s Existing Credit Agreement (as defined below) and/or the Existing Receivables Agreement (as defined below). As of March 31, 2024, the available borrowings under the Existing Credit Agreement and the Existing Receivables Agreement were, in the aggregate, in excess of $430 million. In the event that the Incremental Term Facility is not available at the closing of the Merger, Parent intends to obtain funds from a cash contribution from the Equity Commitment Parties pursuant to the Equity Commitment Letter, subject to the terms and conditions thereof.

Existing Credit Agreement

An indirect subsidiary of the Company, Agiliti Health, Inc., as borrower (the “Borrower”), has outstanding senior secured credit facilities consisting of a $1,075.0 million term loan facility (the “Term Loan Facility”) and a $300.0 million revolving credit facility (the “Revolving Credit Facility” and together with the Term Loan Facility, the “Senior Secured Credit Facilities”) pursuant to the Amended and Restated Credit Agreement (the “Existing Credit Agreement”) among the Borrower, Agiliti Holdco, Inc., as holdings (“Holdings”), the subsidiaries of the Borrower party thereto from time to time, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Administrative Agent”). The following is a summary description of certain terms of the Senior Secured Credit Facilities.

Interest Rate and Fees

Borrowings under the Senior Secured Credit Facilities bear interest at a rate equal to an applicable margin plus, at our option, either (1)(x) with respect to loans denominated in US Dollars, Term SOFR, which is subject to a floor of 0.00% per annum, (y) with respect to loans denominated in Euros, the EURIBOR Rate, which is subject to a floor of 0.00% per annum, plus an adjustment, or (z) with respect to loans denominated in Sterling, SONIA, which is subject to a floor of 0.00% per annum, or (2) a base rate determined by reference to the highest of (x) the U.S. Prime Rate as quoted in the Wall Street Journal, (y) the sum of (A) the greater of (i) the federal funds effective rate and (ii) the overnight bank funding rate plus (B) 0.50% or (z) the Term SOFR Rate for an interest period of one month plus 1.00%.

In addition, under the Existing Credit Agreement, the Borrower is required to pay certain recurring fees with respect to the Senior Secured Credit Facilities, including (i) a commitment fee to the lenders under the Revolving Credit Facility in respect of the unutilized commitments thereunder, (ii) letter of credit fees on the aggregate face amounts of outstanding letters of credit plus a fronting fee to the issuing bank and (iii) agency and administration fees.

Prepayments

The Existing Credit Agreement contains certain mandatory prepayment provisions, including with respect to excess cash flow, asset sale proceeds and proceeds from certain incurrences of indebtedness, which are subject to certain exceptions.

Amortization and Maturity

Under the Existing Credit Agreement, the Borrower is required to make scheduled quarterly payments on the Term Loan Facility in an annual amount equal to 1% of the initial outstanding balance of the Term Loan Facility, with the balance of the Term Loan Facility to be due and payable on May 1, 2030.

There will be no scheduled amortization under the Revolving Credit Facility. Any principal amount outstanding under the Revolving Credit Facility will be due and payable in full on the earlier to occur of (x) the date that is six months prior to the then existing final maturity date of the Term Loan Facility and (y) April 6, 2028.

Guarantees; Security

Subject to certain exceptions, all obligations under the Existing Credit Agreement are unconditionally guaranteed by Holdings and certain of the Borrower’s existing direct or indirect wholly-owned material United States subsidiaries, and will be required to be guaranteed by certain future direct or indirect wholly-owned material United States subsidiaries of the Borrower. Subject to certain exceptions, all obligations under the Existing Credit Agreement, and the guarantees of those obligations, will be secured on a first-priority basis, subject to certain exceptions, by substantially all of the assets of Holdings, the Borrower and the other guarantors.

Representations, Warranties and Covenants

The Existing Credit Agreement contains a number of covenants that, among other things and subject to certain exceptions, restrict the Borrower and its restricted subsidiaries’ ability to: (i) incur additional indebtedness, (ii) pay dividends on our capital stock or redeem, repurchase or retire our capital stock, (iii) make investments, (iv) create restrictions on the payment of dividends or other amounts, (v) engage in transactions with our affiliates, (vi) make dispositions, (vii) consummate fundamental changes, (viii) incur liens, (ix) prepay, redeem, repurchase, retire or amend certain junior or subordinated debt and (x) enter into sale and lease-back transactions.

The Existing Credit Agreement also contains a First Lien Leverage Ratio financial maintenance covenant that is only applicable to the Revolving Credit Facility and is only tested if the Revolving Credit Facility is drawn over a certain amount.

Existing Receivables Agreement

An indirect subsidiary of the Company, Agiliti Receivables LLC, a special purpose entity (the “SPV”) , has an accounts receivable securitization facility (the “AR Facility”) of up to $150.0 million with MUFG Bank, Ltd., as administrative agent (the “Administrative Agent”) pursuant to a receivables financing agreement (the “Existing Receivables Agreement”), among the SPV, Agiliti Health, Inc., as servicer (the “Servicer”), the Administrative Agent and the group and agents and lenders party thereto. In connection with the AR Facility, certain subsidiaries of the Company, as originators (the “Originators”), have sold and will continue to sell all of their accounts receivable and certain related assets (collectively, the “Receivables”) to the SPV. The Servicer performs administrative and collection services relating to the Receivables on behalf of the SPV for a fee. The amount available for borrowing at any one time under the Existing Receivables Agreement is limited to the greater of (i) $150 million and (ii) a borrowing base amount calculated based on the outstanding balance of eligible Receivables, subject to certain reserves, concentration limits, and other limitations. The following is a summary description of certain terms of the AR Facility.

Interest Rate and Fees

Borrowings under the Existing Receivables Agreement bear interest at a rate equal to an applicable margin plus 1-month Term SOFR plus a SOFR spread or, with respect to the initial interest period of any borrowing that occurs on any date other than a monthly settlement date, a base rate (the “Base Rate”) determined by reference to the highest of (x) the applicable Prime Rate, (y) the sum of (i) the federal funds effective rate and (ii) 0.50% or (z) 1-month Term SOFR plus a SOFR spread.

In addition, under the Existing Receivables Agreement, the SPV will be required to pay certain recurring fees with respect to the AR Facility, including (i) a commitment in respect of the unutilized commitments thereunder and (ii) administration fees.

Prepayments

The SPV must prepay the loans under the Existing Receivables Agreement as necessary in order to reduce the borrowing base deficit to $0 within 3 business days of the first date on which the borrowing base deficit exceeds $0. In addition, the SPV must prepay an amount equal to the borrowing base deficit, if any, on each monthly settlement date and on each borrowing date.

Amortization and Maturity

There is no scheduled amortization under the Existing Receivables Agreement. Any principal amount outstanding under the Existing Receivables Agreement will be due and payable in full on the third anniversary of the closing date unless extended or earlier terminated.

Guarantees; Security

The Servicer guarantees the respective performance of its obligations and the obligations of the Originators under the Existing Receivables Agreement pursuant to a performance guaranty. However, neither the Servicer nor any of its affiliates guarantees the SPV’s borrowings under the Existing Receivables Agreement or the collectability of the Receivables.

The SPV pledged its ownership interest in the Receivables as collateral security for all amounts outstanding under the Existing Receivables Agreement.

Representations, Warranties and Covenants

The Existing Receivables Agreement contains a number of covenants that, among other things and subject to certain exceptions, restrict the SPV’s ability to: (i) dispose of Receivables, (ii) modify or amend (x) the payment terms of Receivables, (y) its credit and collection policies or (z) the transaction documents related to the AR Facility, (iii) have any subsidiaries, (iv) deposit funds or direct any obligor to deposit funds to an account that is not subject to an account control agreement, or comingle any funds therein, (v) incur or guarantee debt, (vi) purchase assets other than Receivables or make any investment, (vii) consummate fundamental changes.

In addition, the Existing Receivables Agreement contains a covenant that the SPV’s net worth will remain greater than or equal to a required capital amount and a First Lien Leverage Ratio covenant consistent with the Existing Credit Agreement.

Incremental Amendment to Existing Credit Agreement

Substantially concurrently with the closing of the Merger and the other Transactions, the Company intends to enter into an amendment to the Existing Credit Agreement (such amendment, the “Amendment”), which will, among other things, increase the amount of the Term Loan Facility by $400.0 million (the “Incremental Term Facility”). The Incremental Term Facility will be fungible with the loans outstanding under the Term Loan Facility and will have the same terms as the Term Loan Facility, including those terms described under the Section titled “Existing Credit Agreement”. The Senior Secured Credit Facilities, including the Incremental Term Facility, and the AR Facility may be used as a source of funds for the Merger and the other Transactions.

There can be no assurance that the closing of the Amendment will occur on the terms described herein or at all. There can also be no assurance that proceeds from the Senior Secured Credit Facilities, including the Incremental Term Facility, and the AR Facility will be used as a source of funds for the Merger and the other Transactions or that the Merger and the other Transactions will close concurrently with the entry into the Amendment.

For more information on Parent’s financing arrangements for the Merger, see the section entitled “The Merger Agreement —Financing of the Merger” beginning on page 97.

Position of the Company on the Fairness of the Merger

On February 25, 2024, the Board, acting in reliance upon the unanimous recommendation of the Special Committee and with Darren Friedman and Thomas J. Leonard abstaining (and Scott M. Sperling, Michael A. Bell, Joshua M. Nelson and Megan M. Preiner not in attendance), (i) determined the terms of the Merger Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, the Company and its stockholders (other than the THL Agiliti Stockholder and its affiliates), (ii) declared the Merger Agreement and the Transactions advisable, (iii) approved the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions contained therein; and (iv) subject to the terms of the Merger Agreement, resolved to recommend that the stockholders of the Company vote to adopt the Merger Agreement and approve the Transactions, in accordance with the DGCL.

Position of the Sponsor Entities and Mr. Leonard in Connection with the Merger

Under the SEC rules governing “going-private” transactions, each of Parent, Merger Sub, the THL Entities (as defined below in the section entitled “Directors, Executive Officers and Controlling Persons of the Company”) and the StepStone Entities (as defined below in the section entitled “Directors, Executive Officers and Controlling Persons of the Company”) (collectively, the “Sponsor Entities”) and Mr. Thomas J. Leonard may be deemed to be an affiliate of the Company and engaged in the going-private transaction and, therefore, be required to express their beliefs as to the fairness of the Transactions, including the Merger, to the ”unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act. The Sponsor Entities and Mr. Leonard are making the statements included in this section solely for purposes of complying with the requirements of Rule 13e-3 and related rules and regulations under the Exchange Act. The Sponsor Entities and Mr. Leonard have interests in the Merger that are different from, and in addition to, the “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act. For additional information on Mr. Leonard’s interests in the Merger, please see the section entitled “The Special Factors—Interests of Our Directors and Executive Officers in the Merger.”

The Sponsor Entities and Mr. Leonard believe that the Merger (which is the Rule 13e-3 transaction for which the Schedule 13E-3 is filed with the SEC) is fair to the “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, on the basis of the factors described in the sections entitled “The Special Factors —Recommendation of the Board; Reasons for the Merger” and “The Special Factors—Position of the Company on the Fairness of the Merger” beginning on pages 25 and 45, respectively, the factors described in the section entitled “The Special Factors —Purposes and Reasons of the Sponsor Entities and Mr. Leonard in Connection with the Merger” beginning on page 51 and the additional factors described below with respect to the Sponsor Entities and Mr. Leonard.

The Sponsor Entities and Mr. Leonard also believe that the interests of the “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, were properly represented by the Special Committee (of which Mr. Leonard was not a member), which evaluated and negotiated the terms and conditions of the Merger Agreement on behalf of the stockholders of the Company (excluding the THL Agiliti Stockholder and their respective affiliates (excluding the Company and its subsidiaries)) with the assistance of its independent legal and financial advisors.

The Sponsor Entities did not participate in the deliberations of the Special Committee. Mr. Leonard did attend certain Special Committee meetings in his capacity as Chief Executive Officer of the Company. Neither the Sponsor Entities nor Mr. Leonard received advice from the Special Committee’s independent legal or financial advisors as to the substantive or procedural fairness of the Merger. Neither the Sponsor Entities nor Mr. Leonard have performed, or engaged a financial advisor to perform, any valuation or other analysis for the purpose of assessing the fairness of the Merger to the “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act. Neither the Sponsor Entities nor Mr. Leonard have received any report, opinion or appraisal from any outside party materially related to the Merger, including any report, opinion or appraisal relating to the fairness of the Merger to the “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, or the Sponsor Entities or Mr. Leonard.

Based on the factors considered by, and findings of, the Board and the Special Committee described in the sections entitled “The Special Factors —Recommendation of the Board; Reasons for the Merger,” and “The Special Factors —Position of the Company on the Fairness of the Merger” beginning on pages 25 and 45, respectively, the Sponsor Entities and Mr. Leonard believe that the Merger is substantively and procedurally fair to the “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act. The Sponsor

Entities and Mr. Leonard believe the factors considered by, and findings of, the Board and the Special Committee provide a reasonable basis upon which to form their belief that the Merger is fair to the “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act. This belief should not, however, be construed as a recommendation to any “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, as to whether they should, and the Sponsor Entities and Mr. Leonard do not make any recommendation as to whether any “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, should exercise their appraisal rights under the DGCL.

Based on the Sponsor Entities’ knowledge and analysis of available information regarding the Company, as well as discussions with members of the Company’s senior management regarding the Company and its business and with respect to Mr. Leonard, based on Mr. Leonard’s knowledge regarding the Company as its Chief Executive Officer and member of the Board, as well as his discussions with other members of the Company’s senior management regarding the Company and its business, and with respect to both the Sponsor Entities and Mr. Leonard, the factors considered by, and findings of, the Board and the Special Committee described in the sections entitled “The Special Factors —Recommendation of the Board; Reasons for the Merger,” and “The Special Factors —Position of the Company on the Fairness of the Merger” beginning on pages 25 and 45, respectively, the Sponsor Entities and Mr. Leonard believe that the Merger is substantively and procedurally fair to the “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act. In particular, the Sponsor Entities and Mr. Leonard considered the following substantive factors:

•

the current and historical prices of the Common Stock, including the fact that the Merger Consideration of $10.00 per share of Common Stock represented a premium of approximately 78% over the closing price per share on October 6, 2023 ($5.62), the day THL submitted its initial acquisition proposal to the Board, and approximately 31% over the closing price per share on February 23, 2024 ($7.64), the last trading day before the Special Committee meeting to discuss the Transaction);

•

the fact that the Merger Consideration is all cash which (i) provides the “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, with certainty of value and liquidity for their shares of Common Stock, (ii) eliminates (x) any uncertainty in valuing the consideration to be received by such stockholders, (y) the difficulty in liquidating shares of the Common Stock in light of the current public trading market and (z) the delays that would otherwise be necessary in order to liquidate the positions of larger holders and without incurring brokerage and other costs typically associated with market sales and (iii) allows the “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, to avoid exposure to the risks and uncertainties relating to the prospects of the Company;

•

the risks associated with remaining a publicly traded company, including the Company’s near- and long-term challenges of achieving and accomplishing management’s plans and goals as a public company and the continuing uncertainty and volatility in the stock and equity markets;

•

the likelihood that the Merger would be completed, based on, among other things, the limited number and nature of the conditions to the completion of the Merger, including the fact that there is no financing condition and that there are no required regulatory approvals; and

•	the fact that the Company would have the right to seek specific performance to cause the parties to the Equity Commitment Letter to fund their commitments under the Equity Commitment Letter.

Mr. Leonard also considered the following substantive factors:

•

his understanding of the Company’s industry, business, operations, financial condition, earnings, strategy and prospects (including the risks involved in achieving such prospects), as well as the Company’s historical and projected financial performance;

•	his belief that the Merger Consideration compares favorably to the potential value of the Company and the Common Stock if the Company were to remain as a publicly traded company after taking into consideration the risks and uncertainties of remaining public and the risk that the trading price of the Common Stock would not, in the foreseeable future, reflect a net present value greater than the Merger Consideration of $10.00 per share of Common Stock, particularly given the trading multiple of the Common Stock and the limited trading volume of the Common Stock; and

•

his belief of the Company’s future prospects if the Company did not enter into the Merger Agreement, including the competitive landscape, the current macroeconomic environment, the business, financial and execution risks and the Company’s relationships with customers and suppliers and the potential impact of those factors on the Company’s results of operations and trading price of the Common Stock (which cannot be quantified numerically).

The Sponsor Entities and Mr. Leonard also considered a variety of procedural factors related to the fairness of the Merger, including the following:

•

the Merger Consideration resulted from active, extensive, arm’s-length negotiations between the Special Committee and THL, which resulted in the Special Committee negotiating to increase THL’s initial bid of $9.00 per share of Common Stock to $10.00 per share of Common Stock;

•

the Merger Agreement and the Transactions were negotiated at arm’s-length and unanimously approved by the Special Committee composed of four directors, who are not representatives of the Sponsor Entities and are not employees of the Company or any of its subsidiaries, who could objectively and independently assess the potential transaction, and the Special Committee retained its own independent legal and financial advisors which were fully informed about the extent to which the interests of the Sponsor Entities in the Merger differed from those of the “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act;

•

the fact that appraisal rights are available to “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, who comply with all of the required procedures under the DGCL for exercising appraisal rights, which allows such stockholders to seek appraisal of the “fair value” of their Common Stock in lieu of receiving the Merger Consideration;

•	the fact that since the outset of discussions of the THL acquisition proposal with the Special Committee, THL had conditioned the THL acquisition proposal on approval by the Special Committee;

•

the fact that the Special Committee had no obligation to recommend any transaction, including a transaction with THL, and that the Special Committee had the authority to reject any proposals made by THL or any other person;

•

the analyses and presentations given by Centerview to the Special Committee, including the opinion of Centerview rendered to the Special Committee, which opinion and financial analyses the Special Committee adopted as its own, on February 25, 2024, which was subsequently confirmed by delivery of a written opinion to the Special Committee dated such date, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration to be paid to the holders of shares of Common Stock (other than as specified in such opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described in the section entitled “The Special Factors —Opinion of Centerview” beginning on page 32;

•

the Special Committee, acting with the advice and assistance of its own independent legal and financial advisors, considered and determined that the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, are advisable, fair to and in the best interests of the Company and the Company’s stockholders (other than the THL Agiliti Stockholder and its affiliates) and the Special Committee unanimously recommended to the Board that the Board (i) determine that the terms of the Merger Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, the Company and its stockholders (other than the THL Agiliti Stockholder and its affiliates), (ii) declare the Merger Agreement and the

Transactions advisable, (iii) approve the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of the covenants and agreements contained therein and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions contained therein and (iv) subject to the terms of the Merger Agreement, resolve to recommend that the stockholders of the Company vote to adopt the Merger Agreement and approve the Transactions, including the Merger, in accordance with the DGCL; and

•

the Board (acting on the recommendation of the Special Committee and with Darren Friedman and Thomas J. Leonard abstaining and Scott M. Sperling, Michael A. Bell, Joshua M. Nelson and Megan M. Preiner not in attendance), (i) determined that the terms of the Merger Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, the Company and its stockholders (other than the THL Agiliti Stockholder and its affiliates), (ii) declared the Merger Agreement and the Transactions advisable, (iii) approved the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of the covenants and agreements contained therein and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions contained therein and (iv) subject to the terms of the Merger Agreement, resolved to recommend that the stockholders of the Company vote to adopt the Merger Agreement and approve the Transactions, including the Merger, in accordance with the DGCL.

The Sponsor Entities and Mr. Leonard also considered a variety of risks and other countervailing factors related to the substantive and procedural fairness of the proposed Merger, including:

•

that the stockholders of the Company as of the closing of the Merger other than the THL Agiliti Stockholder, the Rollover Stockholder with respect to the Rollover Shares and certain Continuing Employees who hold certain equity awards will not participate in any future earning, appreciation in value or growth of the Company’s business and will not benefit from any potential sale of the Company or its assets to a third party in the future;

•	the risk that the Merger might not be completed in a timely manner or at all;

•	that Parent and Merger Sub are newly formed entities with essentially no assets, other than the funding commitments of the Equity Commitment Parties;

•

the restrictions on the conduct of the Company’s business prior to the completion of the Merger set forth in the Merger Agreement, which may delay or prevent the Company from undertaking business opportunities that may arise and certain other actions it might otherwise take with respect to the operations of the Company pending completion of the Merger;

•

the negative effect that the pendency of the Merger, or a failure to complete the Merger, could potentially have on the Company’s business and relationships with its employees, vendors and customers; and

•	the fact that an all cash transaction would be taxable to the Company’s stockholders that are United States Holders for U.S. federal income tax purposes.

The Sponsor Entities and Mr. Leonard did not find it practicable to assign, nor did they assign, specific relative weights to the individual factors that they considered in reaching their conclusion as to fairness. The Sponsor Entities and Mr. Leonard believe these factors provide a reasonable basis upon which to form their belief that the Merger is fair to the “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act. This belief should not, however, be construed as a recommendation to any “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, as to whether they should, and the Sponsor Entities and Mr. Leonard do not make any recommendation as to whether any “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, should, exercise their appraisal rights under the DGCL.

The Sponsor Entities did not consider liquidation value or book value as a factor because they consider the Company to be a viable going concern business and the trading history of the Common Stock to generally be an indication of its value as such and they have no present intention to liquidate the Company. The Sponsor Entities note, however, that the per share Merger Consideration of $10.00 is substantially higher than the book value per Common Stock as of December 31, 2023 of $6.95, calculated by dividing total equity of $940,822,621 by the total number of Common Stock outstanding on December 31, 2023, of 135,352,336 Common Stock.

The Sponsor Entities and Mr. Leonard did not establish, and did not consider, an explicit going concern value for the Company to determine the fairness of the Merger Consideration to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, because the Sponsor Entities believe that going concern value is not an appropriate method of determining the value of the shares of Common Stock for the purposes of the Merger. However, the Sponsor Entities and Mr. Leonard did implicitly consider the value of the Company in a sale as a going concern by taking into account the Company’s current and anticipated business, financial condition, results and operations, prospects and other forward-looking matters. The Sponsor Entities and Mr. Leonard note, however, that to the extent the pre-Merger going concern value was reflected in the pre-announcement price of the Common Stock, the Merger Consideration represents a premium to the going concern value of the Company at the time the Merger Agreement was executed.

Purposes and Reasons of the Company in Connection with the Merger

On October 9, 2023, the Board established the Special Committee, comprising Dr. Gary Gottlieb, Dr. C. Martin Harris, Diane Patrick and John Workman, to evaluate the potential transaction involving THL and its affiliates and/or the THL Agiliti Stockholder and if the Special Committee deemed it appropriate, consider alternative transactions with third parties, or to determine not to pursue the proposed transaction involving THL and its affiliates.

On February 25, 2024, the Special Committee, acting with the advice and assistance of its own independent legal and financial advisors, considered and evaluated the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and unanimously resolved to (a) determine that the Merger Agreement and Transactions, including the Merger, are advisable, fair to, and in the best interests of, the Company and its stockholders (other than the THL Agiliti Stockholder and its affiliates), and (b) recommend to the Company Board that the Company Board (i) determine that the terms of the Merger Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, the Company and its stockholders (other than the THL Agiliti Stockholder and its affiliates), (ii) declare the Merger Agreement and the Transactions advisable, (iii) approve the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of the covenants and agreements contained herein and the consummation of the Merger and the Transactions upon the terms and subject to the conditions contained therein and (iv) subject to the terms of the Merger Agreement, resolve to recommend that the stockholders of the Company vote to adopt the Merger Agreement and approve the Transactions in accordance with the DGCL.

The Special Committee believes that the Merger is fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.

Also on February 25, 2024, the Board held a meeting, at which the Board, acting upon the unanimous recommendation of the Special Committee and with Darren Friedman and Thomas J. Leonard abstaining (and Scott M. Sperling, Michael A. Bell, Joshua M. Nelson and Megan M. Preiner not in attendance), resolved to (a) determine that the terms of the Merger Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, the Company and its stockholders (other than the THL Agiliti Stockholder and its affiliates), (b) declare the Merger Agreement and the Transactions advisable, (c) approve the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions contained therein and (d) subject to the terms of the Merger Agreement, recommend that the stockholders of the Company vote to adopt and approve the Merger Agreement in accordance with the DGCL.

The Board, on behalf of the Company, believes that the Merger is fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.

For more information, see the section entitled “The Special Factors—Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board” beginning on page 25.

Purposes and Reasons of the Sponsor Entities and Mr. Leonard in Connection with the Merger

Under the SEC rules governing “going-private” transactions, the Sponsor Entities and Mr. Leonard may be deemed to be affiliates of the Company and, therefore, required to express their reasons for the Merger to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act. The Sponsor Entities and Mr. Leonard are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The Sponsor Entities and Mr. Leonard believe that structuring the Transactions as a merger is preferable to other transaction structures because it (1) will enable Parent to acquire all of the Common Stock (other than (i) THL Agiliti Stockholder Shares, (ii) Rollover Shares and (iii) Treasury Shares and (iv) shares of Common Stock that are owned by Dissenting Stockholders) at the same time, (2) will allow the Company to cease to be a publicly registered and reporting company, and (3) represents an opportunity for the holders of Common Stock (other than (i) THL Agiliti Stockholder Shares, (ii) Rollover Shares and (iii) Treasury Shares and (iv) shares of Common Stock that are owned by Dissenting Stockholders) to receive the Merger Consideration in cash, without interest and less any applicable withholding taxes, subject to and in accordance with the terms and conditions of the Merger Agreement.

For the Sponsor Entities and Mr. Leonard, the primary purpose of the Merger is to allow Parent to own equity interests in the Company and to bear the rewards and risks of such ownership after the Merger is completed and to cause the Common Stock to cease to be publicly traded. The Sponsor Entities and Mr. Leonard believe that the Company requires business decisions focused on long-term growth and that changes to the Company’s operations or strategy could cause earnings volatility and uncertainty in the short- and medium-term. The Sponsor Entities and Mr. Leonard believe that these changes would be most effectively implemented in the context of a private company structure. As a privately held entity, the Company’s management will have greater flexibility to focus on improving long-term profitability and cash generation without the pressures exerted by the public market’s valuation of the Company and its emphasis on short-term period-to-period performance. Further, as a privately held entity, the Company will be relieved of many of the expenses, burdens and constraints imposed on companies that are subject to the public reporting requirements under the U.S. federal securities laws, including the Exchange Act and the Sarbanes-Oxley Act of 2002. The Sponsor Entities and Mr. Leonard also believe that the management and employees of the Company will be able to execute more effectively on future strategic plans. The Sponsor Entities have undertaken to pursue the Merger at this time because the Sponsor Entities believe that achieving management’s plans and goals would be better addressed as a privately held entity, for the reasons discussed above, and that a delay in entering into the Merger Agreement and consummating the Merger could accordingly have an adverse effect on the Company’s ability to do so.

The Company’s Net Book Value and Net Earnings

After the closing of the Merger, the Sponsor Entities and Mr. Leonard will have a direct or indirect interest in the Company’s net book value and net earnings in proportion to such individual’s or entity’s direct or indirect ownership interest in the Surviving Corporation. The Company’s historical net earnings attributable to its shareholders for the fiscal year ended December 31, 2023 was approximately $(19.43) million and its historical net book value as of December 31, 2023 was approximately $940.82 million.

The following table sets forth the direct or indirect beneficial interests of the Company’s net book value and net earnings for the Company and Sponsor Entities before and after the Merger, based on the historical net book value and net earnings of the Company as of and for the fiscal year ended December 31, 2023.

	Ownership Prior to the Merger(1)				Ownership After the Merger(2)
	Net Book Value		Earnings		Net Book Value		Earnings
Name	$(millions)%		$(millions)%		$(millions)%		$(millions)%
Sponsor Entities	678.90	72.16	(14.02)	72.16	932.34	99.10	(19.25)	99.10
Thomas J. Leonard	26.34	2.80	(0.54)	2.80	8.47	0.90	(0.17)	0.90

(1)	Ownership determined as of March 31, 2024.
(2)	Ownership excludes equity interests subject to a rollover held by non-filing persons.

Accounting Treatment

The Company will account for the Merger in accordance with ASC 805, Business Combinations—Related Issues—Transactions Between Entities Under Common Control. This will result in the Merger being accounted for as if the exchange had occurred at the beginning of the period, and the results of operations for that period will comprise those of the previously separate entities combined from the beginning of the period to the date the transfer is completed and those of the combined operations from that date forward. As the THL Agiliti Stockholder controls the Company, controls the acquiring entity, and will continue to control the Company after the Merger, there is no impact to the accounting basis of the Company’s assets and liabilities.

Interests of Our Directors and Executive Officers in the Merger

You should be aware that the Company’s executive officers and directors have interests in the Merger that are different from, or in addition to, the interests of the Company’s stockholders generally. The Board and the Special Committee were aware of these interests and considered them, among other matters, in approving the Merger Agreement. These interests are described below.

The Company’s executive officers as of the date hereof are Thomas J. Leonard (Chief Executive Officer), James B. Pekarek (Executive Vice President and Chief Financial Officer), Bettyann Bird (Executive Vice President and Chief Strategy Officer), Robert L. Creviston (Executive Vice President and Chief Human Resources Officer), Lee M. Neumann (Executive Vice President and General Counsel), Derrick L. Johnson (Senior Vice President and Chief Operating Officer), Lori M. Jones (Senior Vice President and Chief Commercial Officer), Scott A. Christensen (Senior Vice President, Controller and Chief Accounting Officer), Matthew Neale (Senior Vice President of IT and Chief Information Officer) and Matthew E. McCabe (Senior Vice President of Finance and Treasurer).

In addition to the individuals identified above, each of Thomas W. Boehning (Former Chief Executive Officer) and David L. Anbari (Former Senior Vice President, Chief Strategy Officer) served as executive officers of the Company during the fiscal year ended December 31, 2023 (the “Former Executives”).

Treatment of Common Stock and Company Equity Awards

For information regarding beneficial ownership of Common Stock generally held by each of the Company’s directors and named executive officers and all directors and executive officers as a group, see the section entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 119. Each of the Company’s directors and executive officers and each of the Former Executives will be entitled to receive, for each share of Common Stock, the Merger Consideration in the same manner as other Company stockholders.

At the Effective Time, except as otherwise agreed by Parent and the applicable holder thereof and other than with respect to the Rollover RSUs as further described in the section below entitled “The Special Factors—Interests of

Our Directors and Executive Officers in the Merger–The Rollover Commitment Letter”, the Company Equity Awards held by each of the Company’s directors and executive officers will be treated in the same manner as those held by other employees of the Company, as set forth below:

•

each outstanding In-the-Money Option will be terminated and cancelled in exchange for the right to receive a lump sum cash payment, without interest thereon and subject to applicable withholding taxes, equal to (1) the number of shares of Common Stock underlying the In-the-Money Option immediately prior to the Effective Time, multiplied by (2) an amount equal to the excess of the Merger Consideration over the applicable exercise price, and each Underwater Option will terminate and be cancelled with no payment due to the holder thereof.

•

each unvested and outstanding RSU will remain issued and outstanding and generally subject to the same terms and conditions as those that applied immediately prior to the Effective Time, except that: (i) RSUs held by Continuing Employees at or above the level of “Vice President” will be settled in shares of Common Stock or other equity interests in the Company or one of its affiliates, as determined by the Parent Board in its sole discretion; with applicable withholding taxes satisfied through net share settlement and (ii) RSUs held by all other grantees will be settled in cash based on the fair market value of a share of stock or other equity interest in the Company or one of its affiliates as determined by the Parent Board in its sole discretion. Each outstanding vested RSU will be terminated and cancelled in exchange for the right to receive a lump sum cash payment, without interest thereon and subject to applicable withholding taxes, equal to (i) the number of shares of Common Stock subject to the RSUs, multiplied by (ii) an amount equal to the Merger Consideration.

•

each 2021 Performance Restricted Stock Unit that is outstanding or payable as of immediately prior to the Effective Time will, except as otherwise provided under the Merger Agreement, become fully vested and will be terminated and cancelled in exchange for the right to receive a cash payment, without interest thereon and subject to applicable withholding taxes, equal to (i) the number of shares of Common Stock subject to such 2021 Performance Restricted Stock Unit that were earned under the terms of such 2021 Performance Restricted Stock Unit based on the actual level of achievement (as determined by the Compensation Committee) in accordance with the applicable Company Stock Plan and award agreement evidencing such awards), multiplied by (ii) an amount equal to the Merger Consideration.

•

each 2022/2023 Performance Restricted Stock Unit that is outstanding or payable as of immediately prior to the Effective Time will remain issued and outstanding and generally subject to the same terms and conditions (including with respect to time- and performance- based vesting conditions and settlement terms) as those that applied immediately prior to the Effective Time, except: (i) any total shareholder return performance vesting conditions will no longer apply; (ii) each 2022/2023 Performance Restricted Stock Unit held by Continuing Employees at or above the level of “Vice President” will be settled in shares of Common Stock or other equity interests in the Company or one of its affiliates, as determined by the Parent Board in its sole discretion, with applicable withholding taxes satisfied through net share settlement; and (iii) each 2022/2023 Performance Restricted Stock Unit held by all other grantees will be settled in cash based on the fair market value of a share of stock or other equity interest in the Company or one of its affiliates as determined by the Parent Board in its sole discretion.

The following table sets forth, for each executive officer, (a) the number of vested In-the-Money Options, (b) the number vested RSUs and (c) the number of 2021 Performance Restricted Stock Units, in each case, as held by such individual as of March 31, 2024, with the estimated value of such Company Equity Awards in connection with the Merger. The values in the table below have been determined based on the Merger Consideration of $10.00 per share of Common Stock and assume that (i) the 2021 Performance Restricted Stock Units are earned at 52.5% target and remain outstanding as of Closing, (ii) the vested RSUs remain outstanding as of Closing and (iii) the executive officers identified below do not receive any additional grants of, vest in or forfeit any, or exercise (in the case of In-the-Money Options), RSUs, In-the-Money Options or 2021 Performance Restricted Stock Units after March 31, 2024, nor are any vested RSUs or 2021 Performance Restricted Stock Units settled after March 31, 2024.

Name (1)	Vested In-the- Money Options (#)	Estimated Value of Vested In-the- Money Options ($)	Vested RSUs (#)		Estimated Value of Vested RSUs ($)	2021 Performance Restricted Stock Units (#)		Estimated Value of 2021 Performance Restricted Stock Units ($)	Estimated Value of In-the Money Options, Vested RSUs and 2021 Performance Restricted Stock Units ($)
Executive Officers
Thomas J. Leonard	1,876,657	$8,453,541	192,603	(2)	$1,926,030	—		—	$10,379,571
James B. Pekarek	444,000	$1,486,020	—		—	—		—	$1,486,020
Bettyann Bird	102,316	$805,227	27,045		$270,450	—		—	$1,075,677
Scott A. Christensen	70,024	$232,899	—		—	—		—	$232,899
Robert L. Creviston	123,425	$402,223	—		—	—		—	$402,223
Derrick L. Johnson	—	—	—		—	—		—	$—
Lori M. Jones	—	—	—		—	—		—	—
Matthew E. McCabe	40,024	$120,999	—		—	—		—	$120,999
Matthew Neale	—	—	—		—	1,316	(3)	$13,160	$13,160
Lee M. Neumann	—	—	—		—	—		—	—

Non-Employee Directors
Michael A. Bell	—	—	—		—	—		—	—
Darren M. Friedman	106,612	$296,863	—		—	—		—	$296,863
Dr. Gary Gottlieb	50,909	$89,091	—		—	—		—	$89,091
Dr. C. Martin Harris	—	—	—		—	—		—	—
Joshua M. Nelson	—	—	—		—	—		—	—
Diane B. Patrick	—	—	—		—	—		—	—
Megan M. Preiner	—	—	—		—	—		—	—
Scott M. Sperling	—	—	—		—	—		—	—
John L. Workman	134,265	$514,492							$514,492

(1)	As of March 31, 2024, (a) no Executive Officer held any unvested In-the-Money Options, (b) neither Former Executive held any In-the-Money Options, vested RSUs or 2021 Performance Restricted Stock

Units and (c) no non-employee director held any unvested In-the Money Options, vested RSUs or 2021 Performance Restricted Stock Units.
(2)

Mr. Leonard’s vested RSUs are Rollover RSUs and are subject to the terms of his Rollover Commitment Letter, as described more fully below under “The Special Factors—Interests of Our Directors and Executive Officers in the Merger—The Rollover Commitment Letter”. Accordingly, notwithstanding the treatment set forth in the Merger Agreement, at the Effective Time, Mr. Leonard’s vested RSUs will not be cancelled in exchange for a cash payment based on the Merger Consideration, but will instead be converted into equity of the Surviving Corporation or a newly formed parent entity of the Surviving Corporation or Parent.

(3)

Notwithstanding the treatment set forth in the Merger Agreement, generally, at the Effective Time, the 2021 Performance Restricted Stock Units held by Matthew Neale, to the extent earned based on performance, will continue to remain issued and outstanding and will be treated as unvested RSUs.

The following table sets forth, for each non-employee director and executive officer, as applicable, (a) the number of unvested RSUs and (b) the number of 2022/2023 Performance Restricted Stock Units, in each case, as held by such individual as of March 31, 2024. The quantifications in the table below are based, in the case of the 2022/2023 Performance Restricted Stock Units, on target performance, and assume that neither the executive officers nor the non-employee directors receive any additional grants of, vest in or forfeit any unvested RSUs or 2022/2023 Performance Restricted Stock Units, after March 31, 2024.

Name (1)	Unvested RSUs (#)	2022/2023 Performance Restricted Stock Units (#)
Executive Officers
Thomas J. Leonard	577,814	76,152
James B. Pekarek	37,484	52,410
Bettyann Bird	85,376	—
Scott A. Christensen	20,849	5,747
Robert L. Creviston	16,519	19,393
Derrick L. Johnson	16,114	12,892
Lori M. Jones	16,309	8,991
Matthew E. McCabe	20,849	5,747
Matthew Neale	8,214	6,637
Lee M. Neumann	16,445	19,172
Non-Employee Directors
Michael A. Bell	—	—
Darren M. Friedman	—	—
Dr. Gary Gottlieb	—	—
Dr. C. Martin Harris	—	—
Joshua M. Nelson	—	—
Diane B. Patrick	—	—
Megan M. Preiner	—	—
Scott M. Sperling	—	—
John L. Workman	—	—

(1)	As of March 31, 2024, neither Former Executive held any unvested RSUs or 2022/2023 Performance Restricted Stock Units.

Severance Entitlements

Each of the Company’s executive officers is party to an employment arrangement or participates in the Company’s Executive Severance Pay Plan, which provide for payments upon qualifying terminations of employment.

Mr. Leonard entered into an offer letter with the Company in connection with his reappointment as Chief Executive Officer, effective as of October 1, 2023. Mr. Leonard’s offer letter does not provide for any severance benefits or additional payments upon a termination of Mr. Leonard’s employment, other than in connection with a “change in control”. The Merger will not constitute a “change in control” for purposes of Mr. Leonard’s offer letter and thus he would not be entitled to any severance benefits in the event he experiences a qualifying termination of employment following the Merger.

Mr. Pekarek entered into an employment agreement with the Company, effective as of March 5, 2019. In the event Mr. Pekarek’s employment is terminated by the Company without “cause” or by Mr. Pekarek due to “good reason” (as each such term is defined in his employment agreement), Mr. Pekarek would, subject to execution and non-revocation of a release of claims, be eligible to receive:

•

an amount equal to the sum of (i) twelve (12) months of Mr. Pekarek’s base salary as in effect immediately prior to the date of his termination and (ii) target bonus opportunity for the year of termination, paid in substantially equal installments in accordance with the Company’s regular payroll practices over the twelve (12) month period following the date of his termination;

•

a lump sum payment equal to the pro-rata portion of Mr. Pekarek’s annual bonus for the year of termination, based on the number of days Mr. Pekarek was employed during such year and based on objective actual performance through the date of termination (or the end of the month proceeding such termination if such performance is generally determined as of the end of the month);

•

a lump sum payment equal to twelve (12) multiplied by the monthly COBRA premium for Mr. Pekarek’s (and, to the extent applicable, his dependents’) continued coverage on Company health plans, based on the level of coverage in effect prior to his date of termination;

•	full vesting of any Options and RSUs that would have vested by their terms during the twelve (12) months following such termination of employment; and

•

vesting of any 2021 Performance Restricted Stock Units or 2022/2023 Performance Restricted Stock Units based on actual performance through the date of Mr. Pekarek’s termination of employment and projected performance from such date through the end of the applicable performance period (as based on the Company’s then current operating budget), with the number of shares of Common Stock earned, prorated based on the number of days Mr. Pekarek would have been employed during the performance period if Mr. Pekarek had remained employed through the first anniversary of Mr. Pekarek’s termination of employment in comparison to the total number of days in the performance period.

Mr. Pekarek’s employment agreement provides for certain enhanced severance benefits upon a termination of employment in connection with a “change in control”. The Merger will not constitute a “change in control” for purposes of Mr. Pekarek’s employment agreement and thus he would only be entitled to the severance benefits described above in the event he experiences a qualifying termination of employment following the Merger.

Each other executive officer of the Company (other than the Former Executives) participate in the Company’s Executive Severance Pay Plan, effective as of November 2, 2016. In the event of termination of employment by the Company without “cause” or by the executive for “good reason” (as each such term is defined in the Executive Severance Pay Plan), each executive would, subject to execution and non-revocation of a release of claims, be eligible to receive the following amounts:

•

continued payment of base salary (at the level in effect as of the termination date) in accordance with the Company’s regular payroll practices over the twelve (12) month period following the date of the termination;

•	a lump sum payment equal to $11,350 in respect to COBRA premiums;

•

a lump sum payment equal to the pro-rata portion of the executive’s annual bonus for the year of termination, based on the number of days the executive was employed during such year and based on target performance; and

•	outplacement assistance services, as determined by the Company.

For an estimate of the value of the severance payments and benefits described above that would be payable to the Company’s named executive officers upon a qualifying termination in connection with the Merger, see the section below entitled “Interests of Our Directors and Executive Officers in the Merger —  Quantification of Payments and Benefits—Golden Parachute Compensation”. The estimated aggregate cash severance amount that would be payable to the Company’s five executive officers who are not named executive officers under the Executive Severance Pay Plan if the Merger were to be completed and they were to experience a qualifying termination of employment on March 31, 2024 is $2,117,678. The amount in this paragraph is based on the executive officers’ respective base salary and target bonus opportunities in effect as of the date of this Information Statement.

In connection with his September 28, 2023 termination of employment with the Company (and subject to his execution and non-revocation of a release of claims and his compliance with the terms of such release), Mr. Boehning received the following severance benefits: (i) an amount equal to twelve (12) months of annual base salary, plus his target bonus for 2023, payable in substantially equal installments over the twelve (12)-month period following his termination date, (ii) a lump sum payment in respect of his pro-rata 2023 annual bonus, based on actual performance through the termination date, (iii) a lump sum payment in respect of twelve (12) months of COBRA premiums, (iv) full vesting of those options and restricted stock units that were subject solely to time-based vesting conditions and that would have otherwise vested during the twelve (12) months following the termination date and (v) vesting of performance restricted stock units based on actual performance through the termination date, with the number of shares of Common Stock earned, prorated based on the number of days Mr. Boehning would have been employed during the performance period if Mr. Boehning had remained employed through the first anniversary of his termination of employment, in comparison to the total number of days in the performance period.

In connection with his October 11, 2023 termination of employment with the Company (and subject to his execution and non-revocation of a release of claims), Mr. Anbari received severance payments under the Company’s Executive Severance Pay Plan, as described above.

Neither Former Executive will be eligible to receive any additional severance benefits as a result of the Merger.

The Rollover Commitment Letter

Concurrently with the execution and delivery of the Merger Agreement on February 26, 2024, Thomas J. Leonard, member of the Board and Chief Executive Officer of the Company, entered into an agreement with Parent (the “Rollover Commitment Letter”) pursuant to which, among other matters, he agreed to roll over 892,462 of his shares of Common Stock and/or RSUs (the “Rollover Shares” and “Rollover RSUs”, respectively, and collectively, the “Retained Equity Interests”) into equity of the Surviving Corporation or a newly formed parent entity of the Surviving Corporation or Parent in lieu of the treatment of such shares of Common Stock and/or RSUs under the Merger.

The Retained Equity Interests held by Thomas J. Leonard comprised of Common Stock will be “rolled-over” into shares of the Company or a newly formed parent entity of the Company or Parent.

The Retained Equity Interests held by Thomas J. Leonard comprised of Rollover RSUs will be “rolled-over” into restricted stock units subject to the same terms and conditions that applied to the corresponding RSU prior to the Closing (other than for any such terms rendered inoperative by reason of the Transactions or for such other administrative or ministerial changes that are reasonable and made in good faith in connection with the administration of such award following the Effective Time) and which shall, upon vesting, be settled in shares of the Company or a newly formed parent entity of the Company or Parent.

Other Arrangements

Prior to the Effective Time, the Company, Parent or their affiliates may, in their discretion, initiate negotiations of agreements, arrangements and understandings with any of the Company’s directors and executive officers regarding their employment or other future service or compensation or benefits and may enter into definitive agreements with such individuals regarding the foregoing. As of the date of this Information Statement, preliminary discussions with respect to certain such new agreements, arrangements or understandings have occurred. However, to the Company’s knowledge, no such new agreements, arrangements or understandings have been entered into as of the date of this Information Statement. Current agreements, arrangements and understandings between the Company, Parent or their affiliates and any of the Company’s directors and executive officers are described below in the section entitled “Interests of Our Directors and Executive Officers in the Merger — Other Interests”.

Quantification of Payments and Benefits

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation of each of the Company’s named executive officers, that is based on or otherwise relates to the Merger and that will or may become payable to the named executive officers at the completion of the Merger or on a qualifying termination of employment upon or following the consummation of the Merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the merger-related compensation payable to the Company’s named executive officers.

The table below sets forth, for the purposes of this golden parachute disclosure, the amount of payments and benefits (on a pre-tax basis) that each of the Company’s named executive officers would receive based on the following: (i) the Merger is completed on March 31, 2024, (ii) each named executive officer experiences a qualifying termination at such time, (iii) the named executive officer’s base salary rate and annual target bonus remain unchanged from that in effect as of March 31, 2024, (iv) each named executive officer’s Company Equity Awards are those that are outstanding as of March 31, 2024, excluding the 2021 Performance Restricted Stock Units, which for these purposes, are treated as being earned based on actual performance in accordance with their terms, through the performance period that was complete as of December 31, 2023, and (v) each named executive officer has properly executed any required releases and complied with all requirements (including any applicable restrictive covenants) necessary in order to receive the payments and benefits. Some of the assumptions used in the table below are based upon information not currently available and, as a result, the actual amounts to be received by any of the individuals below may materially differ from the amounts set forth below. Additional detail regarding the named executive officers’ interests in the Merger is provided above under the heading “The Special Factors—Interests of Our Executive Officers and Directors in the Merger”.

Golden Parachute Compensation

Named Executive Officer(1)	Cash(2) ($)	Equity(3) ($)	Benefits(4) ($)	Total ($)
Thomas J. Leonard	—	—	—	—
James B. Pekarek	$1,039,205	$898,940	$20,626	$1,958,771
Robert L. Creviston	$452,448	—	$23,350	$475,798
Lee M. Neumann	$452,448	—	$23,350	$475,798
Lori M. Jones	$522,850	—	$23,350	$546,200

(1) Does not include the Former Executives, Mr. Boehning or Mr. Anbari, who following their terminations with the Company as of September 28, 2023 and October 11, 2023, respectively, are not eligible to receive any compensation that is based on or otherwise relates to the Merger.

(2) The amounts consist of: (a) for Mr. Pekarek, twelve (12) months of base salary and 100% of target bonus, (b) for Mr. Creviston and Mses. Neumann and Jones, twelve (12) months of base salary and (c) for Messrs.

Pekarek and Creviston and Mses. Neumann and Jones, a pro-rated 2024 bonus, assuming achievement at target performance. These cash severance and pro-rated 2024 bonus amounts are considered to be double-trigger payments, which means that a qualifying termination of employment must occur prior to any payment being provided to the named executive officer.

Named Executive Officer	Cash Severance ($)	Pro-Rata 2024 Bonus ($)	Total ($)
James B. Pekarek	$942,693	$96,512	$1,039,205
Robert L. Creviston	$389,500	$62,948	$452,448
Lee M. Neumann	$389,500	$62,948	$452,448
Lori M. Jones	$410,562	$112,288	$522,850

(3)

As described above under the heading “The Special Factors – Interests of Our Executive Officers and Directors in the Merger – Treatment of Company Equity Awards”, In-the-Money Options are subject to single-trigger vesting and will terminate and be cancelled in exchange for the right to receive a lump sum cash payment, without interest thereon and subject to applicable withholding taxes, equal to (1) the number of shares of Common Stock underlying the Option, multiplied by (2) an amount equal to the excess of the Merger Consideration over the applicable exercise price. In addition, as described above under the heading “The Special Factors – Interests of Our Executive Officers and Directors in the Merger – Severance Entitlements”, Mr. Pekarek has certain vesting protections that would apply to his unvested RSUs and 2022/2023 Performance Restricted Stock Units upon experiencing a qualifying termination of employment. For purposes of the following quantifications, the 2022/2023 Performance Restricted Stock Units are assumed to be earned at target performance.

Named Executive Officer	Unvested In- the-Money Options ($)	Unvested RSUs ($)	2022/2023 Performance Restricted Stock Units ($)	Total ($)
Thomas J. Leonard	—	—	—	—
James B. Pekarek	—	$374,840	$524,100	$898,940
Robert L. Creviston	—	—	—	—
Lee M. Neumann	—	—	—	—
Lori M. Jones	—	—	—	—

(4)

As described above under the heading “The Special Factors – Interests of Our Executive Officers and Directors in the Merger – Severance Entitlements”, these “double-trigger” amounts consist of: (a) for Mr. Pekarek, a payment in respect of twelve (12) months of COBRA premiums (based on the cost of such COBRA premiums as of March 31, 2024) and (b) for Mr. Creviston and Mses. Neumann and Jones, $11,350, which is the designated amount payable in respect of COBRA benefits under the Executive Severance Pay Plan, and $12,000 in respect of outplacement services.

Special Committee Compensation

In consideration of the expected time and effort that would be required of the members of the Special Committee in evaluating the Merger, including negotiating the terms and conditions of the Merger Agreement, the Board determined that each member of the Special Committee would receive as compensation $25,000 and that the lead director of the Special Committee would receive as compensation $45,000. The compensation was approved by the Compensation Committee of the Board and the Board and was not, and is not, contingent upon the completion of the Merger or any other transaction. No other meeting fees or other compensation (other than reimbursement for reasonable out-of-pocket expenses incurred in connection with their service on the Special Committee) will be paid to the members of the Special Committee in connection with their service on the Special Committee.

Directors’ and Officers’ Indemnification and Insurance

Pursuant to the terms of the Merger Agreement, the Company’s current and former directors and executive officers will be entitled to certain ongoing indemnification, expense advancement and insurance arrangements. See the section entitled “The Merger Agreement—Indemnification and Insurance” beginning on page 96 for a description of such ongoing arrangements.

Other Interests

The following Company’s directors currently have, or have previously had, employment relationships or other compensation arrangements with THL, and its majority-owned companies:

•	Michael Bell is a Managing Director at THL.

•	Joshua M. Nelson is a Managing Director and Head of Healthcare at THL.

•	Megan M. Preiner is a Managing Director at THL.

•	Scott M. Sperling is a Co-Chief Executive Officer of THL.

•	Thomas J. Leonard previously served as an Executive Partner at THL.

•	Darren M. Friedman is a Partner of StepStone.

Delisting and Deregistration of Common Stock

If the Merger is completed, the Common Stock will be delisted from the NYSE and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of the Common Stock.

Upon completion of the Merger, Merger Sub will merge with and into the Company, with the Company surviving the Merger. The Common Stock are currently listed on the NYSE and registered under the Exchange Act. Following completion of the Merger, there will be no further market for the Common Stock and, as promptly as practicable following the Effective Time and in compliance with applicable law, the Common Stock will be delisted from the NYSE and deregistered under the Exchange Act.

Plans for the Company After the Merger

The Company, Parent and the Sponsor Entities each anticipate that the Company’s operations will, after the Effective Time, be conducted substantially as they are currently being conducted, except that the Common Stock will cease to be publicly traded.

After the Effective Time, the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation, and the officers of the Company in office immediately prior to the Effective Time will become the officers of the Surviving Corporation, in each case until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed, as the case may be.

Except as described above or elsewhere in this Information Statement, the Sponsor Entities have advised the Company that they do not have any current intentions, plans or proposals to cause the Company to engage in any of the following:

•	an extraordinary corporate transaction following the consummation of the Merger involving the Company’s corporate structure;

•	the purchase, sale or transfer of a material amount of assets of the Company or any of its subsidiaries; or

•	any other material changes to the Company’s corporate structure or business.

Notwithstanding the foregoing, following the Effective Time, as part of their long-term corporate goal of optimizing value, the Sponsor Entities intend to conduct a review of the Company and its assets, capital allocation, corporate and capital structure, tax position, capitalization, operations, business, properties and policies to determine what changes, if any, may be desirable following the Merger to enhance the business and operations of the Company. In connection with this review, the Sponsor Entities may consider a range of alternatives including the types of transactions set forth above as well as other strategic transactions and other structural and balance sheet optimization activities, if the Sponsor Entities decide that such transactions or other activities are desirable upon such review. Except as otherwise disclosed in this Information Statement (including in the Company’s filings with the SEC incorporated by reference into this Information Statement), as of the date hereof, no agreements, understandings or decisions have been reached and there is no assurance that the Sponsor Entities will or will not decide to undertake any such alternatives. The Sponsor Entities expressly reserve the right to make any changes to the Company operations after consummation of the Merger that they deem appropriate in light of such review or in light of future developments.

Transaction Litigation

Lawsuits arising out of the Merger may be filed in the future. In addition, the Company has received stockholder demand letters pursuant to DGCL Section 220 relating to the events leading to the execution of the Merger Agreement and could receive other stockholder demand letters relating to books and records requests or the disclosure in this Information Statement. No assurances can be made as to the outcome of such lawsuits, demands or other actions.

Fees and Expenses

The estimated maximum amount of fees and expenses incurred or expected to be incurred by the Company in connection with the Merger are as follows:

Description	Amount
Financial advisory fees and expenses	$9,500,000
Legal, accounting and other professional fees and expenses	$4,750,000
Financing fees and expenses	$7,200,000
SEC filing fees	$57,600
Printing and mailing costs	$19,800

Total	$21,527,400

It is also expected that Merger Sub and/or Parent will incur approximately $10.0 million of legal, other advisory and financing fees in connection with the Merger.

The estimate for legal fees set forth in this Information Statement does not include any amounts attributable to any existing or future litigation challenging the Merger. All costs and expenses incurred in connection with the preparation, negotiation, execution and performance of the Merger Agreement and the Transactions, will be paid by the party incurring such expense.

Material United States Federal Income Tax Consequences of the Merger

The following is a summary of the material United States federal income tax consequences of the Merger generally applicable to holders of Common Stock who exchange their shares of Common Stock for cash pursuant to the Merger. The summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable United States Treasury Regulations issued thereunder, judicial authority and administrative rulings and pronouncements, all of which are subject to change, possibly with retroactive effect. The discussion applies only to holders whose shares of Common Stock are held as capital assets (generally, property held for investment), and does not address the tax consequences that may be relevant to holders of Common Stock that are subject to special tax rules, such as insurance companies, United States expatriates, controlled foreign corporations, passive foreign investment companies, tax-exempt organizations, broker-dealers, financial institutions, cooperatives, traders in securities that elect to mark to market, United States Holders (as defined below) whose functional currency is not the United States dollar, holders who hold Common Stock through pass-through entities for United States federal income tax purposes or as part of a straddle or conversion transaction, holders deemed to sell Common Stock under the constructive sale provisions of the Code, holders who exercise appraisal rights, holders who acquired Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, holders who own (or are deemed to own) Rollover Shares, holders of Common Stock who own (or are deemed to own) any interest in the THL Agiliti Stockholder, or holders of THL Agiliti Stockholder Shares. This summary does not address any Medicare tax or alternative minimum tax considerations or any aspect of state, local or non-United States taxation, and does not address any United States federal taxation other than income taxation.

For purposes of this Information Statement, a “United States Holder” means a beneficial owner of Common Stock that is:

•	a citizen or individual resident of the United States,

•

a corporation (or any entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•	an estate, the income of which is subject to United States federal income tax regardless of its source, or

•

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a United States person.

The term “Non-United States Holder” refers to any beneficial owner of Common Stock, other than a partnership or other entity or arrangement treated as a partnership or disregarded entity for United States federal income tax purposes that is not a United States Holder.

If a partnership or any other entity or arrangement treated as a partnership for United States federal income tax purposes is a holder of Common Stock, the United States federal income tax treatment of a partner in that partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships owning Common Stock and partners in such partnerships should consult their own tax advisors as to the particular United States federal income tax consequences of the Merger to them.

The United States federal income tax consequences set forth below are included for general informational purposes only and are based upon current law as of the date hereof. Because individual circumstances may differ, each holder of Common Stock should consult such holder’s own tax advisor to determine the applicability of the rules discussed below to such holder and the particular tax effects of the Merger, including the application and effect of U.S. federal, state, local and non-U.S. tax laws.

United States Holders. The receipt of the Merger Consideration by a United States Holder in exchange for Common Stock pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. In general, for United States federal income tax purposes, a United States Holder who receives the Merger Consideration will recognize gain or loss in an amount equal to the difference between (x) the amount of cash the United States Holder receives (determined before deduction of any applicable withholding taxes) and (y) the adjusted tax basis of the surrendered shares of Common Stock. A United States Holder’s adjusted tax basis generally will equal the price the United States Holder paid for such shares of Common Stock. Gain or loss will be calculated separately for each block of Common Stock exchanged in the Merger (generally shares of Common Stock acquired at the same cost in a single transaction). Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the shares of Common Stock have been held for more than one year as of the Effective Time. Long-term capital gains of non-corporate United States Holders may be eligible for reduced rates of taxation. The deductibility of capital losses is limited.

Non-United States Holders. Subject to the discussion below regarding backup withholding, a Non-United States Holder that receives cash for Common Stock pursuant to the Merger generally will not be subject to United States federal income tax on any gain realized on the disposition, unless (i) such holder is an individual who is present in the United States for 183 or more days during the taxable year of the Merger and certain other conditions are met, (ii) the gain is effectively connected with the conduct of a trade or business in the United States by the Non-United States Holder (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base within the United States) or (iii) such holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of the Common Stock at any time during the shorter of the five-year period preceding the Merger or the period that the Non-United States Holder held Common Stock, and the Company is or has been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period preceding the Merger or the period that the Non-United States Holder held Common Stock. The Company believes it has not been a “United States real property holding corporation” for United States federal income tax purposes at any time during the five-year period preceding the Merger.

If you are a Non-United States Holder who is an individual and has been present in the United States for 183 or more days during the taxable year of the Merger and certain other conditions are satisfied, you will be subject to tax at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty) on any gain realized, which generally may be offset by certain United States source capital losses.

If you are a Non-United States Holder and your gain is effectively connected with a United States trade or business (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base within the United States), you will be subject to United States federal income tax on any gain realized on a net basis in the same manner as United States Holders. Non-United States Holders that are corporations may also be subject to branch profits tax on their effectively connected income at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty), subject to adjustments.

Information Reporting and Backup Withholding. Cash consideration received by a United States Holder or a Non-United States Holder in the Merger may be subject to information reporting and backup withholding. To avoid backup withholding, a United States Holder that does not otherwise establish an exemption should complete and return to the applicable paying agent an Internal Revenue Service (“IRS”) Form W-9, certifying that such United States Holder is a United States person, that the taxpayer identification number provided is correct and that such United States Holder is not subject to backup withholding. A Non-United States Holder generally may establish an exemption from backup withholding by certifying its status as a non-United States person under penalties of perjury on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8. Backup withholding is not an additional tax. Amounts so withheld can be credited against such holder’s United States federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Holders should consult their tax advisors regarding the application of United States federal income tax laws and non-United States tax laws, including information reporting and backup withholding, to their particular situations.

Regulatory Approvals

Under the Merger Agreement and subject to the terms thereof, the Company and Parent have agreed to cooperate with each other and use, and will cause their respective subsidiaries and controlled affiliates to use, their respective reasonable best efforts to take (or cause to be taken) all actions, and do (or cause to be done) all things necessary, proper or advisable under the Merger Agreement and applicable laws to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement as expeditiously as possible, and in no event later than the Termination Date, including:

•

preparing and filing all documentation to effect all necessary notices, reports and other filings and to obtain as expeditiously as possible all consents, registrations, approvals, permits, expirations of waiting periods and authorizations necessary or advisable to be obtained from any third party or any Governmental Entity (defined below) in order to consummate the Merger or any of the other Transactions;

•	satisfying the conditions to consummating the Merger;

•	defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the Merger;

•

obtaining (and cooperating with each other in obtaining) any consent, approval of, waiver or any exemption by, any non-governmental third party, in each case, to the extent necessary, proper or advisable in connection with the Merger; and

•	executing and delivering any reasonable additional instruments necessary to consummate the Transactions and to fully carry out the purposes of the Merger Agreement.

Notwithstanding anything in the Merger Agreement to the contrary, the obligations in the bullets above do not apply to any existing portfolio company (as such term is common understood in the private equity industry) of THL, and for the avoidance of doubt for purposes of this and the foregoing sentence the Company and its subsidiaries will not be considered an existing portfolio company.

Under the Merger Agreement and subject to the terms thereof, the Company and Parent have agreed (i) each party will notify the other, as far in advance as practicable, of any filing or material or substantive communication or inquiry it or any of its subsidiaries intends to make with any Governmental Entity, (ii) prior to submitting any such filing or making any such communication or inquiry, such party will provide the other party and its counsel a reasonable opportunity to review, and will consider in good faith the comments of the other party in connection with, any such filing, communication or inquiry, (iii) promptly following the submission of such filing or making such communication or inquiry, provide the other party with a copy of any such filing or, if in written form, communication or inquiry, or a summary of any oral communication and (iv) consult with the other party in connection with any inquiry, hearing, investigation or litigation by, or negotiations with, any Governmental Entity relating to the Merger, including the scheduling of, and strategic planning for, any meetings with any Governmental Entity relating thereto. In exercising the foregoing cooperation rights, the Company and Parent each will act reasonably and as promptly as reasonably practicable.

“Governmental Entity” means any domestic, foreign or transnational governmental, competition or regulatory authority, court, arbitral tribunal agency, commission, body or other legislative, executive or judicial governmental entity or self-regulatory agency.

Alternatives to the Merger

In response to the proposed offer from THL, the Special Committee reviewed, with the assistance of Centerview, the desirability for the Special Committee to initiate a process to solicit alternative change of control proposals from third parties. In this regard, the Special Committee took into account the fact that THL stated that they were not interested in selling its stake in the Company to a third party and would not vote in favor of any alternative sale, merger or similar transaction involving the Company.

Prior to the delivery of the Written Consent, the Company and its representatives were allowed, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to provide non-public information and engage in discussions and negotiations with respect to an unsolicited takeover proposal that would reasonably be expected to lead to a superior proposal. However, the Company’s rights to engage in negotiations or discussions with third parties ceased by virtue of the delivery of the Written Consent following the execution of the Merger Agreement and re-delivery following the ratification.

For more information on the alternatives to the Merger, see the sections entitled “The Special Factors—Background of the Merger” beginning on page 13, “The Special Factors—Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board” beginning on page 25 and “The Special Factors—Position of the Company on the Fairness of the Merger” beginning on page 45.

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers are intended to briefly address commonly asked questions as they pertain to the Merger Agreement and the Merger. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the section entitled “Summary” beginning on page 1 and the more detailed information contained elsewhere in this Information Statement, the annexes to this Information Statement and the documents referred to or incorporated by reference in this Information Statement, each of which you should read carefully. You may obtain additional information, which is incorporated by reference in this Information Statement, without charge, by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 122.

Q:	What is the proposed transaction and what effects will it have on the Company?

A:

The proposed transaction is the acquisition by Parent of all of the shares of Common Stock (other than (i) THL Agiliti Stockholder Shares, (ii) Rollover Shares, (iii) Treasury Shares and (iv) shares of Common Stock that are owned by Dissenting Stockholders). Once the Closing conditions under the Merger Agreement have been satisfied or waived (to the extent waivable) and subject to the other terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company. The Company will be the Surviving Corporation of the Merger and will cease to be a publicly traded company.

Q:	What will I receive in the Merger?

A:

Upon completion of the Merger and subject to the terms and conditions set forth in the Merger Agreement, you will receive the Merger Consideration equal to $10.00 in cash, without interest and less any required withholding taxes, for each share of Common Stock that you own, unless you are entitled to demand and properly demand appraisal pursuant to, and in a manner that complies with, Section 262, and do not withdraw or otherwise lose the right to appraisal pursuant to the DGCL. For example, if you own 100 shares of Common Stock, you will receive $1,000.00 in cash for your shares of Common Stock without interest and less any required withholding taxes. Upon completion of the Merger, subject to the rights of holders of Company Equity Awards (if applicable), you will not own any equity in the Surviving Corporation.

Q:	What happens to Company Equity Awards if the Merger is Completed?

A:

At the Effective Time, except as otherwise agreed by Parent and the applicable holder thereof and other than with respect to the Rollover RSUs as further described in the section entitled “The Special Factors—Interests of Our Directors and Executive Officers in the Merger—The Rollover Commitment Letter”, the Company Equity Awards will be treated as follows:

•

each outstanding In-the-Money Option will be terminated and cancelled in exchange for the right to receive a lump sum cash payment, without interest thereon and subject to applicable withholding taxes, equal to (1) the number of shares of Common Stock underlying the In-the-Money Option immediately prior to the Effective Time, multiplied by (2) an amount equal to the excess of the Merger Consideration over the applicable exercise price, and each Underwater Option will terminate and be cancelled with no payment due to the holder thereof;

•

each unvested and outstanding RSU will remain issued and outstanding and generally subject to the same terms and conditions as those that applied immediately prior to the Effective Time, except that: (i) RSUs held by Continuing Employees at or above the level of “Vice President” will be settled in shares of Common Stock or other equity interests in the Company or one of its affiliates, as determined by the Parent Board in its sole discretion; with applicable withholding taxes satisfied through net share settlement and (ii) RSUs held by all other grantees will be settled in cash based on the fair market value of a share of stock or other equity interest in the Company or one of its affiliates as determined by the Parent Board in its sole discretion. Each outstanding vested RSU will be terminated and cancelled in exchange for the right to receive a lump sum cash payment, without interest thereon and subject to applicable withholding taxes, equal to (i) the number of shares of Common Stock subject to the RSUs, multiplied by (ii) an amount equal to the Merger Consideration;

•

each 2021 Performance Restricted Stock Unit that is outstanding or payable as of immediately prior to the Effective Time will, except as otherwise provided under the Merger Agreement, become fully vested and will be terminated and cancelled in exchange for the right to receive a cash payment, without interest thereon and subject to applicable withholding taxes, equal to (i) the number of shares of Common Stock subject to such 2021 Performance Restricted Stock Unit that were earned under the terms of such 2021 Performance Restricted Stock Unit based on the actual level of achievement (as determined by the Compensation Committee) in accordance with the applicable Company Stock Plan and award agreement evidencing such awards), multiplied by (ii) an amount equal to the Merger Consideration; and

•

each 2022/2023 Performance Restricted Stock Unit that is outstanding or payable as of immediately prior to the Effective Time will remain issued and outstanding and generally subject to the same terms and conditions (including with respect to time- and performance- based vesting conditions and settlement terms) as those that applied immediately prior to the Effective Time, except: (i) any total shareholder return performance vesting conditions will no longer apply; (ii) each 2022/2023 Performance Restricted Stock Unit held by Continuing Employees at or above the level of “Vice President” will be settled in shares of Common Stock or other equity interests in the Company or one of its affiliates, as determined by the Parent Board in its sole discretion, with applicable withholding taxes satisfied through net share settlement; and (iii) each 2022/2023 Performance Restricted Stock Unit held by all other grantees will be settled in cash based on the fair market value of a share of stock or other equity interest in the Company or one of its affiliates as determined by the Parent Board in its sole discretion.

We encourage you to read the Merger Agreement, which is attached as Annex A to this Information Statement, as it is the legal document that governs the Merger and the other Transactions.

Q	What happens to purchase rights under the Company’s Employee Stock Purchase Plan?

A:

No new offering periods or purchase periods will commence under the ESPP following the date of the Merger Agreement. If the current offering period (which, pursuant to its terms will run through April 30, 2024) is in effect as of the day immediately prior to the Effective Time, the exercise date will be accelerated and will occur no later than the day immediately prior to the Effective Time, with respect to any then-outstanding purchase rights. Any shares of Common Stock previously purchased under the ESPP will, at the Effective Time, entitle the holder thereof to receive the Merger Consideration equal to $10.00 in cash, without interest and less any required withholding taxes.

Q:	When do you expect the Merger to be completed?

A:

We are working to complete the Merger as quickly as possible. We currently expect to complete the Merger promptly after all of the conditions to the Merger have been satisfied or waived and subject to the other terms and conditions set forth in the Merger Agreement. Completion of the Merger is currently expected to occur in the first half of 2024, although the Company cannot assure completion by any particular date, if at all.

Q:	What happens if the Merger is not completed?

A:

If the Merger is not completed for any reason, stockholders will not receive any payment for their shares of Common Stock in connection with the Merger. Additionally, the Company will remain a publicly traded company, and Common Stock will continue to be traded on the NYSE.

Q:	Why am I not being asked to vote on the Merger?

A:

To effect the Merger, Section 228 and Section 251 of the DGCL, the Company Certificate of Incorporation, and the Company Bylaws require the adoption of the Merger Agreement by stockholders of the Company holding a majority of the shares of Common Stock outstanding. The Company Certificate of Incorporation permits stockholders to act by written consent in certain circumstances, including in connection with the approval of Transactions such as the Merger. On February 26, 2024, following the execution of the Merger Agreement, the THL Agiliti Stockholder, which on such date beneficially held more than a majority of the shares of Common Stock outstanding, executed and delivered to the Company the Written Consent, thereby providing the Company Requisite Approval for the Merger. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.

Q:	Why did I receive this Information Statement?

A:

Applicable laws and securities regulations require us to provide you with notice of the Written Consent that was delivered by the THL Agiliti Stockholder, as well as other information regarding the Merger, even though your vote or consent is neither required nor requested to adopt or authorize the Merger Agreement or complete the Merger. This Information Statement also constitutes notice to you of the availability of appraisal rights in connection with the Merger under Section 262, a copy of which is attached to this Information Statement as Annex D.

Q:	What did the Special Committee determine and recommend to the Board?

A:	The Special Committee unanimously resolved:

•

that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of, the Company and its stockholders (other than the THL Agiliti Stockholder and its affiliates); and

•	to recommend that the Board:

•

determine that the terms of the Merger Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, the Company and its stockholders (other than the THL Agiliti Stockholder and its affiliates);

•	declare the Merger Agreement and the Transactions advisable;

•

approve the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of the covenants and agreements contained therein and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions contained therein; and

•	subject to the terms of the Merger Agreement, resolve to recommend that the stockholders of the Company vote to adopt the Merger Agreement and approve the Transactions, in accordance with the DGCL.

The Special Committee believes, based on the factors described in this Information Statement, that the Merger is fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.

Q:	Did the Board approve and recommend the Merger Agreement?

A:

Yes. Among other things, the Board (acting on the unanimous recommendation of the Special Committee and with Darren Friedman and Thomas J. Leonard abstaining and Scott M. Sperling, Michael A. Bell, Joshua M. Nelson and Megan M. Preiner not in attendance) resolved:

•

to determine that the terms of the Merger Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, the Company and its stockholders (other than the THL Agiliti Stockholder and its affiliates);

•	to declare the Merger Agreement and the Transactions advisable;

•

to approve the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions contained therein; and

•	subject to the terms of the Merger Agreement, to recommend that the stockholders of the Company vote to adopt the Merger Agreement and approve the Transactions, in accordance with the DGCL.

The Board, on behalf of the Company, believes, based on the factors described in this Information Statement, that the Merger is fair to the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.

Q:	What happens if I sell my shares before the completion of the Merger?

A:

If you transfer your shares of Common Stock before consummation of the Merger, you will have transferred the right to receive the Merger Consideration and will lose your appraisal rights. In order to receive the Merger Consideration or exercise appraisal rights, you must hold your shares of Common Stock through the Effective Time.

Q:	How do I surrender my Book-Entry Shares held by the Company’s transfer agent, Broadridge Corporate Issuer Solutions, Inc.?

A:

Without any action by any holder of record of Book-Entry Shares, the Surviving Corporation will direct the Paying Agent to mail to each holder of record of Book-Entry Shares (i) a notice of effectiveness of the Merger and (ii) cash in an amount, less any required withholding taxes, equal to the number of Book-Entry Shares held by such holder immediately prior to the Effective Time multiplied by the Merger Consideration and such Book-Entry Shares will forthwith be canceled.

Q:	Should I send in my Certificates or other evidence of ownership now?

A:

No. After the Merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of Common Stock for the Merger Consideration. If your shares of Common Stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares of Common Stock in exchange for the Merger Consideration. Do not send in your Certificates now.

Q:	What happens to my shares of Common Stock held by my broker?

A:

Your broker generally will handle cashing out all shares of Common Stock that you hold in your brokerage account after the Closing of the Merger has occurred. You should direct any specific questions on this to your broker.

Q:	Is the Merger subject to any conditions?

A:

Yes. Before the Merger can be completed, the Company, Parent and Merger Sub must satisfy or, if permissible, waive several Closing conditions. If these conditions are not satisfied or waived, the Merger will not be completed. See the section entitled “The Merger Agreement—Conditions to Consummation of the Merger” beginning on page 102.

Q:	Am I entitled to exercise appraisal rights instead of receiving the Merger Consideration for my shares of Common Stock?

A:

Yes. Company stockholders who are not the THL Agiliti Stockholder and who are entitled to demand and properly demand appraisal pursuant to, and in a manner that complies with, Section 262, and do not withdraw or otherwise lose the right to appraisal pursuant to the DGCL are entitled to appraisal rights in connection with the Merger with respect to their shares of Common Stock. See the section entitled “Appraisal Rights” beginning on page 114.

Q:	What happens if a third party makes an offer to acquire the Company before the Merger is completed?

A:

The Company’s rights to provide non-public information and engage in negotiations or discussions with third parties and to make an adverse recommendation change ceased upon the delivery of the Written Consent following the execution of the Merger Agreement and re-delivery following the ratification.

Prior to the delivery of the Written Consent, the Company and its representatives were allowed, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to provide non-public information and engage in discussions and negotiations with respect to an unsolicited takeover proposal that would reasonably be expected to lead to a superior proposal.

Additionally, prior to the delivery of the Written Consent, the Board, Special Committee or other committee of the Board was allowed to make an adverse recommendation change in response to an intervening event or a takeover proposal, in each case, under certain specified circumstances and after complying with certain specified procedural requirements.

Q:	Will I owe taxes as a result of the Merger?

A:

The exchange of shares of Common Stock for cash pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. Therefore, a United States Holder (as defined in the section entitled “The Special Factors—Material United States Federal Income Tax Consequences of the Merger” beginning on page 72) receiving cash in the Merger generally will recognize capital gain or loss for United States federal income tax purposes in an amount equal to the difference between (i) the amount of cash the United States Holder received (determined before deduction of any applicable withholding taxes) and (ii) the adjusted tax basis of the surrendered Common Stock.

A Non-United States Holder (as defined in the section entitled “The Special Factors—Material United States Federal Income Tax Consequences of the Merger”) will generally not be subject to United States federal income tax on any gain resulting from the exchange of Common Stock pursuant to the Merger, unless such holder has certain connections to the United States (as described further in “The Special Factors—Material United States Federal Income Tax Consequences of the Merger – Non-United States Holders”), but the Merger could be a taxable transaction to such holder under non-United States tax laws applicable to such holder.

Holders of Common Stock should read the section entitled “The Special Factors—Material United States Federal Income Tax Consequences of the Merger” beginning on page 61 for a more detailed description of the United States federal income tax consequences of the Merger. Tax matters can be complicated, and the tax consequences of the Merger to you will depend on your particular situation. Holders are urged to consult their own tax advisors about the U.S. federal, state, local and non-U.S. tax consequences of the Merger.

Q:	Where can I find more information about the Company?

A:

We file annual, quarterly and current reports, proxy statements, and other documents with the SEC. This information is available on the website maintained by the SEC at www.sec.gov. For a more detailed description of the available information, please refer to the section entitled “Where You Can Find More Information” beginning on page 122.

Q:	Who can help answer my other questions?

A:

If you have more questions about the Merger, please contact our Investor Relations Department at https://investors.agilitihealth.com. If your broker holds your Common Stock, you should call your broker for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement, and the documents to which we refer you in this Information Statement, contain forward-looking statements including, without limitation, statements regarding forecasts and projections as described in the section entitled “The Special Factors—Certain Company Financial Forecasts” beginning on page 39. We have used the words “approximately,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” and similar terms and phrases to identify forward-looking statements.

All of our forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we are expecting, including:

•	risks associated with the Transactions generally, such as the inability to obtain, or delays in obtaining, any required regulatory approvals or other consents;

•	the failure to consummate or delay in consummating the Merger for other reasons, and the risk that if the Merger is not completed, the market price of the Common Stock could decline;

•	risks related to disruption of management’s attention from the Company’s ongoing business operations due to the Merger;

•	the risk that a condition to Closing of the Merger may not be satisfied;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•	the outcome of any legal proceedings that may be instituted following the announcement of the Merger;

•	failure of Parent to obtain the financing required to consummate the Merger;

•	failure to retain key management and employees of the Company;

•	issues or delays in the successful integration of the Company’s operations with those of Parent, including incurring or experiencing unanticipated costs and/or delays or difficulties;

•	unfavorable reaction to the Merger by customers, competitors, suppliers and employees;

•

unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities or the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors; and

•	additional factors discussed in the Company’s periodic filings with the SEC, including in our Annual Report on Form 10-K (which is incorporated by reference herein), and the Schedule 13E-3.

We believe that the assumptions on which our forward-looking statements are based are reasonable. All subsequent written and oral forward-looking statements concerning the Transactions or other matters addressed in this Information Statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements speak only as of the date of this Information Statement or the date of any document incorporated by reference in this document. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

THE PARTIES TO THE MERGER AGREEMENT

The Company

Agiliti, Inc.

11095 Viking Drive, Suite 300

Eden Prairie, MN 55344

Phone: (952) 893-3200

The Company, headquartered in Eden Prairie, Minnesota is an essential service provider to the U.S. healthcare industry with solutions that help support a more efficient, safe and sustainable healthcare delivery system. The Company serves more than 10,000 national, regional and local acute care and alternate site providers across the U.S. For more than eight decades, the Company has delivered medical equipment management and service solutions that help healthcare providers reduce costs, increase operating efficiencies and support optimal patient outcomes. Additional information regarding the Company is contained in our filings with the SEC, copies of which may be obtained without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 122.

The Common Stock is listed with, and traded on, the NYSE under the symbol “AGTI”.

Parent

Apex Intermediate Holdco, Inc.

c/o Thomas H. Lee Partners, L.P.,

100 Federal Street

Boston, MA 02110

Phone: (617) 227-1050

Parent was formed in Delaware on February 23, 2024, solely for the purpose of entering into the Merger Agreement, consummating the Merger with the Company. Parent is indirectly wholly owned by THL Agiliti LLC and is an affiliate of THL and has not carried on any business, conducted any operations or incurred any liabilities or obligations, other than those incidental to its formation and pursuant to the Merger Agreement and the performance of its obligations thereunder and matters ancillary thereto.

Merger Sub

Apex Merger Sub, Inc.

c/o Thomas H. Lee Partners, L.P.,

100 Federal Street

Boston, MA 02110

Phone: (617) 227-1050

Merger Sub was formed in Delaware on February 23, 2024 solely for the purpose of entering into the Merger Agreement and consummating the Merger with the Company. Merger Sub is a wholly-owned subsidiary of Parent and has not carried on any business, conducted any operations or incurred any liabilities or obligations, other than those incidental to its formation and pursuant to the Merger Agreement, the performance of its obligations thereunder and matters ancillary thereto. Upon consummation of the Merger, Merger Sub will cease to exist.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROLLING PERSONS OF THE COMPANY

Neither the Company nor, to the knowledge of the Company, any of the Company’s directors or executive officers listed below have been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors). In addition, neither the Company nor, to the knowledge of the Company, any of the Company’s directors or executive officers listed below, have, during the past five (5) years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws, or a finding of any violation of U.S. federal or state securities laws.

Directors

Dr. Gary L. Gottlieb became a member of the Board in January 2019. Dr. Gottlieb is a professor of psychiatry at Harvard Medical School and a member of the National Academy of Medicine. Dr. Gottlieb served as Chief Executive Officer of Partners In Health from March 2015 until June 2019. From January 2010 until February 2015, he served as President and Chief Executive Officer of Partners HealthCare (now MassGeneral Brigham), the parent of the Brigham and Women’s and Massachusetts General Hospitals and a number of the nation’s other leading academic medical centers, community hospitals and physician organizations. He served as President of Brigham and Women’s Hospital, as President of North Shore Medical Center, and as Chairman of Partners Psychiatry. Dr. Gottlieb served as a member of the Board of Directors of the Federal Reserve Bank of Boston from 2012 to 2016 and as its Chair from 2016 to 2018. Dr. Gottlieb serves as Executive Chair of Cohere, Inc. and BHNewCo LLC/ Author Health LLC and as a Director of Kyruus, Inc., OM1, Inc. and Elysium and, previously, inVentiv Health, Inc. He is an Executive Partner of Flare Capital Partners. Dr. Gottlieb earned an MBA from the Wharton School at the University of Pennsylvania and an M.D. from the Albany Medical College of Union University in a six-year accelerated biomedical program. Dr. Gottlieb is a valuable member of our Board because of his extensive experience in the healthcare and medical industries and his multiyear service in executive roles of companies in such industries. Dr. Gottlieb is a U.S. citizen.

Diane B. Patrick became a member of the Board in April 2021. Ms. Patrick is a Senior Counsel at Ropes & Gray LLP and has practiced labor and employment law for over 35 years. Prior to serving as Senior Counsel at Ropes & Gray LLP, Ms. Patrick served as a Co-Managing Partner and as a member of several committees, including the Diversity Committee, of Ropes & Gray LLP, as an Associate at O’Melveny & Myers, as an Associate at Hogan Hartson (n/k/a Hogan Lovells US LLP), as University Attorney at Harvard University, and as Director and Associate Vice President of Human Resources at Harvard University. Ms. Patrick also serves on the boards of Massachusetts General Hospital (as Co-Vice Chair, and as Chair and member of several committees, including the Nominating and Governance Committee), MassGeneral Brigham (as Chair of the United Against Racism Task Force and member of several committees, including the Committee on Institutional Conflicts), and WBUR-FM, a National Public Radio station (as a member of the Community Advisory Board). Ms. Patrick also served as First Lady of the Commonwealth of Massachusetts while her husband was Governor from 2007 to 2015. Ms. Patrick is a valuable member of the Board because of the unique perspective she brings as a legal expert, her dedication to diversity initiatives and her experience serving on the boards of directors of companies in the healthcare sector. Ms. Patrick is a U.S. citizen.

Scott M. Sperling became a member of the Board in January 2019. Mr. Sperling is Co-Chief Executive Officer and co-chair of THL’s Management Committee. Mr. Sperling has been at THL since 1994. Prior to joining THL, Mr. Sperling was, for more than ten years, managing partner of The Aeneas Group, Inc., the private capital affiliate of Harvard Management Company. Before that he was a senior consultant with the Boston Consulting Group. Mr. Sperling is currently a director of Thermo Fisher Scientific (NYSE: TMO) and was previously a director of iHeartMedia, Inc. (NASDAQ: IHRT), Madison Square Garden Company (NYSE: MSGE) and Warner Music Group (NASDAQ: WMG). Mr. Sperling’s current and prior directorships also include Experian Information Solutions, Fisher Scientific, Front Line Management Companies, Inc., Houghton Mifflin Co., The

Learning Company, PriCellular Corp, ProcureNet, ProSiebenSat.1, Univision Communications, Inc., and Wyndham Hotels and several other private companies. Mr. Sperling is also the Chairman of MassGeneral Brigham, the parent of the Massachusetts General Hospital, Brigham Health and a number of the nation’s other leading academic medical centers, community hospitals and physicians’ organizations. Mr. Sperling holds a B.S. from Purdue University and an MBA from Harvard Business School. Mr. Sperling is a valuable member of the Board because of his experience in the private equity industry analyzing, investing in and serving on the board of directors of companies across various industries. Mr. Sperling is a U.S. citizen.

Thomas J. Leonard has been a member of the Board since 2015. Since October 2023, Mr. Leonard has served as the Company’s Chief Executive Officer after having previously served in this role from 2015 until March 2023. From April 2023 to September 2023, Mr. Leonard served as an Executive Partner at THL. Mr. Leonard has also served as a director at Neuralance Medical, Inc. since March 2017. Prior to joining the Company, Mr. Leonard served as the President of Medical Systems for CareFusion Corporation, where he led the $2.4 billion revenue global medical device segment, which includes Alaris® infusion pumps, Pyxis® automated dispensing and patient identification systems, and AVEA® and LTV® series ventilators and respiratory diagnostics products. Prior to joining CareFusion in 2008, Mr. Leonard served as the Senior Vice President and General Manager of Ambulatory Solutions for McKesson Provider Technologies, and prior to that, Executive Vice President of Operations for Picis, Inc. Mr. Leonard has a bachelor’s degree in Engineering from the United States Naval Academy and an MBA from S.C Johnson Graduate School of Management at Cornell University. Mr. Leonard is an experienced senior executive with extensive operating experience leading businesses focused on medical devices, services and healthcare IT. His experience across these closely related business segments, combined with his years leading us as the Company’s Chief Executive Officer, make him a valuable member of the Board. Mr. Leonard is a U.S. citizen.

Michael A. Bell became a member of the Board in January 2019. Mr. Bell is a Managing Director at THL. Most recently, he was an executive advisor to THL. Prior to that, Mr. Bell was executive chairman of Syneos Health, Inc. (formerly INC Research Holdings, Inc./inVentiv Health, Inc.) (NASDAQ: SYNH). From August 1, 2017 to December 1, 2017, Mr. Bell served as Executive Chairman and President of Syneos Health Commercial Solutions (formerly inVentiv Health Commercial Solutions). From September 2014 until he joined Syneos Health, Inc., Mr. Bell served as Chairman and Chief Executive Officer of Inventiv Health, Inc. Mr. Bell served as inVentiv Health, Inc.’s Chief Operating Officer from May 2014 until his appointment as Chairman and Chief Executive Officer. From 1998 until he joined inVentiv Health, Inc., Mr. Bell was a Managing Partner and Founder of Monitor Clipper Partners, a private equity firm where he invested in companies in the professional services, procurement outsourcing and biopharmaceutical services industries. Mr. Bell also served as Senior Executive Vice President of John Hancock Financial Services, Inc., reporting to the Chairman and Chief Executive Officer, from 2001 until the business was sold to Manulife Financial Corporation in 2004. In 1983, Mr. Bell was a founder of Monitor Group, a management consulting firm engaged across the healthcare delivery system, and was a member of the firm’s leadership team until 1998 when he joined Monitor Clipper Partners, LLC. In addition to the Company, Mr. Bell currently sits on the boards of Autism Home Care Holdings, Inc., Hospice Care Holdings, L.P., Intelligent Medical Objects and Senior Home Care Holdings, Inc. Mr. Bell was previously a director of Syneos Health, Inc., AmeriLife Group, LLC, Professional Physical Therapy and Healthcare Staffing Services. Mr. Bell holds a B.S. in Economics from the Wharton School at the University of Pennsylvania and an MBA from Harvard Business School. Mr. Bell is a valuable member of the Board because of his experience serving as an executive in healthcare and related companies for several decades, experience in the private equity industry analyzing, investing in and serving on the board of directors of companies in the healthcare industry. Mr. Bell is a U.S. citizen.

Joshua M. Nelson became a member of the Board in January 2019. Mr. Nelson is a Managing Director and Head of Healthcare at THL and a member of THL’s Management Committee. Mr. Nelson has been at THL since 2003. Prior to joining THL, he worked at JPMorgan Partners, the private equity affiliate of JPMorgan Chase. Mr. Nelson currently serves on the board of directors of Adare Pharma Solutions, Autism Home Care Holdings, Inc., Intelligent Medical Objects, CSafe Global, Senior Home Care Holdings, Inc., Hospice Care Holdings, L.P., and Smile Doctors LLC, and he previously served on the boards of 1-800 CONTACTS, Inc., Advanced

BioEnergy, Curo Health Services, Hawkeye Energy Holdings, Healthcare Staffing Services, Intermedix Corporation, inVentiv Health, Syneos Health, Inc., Professional Physical Therapy and Party City Holdco. Mr. Nelson holds a B.A. in political science, summa cum laude, from Princeton University and an M.B.A., with honors, from Harvard Business School. Mr. Nelson is a valuable member of the Board because of his experience investing in and serving on the boards of various healthcare companies, his skills related to analyzing and understanding a company’s financial performance, and his broad perspective related to strategic planning is valuable to the Company. Mr. Nelson is a U.S. citizen.

Dr. C. Martin Harris became a member of the Board in May 2022. Dr. Harris has served as Associate Vice President of the Health Enterprise and Chief Business Officer of the Dell Medical School at The University of Texas at Austin since 2016. Dr. Harris previously served as Chief Information Officer and Chairman of the Information Technology Division of The Cleveland Clinic Foundation, a non-profit academic medical center, and a Staff Physician for The Cleveland Clinic Hospital and The Cleveland Clinic Foundation Department of General Internal Medicine from 1996 to 2016. Additionally, from 2000 to 2016, Dr. Harris was Executive Director of e-Cleveland Clinic, a series of e-health clinical programs offered over the internet. Prior to joining the Cleveland Clinic, Dr. Harris spent 14 years with the School of Medicine at the University of Pennsylvania. Dr. Harris serves on the board of directors of Thermo Fisher Scientific Inc. (NYSE: TMO), Colgate Palmolive Company (NYSE: CL) and the MultiPlan Corporation. Dr. Harris previously served on the boards of HealthStream, Inc. (NASDAQ: HSTM) and Invacare Corporation (NYSE: IVC). Dr. Harris brings extensive leadership experience and expertise in the healthcare and information technology fields to the Company’s Board. Dr. Harris is a U.S. citizen.

John L. Workman became a member of the Board in November 2014 as a director and Chair of the Audit Committee. From February to April 2015, Mr. Workman was the Company’s Interim Executive Chairman of the Board. In April 2015, Mr. Workman was appointed as non-executive Chairman of the Board. From 2012 to June 2014, Mr. Workman served as Chief Executive Officer and Director at OmniCare, Inc. Prior to that, Mr. Workman served as Chief Financial Officer of OmniCare, Inc. from 2009 to 2012, and President from 2011 to 2012. Prior to joining OmniCare, Mr. Workman served as Chief Financial Officer of HealthSouth Corporation from 2004 to 2009. Prior to that, he spent six years serving in executive officer roles at U.S. Can Corporation, including Chief Executive Officer and Chief Operating Officer. Mr. Workman also spent more than 14 years with Montgomery Ward & Company, Inc., serving in various financial leadership capacities, including Chief Financial Officer and Chief Restructuring Officer. Mr. Workman began his career with the public accounting firm KPMG LLP. Mr. Workman is also a Director of Federal Signal Corporation (NYSE:FSS), an international manufacturing company that specializes in environmental and safety solutions where he chairs the Audit Committee. Mr. Workman also serves on the board of directors of ConMed (NASDAQ:CNMD), an international manufacturer of equipment and supplies for orthopedic and general surgery and was a director of CareCapital Properties (NYSE:CCP), which, prior to merging into a public company, was a REIT involved with long- term healthcare facilities, from August 2015 until August 2017. Mr. Workman holds a doctorate degree in education in ethical leadership from Olivet Nazarene University, an MBA from the University of Chicago and a B.S. degree from Indiana University. Mr. Workman is a valuable member of the Board because of his extensive business and financial background and his multiyear service in executive roles of companies in the healthcare sector. Mr. Workman is a U.S. citizen.

Darren M. Friedman became a member of the Board in March 2019. Mr. Friedman is a Partner of StepStone, a global private markets firm that oversees approximately $240 billion of private capital allocations. Prior to joining StepStone in 2010, Mr. Friedman was a Managing Partner of Citi Private Equity, where he worked from 2001 to 2010, managing over $10 billion of capital across various private equity investing activities. Mr. Friedman sits or has sat on the boards or advisory boards of multiple portfolio companies, general partners and a number of Investment Committees. Prior to joining Citi Private Equity, Mr. Friedman worked in the Investment Banking division at Salomon Smith Barney. Mr. Friedman has an MBA from the Wharton School at the University of Pennsylvania and a B.S. in Finance from the University of Illinois. Mr. Friedman is an experienced senior executive with extensive accounting and financial experience. He is a valuable member of the

Board because of his accounting, financial and private equity experience and his experience on the boards of directors of other companies. Mr. Friedman is a U.S. citizen.

Megan M. Preiner became a member of the Board in January 2019. Ms. Preiner is a Managing Director at THL, which she joined in 2008. Prior to joining THL, she worked in the Media and Telecommunications Group at Credit Suisse. Ms. Preiner currently serves on the board of directors of Adare Pharma Solutions, Autism Home Care Holdings, Inc., Ingenovis, Hospice Care Holdings, L.P., Smile Doctors LLC and Senior Home Care Holdings, Inc., and she previously served on the board of directors of CSafe Global, Intermedix Corporation and Phillips Pet Food & Supplies. Ms. Preiner holds a B.A. in Political Economy, cum laude, from Georgetown University and an MBA from Harvard Business School. Ms. Preiner is a valuable member of the Board because of her experience in the private equity industry analyzing, investing in and serving on the board of directors of companies in the healthcare industry. Ms. Preiner is a U.S. citizen.

Executive Officers

Thomas J. Leonard is the Company’s Chief Executive Officer. Mr. Leonard’s biographical information can be found above under the section entitled “Directors, Executive Officers and Controlling Persons of the Company—Directors.”

James Pekarek is the Executive Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Pekarek was the Chief Financial Officer for Cornerstone Brands, a home and apparel lifestyle retailer. Before that, Mr. Pekarek held executive leadership positions with the Spiegel Group, Montgomery Ward, Inc., Kraft Foodservice and Outboard Marine Corporation. Mr. Pekarek holds a bachelor’s degree in Accounting from Indiana University and an MBA from Northwestern University. Mr. Pekarek is a U.S. citizen.

Bettyann Bird is the Executive Vice President and Chief Strategy Officer. Prior to joining the Company, Ms. Bird was Vice President of Marketing for the Global Dispensing business at CareFusion. Ms. Bird has held numerous executive leadership roles within the health care industry, including President and CEO of eStudySite, and President of the Consulting and Services business of Cardinal Health. Prior to that, Bettyann held leadership position with Deloitte Consulting and Ernst & Young. She spent her early years in health care as a trauma and intensive care nurse. Bettyann earned her bachelor’s degree in Nursing from Texas Christian University and an MBA from Baylor University. Ms. Bird is a U.S. citizen.

Robert Creviston is the Executive Vice President and Chief Human Resources Officer. Prior to joining to the Company, Mr. Creviston was the Vice President of Human Resources for the Midwest Group at Waste Management, Inc., a leading North America provider of integrated environmental solutions. Before that, he held a variety of HR leadership roles at Pactiv Corporation, a packaging business focused on the food service and consumer products space. Mr. Creviston holds a bachelor’s degree in Industrial and Labor Relations from Cornell University. Mr. Creviston is a U.S. citizen

Lee Neumann is the Executive Vice President and General Counsel. Prior to joining the Company, Ms. Neumann was an attorney at Faegre Baker Daniels LLP, formerly Faegre & Benson LLP. She holds a bachelor’s degree in Biology from Gustavus Adolphus College and Juris Doctor from Hamline University School of Law. Ms. Neumann is a U.S. citizen.

Derrick Johnson is the Senior Vice President and Chief Operating Officer. Mr. Johnson oversees the Company’s nationwide service delivery platform and its more than 4,500 operations team members. Prior to joining the Company, Mr. Johnson spent 20 years with UPS in a variety of strategic and operational roles, ending his tenure as the company’s Southeast President. He is a transformational leader with experience across strategy, marketing, business development, finance and operations at organizations ranging from early-stage startups to Fortune 50 corporations. Mr. Johnson holds a bachelor’s degree in Mathematics from the University of Notre Dame and an MBA from the Tuck School of Business at Dartmouth. Mr. Johnson is a U.S. citizen.

Lori Jones is the Senior Vice President and Chief Commercial Officer. Ms. Jones oversees the Company’s Sales organization. Prior to joining the Company, Ms. Jones was Olive’s President, Provider Market—which is an intelligent automation company serving the healthcare industry. Before that, she held various executive roles in sales and general manager roles at Connance, Brightree, AirStrip and McKesson. Ms. Jones is well known as a visionary and thoughtful team leader who brings deep healthcare expertise, with more than 25 years in the industry. Ms. Jones holds a bachelor’s degree in Business Administration from The Ohio State University. Ms. Jones is a U.S. citizen.

Scott Christensen is the Senior Vice President, Controller and Chief Accounting Officer. Prior to joining the Company, Mr. Christensen held several executive roles at SuperValu, Inc., including Vice President of Finance and Vice President of Accounting at SuperValue, Inc. Before that, Mr. Christensen was a CPA at KPMG Peat Marwick. Mr. Christensen holds a bachelor’s degree in Accounting from St. Cloud State University. Mr. Christensen is a U.S. citizen.

Matthew Neale is the Senior Vice President of IT and Chief Information Officer. Matt joined the Company from Optum (United Health Group) where he was the CIO for UnitedHealthcare’s Provider Technology. Before that, Mr. Neale held a variety of technology leadership roles at Target Corporation. Mr. Neale holds a bachelor’s degree in Economics from the University of Southampton in the UK. Mr. Neale is a dual U.S. and U.K. citizen.

Matthew McCabe is the Senior Vice President of Finance and Treasurer. Mr. McCabe previously held various leadership roles with the Company including Business Unit CFO, Director of Strategy & Business Development and Vice President of Finance and Business Intelligence. Prior to joining the Company, Mr. McCabe served as an auditor at Mahoney, Ulbrich, Christensen and Russ. Mr. McCabe holds a bachelor’s degree in Accounting and Business Administration from Winona State University and an MBA from Metropolitan State University. Mr. McCabe is a U.S. citizen.

Controlling Persons

THL Filing Persons

THL Agiliti Stockholder is a limited liability company organized under the laws of the state of Delaware and its principal business is to invest in securities.

Thomas H. Lee Equity Fund VIII, L.P. (“THL Equity VIII”) is a limited partnership organized under the laws of the state of Delaware and its principal business is to invest in securities.

Thomas H. Lee Parallel Fund VIII, L.P. (“Parallel Fund VIII”) is a limited partnership organized under the laws of the state of Delaware and its principal business is to invest in securities.

THL Executive Fund VIII, L.P. (“Executive Fund VIII”) is a limited partnership organized under the laws of the state of Delaware and its principal business is to invest in securities.

THL Fund VIII Coinvestment Partners, L.P. (“Coinvestment VIII”) is a limited partnership organized under the laws of the state of Delaware and its principal business is to invest in securities.

THL Equity Fund VIII Investors (Agiliti), L.P. (“THL Agiliti VIII”) is a limited partnership organized under the laws of the state of Delaware and its principal business is to invest in securities.

FS Sponsor LLC (“FS Sponsor”) is a limited liability company organized under the laws of the state of Delaware and its principal business is to invest in securities.

THL Holdco, LLC (“Holdco”) is a limited liability company organized under the laws of the state of Delaware and its principal business is to serve as and perform the functions of the managing member of certain investment funds.

Thomas H. Lee Advisors, LLC (“THL Advisors”) is a limited liability company organized under the laws of the state of Delaware and its principal business is to serve as and perform the functions of the general partner of certain investment funds.

THL is a limited partnership organized under the laws of the state of Delaware and its principal business is to serve as and perform the functions of the general partner of certain investment funds.

THL Equity Advisors VIII, LLC (“Equity Advisors”) is a limited liability company organized under the laws of the state of Delaware and its principal business is to serve as and perform the functions of the general partner of certain investment funds.

THL Managers VIII, LLC (“THL Managers VIII,” and together with the THL Agiliti Stockholder, THL Equity VIII, Parallel Fund VIII, Executive Fund VIII, Coinvestment VIII, THL Agiliti VIII, FS Sponsor, Holdco, THL Advisors, THL Partners and Equity Advisors, the “THL Entities” and each a “THL Entity”) is a limited liability company organized under the laws of the state of Delaware and its principal business is to serve as and perform the functions of the general partner of certain investment funds.

Voting and investment determinations with respect to the securities held by the THL Agiliti Stockholder are made by unanimous consent of its members. The members of the THL Agiliti Stockholder are THL Equity VIII, Parallel Fund VIII, Executive Fund VIII, Coinvestment VIII, THL Agiliti VIII and FS Sponsor. Voting and investment determinations with respect to the securities beneficially owned by FS Sponsor are made by a management committee consisting of Todd M. Abbrecht, Daniel G. Jones, Ganesh B. Rao, James C, Carlisle, Scott M. Sperling and Joshua M. Nelson. Holdco is the managing member of THL Advisors, which is the general partner of THL Partners, which in turn is the general partner of Coinvestment VIII, the sole member of THL Managers VIII and the sole member of Equity Advisors. Equity Advisors is the general partner of each of THL Equity VIII, Parallel Fund VIII, Executive Fund VIII and THL Agiliti VIII. Voting and investment determinations with respect to the securities beneficially owned by Holdco are made by a management committee consisting of Messrs. Abbrecht, Jones, Rao, Carlisle, Sperling and Nelson.

Each of the foregoing THL Entities has the address and phone number set forth below:

c/o Thomas H. Lee Partners, L.P.

100 Federal Street

Boston, MA 02110

(617) 227-1050

Set forth below for each director, manager and/or officer of the THL Entities is such director, manager and/or officer’s respective principal occupation or employment, the name of the organization in which such occupation or employment is conducted and the five-year employment history of each such person and country of citizenship, each of whom has the business address set forth above.

Individual	Biography	Citizenship
Todd M. Abbrecht	Mr. Abbrecht is Co-Chief Executive Officer and co-chair of THL’s Management Committee. Mr. Abbrecht has been at THL since 1993.	U.S. citizen

Daniel G. Jones	Mr. Jones is Chief Operating Officer and Head of the Strategic Resource Group (SRG) of THL and a member of THL’s	U.S. citizen

Individual	Biography	Citizenship
Management Committee. Mr. Jones has been at THL since 2007.

Ganesh B. Rao	Mr. Rao is Head of the Financial Technology & Services of THL and a member of THL’s Management Committee. Mr. Rao has been at THL since 2000.	U.S. citizen

James C. Carlisle	Mr. Carlisle is the Head of the Technology & Business Solutions vertical and the Automation Fund of THL and a member of THL’s Management Committee. Mr. Carlisle has been at THL since 2000.	U.S. citizen

Joshua M. Nelson	Mr. Nelson is a Managing Director and Head of Healthcare at THL and a member of THL’s Management Committee. Mr. Nelson has been at THL since 2003.	U.S. citizen

Scott M. Sperling	Mr. Sperling is Co-Chief Executive Officer and co-chair of THL’s Management Committee. Mr. Sperling has been at THL since 1994.	U.S. citizen

No THL Entity and, to the knowledge of the THL Entities, none of the individuals listed above has during the past five (5) years been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

StepStone Filing Persons

StepStone H Opportunities Fund, L.P. (“StepStone H Opportunities”) is a limited partnership organized under the laws of the Cayman Islands, whose principal business is to invest in securities.

StepStone Capital Partners IV, L.P. (“StepStone Capital IV”) is a limited partnership organized under the laws of the state of Delaware, whose principal business is to invest in securities.

StepStone Capital Partners IV Offshore Holdings, L.P. (“StepStone Offshore IV”) is a limited partnership organized under the laws of the Cayman Islands, whose principal business is to invest in securities.

StepStone Capital Partners IV Europe Holdings SCSP (“StepStone Europe”) is a special limited partnership organized under the laws of Luxembourg, whose principal business is to invest in securities.

StepStone K Strategic Opportunities Fund III, L.P. (“StepStone K Opportunities”) is a limited partnership organized under the laws of the Cayman Islands, whose principal business is to invest in securities.

StepStone KF Private Equity Fund II, L.P. (“StepStone KF”) is a limited partnership organized under the laws of the Cayman Islands, whose principal business is to invest in securities.

StepStone Maple Opportunities Fund, L.P. (“StepStone Maple”) is a limited partnership organized under the laws of the Cayman Islands, whose principal business is to invest in securities.

StepStone Maple Opportunities Fund, L.P. (“StepStone Maple Opportunities”) is a limited partnership organized under the laws of the Cayman Islands, whose principal business is to invest in securities.

StepStone P Opportunities Fund, L.P. (“StepStone Opportunities”) is a limited partnership organized under the laws of the Cayman Islands, whose principal business is to invest in securities.

Sunstone PE Opportunities Fund, LLC (“StepStone PE Opportunities”) is a limited liability company organized under the laws of the state of Delaware, whose principal business is to invest in securities.

StepStone H (GP), LLC (“StepStone H”) is a limited liability company organized under the laws of the state of Delaware, whose principal business is to invest in securities.

StepStone Group LP (“StepStone Group”) is a limited partnership organized under the laws of the state of Delaware, whose principal business is to engage in the business of providing private market and other alternative investment advisory services and engaging in and managing related investment activities.

StepStone Group Holdings LLC (“StepStone Group Holdings”) is a limited liability company organized under the laws of the state of Delaware, whose principal business is to manage the business of StepStone Group by serving as its general partner and engaging in any and all activities incidental or ancillary thereto.

StepStone Capital IV (GP), LLC (“StepStone Capital IV”) is a limited liability company organized under the laws of the state of Delaware, whose principal business is to invest in securities.

StepStone K Opportunities (GP), LLC (“StepStone K Opportunities (GP)”) is a limited liability company organized under the laws of the state of Delaware, whose principal business is to invest in securities.

StepStone Partners, L.P. (“StepStone Partner”) is a limited partnership organized under the laws of the state of Delaware, whose principal business is to (i) receive, manage, administer and distribute carried interest to professionals of StepStone Group and its affiliates, (ii) make investments in investment funds or accounts managed or sponsored by StepStone Group and (iii) engage in other activities incidental or ancillary thereto.

StepStone KF (GP), LLC (“StepStone KF”) is a limited liability company organized under the laws of the Cayman Islands, whose principal business is to invest in securities.

StepStone Maple (GP), LLC (“StepStone Maple (GP)”) is a limited liability company organized under the laws of the state of Delaware, whose principal business is to invest in securities.

StepStone P (GP), LLC is a limited liability company organized under the laws of the Cayman Islands whose principal business is to invest in securities (“StepStone (GP)”, and together with StepStone H Opportunities, StepStone Capital IV, StepStone Offshore IV, StepStone Europe, StepStone K Opportunities, StepStone KF, StepStone Maple, StepStone Maple Opportunities, StepStone Opportunities, StepStone PE Opportunities, StepStone H, StepStone Group, StepStone Group Holdings, StepStone Capital IV, StepStone K Opportunities (GP), StepStone Partner, StepStone KF, and StepStone Maple (GP), the “StepStone Entities,” and each a “StepStone Entity”).

Each of the foregoing StepStone Entities has the address and phone number set forth below:

4225 Executive Square, Suite 1600

La Jolla, CA 92037

(858) 558-9700

Set forth below for each director, manager and/or officer of the StepStone Entities is such director, manager and/or officer’s respective principal occupation or employment, the name of the organization in which such occupation or employment is conducted and the five-year employment history of each such person and country of citizenship, each of whom has the business address set forth above.

Individual	Biography	Citizenship
Andrew Bratt	Mr. Bratt is the Deputy General Counsel of the private equity asset class of StepStone Group LP. Mr. Bratt has been at StepStone since 2017.	U.S. Citizen

No Stepstone Entity and, to the knowledge of the Stepstone Entities, the individual listed above has not during the past five (5) years been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Thomas J. Leonard

Mr. Leonard is the Chief Executive Officer of the Company and a member of the Board. For a more detailed description please see the section above entitled “Directors, Executive Officers and Controlling Persons of the Company—Directors.”

The address and phone number of Mr. Leonard’s current principal place of employment is set forth below:

Agiliti, Inc.

11095 Viking Drive, Suite 300

Eden Prairie, MN 55344

Phone: (952) 893-3200

For additional information about Mr. Leonard’s five-year employment history and country of citizenship, please see the section above entitled “Directors, Executive Officers and Controlling Persons of the Company—Directors.”

Between March 2023 and September 2023, Mr. Leonard was engaged as an Executive Partner consultant to THL with the address and phone number of such consulting engagement at the time is set forth below:

Thomas H. Lee Partners, L.P.

100 Federal Street

Boston, MA 02110

(617) 227-1050

Similar to other executive officers of the Company, Mr. Leonard is subject to the stock ownership guidelines which were recommended by the Compensation Committee of the Board and approved by the Board, to further align his interests with those of the Company’s shareholders. Pursuant to those guidelines, as Chief Executive Officer, Mr. Leonard is required to acquire and maintain shares of Company Common Stock having a value equal to five (5) times his annual base salary, as applicable, following the completion of a five-year phase-in period. As of December 31, 2023, Mr. Leonard satisfied the Company’s stock ownership guidelines.

On December 11, 2023, Thomas J. Leonard, adopted a pre-arranged trading plan that is intended to satisfy the affirmative defense conditions of Rule 10b5-1(c) under the Exchange Act (“Rule 10b5-1 trading plan”). Mr. Leonard’s Rule 10b5-1 trading plan authorizes the potential sale of up to 496,041 shares of common stock issuable upon the exercise of outstanding stock options and expires no later than November 1, 2024.

Following the closing of the Transactions, Mr. Leonard will remain Chief Executive Officer of the Surviving Corporation and will have Retained Equity Interests in the Surviving Corporation pursuant to a Rollover Commitment Letter as further described in the section entitled “The Special Factors—Interests of Our Directors and Executive Officers in the Merger–The Rollover Commitment Letter.” Mr. Leonard will receive the same treatment as the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, with respect to his shares of Common Stock other than with respect to his Rollover Shares pursuant to the terms of the Merger Agreement and Rollover Commitment Letter. Mr. Leonard will also receive the same treatment as the Company’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, with respect to his equity awards, other than with respect to his Rollover RSUs, pursuant to the terms of the Merger Agreement and Rollover Commitment Letter. For a further description of the treatment of equity awards, other than the Rollover Shares and Rollover RSUs held by Mr. Leonard, please see the section entitled “The Special Factors—Interests of Our Directors and Executive Officers in the Merger– Treatment of Common Stock and Company Equity Awards.”

Mr. Leonard has not, to his knowledge, during the past five (5) years been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) nor been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

THE MERGER AGREEMENT

This section describes the material terms and conditions of the Merger Agreement. The description in this section and elsewhere in this Information Statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this Information Statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety. This section is not intended to provide you with factual information about the Company. Such information can be found elsewhere in this Information Statement and in the public filings the Company makes with the SEC, which may be obtained by following the instructions set forth in the section entitled “Where You Can Find More Information” beginning on page 122.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement and the description of the Merger Agreement have been included to provide investors with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made by each party for the purposes of allocating contractual risk between the parties. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties that is contained in, or incorporated by reference into, this Information Statement, the Schedule 13E-3, the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries, affiliates or businesses. The description of the Merger Agreement and the Transactions does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Annex A and incorporated herein by reference.

Form of Merger

Upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into the Company, and the separate corporate existence of Merger Sub will cease, and the Company will continue as the Surviving Corporation, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises will continue unaffected by the Merger, except as set forth in the section entitled “The Merger Agreement – Certificate of Incorporation; Bylaws”. The Merger will have the effects specified in the DGCL.

Consummation and Effectiveness of the Merger

The Merger will become effective at the Effective Time, which will be when the certificate of merger has been duly filed with the Secretary of State of the State of Delaware, or to the extent permitted by applicable law, at such time as is agreed to by Parent and the Company prior to the filing of the certificate of merger and specified in the certificate of merger. The Closing of the Merger will take place at 10:00 a.m., Eastern Time, on the date that is as soon as reasonably practicable, and in no event later than the third business day following the satisfaction or waiver of the conditions to the consummation of the Merger set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent waiver is permitted in the Merger Agreement and by applicable law) of those conditions) unless another date or time is agreed to in writing by Parent and the Company.

Consideration to be Received in the Merger

At the Effective Time, by virtue of the occurrence of the Merger, the following will occur:

•

THL Agiliti Stockholder Shares: each share of Common Stock owned by the THL Agiliti Stockholder, Parent or Merger Sub or any of their respective subsidiaries issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock, par value $0.0001, of the Surviving Corporation;

•

Rollover Shares: each share of Common Stock comprising the Retained Equity Interest held by the Rollover Stockholder issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock, par value $0.0001, of the Surviving Corporation;

•

Treasury Shares: each share of Common Stock owned by the Company as treasury shares issued and outstanding immediately prior to the Effective Time, will cease to be outstanding and will be cancelled without payment of any consideration therefor and will cease to exist;

•

Dissenting Stockholders: each share of Common Stock for which the holder thereof did not consent or vote in favor of the Merger Agreement and is entitled to and properly demands appraisal pursuant to the DGCL, and does not withdraw or otherwise lose the right to appraisal pursuant to the DGCL, will cease to be outstanding, will be cancelled without payment of any Merger Consideration therefor and will cease to exist, and will be automatically converted into the right to receive the appraised value of such dissenting shares of Common Stock in accordance with the provisions of Section 262 unless such holder fails to comply with the procedures described in Section 262 or effectively withdraws or otherwise loses such holder’s rights to receive payment under Section 262;

•

each share of Common Stock (other than (i) THL Agiliti Stockholder Shares, (ii) Rollover Shares and (iii) Treasury Shares, (iv) shares of Common Stock that are owned by Dissenting Stockholders) issued and outstanding immediately prior to the Effective Time:

•	will be converted into the right to receive $10.00 per share in cash, without interest, subject to withholding;

•	will cease to be outstanding, will be cancelled and cease to exist; and

•	each Certificate or Book-Entry Share will thereafter represent only the right to receive the Merger Consideration in accordance with the Merger Agreement;

•

each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one share of common stock, par value $0.0001, of the Surviving Corporation.

Treatment of Equity Awards

Pursuant to the Merger Agreement, except as otherwise agreed by Parent and the applicable holder thereof and other than with respect to the Rollover RSUs as further described in the section entitled “The Special Factors—Interests of Our Directors and Executive Officers in the Merger—The Rollover Commitment Letter,” at the Effective Time, the Company Equity Awards will be treated as follows:

•

each outstanding In-the-Money Option will be terminated and cancelled in exchange for the right to receive a lump sum cash payment, without interest thereon and subject to applicable withholding taxes, equal to (1) the number of shares of Common Stock underlying the

In-the-Money Option immediately prior to the Effective Time, multiplied by (2) an amount equal to the excess of the Merger Consideration over the applicable exercise price, and each Underwater Option will terminate and be cancelled with no payment due to the holder thereof.

•

each unvested and outstanding RSU will remain issued and outstanding and generally subject to the same terms and conditions as those that applied immediately prior to the Effective Time, except that: (i) RSUs held by Continuing Employees at or above the level of “Vice President” will be settled in shares of Common Stock or other equity interests in the Company or one of its affiliates, as determined by the Parent Board in its sole discretion, with applicable withholding taxes satisfied through net share settlement and (ii) RSUs held by all other grantees will be settled in cash based on the fair market value of a share of stock or other equity interest in the Company or one of its affiliates as determined by the Parent Board in its sole discretion. Each outstanding vested RSU will be terminated and cancelled in exchange for the right to receive a lump sum cash payment, without interest thereon and subject to applicable withholding taxes, equal to (i) the number of shares of Common Stock subject to the RSUs, multiplied by (ii) an amount equal to the Merger Consideration.

•

each 2021 Performance Restricted Stock Unit that is outstanding or payable as of immediately prior to the Effective Time will, except as otherwise provided under the Merger Agreement, become fully vested and will be terminated and cancelled in exchange for the right to receive a cash payment, without interest thereon and subject to applicable withholding taxes, equal to (i) the number of shares of Common Stock subject to such 2021 Performance Restricted Stock Unit that were earned under the terms of such 2021 Performance Restricted Stock Unit based on the actual level of achievement (as determined by the Compensation Committee) in accordance with the applicable Company Stock Plan and award agreement evidencing such awards), multiplied by (ii) an amount equal to the Merger Consideration.

•

each 2022/2023 Performance Restricted Stock Unit that is outstanding or payable as of immediately prior to the Effective Time will remain issued and outstanding and generally subject to the same terms and conditions (including with respect to time- and performance- based vesting conditions and settlement terms) as those that applied immediately prior to the Effective Time, except: (i) any total shareholder return performance vesting conditions will no longer apply; (ii) each 2022/2023 Performance Restricted Stock Unit held by Continuing Employees at or above the level of “Vice President” will be settled in shares of Common Stock or other equity interests in the Company or one of its affiliates, as determined by the Parent Board in its sole discretion, with applicable withholding taxes satisfied through net share settlement; and (iii) each 2022/2023 Performance Restricted Stock Unit held by all other grantees will be settled in cash based on the fair market value of a share of stock or other equity interest in the Company or one of its affiliates as determined by the Parent Board in its sole discretion.

The Retained Equity Interests held by Thomas J. Leonard comprised of Common Stock will be “rolled-over” into shares of the Company or a newly formed parent entity of the Company or Parent.

The Retained Equity Interests held by Thomas J. Leonard comprised of Rollover RSUs will be “rolled-over” into restricted stock units subject to the same terms and conditions that applied to the corresponding RSU prior to the Closing (other than for any such terms rendered inoperative by reason of the Transactions or for such other administrative or ministerial changes that are reasonable and made in good faith in connection with the administration of such award following the Effective Time) and which shall, upon vesting, be settled in shares of the Company or a newly formed parent entity of the Company or Parent.

Dissenting Shares

At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent or Merger Sub, each share of Common Stock held by a Dissenting Shareholder outstanding immediately prior to the

Effective Time will be cancelled without payment of any consideration therefor and will cease to exist, and thereafter will represent only the right to receive the payment provided by Section 262 with respect to the shares of Common Stock owned by such Dissenting Stockholder, subject to compliance with Section 262. No Dissenting Stockholder will be entitled to receive cash pursuant to the Merger Agreement unless and until the holder thereof have failed to perfect or have effectively withdrawn or lost such holder’s right to appraisal under the DGCL, and Dissenting Stockholder will be entitled to receive only the payment provided by Section 262 with respect to the shares of Common Stock owned by such Dissenting Stockholder. If, after the Effective Time, any person who otherwise would be deemed a Dissenting Stockholder have failed to properly perfect or have effectively withdrawn or lost the right to dissent under Section 262 of the DGCL or if a court of competent jurisdiction will finally determine that the Dissenting Stockholder is not entitled to relief provided by Section 262 of the DGCL with respect to any shares of Common Stock, such shares of Common Stock will thereupon be treated as though such shares of Common Stock had been converted, as of the Effective Time, into the right to receive the Merger Consideration without interest and less any required tax withholding.

The Company will give Parent written notice as promptly as practicable of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable law received by the Company relating to stockholders’ rights of appraisal. The Company will not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demand. The Company will also give Parent the opportunity to participate in and direct and control all negotiations and proceedings with respect to any demands.

Procedures for Receiving Merger Consideration

Immediately prior to the Effective Time, Parent will deposit, or cause to be deposited, with a paying agent selected by Parent with the Company’s prior written approval, which will not be unreasonably withheld or delayed (the “Paying Agent”), for the benefit of the holders of shares of Common Stock, an aggregate amount of cash comprising approximately the Merger Consideration to be delivered to stockholders (other than the THL Agiliti Stockholder Shares, Rollover Shares, Excluded Shares and shares of Common Stock owned by Dissenting Stockholders) in accordance with the Merger Agreement (the “Exchange Fund”). Not less than five (5) business days prior to the Closing Date, Parent will enter into an agreement with a paying agent, in form and substance reasonably satisfactory to the Company.

The Paying Agent will invest the Exchange Fund as directed by Parent, provided that (i) such investments will be an obligation of, or guaranteed by, the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or bankers’ acceptances of commercial banks and (ii) no such investment (or losses thereon) will affect the amount of Merger Consideration payable to the holders of shares of Common Stock. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for any other reason below the level required to make prompt cash payment of the Merger Consideration as contemplated by the Merger Agreement, Parent will promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient to make all cash payments required for the payment and delivery of the aggregate Merger Consideration.

Promptly after the Effective Time (and in any event within two (2) business days), Parent will cause the Paying Agent to mail to each holder of record of a Certificate (other than the THL Agiliti Stockholder Shares, Rollover Shares, Treasury Shares and shares of Common Stock owned by Dissenting Stockholders) (i) a letter of transmittal in customary form advising such holder of the effectiveness of the Merger and the conversion of its shares of Common Stock into the right to receive the Merger Consideration, and specifying that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates) and (ii) instructions for use in effecting the surrender of such Certificates (or affidavits of loss in lieu of such Certificates).

Upon the surrender of a Certificate (or affidavit of loss in lieu thereof) to the Paying Agent in accordance with the terms of such transmittal materials, the holder of such Certificate will be entitled to receive in exchange therefor an amount in immediately available funds (or, if no wire transfer instructions are provided, a check, and in each case, after giving effect to any required tax withholding) equal to the cash amount that such holder is entitled to receive, and the Certificate so surrendered will be cancelled. No interest will be paid or accrued on any amount payable to holders of Certificates.

In the event of a transfer of ownership of shares of Common Stock represented by a Certificate that is not registered in the transfer records of the Company, a check for any cash to be paid upon due surrender of the Certificate may be issued and/or paid to such a transferee if the Certificate formerly representing such shares of Common Stock is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable, in each case, reasonably acceptable to Parent.

Promptly after the Effective Time (and in any event within two (2) business days thereafter), Parent will cause the Paying Agent to mail to each holder of record of a Certificate representing shares of Common Stock outstanding immediately prior to the Effective Time (other than the THL Agiliti Stockholder Shares, Rollover Shares, Excluded Shares and shares of Common Stock owned by Dissenting Stockholders): (i) a letter of transmittal in customary form advising such holder of the effectiveness of the Merger and the conversion of its shares of Common Stock into the right to receive the Merger Consideration, and specifying that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates as provided in the Merger Agreement) and (ii) instructions for use in effecting the surrender of such Certificates (or affidavits of loss in lieu of such Certificates as provided in the Merger Agreement).

In the event any Certificate has been lost, stolen or destroyed, upon the making of an affidavit (in form and substance satisfactory to the Surviving Corporation) of that fact by the person claiming such Certificate to be lost, stolen or destroyed to the Paying Agent or the Surviving Corporation, the posting by such person of a bond in customary amount and upon such terms as may be required by Parent as an indemnity against any claims that may be made against it, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the cash that would have been issuable or payable under the Merger Agreement (after giving effect to any required tax withholdings) had such lost, stolen or destroyed Certificate been surrendered.

Promptly after the Effective Time (and in any event within two (2) business days thereafter), Parent will cause the Paying Agent to (i) mail to each registered holder of Book-Entry Shares (other than in respect of the Treasury Shares and shares of Common Stock owned by Dissenting Stockholders) materials advising such holder of the effectiveness of the Merger and the conversion of its shares of Common Stock into the right to receive the Merger Consideration and (ii) deliver the cash that such holder is entitled to receive in respect of its shares of Common Stock, subject to applicable tax withholdings and without interest thereon.

Any portion of the Exchange Fund (including the proceeds of any investments of the Exchange Fund) that remains unclaimed by the stockholders of the Company for twelve (12) months after the Effective Time will be delivered, at Parent’s option, to Parent or the Surviving Corporation. Any holder of shares of Common Stock (other than the THL Agiliti Stockholder Shares, Rollover Shares and Treasury Shares) who has not properly taken such actions described above will thereafter look only to Parent for delivery of any payment of cash (after giving effect to any required tax withholdings) upon due surrender of its Certificates (or affidavits of loss in lieu of the Certificates), without any interest thereon. None of the Surviving Corporation, Parent, the Paying Agent or any other person will be liable to any former holder of shares of Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. To the fullest extent permitted by law, immediately prior to the date any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity, such Merger Consideration will become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

Tax Withholding

Parent, Merger Sub, the Surviving Corporation and the Paying Agent (without duplication) will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of other applicable tax law. To the extent amounts are so withheld, such withheld amounts will be (i) timely remitted to the appropriate governmental authority and (ii) treated for all purposes of the Merger Agreement as having been paid to the person in respect of which such deduction and withholding was made. The parties to the Merger Agreement and the Paying Agent agreed to use their respective commercially reasonable efforts to notify the Company prior to any deduction or withholding (and provide the legal basis thereof) and cooperate in good faith to obtain exemption from, or reduction of, such deduction or withholding.

Certificate of Incorporation; Bylaws

At the Effective Time, (i) the Company Certificate of Incorporation, as in effect immediately prior to the Effective Time, will be amended to read as the certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time, except that references to the name of Merger Sub will be replaced by the name of the Surviving Corporation, and (ii) the Company Bylaws, as in effect immediately prior to the Effective Time, will be amended to read as the bylaws of Merger Sub in effect immediately prior to the Effective Time, except that references to the name of Merger Sub will be replaced by the name of the Surviving Corporation, and for any changes necessary to comply with the indemnification obligations under the Merger Agreement, or by applicable law, consistent with the obligations set forth in the Merger Agreement.

Representations and Warranties

The Merger Agreement contains representations and warranties of Parent, Merger Sub and the Company, including representations and warranties relating to, among other things:

•	organization, good standing, qualification and similar matters;

•	corporate power and authority and approval;

•	due authorization, execution, delivery and enforceability of the Merger Agreement;

•	governmental filings;

•	absence of conflicts with the parties’ governing documents, applicable laws and contracts;

•	litigation; and

•	absence of brokers’ and finders’ fees or commissions.

In addition, the Merger Agreement contains the following representations and warranties of the Company relating to, among other things:

•	the receipt of a fairness opinion from Centerview;

•	capital structure;

•	Company reports and financial statements;

•	absence of certain changes;

•	absence of certain undisclosed liabilities;

•	employee benefits matters;

•	labor matters;

•	compliance with laws, including compliance with anti-corruption and anti-bribery laws;

•	possession of and compliance with permits, licenses and consents;

•	compliance with healthcare laws and regulations;

•	material and government contracts;

•	inapplicability of certain takeover laws;

•	environmental matters;

•	filing of tax returns, payment of taxes and other tax matters;

•	ownership and use of intellectual property;

•	cybersecurity and data privacy matters;

•	insurance; and

•	real property.

The Merger Agreement also contains the following representations and warranties of Parent and Merger Sub relating to, among other things:

•	ownership and operations of Merger Sub;

•	financing and the availability of funds to consummate the Merger;

•	the absence of certain arrangements related to the Merger;

•	solvency;

•	access to information;

•	non-reliance on Company estimates, projections, forecasts, forward-looking statements and business plans; and

•	effect of the Merger in relation to the Existing Credit Agreement.

Certain of the representations and warranties in the Merger Agreement are qualified as to “materiality” or “Material Adverse Effect.” With respect to Parent and Merger Sub, the Merger Agreement provides that a “Parent Material Adverse Effect” means any state of facts, event, change, circumstance, development or effect that, individually or in the aggregate, prevents, materially delays, materially impairs or interferes with, or materially adversely affects the ability of Parent or Merger Sub to perform or comply with its obligations under the Merger Agreement or to consummate the Merger and the other Transactions on a timely basis.

With respect to the Company and its subsidiaries, the Merger Agreement provides that a “Company Material Adverse Effect” means any change, event, development, circumstance or effect that individually or taken together with any other change, event, development, circumstance or effect has, or would reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise), properties, liabilities, operations or results of operations of the Company and its subsidiaries, taken as a whole provided, that none of the following will be deemed, either alone or in combination, to constitute, and there will not be taken into account in determining whether there has been a Company Material Adverse Effect any adverse change, event, development, circumstance or effect to the extent arising from or attributable or relating to:

•	(i) changes in, or events generally affecting, the U.S. or global financial, securities or capital markets;

•

(ii) general economic or political conditions in the United States or any foreign jurisdiction in which the Company or any of its subsidiaries operate, including any changes in currency exchange rates, interest rates, monetary policy or inflation;

•	(iii) changes in, or events generally affecting, the industries in which the Company or any of its subsidiaries operate;

•

(iv) any natural or man-made disaster or acts of God, including earthquakes, floods, hurricanes, tornados, volcanic eruption, epidemics, pandemics or disease outbreak (including COVID-19) or any acts of terrorism, sabotage, riots, demonstrations, public disorders, military action or war or any escalation or worsening thereof;

•

(v) any failure by the Company or any of its subsidiaries to meet any internal or published budgets, projections, estimates, forecasts or predictions in respect of financial or operating performance for any period;

•

(vi) a decline in the price of the shares of Common Stock, or a change in the trading volume of the shares of Common Stock, on the NYSE, provided that the exceptions in clauses (v) and (vi) will not prevent or otherwise affect a determination that any change, event, effect, circumstance or development underlying such failure or decline or change (if not otherwise falling within any of the exclusions pursuant to the other clauses of this definition) has resulted in, or contributed to, a Company Material Adverse Effect;

•	(vii) changes in law;

•	(viii) changes in U.S. generally accepted accounting principles (“GAAP”) (or authoritative interpretation thereof);

•

(ix) the taking of any specific action expressly required by the Merger Agreement or taken with Parent’s written consent or the failure to take any specific action expressly prohibited by the Merger Agreement and as for which Parent declined to consent;

•

(x) the announcement or pendency of the Merger Agreement and the Merger, including the impact thereof on the relationships with customers, suppliers, distributors, partners, other third parties with whom the Company has a relationship or employees (including, but not limited to, any cancellation of or delays in customer orders, any reduction in sales, any disruption in or loss of customer, supplier, distributor, partner or similar relationships, or any loss of employees) other than, in each case, for purposes of the representations and warranties in connection with conflicts of law;

•	(xi) cybersecurity attacks;

•

(xii) any litigation brought by stockholders of the Company alleging breach of fiduciary duty or inadequate disclosure in connection with the Merger Agreement or any of the Transactions (other than to the extent arising out of or resulting from an actual breach of fiduciary duty);

•	(xiii) the departure or threatened departure of, or adverse change or threatened adverse change in, the relationship of the Company or any of its subsidiaries with its employees;

•	(xiv) any matters disclosed in the Company Disclosure Letter; or

•	(xv) the continuation or worsening of supply chain disruptions affecting the industry in which the Company and its subsidiaries conduct business;

provided, however, that the changes, events, effects, circumstances or developments set forth in the foregoing clauses (i), (ii), (iii), (iv), (vii), (viii) and (xv) will be taken into account in determining whether a “Company Material Adverse Effect” has occurred to the extent such changes, events, effects, circumstances or developments have a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to other participants in the industries in which the Company and its subsidiaries operate, but, in such event, only the incremental disproportionate impact of such changes, events, effects, circumstances or developments will be taken into account in determining whether a “Company Material Adverse Effect” has occurred.

Conduct of Business by the Company Prior to Consummation of the Merger

Except (1) as required by applicable law, (2) as Parent may approve in writing (such approval not to be unreasonably withheld, conditioned or delayed), (3) as expressly disclosed in the disclosure letter of Company, or

(4) as expressly provided for in the Merger Agreement, the Company covenants and agrees as to itself and its subsidiaries that, from and after the execution of the Merger Agreement and prior to the earlier of (x) the Effective Time or (y) termination of the Merger Agreement in accordance with the termination clauses in the Merger Agreement, (A) the Company will use its commercially reasonable efforts to conduct its business and the business of its subsidiaries in the ordinary course of business consistent with past practice in all material respects; provided, however, that no action that is specifically permitted below will be deemed a breach of either this paragraph and (B) without limiting the generality of, and in furtherance of, the foregoing the Company will not and will not permit any of its subsidiaries to:

•

(i) amend its certificate of incorporation or bylaws (or comparable governing documents), other than amendments to the governing documents of any wholly-owned subsidiary of the Company that would not prevent, materially delay or materially impair the Merger or the other transactions contemplated by the Merger Agreement, (ii) split, combine, subdivide or reclassify its outstanding equity interests (except for any such transaction by a wholly-owned subsidiary of the Company which remains a wholly-owned subsidiary after consummation of such transaction), (iii) declare, set aside or pay any dividend or distribution payable in cash, stock or property (or any combination thereof) in respect of any of its equity interests (except for any dividends or distributions paid by a direct or indirect wholly-owned subsidiary of the Company to another direct or indirect wholly-owned subsidiary of the Company or to the Company) or (iv) purchase, repurchase, redeem or otherwise acquire any of its equity interests or any securities convertible or exchangeable into or exercisable for any of its equity interests (other than (1) pursuant to the exercise of Options or the forfeiture of, or withholding of taxes with respect to, Options, RSUs or Performance Restricted Stock Units outstanding on the date hereof or (2) purchases, repurchases, redemptions or other acquisitions of securities of any wholly-owned subsidiary of the Company by the Company or any other wholly-owned subsidiary of the Company);

•

merge or consolidate with any other person, or restructure, reorganize or completely or partially liquidate (other than mergers among, or the restructuring, reorganization or liquidation of any wholly-owned subsidiaries of the Company that would not prevent, materially delay or materially impair the Merger or the other transactions contemplated by the Merger Agreement);

•

except as required by a Company Plan in effect as of the date hereof and disclosed in writing to Parent, (i) increase the compensation or benefits payable to the Chief Executive Officer of the Company or any employee of the Company who directly reports to the Chief Executive Officer of the Company, (ii) accelerate the vesting or payment of any compensation, award or benefit, grant or pay any extraordinary bonus or implement any new severance or other compensation or benefit entitlements, including any transaction, retention or other similar bonus, (iii) adopt, terminate or make any change to any Company Plan that would materially increase the costs to the Company in respect of such Company Plan, or (iv) hire, engage or terminate the employment or engagement of any executive officer of the Company;

•

incur any indebtedness, guarantee, endorse, assume or otherwise become liable or responsible for any indebtedness of another person or issue any rights to acquire any indebtedness, except (i) borrowings under the Company’s revolving credit facility (as in effect as of the date hereof) pursuant to the Company’s Existing Credit Agreement either (x) in the ordinary course of business or (y) as directed by Parent or Merger Sub at Closing, (ii) inter-company indebtedness among the Company and its wholly-owned subsidiaries, (iii)(A) to the extent not drawn upon and payments are not triggered thereby, letters of credit, bank guarantees, security or performance bonds or similar credit support instruments and (B) overdraft facilities or cash management programs, in each case issued, made or entered into in the ordinary course of business consistent with past practice, (iv) hedging in compliance with the hedging strategy of the Company as of the date of the Merger Agreement in the ordinary course of business consistent with past practice and not for speculative purposes or (v) indebtedness incurred at Closing at the direction of Parent or Merger Sub in accordance with the Merger Agreement;

•	make or commit to any capital expenditures other than in the ordinary course of business consistent with past practice and which do not exceed, in the aggregate, for the period between the date of the

Merger Agreement and the Closing Date, 55% of the capital expenditures provided for in the 2024 budget previously provided to Parent;

•

other than in the ordinary course of business consistent with past practice, transfer, lease, license, sell, assign, mortgage, pledge, place a lien upon or otherwise dispose of any properties or assets (including equity interests of any of its subsidiaries but not including any intellectual property), with a fair market value in excess of $5,000,000 individually or $10,000,000 in the aggregate (other than transactions among the Company and its wholly-owned subsidiaries);

•

issue, deliver, sell, grant, transfer, or encumber, or authorize the issuance, delivery, sale, grant, transfer or encumbrance of, any shares of its capital stock or any other equity interest in the Company or any Company subsidiary or any securities convertible or exchangeable into or exercisable for, or any options, warrants or other rights to acquire, any such shares of Common Stock or equity interest, except (i) for any shares of Common Stock issued pursuant to Options, RSUs and Performance Restricted Stock Units outstanding on the date of the Merger Agreement in accordance with the existing terms of such awards and the applicable Company Stock Plan, that are outstanding on the date hereof and (ii) by wholly-owned subsidiaries to the Company or to any other wholly-owned subsidiary of the Company;

•

other than in the ordinary course of business, spend or commit to spend in excess of $5,000,000 individually or $10,000,000 in the aggregate to acquire any business or to acquire assets or other property, whether by merger, consolidation, purchase of property or assets or otherwise (valuing any non-cash consideration at its fair market value as of the date of the agreement for such acquisition);

•	make any material change with respect to its financial accounting policies or procedures, except as required by changes in GAAP (or any interpretation thereof) or by applicable law;

•

abandon any material existing lines of business or enter into any new line of business other than any line of business that is reasonably ancillary to and a reasonably foreseeable extension of any line of business as of the date of the Merger Agreement, as determined by the Company in its sole discretion;

•

other than in the ordinary course of business consistent with past practice, make any loans, advances or capital contributions to, or investments in, any person (other than loans, advances or capital contributions to the Company or any direct or indirect wholly-owned subsidiary of the Company);

•

(i) amend or modify in any material respect or terminate (excluding terminations upon expiration of the term thereof in accordance with the terms thereof) any material contract or waive, release or assign any material rights, claims or benefits under any material contract or (ii) enter into any agreement, lease, license, contract, consent, settlement, note, mortgage, indenture, arrangement, understanding or other obligation (each a “Contract”) that would have been a material contract had it been entered into prior to the date of the Merger Agreement unless it is on terms substantially consistent with, or on terms more favorable to the Company or its subsidiaries (and to Parent and its subsidiaries following the Closing) than, either a Contract it is replacing; provided that the foregoing does not prohibit or restrict the ability of the Company or its subsidiaries to take any action described in this paragraph in the ordinary course of business consistent with past practice; provided, further that (x) this paragraph will not prohibit or restrict the Company or any of its subsidiaries from entering into a contract to the extent that such contract implements an act or failure to act that is expressly permitted under any of the bullets above and (y) for the avoidance of doubt, this paragraph will not prohibit or restrict any Company Plans and (z) this paragraph will not apply to the Existing Credit Agreement and the Existing Receivables Agreement, in each case, which will be exclusively governed by the Merger Agreement;

•

(A) settle any action, suit, case, litigation, claim, hearing, arbitration, investigation or other proceedings before or threatened to be brought before a Governmental Entity, other than settlements if the amount of any such settlement is not in excess of $1,000,000 individually or $5,000,000 in the aggregate, in each case in excess of amounts available under the Company’s applicable insurance policy; provided that such settlements do not involve any admission of guilt, non-de minimis injunctive or equitable relief or impose non-de minimis restrictions on the business activities of the Company and its subsidiaries or Parent and its subsidiaries, or (B) waive, release, grant or transfer any material claim or right of material value or knowingly consent to the termination of any material claim or right of material value;

•

other than in the ordinary course of business consistent with past practice, make or change any material tax election, make any material change to any annual tax accounting period, adopt or change any material method of tax accounting, amend any material tax returns or file any claims for material tax refunds, enter into any material closing agreement, settle any material tax claim, audit or assessment or surrender any right to claim a material tax refund, offset or other reduction in tax liability;

•	negotiate or enter into any agreement with a union; or

•	agree, resolve or commit to do any of the foregoing.

“Company Plan” means any benefit and compensation plan, policy, program or arrangement maintained, sponsored or contributed to, or required to be contributed to, by the Company or any of its subsidiaries covering current or former employees or other service providers of the Company and its subsidiaries, including current or former directors of the Company, or for which the Company and its subsidiaries have any liability or obligation, contingent or otherwise, including “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA, and any incentive, bonus, commission, deferred compensation, stock purchase, employment, health or welfare, fringe benefit, vacation or paid time off, employee loan, transaction, change in control, retirement, pension, employment, individual consulting, severance, restricted stock, stock option, stock appreciation rights or other stock or equity based plans, programs, agreements or arrangements, excluding any plans that are maintained by a Governmental Entity, provided that the Company and its subsidiaries do not contribute to such plans in excess of contributions that are required by applicable law.

Regulatory Filings; Efforts

On the terms and subject to the conditions of the Merger Agreement, each of the Company and Parent will cooperate to use (and cause their respective subsidiaries and controlled affiliates to use) their respective reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for herein) to promptly:

•

take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable under the Merger Agreement and applicable law to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement as expeditiously as possible, and in no event later than the Termination Date;

•

prepare and file all documentation to effect all necessary notices, reports and other filings and to obtain as expeditiously as possible all consents, registrations, approvals, permits, expirations of waiting periods and authorizations necessary or advisable to be obtained from any third party or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by the Merger Agreement;

•	satisfy the conditions to consummating the Merger;

•	defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the Merger;

•

obtain (and cooperate with each other in obtaining) any consent, approval of, waiver or any exemption by, any non-governmental third party, in each case, to the extent necessary, proper or advisable in connection with the Merger; and

•	execute and deliver any reasonable additional instruments necessary to consummate the transactions contemplated hereby and to fully carry out the purposes of the Merger Agreement.

Notwithstanding anything in the Merger Agreement to the contrary the obligations in the bullets above do not apply to any existing portfolio company (as such term is commonly understood in the private equity industry) of THL and for the avoidance of doubt the Company and its subsidiaries will not be considered an existing portfolio company.

Parent and the Company will both:

•

notify the other, as far in advance as practicable, of any filing or material or substantive communication or inquiry it or any of its subsidiaries intends to make with any Governmental Entity with respect to the Transactions;

•

prior to submitting any such filing or making any such communication or inquiry, such party will provide the other party and its counsel a reasonable opportunity to review, and will consider in good faith the comments of the other party in connection with, any such filing, communication or inquiry;

•

promptly following the submission of such filing or making such communication or inquiry, provide the other party with a copy of any such filing or, if in written form, communication or inquiry, or a summary of any oral communication; and

•

consult with the other party in connection with any inquiry, hearing, investigation or litigation by, or negotiations with, any Governmental Entity relating to the Merger, including the scheduling of, and strategic planning for, any meetings with any Governmental Entity relating thereto.

In exercising the foregoing cooperation rights, the Company and Parent each will act reasonably and as promptly as reasonably practicable.

Subject to and upon the terms and conditions of the Merger Agreement, if any takeover statute is or may become applicable to the Merger or the other transactions contemplated by the Merger Agreement, the Company and its board of directors (or any committee thereof) will grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by the Merger Agreement and otherwise use reasonable best efforts to act to eliminate or minimize the effects of such statute or regulation on such transactions.

Written Consent; Merger Sub Shareholder Consent

In accordance with the terms of the Merger Agreement, Parent was required to obtain from the THL Agiliti Stockholder and deliver to the Company a duly executed written consent of the THL Agiliti Stockholder. The Written Consent was delivered following the execution of the Merger Agreement.

Immediately following the execution of the Merger Agreement, Parent was required to execute, in accordance with the DGCL and in its capacity as the sole stockholder of Merger Sub, a written consent adopting and approving the Merger Agreement and the Transactions, including the Merger (the “Merger Sub Shareholder Approval”) and promptly deliver such approval to the Company. The Merger Sub Shareholder Approval was delivered to the Company following the execution of the Merger Agreement.

No Solicitation; Superior Proposal and Adverse Recommendation Change

The Company has agreed that it will not, and will use its reasonable best efforts to cause its and its subsidiaries and its and their respective directors, officers and employees not to, and will instruct its Representatives not to, directly or indirectly:

•	from the date of the Merger Agreement until the Effective Time (or, if earlier, the valid termination of the Merger Agreement) not, directly or indirectly:

•

solicit, initiate or knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal;

•	participate in any discussions or negotiations with any person regarding any Acquisition Proposal; and

•	provide any non-public information concerning the Company or any of its subsidiaries to any person in connection with any Acquisition Proposal.

The Company has agreed that it will, and the Company will cause its subsidiaries and direct its Representatives to, immediately following the execution of the Merger Agreement:

•

cease and cause to be terminated any discussions and negotiations with any person (other than Parent, Merger Sub and their Representatives) conducted with respect to any Acquisition Proposal, or proposal that could reasonably be expected to lead to an Acquisition Proposal and cease providing any information to any such person or its Representatives;

•

with respect to any person with whom such discussions or negotiations have been terminated request that such person and its Representatives to return or destroy, in accordance with the terms of the applicable confidentiality agreement, any information furnished by or on behalf of the Company and take all necessary action to secure its rights and ensure the performance of any such person’s obligations under any applicable confidentiality agreement;

•	promptly terminate all access granted to any person and its Representatives to any physical or electronic data rooms relating (or other diligence access); and

•

not terminate, waive, amend or modify any provision of any existing confidentiality or standstill or agreement with respect to a potential Acquisition Proposal, except that the Company is not restricted from (x) permitting a person to request the waiver of a “standstill” or similar obligation or from granting such a waiver, in each case, to the extent necessary to comply with fiduciary duties under applicable law or (y) informing any person of the terms of the no solicitation provisions of the Merger Agreement.

The Company was required to promptly request that each person (other than Parent, Merger Sub and their representatives) with whom discussions or negotiations have been terminated, return or destroy all confidential information furnished by or on behalf of the Company or any of its subsidiaries or representatives and to promptly terminate access to all data rooms furnished in connection therewith.

By virtue of the delivery of the Written Consent following the execution of the Merger Agreement and re-delivery following the ratification, the provisions of the Merger Agreement with respect to the Board or the Special Committee’s ability to (i) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent, the Company Recommendation or approve, recommend or otherwise declare advisable any Acquisition Proposal (each, a “Change in Recommendation”), in a manner adverse to Parent, (ii) recommend, approve or adopt any alternative Acquisition Proposal or (iii) terminate the Merger Agreement in connection with an Intervening Event (as defined below) with respect to the Company are no longer applicable.

“Acquisition Proposal” means (i) any proposal, offer, inquiry or indication of interest from any person or group (as defined in or under Section 13 of the Exchange Act) relating to a merger, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination, joint venture, partnership, dissolution, liquidation, spin-off, extraordinary dividend or similar transaction involving the Company or any of its subsidiaries which is structured to permit such person or group to, directly or indirectly, acquire beneficial ownership of fifteen percent (15%) or more of the outstanding shares of Common Stock, or fifteen percent (15%) or more of the consolidated net revenues, net income or total assets of the Company and (ii) any acquisition by any person or group (as defined in or under Section 13 of the Exchange Act) resulting in, or proposal, offer, inquiry or indication of interest, which if consummated would result in, any person or group becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, fifteen percent (15%) or more of the outstanding shares of Common Stock, or fifteen percent (15%) or more of the consolidated net revenues, net income or total assets of the Company, in each case, other than the transactions contemplated by the Merger Agreement.

“Intervening Event” means a material effect that (i) was not known to, or reasonably foreseeable by, the board of directors of the Company (or any committee thereof) prior to the execution of the Merger Agreement (or if known or reasonably foreseeable, the material consequences of which were not known or reasonably foreseeable), which effect, or any material consequence thereof, becomes known to, or reasonably foreseeable by, the board of directors of the Company (or any committee thereof) prior to the delivery of the Written Consent and (ii) does not relate to an Acquisition Proposal.

Indemnification and Insurance

From and after the Effective Time, Parent will, and will cause the Surviving Corporation to, indemnify, defend and hold harmless each present and former director and officer of the Company or any of its subsidiaries, determined as of the Effective Time (the “Indemnified Parties”), against any and all costs (including settlement costs) or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, penalties or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the Effective Time (including the Merger Agreement and the Transactions)), arising out of or based on, in whole or in part, the fact that such Indemnified Party is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another person prior to the Effective Time, in each case, whether threatened, pending or completed and whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under the laws of the State of Delaware, any applicable indemnification agreement to which such person is a party, the Company Certificate of Incorporation or Company Bylaws in effect on the date of the Merger Agreement to indemnify such person. Parent and the Surviving Corporation will also advance expenses as incurred to the fullest extent permitted under applicable law; provided that the person to whom expenses are advanced will provide an undertaking to repay such advances if it is ultimately determined by final adjudication that such person is not entitled to indemnification.

Parent will, and will cause the Surviving Corporation to, ensure that the organizational documents of the Surviving Corporation and its subsidiaries, will, for a period of six (6) years from and after the Effective Time, contain provisions no less favorable, in the aggregate, with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers, employees and agents of the Company and its subsidiaries than are presently set forth in the Company Certificate of Incorporation and Company Bylaws (or equivalent organizational and governing documents of any subsidiary). Any right of indemnification of an Indemnified Party pursuant to the Merger Agreement will not be amended, repealed or otherwise modified at any time in a manner that would adversely affect the rights of such Indemnified Party.

Prior to the Effective Time, the Company will and, if the Company is unable to, Parent will cause the Surviving Corporation as of the Effective Time to, obtain and fully pay for “tail” insurance policies with a claims period of at least six (6) years from and after the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with benefits and levels of coverage at least as favorable as the Company’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (including in connection with the Merger Agreement or the transactions or actions contemplated thereby); provided, however, that in no event will the Company be required to expend for such policies an annual premium amount in excess of three-hundred percent (300%) of the annual premiums currently paid by the Company for such insurance.

If the Company for any reason fails to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, continue to maintain in effect for a period of at least six (6) years from and after the Effective Time the D&O Insurance in place as of the date of the Merger Agreement with benefits and levels of coverage at least as favorable, in the aggregate, as provided in the Company’s existing policies as of the date of the Merger Agreement, or the Surviving Corporation will, or Parent will cause the Surviving Corporation to, purchase comparable D&O Insurance for such six-year period with benefits and levels of coverage at least as favorable as provided in the Company’s existing policies as of the date of the Merger Agreement; provided, however, that in no event will the Company expend, or Parent or the Surviving Corporation be required to expend for such policies, an annual premium amount in excess of three-hundred percent (300%) of the annual premiums currently paid by the Company for such insurance; provided, further that if the premium for such insurance coverage exceeds such amount, the Surviving Corporation will obtain a policy with the greatest coverage available for a cost not exceeding such amount.

If Parent, the Surviving Corporation or any of their respective successors or assigns (i) will consolidate with or merge into any other person and will not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) will transfer all or substantially all of its properties and assets to any person, then and in each such case as a condition thereto, Parent or the Surviving Corporation (or their respective successors or assigns), as applicable, will cause such person to assume (either by operation of law or by written instrument) all of the obligations set forth in the indemnification section of the Merger Agreement.

The indemnification provisions of the Merger Agreement are intended to be for the benefit of, and will be enforceable by, each of the Indemnified Parties, their heirs and their representatives. The rights of each Indemnified Party will be in addition to any rights such individual may have under the laws of the State of Delaware, any applicable indemnification agreement to which such person is a party, the Company Certificate of Incorporation or the Company Bylaws, and Parent acknowledges and agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities now existing in favor of any Indemnified Party for actions or omissions occurring at or prior to the Effective Time will continue in full force and effect in accordance with their terms.

Neither Parent nor the Surviving Corporation will settle, compromise or consent to the entry of any judgment in any threatened or actual civil, criminal, or administrative actions, suits, demands, arbitrations, litigation, mediations, claims, hearings, examinations, inquiries, notices of violation, investigations, proceedings, demand letters, settlements, or enforcement actions for which indemnification could be sought by an Indemnified Party hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding or such Indemnified Party otherwise consents in writing (such consent not to be unreasonably withheld or delayed) to such settlement, compromise or consent.

Nothing in the Merger Agreement is intended to, will be construed to or will release, waive or impair any rights to any directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in the Merger Agreement is not prior to or in substitution for any such claims under such policies.

Financing of the Merger

Parent expects to obtain the amount of funds necessary to complete the Merger and the related transactions through a combination of (i) borrowings from the Incremental Term Facility and (ii) available borrowings under the Company’s Existing Credit Agreement and/or the Existing Receivables Agreement. As of March 31, 2024, the available borrowings under the Existing Credit Agreement and the Existing Receivables Agreement were, in the aggregate, in excess of $430 million. In the event that the Incremental Term Facility is not available at the closing of the Merger, Parent intends to obtain funds from a cash contribution from the Equity Commitment Parties pursuant to the Equity Commitment Letter, subject to the terms and conditions thereof.

Parent has received the Equity Commitment Letter from the Equity Commitment Parties under which, subject to the terms and conditions thereof, the Equity Commitment Parties have agreed to provide the Equity Financing if necessary for the consummation of the Transactions.

The Company and the Equity Commitment Parties have also entered into a Limited Guaranty, pursuant to which the Equity Commitment Parties have agreed to guarantee the payment of certain liabilities and obligations of Parent and Merger Sub under the Merger Agreement.

As of the date of the Merger Agreement, the Equity Commitment Letter in the form delivered to the Company was not amended or modified, no such amendment or modification was contemplated and none of the obligations and commitments contained in such Equity Commitment Letter had been withdrawn, terminated or rescinded in any respect and no such withdrawal, termination or rescission was contemplated.

As of the date of the Merger Agreement, the Equity Commitment Letter was in full force and effect and is the legal, valid, binding and enforceable obligation of Parent and each of the other parties thereto, except as enforcement may be limited by and subject to certain exceptions. As of the date of the Merger Agreement, no event had occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of any party to the Equity Commitment Letter or otherwise result in any portion of the Equity Financing contemplated thereby being unavailable or delayed.

As of the date of the Merger Agreement, and assuming the satisfaction of the conditions to the consummation of the Merger, Parent did not have any reason to believe that any party to the Equity Commitment Letter will be unable to satisfy on a timely basis any term or condition of the Equity Commitment Letter required to be satisfied by it, that the conditions to the Equity Financing in the Equity Commitment Letter will not otherwise be satisfied or that the full amount of the Equity Financing will not be available on the Closing Date. The only conditions precedent or other contingencies related to the obligations of the Equity Commitment Parties to fund the full amount of the Equity Financing are those expressly set forth in the Equity Commitment Letter as of the date thereof. As of the date of the Merger Agreement, there were no side letters or other contracts, arrangements or understandings (whether oral or written and whether or not legally binding) or commitments to enter into side letters or other contracts, arrangements or understandings (whether oral or written and whether or not legally binding) to which Parent or any of its affiliates is a party related to the Equity Financing other than as expressly contained in the Equity Commitment Letter and delivered to the Company prior to the date of the Merger Agreement. For the avoidance of doubt, in no event will the receipt or availability of any funds or financing by or to Parent or any affiliate of Parent be a condition to any of Parent’s or Merger Sub’s obligations under the Merger Agreement.

Each of the Equity Commitment Parties have undrawn capital commitments or otherwise have available funds in excess of the sum of the subscription commitment in the Equity Commitment Letter of such Equity Commitment Party plus the aggregate amount of all other binding commitments and obligations such Equity Commitment Party currently has outstanding. The Company will have the right to seek specific performance to cause each Equity Commitment Party to fund such subscription commitment.

Each of Parent and Merger Sub will not, without the prior written consent of the Company, effect or permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the Equity Commitment Letter if such amendment, modification or waiver could be expected to (i) reduce the aggregate amount of the Equity Financing, (ii) impose new or additional conditions or other terms or otherwise expand, amend or modify any of the conditions to the receipt of the Equity Financing or any other terms to the Equity Financing in a manner that would reasonably be expected to (A) materially delay or prevent the Closing or (B) make the timely funding of the Equity Financing, or the satisfaction of the conditions to obtaining the Equity Financing, less likely to occur in any material respect or (iii) adversely impact the ability of Parent, Merger Sub or the Company, as applicable, to enforce its rights against the Equity Commitment Party under the Equity Commitment Letter.

Prior to the Effective Time, Parent and Merger Sub will each use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to consummate and obtain the Equity Financing on the terms and conditions described in the Equity Commitment

Letter, including using its reasonable best efforts to (i) maintain in effect the Equity Commitment Letter, (ii) satisfy on a timely basis all conditions to funding that are applicable to Parent and Merger Sub in the Equity Commitment Letter that are within its control, (iii) consummate the Equity Financing at or prior to the Closing, (iv) comply with its obligations pursuant to the Equity Commitment Letter and (v) enforce its rights pursuant to the Equity Commitment Letter. Nothing in the Merger Agreement will require, and in no event will the reasonable best efforts of Parent and Merger Sub be deemed or construed to require, either Parent or Merger Sub to seek the Equity Financing from any source other than the Equity Commitment Party, or in excess of the aggregate amount contemplated by, the Equity Commitment Letter. Parent and Merger Sub will give the Company prompt notice of, and keep the Company informed on a reasonably current basis and in reasonable detail of (i) any actual or potential breach, default, termination or repudiation by any party to the Equity Commitment Letter of which Parent or Merger Sub becomes aware, including the receipt of any written notice or communication with respect thereto, and (ii) the occurrence of an event or development that could be expected to adversely impact the ability of Parent or Merger Sub to obtain all or a portion of the Equity Financing at or prior to the Closing.

Additional Financing and Financing Cooperation

The Company (i) will promptly give Parent written notice of the occurrence of any Event of Default (as defined in the Existing Credit Agreement) after the Company or any of its subsidiaries has received notice thereof or otherwise obtains knowledge thereof (including a description thereof), (ii) will not replace or refinance the Existing Credit Agreement after the date hereof, in whole or in part, without the prior consent of Parent and (iii) will not amend, restate, amend and restate, modify or supplement the Existing Credit Agreement prior to the Closing (other than any guarantee and collateral joinder and related supplement documents, and any waiver obtained in connection with guarantee and collateral joinder documents) (or agree to do any of the foregoing (other than at the direction of Parent or Merger Sub pursuant to the Merger Agreement) without the consent of Parent (which will not be unreasonably withheld or delayed).

The Company (i) will promptly give Parent written notice of the occurrence of any Existing Receivables Facility Specified Event after the Company has received notice thereof or otherwise obtains knowledge thereof, (ii) will not replace or refinance the Existing Receivables Agreement after the date hereof, in whole or in part, without the prior consent of Parent and (iii) will not amend, restate, amend and restate, modify or supplement the Existing Receivables Agreement prior to the Closing (or agree to do any of the foregoing (other than at the direction of Parent or Merger Sub pursuant to the Merger Agreement)) without the consent of Parent (which will not be unreasonably withheld or delayed).

Parent may obtain (or cause to be obtained), and take actions to arrange and obtain, additional debt or preferred equity financing in connection with the Transactions (including, without limitation, (x) debt or preferred equity financing incurred by Parent, Merger Sub or its affiliates and/or (y) additional debt financing incurred at Closing by the Company or its subsidiaries at the direction of Parent (including any incremental debt financing under the Existing Credit Agreement)) (the “Additional Financing”) (for the avoidance of doubt, the “Additional Financing” does not include the existing term loans or revolving credit facility under the Existing Credit Agreement (as in effect on February 26, 2024) or the existing receivables facility under the Existing Receivables Agreement (as in effect on February 26, 2024).

From and after the date of the Merger Agreement and prior to the Closing Date, to the extent Parent seeks Additional Financing, the Company will use its reasonable best efforts, and will cause its subsidiaries (and their respective representatives) to use reasonable best efforts, to provide customary cooperation to Parent, at Parent’s sole cost and expense, as is customary, in connection with any such Additional Financing (provided, that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company or any of its affiliates), including using reasonable best efforts to:

•	furnish Parent any pertinent financial and other information with respect to the Company that is customarily required for completion of any such Additional Financing;

•

participate in a reasonable and limited number of investor and lender meetings (including one-on-one meetings and calls that are requested in advance with or by any parties acting as lead arrangers or agents for, and prospective financing sources of, any Additional Financing), presentations, and due diligence sessions at reasonable times and with reasonable advance notice (which meetings, presentations and due diligence sessions may be virtual);

•

provide reasonable and customary assistance in the preparation of customary offering documents, lender presentations, private placement memoranda, bank information memoranda, syndication memoranda, and ratings agency presentations to obtain reasonable and customary corporate and facilities credit ratings (including providing customary authorization and representation letters authorizing the distribution of information relating to the Company and its subsidiaries to prospective lenders or investors and containing representations with respect to the presence of or absence of material non-public information relating to the Company and its subsidiaries and the accuracy of the information relating to the Company and its subsidiaries contained therein) for any Additional Financing in the form of debt financing;

•

so long as requested by Parent at least six (6) calendar days prior to the Closing Date, provide at least four (4) calendar days prior to the Closing Date, all documentation and other information relating to the Company or any of its subsidiaries required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act;

•

assist in the preparation of, and executing and delivering at Closing, definitive agreements (including schedules thereto) with respect to any Additional Financing (“Definitive Agreements”), including guarantee and collateral documents and instruments, in each case, as necessary or customary; provided, that the effectiveness of any Definitive Agreements executed by the Company or any of its subsidiaries will be subject to the occurrence of the Closing;

•	take reasonable corporate actions, subject to and only effective upon the occurrence of the Closing, reasonably necessary to permit the consummation of the Additional Financing, as applicable; and

•

cooperate in satisfying customary conditions precedent set forth in any Definitive Agreement to the extent satisfaction of such condition requires the cooperation of, or is within the control of, the Company and its subsidiaries.

None of the Company nor any of its affiliates will be required to take or permit the taking of any action pursuant to that would: (i) require the Company or its subsidiaries or any of their respective affiliates or any persons who are officers or directors of such entities to pass resolutions or consents to approve or authorize the execution of the Additional Financing, except those which are subject to the occurrence of the Closing passed by directors or officers continuing in their positions following the Closing, (ii) require the Company or its subsidiaries or any of their respective affiliates or any persons who are officers or directors of such entities to enter into, execute or deliver any certificate, document, instrument or agreement or agree to any change or modification of any existing certificate, document, instrument or agreement, in each case, that is not contingent upon the Closing or that would be effective prior to the Closing (other than the execution of customary authorization letters and representation letters referenced above), (iii) require the Company or any of its affiliates to pay any commitment or other similar fee or incur any other expense, liability or obligation in connection with the Additional Financing prior to the Closing, unless promptly reimbursed by Parent, (iv) cause any director, officer, employee or stockholder of the Company or any of its affiliates to incur any personal liability, (v) conflict with any laws, (vi) provide access to or disclose information that the Company or any of its affiliates reasonably determines would jeopardize any attorney-client privilege, (vii) require the Company to prepare any financial statements or information that are not available to it and prepared in the ordinary course of its financial reporting practice or (viii) take any action that would cause any condition to Closing to not be satisfied (it being understood and agreed, for the avoidance of doubt, none of the Company nor any of its affiliates will be required to take any action that would result in an Event of Default (as defined in the Existing Credit Agreement) and/or an Event of Termination (as defined in the Existing Receivables Agreement) under the Existing Credit Agreement and/or under the Existing Receivables Agreement, as applicable)).

Other Covenants and Agreements

The Merger Agreement contains other covenants and agreements, including:

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Publicity: Parent and the Company will consult with each other before issuing or making, and provide each other the reasonable opportunity to review and comment on, any press release or other public announcements with respect to the Merger and other transactions contemplated by the Merger Agreement and any filings with any third party or any Governmental Entity (including any national securities exchange) with respect thereto, except (i) as may be required by applicable law, judgment, court process or the rules and regulations of any national securities exchange or national securities quotation system, (ii) any consultation that would not be reasonably practicable as a result of requirements of applicable law, judgment, or court process, (iii) any press release or public statement that in the good faith judgment of the applicable party is consistent with prior press releases issued or public statements made in compliance with the Merger Agreement, or (iv) with respect to any Change in Recommendation expressly permitted by the Merger Agreement or Parent’s response thereto.

•

Access: Upon reasonable advance notice (and in any event not less than twenty-four (24) hours’ notice), and except as may otherwise be required by applicable law, (x) the Company will, and will cause its subsidiaries and its and its subsidiaries’ directors, officers and employees to, and will direct its other representatives to, afford Parent and its representatives reasonable access, during normal business hours during the period prior to the Effective Time, to the Company’s and its subsidiaries’ properties, assets, books and records and, (y) during such period, the Company will, and will cause its subsidiaries to, furnish promptly to Parent all information concerning its or any of its subsidiaries’ capital stock, business and personnel as may reasonably be requested by Parent in connection with the Merger; provided that no investigation pursuant will affect or be deemed to modify any representation or warranty made by the Company; and provided, further that the foregoing will not require the Company to permit any invasive environmental sampling or any inspection or to disclose any information pursuant to the Merger Agreement, to the extent that (i) in the reasonable good faith judgment of the Company, any applicable law requires the Company or its subsidiaries to restrict or prohibit access to any such information or disclosure thereof would expose the Company to an unreasonable risk of liability for disclosure of sensitive or personal information, (ii) in the reasonable good faith judgment of the Company, the information is subject to confidentiality obligations to a third party or its disclosure would violate the terms of any confidentiality agreement or other Contract that is binding on the Company or any of its subsidiaries or (iii) disclosure of any such information or document would result in the waiver or loss of attorney-client privilege, work product doctrine or any other legal privilege; provided, further that with respect to the foregoing clauses (i) through (iii), the Company will use its commercially reasonable efforts to (1) obtain the required consent of any such third party to provide such disclosure, (2) develop an alternative to providing such information so as to address such matters that is reasonably acceptable to the Company and (3) in the case of clauses (i) and (iii), implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the objection, including by arrangement of appropriate clean room procedures, necessary redactions or entry into a customary joint defense agreement with respect to any information to be so provided, if the parties determine that doing so would reasonably permit the disclosure of such information without violating applicable law or jeopardizing such privilege. Any investigation will be conducted in such a manner as not to interfere unreasonably with the conduct of the business of the Company. All requests for information will be directed to an executive officer of the Company or such person as may be designated by any such executive officer.

•

Litigation: The Company will promptly advise Parent of any proceeding commenced after the date of the Merger Agreement against the Company or any of its directors by any stockholder of the Company relating to the Merger Agreement and the Transactions and will keep Parent reasonably informed on a reasonably current basis regarding any such proceeding. The Company will give Parent the opportunity to participate in (but not control) the defense and settlement of any stockholder litigation against the Company and/or its officers or directors; provided that the Company will not settle any such stockholder litigation without the prior written consent of Parent, and Parent will give the Company the opportunity to participate in (but not control) the defense and settlement of any stockholder litigation against Parent and/or its officers or directors, in each case relating to the Merger or any of the other transactions contemplated by the Merger Agreement in accordance with the terms of a mutually agreed upon joint defense agreement.

•

Stock Exchange De-listing and De-registration: The Company will take all commercially reasonable actions necessary to permit the shares of Common Stock to be de-listed from the NYSE and de-registered under the Exchange Act as soon as possible following the Effective Time.

•

Special Committee: Prior to the Effective Time, without the prior written consent of the Special Committee, (i) the Company Board will not dissolve, dismantle or otherwise dismantle the Special Committee, or revoke or diminish the authority of the Special Committee, and (ii) neither Parent, Merger Sub nor their respective affiliates (including THL Agiliti Stockholder and THL) will remove or cause the removal of any director of the Company Board that is a member of the Special Committee either as a member of the Company Board or such Special Committee other than for cause.

•

Employee Benefits: Parent agrees that each employee of the Company or its subsidiaries who is employed immediately prior to the Closing and continues to remain employed with the Company or its subsidiaries following the Closing (a “Continuing Employee”) will, during the twelve month period following the Effective Time (or, if shorter, the applicable Continuing Employee’s period of employment), be provided with (i) a base salary or base wage that is no less favorable than the base salary or base wage provided to such Continuing Employee by the Company and its subsidiaries immediately prior to the Effective Time, (ii) target annual cash or short-term cash bonus opportunities (but not long-term incentive, change in control, retention, transaction, deferred compensation, and equity or equity-based incentive opportunities) that are no less favorable in the aggregate than the target annual cash or short-term cash bonus opportunities (but not including the Excluded Benefits (as defined below)) provided to such Continuing Employee by the Company and its subsidiaries immediately prior to the Effective Time, (iii) broad-based employee benefits (excluding severance benefits, long-term incentive, change in control, retention, transaction, deferred compensation, and equity or equity-based incentive opportunities, defined benefit pension and post-employment and retiree welfare benefits (collectively, the “Excluded Benefits”)), including without limitation, welfare benefits, retirement benefits and vacation, that are substantially comparable in the aggregate to those provided by the Company and its subsidiaries to such Continuing Employees as of immediately prior to the Effective Time and (iv) severance benefits that are no less favorable than those severance benefits that would have been provided to the Continuing Employee pursuant to the Company Plans in effect immediately prior to the Effective Time.

Conditions to Consummation of the Merger

The respective obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction (or written waiver by the Company and Parent, if permissible under applicable law) at or prior to the Closing, of the following conditions:

•	the Company Requisite Approval having been obtained in accordance with applicable law and the Company Certificate of Incorporation and the Company Bylaws;

•

at least 20 calendar days have elapsed since the Company mailed to the stockholders of the Company this Information Statement as contemplated by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated thereunder); and

•

no law (whether temporary, preliminary or permanent) enacted, promulgated, issued, entered, amended or enforced by any governmental authority of competent jurisdiction is in effect enjoining, restraining or otherwise prohibiting the consummation of the Merger.

The Written Consent was delivered to the Company following the execution of the Merger Agreement on February 26, 2024, and re-delivered on March 11, 2024 following the ratification, and as a result, the first Closing condition listed above has been satisfied.

The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or written waiver by Parent, if permissible under applicable law, at or prior to the Closing of the following conditions:

•

the representations and warranties of the Company related to organization, good standing and qualification, corporate authority, and brokers and finders must be true and correct in all material respects (without giving effect to any “materiality,” “Company Material Adverse Effect” or similar qualification therein) as of the date of the Merger Agreement and the Closing Date (in each case except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty must be true and correct as of such particular date);

•

certain representations and warranties of the Company related to capitalization must be true and correct in all respects (except for any de minimis inaccuracies) as of the date of the Merger Agreement and the Closing Date (except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty must be true and correct as of such particular date);

•

the other representations and warranties of the Company set forth in the Merger Agreement must be true and correct (except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty will be true and correct as of such particular date), except where the failure of such representations and warranties of the Company to be so true and correct (without giving effect to any “materiality,” “Company Material Adverse Effect” or similar qualification therein), individually or in the aggregate, has not had and would not reasonably be expected to have, a Company Material Adverse Effect;

•

since January 1, 2023 and through the date of the Merger Agreement and as of the Closing Date, there has not been any change, event, occurrence, condition, effect, circumstance or development which has had or would, individually or in the aggregate, reasonably be expected to have, a Company Material Adverse Effect);

•

the Company having performed or complied with in all material respects the obligations and agreements required to be performed or complied with by it under the Merger Agreement at or prior to the Effective Time;

•	since February 26, 2024, there has been no Company Material Adverse Effect;

•

after giving effect to the Merger contemplated by the Merger Agreement thereunder, (x) no Event of Default (as defined in the Existing Credit Agreement) will have occurred and be continuing as of the Closing Date and (y) no Existing Receivables Facility Specified Event will have occurred and be continuing as of the Closing Date; provided, that the condition set forth in this bullet will not apply to any Event of Default (as defined in the Existing Credit Agreement) or Event of Termination (as defined in the Existing Receivables Agreement), as applicable, caused by any additional indebtedness incurred at Closing at the direction of Parent or Merger Sub and/or the use of the proceeds thereof; and

•	the receipt by Parent of a certificate signed on behalf of the Company by a senior executive officer of the Company certifying that each of the conditions specified above has been satisfied.

The obligation of the Company to effect the Merger is also subject to satisfaction or waiver by the Company at or prior to the Closing of the following conditions:

•

the representations and warranties of Parent and Merger Sub related to corporate authority and approval must be true and correct in all material respects as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date);

•	the other representations and warranties of Parent and Merger Sub set forth in the Merger Agreement must be true and correct in all respects as of the Closing Date (except for any representations and warranties that expressly relate to a specified date, which representation and warranty will have been true and correct in all material respects as of such particular date), except where the failures of such representations and warranties to be so true and correct (without giving effect to any “materiality,” “Parent Material Adverse Effect” or similar qualification therein), individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect;

•

each of Parent and Merger Sub having performed or complied with in all material respects the obligations required to be performed or complied with by it under the Merger Agreement at or prior to Closing; and

•	the receipt by the Company of a certificate signed on behalf of Parent by an officer of Parent certifying that each of the conditions specified above have been satisfied.

Termination of the Merger Agreement

The Merger Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time by the mutual written consent of Parent and the Company.

In addition, the Merger Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time by either Parent or the Company if:

•

the Merger is not consummated by the Termination Date, except that this right will not be available to any party if such party’s breach of or failure to perform its obligations under the Merger Agreement materially contributed to, or resulted in, the failure to consummate the Transactions by the Termination Date; or

•

any law permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger is in effect and has become final and non-appealable; provided that the right to terminate is not available to any party that has breached in any material respect its obligations under the Merger Agreement in any manner that will have primarily caused the failure of the Merger to be consummated.

The Merger Agreement also provides that Parent may terminate the Merger Agreement if:

•

the Company breaches any of its representations, warranties, covenants, or agreements made by the Company as set forth in the Merger Agreement, or if any such representation and warranty will have become untrue after the date of the Merger Agreement, which breach or failure to perform would give rise to the failure of a condition precedent to Closing and is not reasonably capable of being cured, or if reasonably capable of being cured, has not been cured prior the earlier of (i) thirty (30) days following receipt by the Company of written notice of such breach or failure in reasonable detail and stating Parent’s intention to terminate the Merger Agreement and (ii) the Termination Date; provided that Parent will not have the right to terminate the Merger Agreement if Parent is then in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement; or

•

prior to the delivery of the Written Consent, there will have been a Change in Recommendation; provided that Parent must terminate the Merger Agreement within five (5) days of such Change in Recommendation.

The Merger Agreement also provides that the Company may terminate the Merger Agreement if:

•

at any time prior to the Effective Time, whether or not the Written Consent has been delivered, Parent or Merger Sub breaches any of its representations, warranties, covenants or agreements made by Parent or Merger Sub as set forth in the Merger Agreement, or if any such representation and warranty will have become untrue after the date of the Merger Agreement, which breach or failure to perform would give rise to the failure of a condition precedent to Closing and is not reasonably capable of being cured, or if reasonably capable of being cured, has not been cured prior the earlier of (i) thirty (30) days following receipt by Parent of written notice of such breach or failure in reasonable detail and stating Company’s intention to terminate the Merger Agreement and (ii) the Termination Date; provided that the Company will not have the right to terminate the Merger Agreement if Company is then in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement;

•

at any time prior to the delivery of the Written Consent, in order to enter into an alternative acquisition agreement, provided, that prior to or concurrently with such termination, the Company pays to Parent the Company Termination Fee required to be paid; or

•	the Written Consent has not been delivered by Parent by the Shareholder Approval Deadline.

The termination rights with respect to the Change in Recommendation, for Parent, and failure to deliver the Written Consent by the Shareholder Approval Deadline or in order for the Company to enter into an alternative acquisition agreement, for the Company, are no longer exercisable because the Written Consent was delivered to the Company on February 26, 2024 following the execution of the Merger Agreement and re-delivered on March 11, 2024 following the ratification.

Termination Fees and Expenses

Fees Payable by Company. The Company was required to pay Parent a termination fee under certain circumstances prior to delivery of the Written Consent. The Written Consent was delivered to the Company following the execution of the Merger Agreement on February 26, 2024 and re-delivered on March 11, 2024 following the ratification, and as a result, the provisions regarding the termination fee are no longer applicable.

Expenses. Whether or not the Transactions are consummated, all costs and expenses incurred in connection with the Merger Agreement and the Transactions will be paid by the party incurring such expense, except as otherwise set forth in the Merger Agreement.

Amendment and Waiver

Subject to the provisions of applicable law, at any time prior to the Effective Time, the Merger Agreement, and any schedule thereto, may be amended, modified or supplemented in any or all respects only by written agreement of the parties thereto, by action of the boards of directors of the respective parties. However, following delivery of the Written Consent, which was delivered to the Company following the execution of the Merger Agreement and re-delivered on March 11, 2024 following the ratification, there may be no amendment, modification or supplement of the Merger Agreement which by applicable law would require further approval by the Company’s stockholders without such approval having first been obtained. The Company will not amend the Merger Agreement or waive any rights of the Company or grant any consents under the Merger Agreement without the prior approval of the Special Committee.

Jurisdiction; Specific Performance

By entering into the Merger Agreement, each of Parent, Merger Sub and the Company (i) consented to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom, in the event any dispute arises out of or is related to the Merger Agreement or any of the Transactions (ii) agreed that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agreed that it will not bring any action, suit, arbitration or proceeding by or before any Governmental Entity (each, an “Action”) relating to the Merger Agreement or any of the Transactions in court other than the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom, (iv) waived any objection that it may have to the venue of any such Action in the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom or that such Action was brought in an inconvenient court and agrees not to plead or claim the same and (v) consented to service being made through the notice procedures set forth in the Merger Agreement and that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in the Merger Agreement will be effective service of process for any Action in connection with the Merger Agreement or the Transactions. The parties to the Merger Agreement agreed that irreparable damage, for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any obligations, undertakings, covenants or agreement of the parties under of the Merger Agreement are not performed in accordance with its specific terms or are otherwise breached. The parties acknowledged and agreed that the parties are entitled to seek an injunction or injunctions, to prevent breaches or threatened breaches of the Merger Agreement by the other party to enforce specifically the terms and provisions of the Merger Agreement by a decree of specific performance without the necessity of proving actual harm or damages or posting a bond or other security, this being in addition to any other remedy to which they are entitled under the Merger Agreement.

Each party to the Merger Agreement agreed that, it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance or other equitable remedy is not an appropriate remedy for any reason at law or in equity.

Governing Law

The Merger Agreement and any claim, cause of action or other action (whether in contract, tort or otherwise) that may directly or indirectly be based upon, relate to or arise out of the Merger Agreement or the Transactions, or the negotiation, execution or performance of the Merger Agreement, will be interpreted, construed and governed by and in accordance with the laws of the State of Delaware, without regard to any conflict or choice of law principles that would cause the application of the laws of any jurisdiction other than the State of Delaware.

SUMMARY FINANCIAL INFORMATION

The following table sets forth a summary of historical consolidated financial data for the Company as of and for the fiscal years ended December 31, 2023 and 2022. The selected financial data and the per share data set forth below should be read in conjunction with, the consolidated financial statements, including the notes thereto, and other financial information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Form 10-K”). More comprehensive financial information is included in the 2023 Form 10-K, including management’s discussion and analysis of financial condition and results of operations, and the following summary is qualified in its entirety by reference to such report. The 2023 Form 10-K, including the financial statements included as Item 8 of Part II thereof, is incorporated by reference in this Information Statement. For additional information, see the section entitled “Where You Can Find More Information.”

Consolidated Statements of Operations

(in thousands, except share and per share information)	Year Ended December 31, 2023	Year Ended December 31, 2022
Revenue	$1,174,604	$1,121,292
Cost of revenue	$770,501	$690,318
Gross margin	$404,103	$430,974
Operating income	$64,791	$91,986
Income (loss) before income taxes and noncontrolling interest	$(23,851)	$29,211
Consolidated net income (loss)	$(19,119)	$30,443
Net income attributable to noncontrolling interest	$306	$231
Net income (loss) attributable to Agiliti, Inc. and Subsidiaries	$(19,425)	$30,212
Basic income (loss) per share	$(0.14)	$0.23
Diluted income (loss) per share	$(0.14)	$0.22
Weighted-average common shares outstanding:
Basic	134,647,238	132,602,747
Diluted	134,647,238	138,381,295

Consolidated Balance Sheet

(in thousands, except share and per share information)	December 31, 2023	December 31, 2022
Total current assets	$337,743	$316,313
Non-current assets	$2,061,201	$2,127,794

Total assets	$2,398,944	$2,444,107
Total current liabilities	$196,608	$197,381
Non-current liabilities	$1,261,513	$1,300,401

Total liabilities	$1,458,121	$1,497,782
Total Agiliti, Inc. and Subsidiaries equity	$940,557	$946,128
Noncontrolling interest	$266	$197

Total equity	$940,823	$946,325

Total liabilities and equity	$2,398,944	$2,444,107

Consolidated Statements of Cash Flows

(in thousands)	Year Ended December 31, 2023	Year Ended December 31, 2022
Net cash provided by operating activities	$169,816	$199,776
Net cash used in investing activities	$(83,892)	(146,860)
Net cash (used in) provided by financing activities	$(71,464)	$(121,664)
Net change in cash and cash equivalents	$14,460	$(68,748)
Cash and cash equivalents at the beginning of period	$5,577	$74,325
Cash and cash equivalents at the end of period	$20,037	$5,577

For additional financial information, including with respect to book value of shares, see the section entitled “Market Information, Dividends and Certain Transactions in the Common Stock.”

MARKET INFORMATION, DIVIDENDS AND CERTAIN TRANSACTIONS IN THE COMMON STOCK

On April 23, 2021, the Company consummated its IPO, and on April 27, 2021, the Company closed its IPO of 30,263,157 shares of Common Stock at a price of $14.00 per share, generating aggregate net proceeds of approximately $397.4 million. The Common Stock began trading on the NYSE under the symbol “AGTI” on April 23, 2021. Prior to that, there was no public market for the Common Stock.

As of March 31, 2024, 136,081,290 shares of Common Stock were issued and outstanding. The Company’s book value per share of Common Stock as of December 31, 2023 was $6.95, calculated by dividing total equity of $940,822,621 by the total number of shares of Common Stock outstanding on December 31, 2023, of 135,352,336 shares of Common Stock.

The terms of the Merger Agreement do not allow us to declare or pay a dividend between February 26, 2024 and the earlier of the consummation of the Merger or the termination of the Merger Agreement. Following the Merger there will be no further market for the Common Stock and the Common Stock will be delisted from the NYSE and de-registered under the Exchange Act.

The following table sets forth, for the periods indicated, the high and low sales price of Common Stock on the NYSE:

Fiscal Year	High	Low	Dividends Paid
Ended December 31, 2021
First Quarter	N/A	N/A
Second Quarter	$26.36	$10.50	0
Third Quarter	$23.63	$17.15	0
Fourth Quarter	$26.34	$18.54	0
Ended December 31, 2022
First Quarter	$23.65	$16.09	0
Second Quarter	$23.26	$17.19	0
Third Quarter	$22.53	$14.29	0
Fourth Quarter	$20.17	$14.15	0
Ended December 31, 2023
First Quarter	$19.69	$14.19	0
Second Quarter	$18.61	$14.97	0
Third Quarter	$17.68	$6.48	0
Fourth Quarter	$8.58	$5.07	0
Ending December 31, 2024
First Quarter	$10.19	$6.52	0

Other than the Merger Agreement, as discussed in the section entitled “The Merger Agreement” beginning on page 83, the Company, the Sponsor Entities and their affiliates, except for the directors and officers of the Company as set forth in the table below, have not executed any transactions with respect to the Common Stock during the past 60 days.

Individual	Quantity (shares of Common Stock)	Price ($)	Date	Transaction Description
Lee M. Neumann	4.685	10.04	4/9/2024	Sale of Common Stock pursuant to Rule 10b5-1 Trading Plan
	4,685	10.07	3/20/2024	Sale of Common Stock pursuant to Rule 10b5-1 Trading Plan
	5,784	0	3/15/2024	Annual Performance-Based Incentive Compensation in the form of a grant of restricted share units (“RSUs”)
	4,271	0	3/8/2024	Common Stock issued upon vesting of first tranche of 2023 RSUs
	1,307	9.91	3/8/2024	Common Stock withheld for taxes upon vesting of first tranche of 2023 RSUs
	4,000	0	3/6/2024	Common Stock issued upon vesting of 2021 Performance-based Restricted Stock Units (PRSUs)
	1,425	9.91	3/6/2024	Common Stock withheld for taxes upon vesting of 2021 PRSUs
	4,660	0	3/6/2024	Common Stock issued upon vesting of third tranche of 2021 RSUs and second tranche of 2022 RSUs
	1,400	9.91	3/6/2024	Common Stock withheld for taxes upon vesting of third tranche of 2021 RSUs and second tranche of 2022 RSUs

Matthew Neale	3,932	0	3/15/2024	Annual Performance-Based Incentive Compensation RSU Grant
	1,234	0	3/8/2024	Common Stock issued upon vesting of first tranche of 2023 RSUs
	443	9.91	3/8/2024	Common Stock withheld upon vesting of first tranche of 2023 RSUs
	978	0	3/8/2024	Common Stock issued upon vesting of second tranche of 2022 RSUs
	352	9.91	3/6/2024	Common Stock withheld for taxes upon vesting of second tranche of 2022 RSUs

Scott A. Christensen	3,385	0	3/15/2024	Annual Performance-Based Incentive Compensation RSU Grant
	1,062	0	3/8/2024	Common Stock issued upon vesting of first tranche of 2023 RSUs
	382	9.91	3/8/2024	Common Stock withheld for taxes vesting of first tranche of 2023 RSUs
	1,688	0	3/6/2024	Common Stock issued upon vesting of 2021 PRSUs
	607	9.91	3/6/2024	Common Stock withheld for taxes upon vesting of 2021 PRSUs
	1,924	0	3/6/2024	Common Stock issued upon vesting of third tranche of 2021 RSUs and second tranche of 2022 RSUs
	692	9.91	3/6/2024	Common Stock withheld for taxes upon vesting of third tranche of 2021 RSUs and second tranche of 2022 RSUs

Individual	Quantity (shares of Common Stock)	Price ($)	Date	Transaction Description

Matthew E. McCabe	3,385	0	3/15/2024	Annual Performance-Based Incentive Compensation RSU Grant
	1,062	0	3/8/2024	Common Stock issued upon vesting of first tranche of 2023 RSUs
	382	9.91	3/8/2024	Common Stock withheld for taxes vesting of first tranche of 2023 RSUs
	1,688	0	3/6/2024	Common Stock issued upon vesting of 2021 PRSUs
	607	9.91	3/6/2024	Common Stock withheld for taxes upon vesting of 2021 PRSUs
	1,924	0	3/6/2024	Common Stock issued upon vesting of third tranche of 2021 RSUs and second tranche of 2022 RSUs
	692	9.91	3/6/2024	Common Stock withheld for taxes upon vesting of third tranche of 2021 RSUs and second tranche of 2022 RSUs

Derrick L. Johnson	4,573	0	3/15/2024	Annual Performance-Based Incentive Compensation RSU Grant
	2,780	0	3/8/2024	Common Stock issued upon vesting of first tranche of 2023 RSUs
	805	9.91	3/8/2024	Common Stock withheld for taxes upon vesting of first tranche of 2023 RSUs
	2,126	0	3/6/2024	Common Stock issued upon vesting of 2021 PRSUs
	748	9.91	3/6/2024	Common Stock withheld for taxes upon vesting of 2021 PRSUs
	7,330	0	3/6/2024	Common Stock issued upon vesting of third tranches of 2021 RSUs and second tranche of 2022 RSUs
	2,563	9.91	3/6/2024	Common Stock withheld for taxes upon vesting of third tranche of 2021 RSUs and second tranche of 2022 RSUs

Bettyann Bird	4,238	0	3/15/2024	Annual Performance-Based Incentive Compensation RSU Grant

Robert L. Creviston	5,784	0	3/15/2024	Annual Performance-Based Incentive Compensation RSU Grant
	4,271	0	3/8/2024	Common Stock issued upon vesting of first tranche of 2023 RSUs
	1,307	9.91	3/8/2024	Common Stock withheld upon vesting of first tranche of 2023 RSUs
	3,519	0	3/6/2024	Common Stock issued upon vesting of 2021 PRSUs
	1,219	9.91	3/6/2024	Common Stock withheld for taxes upon vesting of 2021 PRSUs
	4,427	0	3/6/2024	Common Stock issued upon vesting of third tranche of 2021 RSUs and second tranche of 2022 RSUs
	1,334	9.91	3/6/2024	Common Stock withheld for taxes upon vesting of third tranche of 2021 RSUs and second tranche of 2022 RSUs

Lori M. Jones	10,315	0	3/15/2024	Annual Performance-Based Incentive Compensation RSU Grant
	2,997	0	3/8/2024	Common Stock issued upon vesting of first tranche of 2023 RSUs
	1,054	9.91	3/8/2024	Common Stock withheld upon vesting of first tranche of 2023 RSUs

Individual	Quantity (shares of Common Stock)	Price ($)	Date	Transaction Description

James B. Pekarek	8,868	0	3/15/2024	Annual Performance-Based Incentive Compensation RSU Grant
	11,147	0	3/8/2024	Common Stock issued upon vesting of first tranche of 2023 RSUs
	3,411	9.91	3/8/2024	Common Stock withheld upon vesting of first tranche of 2023 RSUs
	12,285	0	3/6/2024	Common Stock issued upon vesting of 2021 PRSUs
	3,760	9.91	3/6/2024	Common Stock withheld for taxes upon vesting of 2021 PRSUs
	14,124	0	3/6/2024	Common Stock issued upon vesting of third tranche of 2021 RSUs and second tranche of 2022 RSUs
	4,323	9.91	3/6/2024	Common Stock withheld for taxes upon vesting of third tranche of 2021 RSUs and second tranche of 2022 RSUs

Thomas J. Leonard	5,399	9.91	3/8/2024	Common Stock withheld for taxes upon vesting of RSUs
	55,116	2.12	2/14/2024	Exercise of Options for Common Stock pursuant to Rule 10b5-1 Trading Plan
	27,558	7.226	2/14/2024	Sale of Common Stock Underlying Options for tax purposes pursuant to Rule 10b5-1 Trading Plan

John L. Workman	11,800	0	3/8/2024	Common Stock issued upon vesting of 2023 Board RSUs

Dr. Gary L. Gottlieb	11,800	0	3/8/2024	Common Stock issued upon vesting of 2023 Board RSUs

Diane B. Patrick	11,800	0	3/8/2024	Common Stock issued upon vesting of 2023 Board RSUs

Darren M. Friedman	11,800	0	3/8/2024	Common Stock issued upon vesting of 2023 Board RSUs

Dr. C. Martin Harris	11,800	0	3/8/2024	Common Stock issued upon vesting of 2023 Board RSUs

In the past two years, none of the Sponsor Entities purchased any shares of Common Stock. The following table sets forth the amount of the shares of Common Stock purchased by the Company during the past two years:

Fiscal Year	Total Number of Shares Purchased	Range of Prices Paid per Share	Average Price Paid per Share
Ended December 31, 2022
First Quarter	—	—	—
Second Quarter	—	—	—
Third Quarter	—	—	—
Fourth Quarter	—	—	—
Ended December 31, 2023
First Quarter	—	—	—
Second Quarter	—	—	—
Third Quarter	406,096	$7.62 to $10.20	$9.24
Fourth Quarter	—	—	—
Ending December 31, 2024
First Quarter	—	—	—

PROVISIONS FOR UNAFFILIATED SECURITY HOLDERS

No provision has been made (i) to grant the “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act, access to the corporate files of the Company, any other party to the Merger or any of their respective affiliates, or (ii) to obtain counsel or appraisal services at the expense of the Company, or any other such party or affiliate.

APPRAISAL RIGHTS

If the Merger is consummated, beneficial holders and holders of record of Common Stock other than the THL Agiliti Stockholder and its affiliates who do not wish to accept the Merger Consideration have the right to seek appraisal of their shares of Common Stock under Section 262 and, if all procedures described in Section 262 are strictly complied with and the Delaware Court of Chancery so determines, to receive payment in cash for the fair value of their shares of Common Stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your shares of Common Stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the applicable portion of the Merger Consideration that you are otherwise entitled to receive under the terms of the Merger Agreement. These rights are known as “appraisal rights.”

The following description of appraisal rights is not a complete statement of Section 262 and is qualified in its entirety by reference to Section 262, which is attached as Annex D to this Information Statement and incorporated herein by reference.

Strict compliance with the procedures set forth in Section 262 is required. This description and Section 262 should be reviewed carefully by any stockholder who wishes to exercise appraisal rights or who wishes to preserve the right to do so, as failure to follow precisely any of the statutory requirements will result in the withdrawal, loss or waiver of your appraisal rights. The following is a summary of appraisal rights under Section 262, the full text of which is incorporated herein by reference. The summary does not purport to be a complete statement of, and is qualified in its entirety by reference to, Section 262 and to any amendments to such section after the date of this Information Statement (please note that the 20-day period described below for a beneficial holder or holder of record of Common Stock to demand appraisal will begin to run on the date of mailing this Information Statement, as described more fully below). Holders of Common Stock should assume that the Company will take no action to perfect any appraisal rights of any holder of Common Stock. Any beneficial holder or holder of record of Common Stock who desires to exercise such holder’s appraisal rights should review carefully Section 262 and is urged to consult such holder’s legal advisor before electing or attempting to exercise such rights. The following summary neither constitutes legal or other advice nor a recommendation that holders of Common Stock seek to exercise their appraisal rights under Section 262. A beneficial holder or holder of record of Common Stock who loses, waives or otherwise fails to properly exercise such holder’s appraisal rights will be entitled to receive the applicable portion of the Merger Consideration under the Merger Agreement.

Either a beneficial holder or holder of record of Common Stock who (i) continuously holds such shares of Common Stock through the Effective Time, (ii) has not consented to or otherwise voted in favor of the Merger or otherwise withdrawn, lost or waived such holder’s appraisal rights, (iii) strictly complies with the applicable statutory procedures under Section 262 and (iv) does not thereafter withdraw such holder’s demand for appraisal of such Common Stock will be entitled to receive the fair value of such holder’s shares of Common Stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. In addition to the foregoing requirements, a demand made by such beneficial holder must reasonably identify the holder of record of the shares of Common Stock for which the demand is made, and must be accompanied by documentary evidence of such beneficial holder’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial holder consents to receive notices given by the Surviving Corporation hereunder and to be set forth on the verified list required by Section 262(f) of the DGCL.

When a merger agreement is approved by written consent without a meeting pursuant to Section 228 of the DGCL, as is the case with the Merger Agreement, Section 262 requires that either a constituent corporation before, or the surviving corporation within 10 calendar days after, the effective date of the merger notify each of its stockholders who is entitled to appraisal rights, that appraisal rights are so available and must include in each such notice a copy of Section 262 or information directing stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. A copy of the applicable statutory provisions is accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Such notice, if given on or after the effective date of the merger, must also notify the stockholders of the effective date of the merger.

THIS INFORMATION STATEMENT CONSTITUTES THE OFFICIAL NOTICE OF APPRAISAL RIGHTS UNDER SECTION 262. COMPANY STOCKHOLDERS SHOULD NOT EXPECT TO RECEIVE ANY ADDITIONAL NOTICE WITH RESPECT TO THE DEADLINE FOR DEMANDING APPRAISAL RIGHTS.

Any beneficial holder or holder of record of Common Stock entitled to exercise appraisal rights may, within twenty (20) calendar days after the date of mailing of this Information Statement, demand in writing from the Company or the Surviving Corporation, as applicable, an appraisal of such holder’s Common Stock. With respect to holders of record, such demand will be sufficient if it reasonably informs the Company or the Surviving Corporation, as applicable, of the identity of the holder of the Common Stock making such demand and that such holder intends thereby to demand an appraisal of the fair value of such holder’s Common Stock. With respect to beneficial owners, such demand will be sufficient if it reasonably informs the Company or the Surviving Corporation, as applicable, of the identity of the holder of Common Stock making such demand and is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be and provides an address at which such beneficial holder consents to receive notices given by the Surviving Corporation. Failure to make such a demand on or before the expiration of such 20-day period will result in the loss of the holder’s appraisal rights. For clarity, such 20-day period will begin to run on the date of mailing of this Information Statement.

A holder of Common Stock who elects to exercise appraisal rights must mail or deliver the written demand for appraisal to the following address:

Agiliti, Inc.

11095 Viking Drive

Eden Prairie, Minnesota 55344

Attention: General Counsel

The demand for appraisal by or for a holder of record must state fully and correctly, as such holder’s name appears on such holder’s Certificates evidencing the Common Stock, and must state that such person intends thereby to demand appraisal of such person’s Common Stock. If the Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be made in that capacity, and if the Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be made by or for all owners of record. An authorized agent, including one or more joint owners, may execute the demand for appraisal for a holder of record; however, such agent must identify the record owner or owners and expressly disclose in such demand that the authorized agent is acting as agent for the record owner or owners of such Common Stock. A record holder such as a broker, bank or other nominee who holds Common Stock as a nominee for several beneficial owners may exercise appraisal rights on behalf of one or more beneficial owners with respect to the Common Stock held for such beneficial owner or owners while not exercising such rights with respect to the Common Stock held for other beneficial owners. In such case, the written demand for appraisal should set forth the number and class of Common Stock covered by such demand. Unless a demand for appraisal specifies a number and class of Common Stock, such demand will be presumed to cover all Common Stock held in the name of such record holder.

Within ten (10) calendar days following the Effective Time, the Company, as the Surviving Corporation, must notify each beneficial holder and holder of record of Common Stock who is entitled to appraisal rights of the date that the Merger has become effective; provided, however, that if such notice is sent more than twenty (20) calendar days following the sending of this Information Statement, such notice need only be sent to each holder, either beneficial or of record, who is entitled to appraisal rights and who has demanded appraisal of such holder’s Common Stock in accordance with Section 262.

At any time within sixty (60) calendar days after the Effective Time, any beneficial holder or holder of record of Common Stock who has not commenced an appraisal proceeding or joined such a proceeding as a named party may withdraw such holder’s demand for appraisal and accept the applicable portion of the Merger Consideration under the Merger Agreement by delivering to the Surviving Corporation a written withdrawal of the demand for appraisal.

Once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that the foregoing shall not affect the right of any holder of Common Stock who has not commenced an appraisal proceeding or joined such a proceeding as a named party to withdraw such holder’s demand for appraisal and accept the applicable portion of the Merger Consideration under the Merger Agreement within sixty (60) calendar days after the Effective Time.

Within one-hundred twenty (120) calendar days after the Effective Time, but not thereafter, the Company through the Surviving Corporation and any beneficial holder or holder of record of Common Stock who has properly and timely demanded appraisal and otherwise complied with Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the Common Stock held by all holders of Common Stock that have demanded appraisal. A beneficial holder or holder of record of Common Stock demanding appraisal must serve a copy of the petition on the Surviving Corporation. If, within one-hundred twenty (120) calendar days after the Effective Time, no petition has been filed as provided above, all rights to appraisal will cease and any holder of Common Stock that previously demanded appraisal will become entitled only to applicable Merger Consideration under the Merger Agreement. The Company is not obligated and does not currently intend to file a petition. It is the obligation of the holders, either beneficial or of record, of Common Stock to initiate all necessary petitions to perfect their appraisal with respect to their Common Stock within the time prescribed in Section 262 and the failure of a holder of Common Stock to file such a petition within the period specified in Section 262 could nullify such holder’s previous written demand for appraisal.

In addition, any beneficial holder or holder of record of Common Stock entitled to appraisal rights that has made a demand for appraisal in accordance with Section 262 is entitled, within one-hundred twenty (120) calendar days after the Effective Time and upon written request to the Company in writing, to receive from the Company a statement setting forth the aggregate number of Common Stock not consented in writing in favor of the Merger and with respect to which demands for appraisal have been received and the aggregate number of record or beneficial owners holding or owning such Common Stock. The statement must be given ten (10) calendar days after such written request has been received by the Surviving Corporation or within ten (10) calendar days after the expiration of the period for delivery of demands for appraisal, whichever is later.

Upon the filing of a petition by a beneficial holder or holder of record of Common Stock, service of a copy of such a petition shall be made upon the Surviving Corporation. The Surviving Corporation shall be required to, within twenty (20) calendar days after such service, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all persons who have demanded appraisal of their Common Stock and with whom the Surviving Corporation has not reached agreements as to the value of such Common Stock. The Register in Chancery, if so ordered by the Delaware Court of Chancery, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the Surviving Corporation and to all persons set forth on such verified list. The forms of the notices by mail and by publication shall be approved by the Delaware Court of Chancery, and the costs thereof shall be borne by the Surviving Corporation.

If a hearing on the petition is held, the Delaware Court of Chancery will determine those persons who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require that the persons who have demanded an appraisal and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. The Delaware Court of Chancery may dismiss the proceedings as to any holder of Common Stock who does not comply with such direction.

Upon application by the Company or any beneficial holder or holder of record entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the beneficial holders or holders of record entitled to appraisal. Any stockholder whose name appears on the verified list mentioned above and who has submitted such holder’s stock certificates to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such holder is not entitled to appraisal rights under Section 262.

The Delaware Court of Chancery shall then determine the fair value of the applicable Common Stock as of the Effective Time, taking into account all relevant factors, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with any interest from the Effective Date, to be paid, if any, upon the amount determined to be the fair value. Unless the Delaware Court of Chancery, in its sole discretion, determines otherwise for good cause shown, and except as otherwise provided in Section 262, interest from the Effective Time through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the Surviving Corporation may pay to each beneficial holder and holder of record of Common Stock entitled to appraisal an amount in cash, in which case interest shall accrue after such payment only on the sum of (i) the difference, if any, between the amount so paid and the fair value of the Common Stock as determined by the Delaware Court of Chancery, and (ii) interest theretofore accrued, unless paid by the Surviving Corporation as part of the pre-judgment payment to the beneficial holder and holder of record of Common Stock.

When the fair value of the applicable Common Stock is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the beneficial holders and holders of record entitled to receive the same, forthwith in the case of uncertificated holders of Common Stock or upon surrender by certificated holders of Common Stock of their stock certificates.

Beneficial holders and holders of record of Common Stock should be aware that no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and beneficial holders and holders of record of Common Stock should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the applicable Merger Consideration that they are otherwise entitled to receive under the terms of the Merger Agreement. The Company does not anticipate offering more than the per share portion of the Merger Consideration to any holder of Common Stock exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of the relevant Common Stock is less than the applicable Merger Consideration.

In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which were known or which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

The Delaware Court of Chancery may also (i) assess costs of the proceeding (which exclude attorneys’ fees and fees and expenses of experts) among the parties as the Delaware Court of Chancery deems equitable, and (ii) upon application of a beneficial holder or holder of record of Common Stock, order all or a portion of the expenses incurred by any beneficial holder or holder of record in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and fees and expenses of experts, to be charged pro rata against the value of all Common Stock entitled to appraisal. Determinations by the Delaware Court of Chancery are subject to appellate review by the Delaware Supreme Court.

If no petition for appraisal is filed within one-hundred twenty (120) calendar days after the Effective Time, or if the beneficial holder or holder of record of Common Stock otherwise fails to perfect, successfully withdraws or loses such holder’s right to appraisal, then the right of such holder of Common Stock to appraisal will cease and such holder’s shares of Common Stock will be deemed to have been converted at the Effective Time into the right to receive the applicable Merger Consideration. In addition, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any beneficial holder or holder of record of Common Stock absent court approval.

From and after the Effective Time, no holder of Common Stock who has demanded appraisal rights under Section 262 will be entitled to vote such Company Stockholder’s Common Stock for any purpose or to receive payment of dividends or other distributions in respect of such Common Stock (except dividends or other distributions payable to holders of Common Stock of record at a date which is prior to the Effective Time).

BENEFICIAL HOLDERS AND HOLDERS OF RECORD OF COMMON STOCK CONSIDERING SEEKING TO EXERCISE THEIR APPRAISAL RIGHTS SHOULD BE AWARE THAT THE FAIR VALUE OF THEIR COMMON STOCK AS DETERMINED UNDER SECTION 262 COULD BE MORE THAN, THE SAME AS OR LESS THAN THE CONSIDERATION THEY WOULD RECEIVE PURSUANT TO THE MERGER IF THEY DID NOT SEEK APPRAISAL OF THEIR COMMON STOCK. FAILURE TO COMPLY STRICTLY WITH ALL OF THE PROCEDURES SET FORTH IN SECTION 262 WILL RESULT IN A LOSS OF STATUTORY APPRAISAL RIGHTS. CONSEQUENTLY, AND IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF SECTION 262, ANY BENEFICIAL HOLDER OR HOLDER OF RECORD OF COMMON STOCK WISHING TO EXERCISE APPRAISAL RIGHTS IS URGED TO CONSULT THEIR LEGAL AND FINANCIAL ADVISORS BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.

TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262, SECTION 262 WILL GOVERN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth information known to the Company with respect to the beneficial ownership of Common Stock as of March 31, 2024 unless otherwise indicated below, by:

•	each person known by us to beneficially own more than 5% of our outstanding Common Stock;

•	each of our directors;

•	each of our named executive officers; and

•	our directors and executive officers as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days of March 31, 2024. The percent of Common Stock calculations are based on the 136,081,290 Common Stock outstanding as of March 31, 2024. None of the StepStone Entities have beneficial ownership of any shares of Common Stock.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, to our knowledge, the persons named in the table have sole voting and investment power with respect to their beneficially owned Common Stock. The address of each of the Named Executive Officers and Directors and all Executive Officers and Directors as a Group (19 Individuals) in the table below is c/o 11095 Viking Drive, Suite 300, Eden Prairie, Minnesota.

Five Percent Holders

	Beneficial Ownership
Name and Address of Beneficial Owner	Common Stock	Percentage of Common Stock
THL Agiliti LLC (1)	98,195,398	72.2%

(1)

THL Agiliti LLC is the direct holder of 98,195,398 shares of Common Stock, which represents 72.2% of the issued and outstanding shares of Common Stock as of March 31, 2024. The members of the THL Agiliti LLC are THL Equity VIII, Parallel Fund VIII, Executive Fund VIII, Coinvestment VIII, THL Agiliti VIII and FS Sponsor. Voting and investment determinations with respect to the securities held of record by THL Agiliti LLC are made by unanimous consent of its members. As a result, each of the members of THL Agiliti LLC may be deemed to have shared voting and investment power over the 98,195,398 shares of Common Stock directly held by the THL Agiliti LLC, which represents 72.2% of the issued and outstanding shares of Common Stock as of March 31, 2024. Voting and investment determinations with respect to the securities beneficially owned by FS Sponsor listed herein are made by a management committee consisting of Todd M. Abbrecht, Daniel G. Jones, Ganesh B. Rao, James C. Carlisle, Scott M. Sperling and Joshua M. Nelson. Holdco is the managing member of Thomas H. Lee Advisors, LLC, which is the general partner of Thomas H. Lee Partners, L.P., which in turn is the general partner of Coinvestment VIII, the sole member of THL Managers VIII, LLC and is the sole member of Equity Advisors. Equity Advisors is the general partner of each of THL Equity VIII, Parallel Fund VIII, Executive Fund VIII and THL Agiliti VIII. Voting and investment determinations with respect to the securities beneficially owned by Holdco listed herein are made by a management committee consisting of Messrs. Abbrecht, Jones, Rao, Carlisle, Sperling and Nelson. Each of the entities and individuals named above disclaims beneficial ownership of the securities of the Company held of record by THL Agiliti LLC. The address of the entities and individuals named above is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, MA 02110.

(2)	Officer and Director Stock Ownership

	Beneficial Ownership
Name of Beneficial Owner	Common Stock	Combined Voting Power
Non-Employee Directors
Scott M. Sperling	—	—
Joshua M. Nelson	—	—
Megan M. Preiner	—	—
Michael A. Bell	25,000	*
Dr. Gary L. Gottlieb(1)	102,253	*
Darren M. Friedman(2)	118,412	*
John L. Workman(3)	173,666	*
Diane B. Patrick(4)	36,901	*
Dr. C. Martin Harris(5)	19,150	*

Named Executive Officers
Thomas J. Leonard(6)	3,811,403	2.8%
James B. Pekarek(7)	723,004	*
Robert L. Creviston(8)	212,943	*
Lee M. Neumann(9)	66,557	*
Lori M. Jones(10)	10,934	*
Thomas W. Boehning(11)		*
David L. Anbari(12)	—	*
All Executive Officers and Directors as a Group (19 individuals)	5,892,373	4.3%

*	Less than 1%.

(1)	Includes (i) 51,344 shares of Common Stock and (ii) 50,909 shares issuable upon the exercise of options that are currently exercisable.

(2)	Includes (i) 11,800 shares of Common Stock and (ii) 106,612 shares issuable upon the exercise of options that are currently exercisable.

(3)	Includes (i) 39,401 shares of Common Stock, (ii) 134,265 shares issuable upon the exercise of options that are currently exercisable.

(4)	Includes 36,901 shares of Common Stock.

(5)	Includes 19,150 shares of Common Stock.

(6)

Includes (i) 1,190,558 shares of Common Stock, (ii) 192,603 shares of Common Stock issuable upon the settlement of restricted stock units that are currently vested but have not yet settled (iii) 64,201 shares of Common Stock issuable upon the settlement of restricted stock units that vest within 60 days of March 31, 2024, and (iv) 2,364,041 shares issuable upon the exercise of options that are currently exercisable.

(7)	Includes (i) 137,423 shares of Common Stock and (ii) 585,581 shares of Common Stock issuable upon the exercise of options that are currently exercisable.

(8)	Includes (i) 43,439 shares of Common Stock and (ii) 169,504 shares issuable upon the exercise of options that are currently exercisable.

(9)	Includes (i) 18,169 shares of Common Stock and (ii) 48,388 shares of Common Stock issuable upon the exercise of options that are currently exercisable.

(10)	Includes (i) 1,943 shares of Common Stock and (ii) 8,991 shares issuable upon the exercise of options that vest within 60 days of March 31, 2024.

(11)	Mr. Boehning departed the Company and ceased to be a director on September 28, 2023.

(12)	Mr. Anbari departed the Company on October 11, 2023 and does not beneficially own shares of Common Stock.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other documents with the SEC. These reports contain additional information about the Company. The Company’s SEC filings are made electronically available to the public at the SEC’s website located at www.sec.gov. Stockholders can also obtain free copies of our SEC filings through the “SEC Filings” section of the Company’s website at https://investors.agilitihealth.com/. Our website address is being provided as an inactive textual reference only. The information provided on, or accessible through, our website, other than the copies of the documents listed or referenced below that have been or will be filed with the SEC, is not part of this Information Statement, and therefore is not incorporated herein by reference.

The SEC allows the Company to “incorporate by reference” information that it files with the SEC in other documents into this Information Statement. This means that the Company may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Information Statement. This Information Statement and the information that the Company files later with the SEC may update and supersede the information incorporated by reference. Such updated and superseded information will not, except as so modified or superseded, constitute part of this Information Statement.

The Company also incorporates by reference in this Information Statement the following documents filed by it with the SEC under the Exchange Act:

•

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March  6, 2023, and the Company’s 10-K/A for the fiscal year ended December  31, 2023, filed with the SEC on March 18, 2024.

•	The Company’s Current Reports on Form 8-K, filed with the SEC on February 16, 2024 and February 26, 2024.

The Company undertakes to provide without charge to each person to whom a copy of this Information Statement has been delivered, upon written or oral request, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all of the documents incorporated by reference in this Information Statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this Information Statement incorporates. You may request a copy of these filings by telephone at (952) 893-3200 or by writing to us at:

Investor Relations

11095 Viking Drive,

Eden Prairie, Minnesota 55344

Parent and Merger Sub have supplied, and the Company has not independently verified, the information in this Information Statement relating to Parent and Merger Sub.

Stockholders should not rely on information that purports to be made by or on behalf of the Company other than that contained in or incorporated by reference in this Information Statement. The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this Information Statement.

This Information Statement is dated [●]. No assumption should be made that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement will not create any implication to the contrary.

ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

among

AGILITI, INC.,

APEX INTERMEDIATE HOLDCO, INC.

and

APEX MERGER SUB, INC.

Dated as of February 26, 2024

A-i

5.5	Litigation	A-21
5.6	Brokers and Finders	A-21
5.7	Financial Ability	A-21
5.8	Absence of Certain Arrangements	A-22
5.9	Solvency	A-22
5.10	No Other Representations and Warranties	A-22
5.11	Access to Information; Disclaimer	A-23
5.12	Permitted Holder	A-23

ARTICLE VI COVENANTS		A-23

6.1	Interim Operations	A-23
6.2	No Solicitation; Acquisition Proposals	A-26
6.3	Delivery of Written Consent	A-28
6.4	Information Supplied; Information Statement; Schedule 13e-3	A-28
6.5	Filings; Other Actions; Notification and Cooperation	A-29
6.6	Access; Consultation	A-31
6.7	Stock Exchange De-listing and De-registration	A-32
6.8	Equity Financing	A-32
6.9	Publicity	A-33
6.10	Employee Benefits	A-33
6.11	Expenses; Transfer Taxes	A-34
6.12	Indemnification; Directors’ and Officers’ Insurance	A-35
6.13	Takeover Statute	A-36
6.14	Control of the Company’s or Parent’s Operations	A-36
6.15	Section 16(b)	A-36
6.16	Approval by Sole Stockholder of Merger Sub	A-36
6.17	Stockholder Litigation	A-36
6.18	Special Committee	A-37
6.19	Credit and Receivables Facility Agreement Matters; Financing Cooperation	A-37

ARTICLE VII CONDITIONS		A-39

7.1	Conditions to Each Party’s Obligation to Effect the Merger	A-39
7.2	Conditions to Obligations of Parent and Merger Sub	A-39
7.3	Conditions to Obligation of the Company	A-40
7.4	Frustration of Conditions	A-41

ARTICLE VIII TERMINATION		A-41

8.1	Termination by Mutual Consent	A-41
8.2	Termination by Either Parent or the Company	A-41
8.3	Termination by the Company	A-41
8.4	Termination by Parent	A-42
8.5	Effect of Termination and Abandonment	A-42

ARTICLE IX MISCELLANEOUS AND GENERAL		A-43

9.1	Survival	A-43
9.2	Modification or Amendment	A-44
9.3	Waiver	A-44
9.4	Counterparts; Effectiveness	A-44
9.5	Governing Law and Venue; Waiver of Jury Trial	A-44
9.6	Notices	A-45
9.7	Entire Agreement	A-46
9.8	No Third Party Beneficiaries	A-46

A-ii

9.9	Obligations of Parent and of the Company	A-46
9.10	Severability	A-46
9.11	Interpretation	A-46
9.12	Assignment	A-47
9.13	Specific Performance	A-47
9.14	No Recourse	A-48
9.15	Exercise of Discretion	A-48
9.16	Effect of Breach of Designated Persons	A-48
9.17	Additional Financing Sources	A-48
9.18	Definitions	A-49

Exhibits:

Exhibit A: Form of Written Consent

A-iii

INDEX OF DEFINED TERMS

Defined Term	Section
2021 Performance Restricted Stock Unit	3.5(e)
2022/2023 Performance Restricted Stock Unit	3.5(f)
Action	9.5(b)(iii)
Additional Financing	6.19(c)
Additional Financing Commitment Letter	9.17
Affiliate	9.18
Agreement	Preamble
Alternative Acquisition Agreement	6.2(d)
Antitrust Laws	9.18
Applicable Date	4.5(a)
Bankruptcy and Equity Exception	4.3(a)
Business Day	9.18
Bylaws	2.2
Capitalization Date	4.2(a)
Centerview	4.3(b)
Certificate	3.1(a)(i)
Certificate of Incorporation	2.1
Certificate of Merger	1.3
Change in Recommendation	6.2(d)
Closing	1.2
Closing Date	1.2
Code	3.2(f)
Company	Preamble
Company Acquisition Proposal	8.5(d)
Company Balance Sheet	4.8
Company Board	Recitals
Company Bylaws	4.4(b)
Company Certificate of Incorporation	4.4(b)
Company Disclosure Letter	ARTICLE IV
Company IP	4.18(b)
Company Material Adverse Effect	9.18
Company Officer Employee	3.5(d)
Company Option	3.5(a)
Company Plan	9.18
Company Product	4.12(b)
Company Recommendation	4.3(c)
Company Related Parties	8.5(g)
Company Reports	4.5(a)
Company Requisite Approval	4.3(a)
Company Stock Plan	9.18
Company Termination Fee	8.5(b)
Consent	4.4(a)
Continuing Employee	6.10(a)
Contracts	4.4(b)
COVID-19	9.18
D&O Insurance	6.12(b)
Definitive Agreements	6.19(c)(v)
Designated Person	9.16
DGCL	Recitals

A-iv

Defined Term	Section
Dissenting Stockholders	3.1(a)(i)
Effective Time	1.3
Environmental Law	9.18
Equity Commitment Letter	5.7(a)
Equity Commitment Parties	5.7(a)
Equity Financing	5.7(a)
ERISA	9.18
ESPP	3.5(g)
Exchange Act	4.4(a)
Exchange Fund	3.2(a)
Excluded Shares	3.1(a)(i)
Existing Credit Agreement	9.18
FCPA	4.11(b)
Final Offering Period	3.5(g)
GAAP	9.18
Government Contract	9.18
Governmental Entity	4.4(a)
Health Care Law	9.18
HSR Act	6.5(b)
Indebtedness	9.18
Indemnified Parties	6.12(a)
Information Technology Systems	9.18
Intellectual Property	9.18
Intervening Event	9.18
In-the-Money Option	3.5(a)
Knowledge of the Company	9.18
Knowledge of Parent	9.18
Law	9.18
Licenses	4.11(a)
Lien	4.2(d)
Material Contracts	4.13(f)
Merger	Recitals
Merger Consideration	3.1(a)(i)
Merger Sub	Preamble
NYSE	9.18
Option Payment	3.5(a)
Order	9.18
Parent	Preamble
Parent Disclosure Letter	ARTICLE V
Parent Material Adverse Effect	9.18
Parent Related Parties	8.5(g)
Paying Agent	3.2(a)
Payment	8.5(f)
Performance Restricted Stock Units	3.5(f)
Permitted Liens	9.18
Person	9.18
Personal Data	9.18
Preferred Shares	4.2(a)
Privacy Laws	9.18
Proceedings	4.7
Information Statement	6.4

A-v

Defined Term	Section
Real Property	4.20
Registered IP	4.18(a)
Regulatory Actions	6.5(d)
Representatives	6.2(a)
Restricted Stock Unit	3.5(c)
Rollover Shares	Recitals
Rollover Stockholders	Recitals
SEC	4.5(a)
Securities Act	4.4(a)
Shareholder Approval Deadline	9.18
Shares	3.1(a)(i)
Significant Company Stockholder	9.18
Significant Company Stockholder Share	3.1(a)(i)
Special Committee	Recitals
Solvent	9.18
Staff	6.4(a)
Subsidiary	9.18
Superior Proposal	9.18
Surviving Corporation	1.1
Takeover Statute	4.15
Tax	9.18
Tax Return	9.18
Taxable	9.18
Termination Date	8.2(a)
Treasury Regulations	9.18
Uncertificated Shares	3.1(a)(i)
Underwater Option	3.5(b)
Willful Breach	9.18
Written Consent	9.18

A-vi

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), is entered into as of February 26, 2024, by and among Agiliti, Inc., a Delaware corporation (the “Company”), Apex Intermediate Holdco, Inc., a Delaware (“Parent”), and Apex Merger Sub, Inc., a Delaware corporation and a direct wholly owned Subsidiary of Parent (“Merger Sub”).

RECITALS

WHEREAS, the board of directors of the Company (the “Company Board”) has formed a special committee (the “Special Committee”), consisting solely of non-management members of the Company Board who are not affiliated or associated with Thomas H. Lee Partners, L.P. to, among other things, evaluate and oversee the terms of this Agreement and the transactions contemplated hereby, including the merger of Merger Sub with and into the Company with the Company surviving the merger as the surviving corporation (the “Merger”), and to make a recommendation to the Company Board as to whether the Company should enter into this Agreement;

WHEREAS, the Special Committee, has, as of the date of this Agreement, by resolutions duly adopted unanimously (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to, and in the best interests of, the Company and its stockholders (other than the Significant Company Stockholder and its Affiliates), and (b) recommended to the Company Board that the Company Board (i) determine that the terms of this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders (other than the Significant Company Stockholder and its Affiliates), (ii) declare this Agreement and the transactions contemplated hereby advisable, (iii) approve this Agreement, the execution and delivery by the Company of this Agreement, the performance by the Company of the covenants and agreements contained herein and the consummation of the Merger and the other transactions contemplated hereby upon the terms and subject to the conditions contained herein and (iv) subject to Section 6.2, resolve to recommend that the stockholders of the Company vote to adopt this Agreement and approve the transactions contemplated hereby, including the Merger, in accordance with the Delaware General Corporation Law (the “DGCL”);

WHEREAS, the Company Board, having received the unanimous recommendation of the Special Committee, has, as of the date of this Agreement, by resolutions duly adopted unanimously (of those present and voting) (a) determined that the terms of this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders (other than the Significant Company Stockholder and its Affiliates), (b) declared this Agreement and the transactions contemplated hereby advisable, (c) approved this Agreement, the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Merger and the other transactions contemplated hereby upon the terms and subject to the conditions contained herein and (d) subject to Section 6.2, resolved to recommend that the stockholders of the Company vote to adopt this Agreement and approve the transactions contemplated hereby, including the Merger, in accordance with the DGCL;

WHEREAS, the board of directors of Parent, by resolutions duly adopted, has unanimously (i) approved and declared advisable this Agreement and the consummation of the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth in this Agreement and (ii) determined that the Merger is fair to, and in the best interests of, Parent and its stockholder(s);

WHEREAS, the board of directors of Merger Sub, by resolutions duly adopted, has unanimously (i) approved and declared advisable this Agreement and the consummation of the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth in this Agreement, (ii) determined that the Merger is fair to, and in the best interests of Merger Sub and its sole stockholder, (iii) resolved to recommend to the sole stockholder of Merger Sub the adoption of this Agreement and (iv) directed that this Agreement be submitted to the sole stockholder of Merger Sub for its adoption;

WHEREAS, certain stockholders of the Company (“Rollover Stockholders”) have agreed or may, upon prior written notice to the Special Committee, agree with Parent to receive equity interests in Parent (or its direct or indirect holding Company) as consideration for the contribution to Parent (or its direct or indirect holding Company) of shares of Common Stock of the Company held by such stockholder prior to the Effective Time (each such share a “Rollover Share” and, collectively, the “Rollover Shares”); and

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the receipt and sufficiency of which is acknowledged and agreed, the parties hereto agree as follows:

ARTICLE I

THE MERGER; CLOSING; EFFECTIVE TIME

1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (in such capacity, sometimes hereinafter referred to as the “Surviving Corporation”), and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in ARTICLE II. The Merger shall have the effects specified in the DGCL, this Agreement and the Certificate of Merger (as defined below).

1.2 Closing. Unless this Agreement shall have been terminated pursuant to ARTICLE VIII and unless otherwise mutually agreed in writing by the parties hereto, the closing of the Merger (the “Closing”) shall be conducted remotely via the electronic exchange of documents and signatures at 10:00 a.m., Eastern Time, on a date that is as soon as reasonably practicable, and in no event later than three (3) Business Days, following the day on which the last to be satisfied or waived of each of the conditions set forth in ARTICLE VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall have been satisfied or waived in accordance with this Agreement. The date on which the Closing occurs is referred to as the “Closing Date”.

1.3 Effective Time. Concurrently with the Closing, the Company and Parent will cause a Certificate of Merger with respect to the Merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in the DGCL. The Merger shall become effective on the date and at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed upon by the Company and Parent in writing and set forth in the Certificate of Merger in accordance with the DGCL (the “Effective Time”).

ARTICLE II

ORGANIZATIONAL DOCUMENTS, DIRECTORS AND OFFICERS

OF THE SURVIVING CORPORATION

2.1 The Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Surviving Corporation (the “Certificate of Incorporation”) shall be amended to read as the certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time, except (a) that references to the name of Merger Sub shall be replaced by the name of the Surviving Corporation and (b) for such changes as are agreed by the parties and necessary to comply with Section 6.10 and the terms of this Agreement, and as such shall be the Certificate of Incorporation until thereafter amended as provided therein or by applicable Law, subject to Section 6.12.

2.2 The Bylaws. At the Effective Time, the bylaws of Merger Sub in effect immediately prior to the Effective Time shall become the bylaws of the Surviving Corporation (the “Bylaws”), except (a) that references to the name of Merger Sub shall be replaced by the name of the Surviving Corporation and (b) for such changes as are agreed by the parties and necessary to comply with Section 6.12, and as such shall be the Bylaws until thereafter amended as provided therein or by applicable Law, subject to Section 6.12.

2.3 Directors of the Surviving Corporation. The parties hereto shall take all actions necessary so that the directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation to hold office until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the DGCL, the Certificate of Incorporation and the Bylaws.

2.4 Officers of the Surviving Corporation. The parties hereto shall take all actions necessary so that the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation to hold office until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the DGCL, the Certificate of Incorporation and the Bylaws.

ARTICLE III

EFFECT OF THE MERGER ON SECURITIES;

EXCHANGE

3.1 Effect on Capital Stock.

(a) At the Effective Time, as a result of the Merger and without any action on the part of the holder of any securities of the Company, Parent or Merger Sub, except as otherwise agreed between the holder of such securities and Parent:

(i) Merger Consideration. Each share of common stock, par value $0.0001, of the Company (the “Shares” and each a “Share”) issued and outstanding immediately prior to the Effective Time (other than (i) Shares owned directly or indirectly by the Significant Company Stockholder, Parent or Merger Sub or any of their respective Subsidiaries (each such Share referred to in clause (i), a “Significant Company Stockholder Share” and, collectively, the “Significant Company Stockholder Shares”), (ii) Rollover Shares and (iii) Shares owned by the Company as treasury stock (each such Share referred to in clause (iii), an “Excluded Share” and, collectively, the “Excluded Shares”) and (iv) Shares that are owned by stockholders (“Dissenting Stockholders”) who have perfected and not withdrawn a demand for appraisal rights in accordance with Section 262 of the DGCL, shall be converted into the right to receive $10.00 per Share in cash, without interest thereon (the “Merger Consideration”). At the Effective Time, all of the Shares (other than the Significant Company Stockholder Shares, Rollover Shares, Excluded Shares and Shares owned by Dissenting Stockholders) shall cease to be outstanding, shall be cancelled and shall cease to exist, and (A) each certificate (a “Certificate”) formerly representing any of the Shares (other than the Significant Company Stockholder Shares, Rollover Shares, Excluded Shares and Shares owned by Dissenting Stockholders) and (B) each book-entry account formerly representing any uncertificated Shares (“Uncertificated Shares”) (other than the Significant Company Stockholder Shares, Rollover Shares, Excluded Shares and Shares owned by Dissenting Stockholders) shall thereafter represent only the right to receive the Merger Consideration, and the holders thereof shall cease to have any rights with respect to such Shares other than the right to receive the Merger Consideration upon surrender thereof in accordance with Section 3.2, and each Certificate and Uncertificated Share formerly representing Shares owned by Dissenting Stockholders shall thereafter represent only the right to receive the payment to which reference is made in Section 3.3.

(ii) Cancellation of Excluded Shares and each Share owned by Dissenting Stockholders. Subject to Section 3.3, each Excluded Share and each Share owned by Dissenting Stockholders outstanding as of immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the

Company, Parent, Merger Sub or the holder thereof, cease to be outstanding, shall be cancelled without payment of any consideration therefor and shall cease to exist.

(iii) Conversion of Significant Company Stockholder Shares and Rollover Shares. Each Significant Company Stockholder Share and each Rollover Share outstanding as of immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holder thereof, shall be converted into one share of common stock, par value $0.0001, of the Surviving Corporation.

(b) Merger Sub. Each share of common stock, par value $0.001, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.0001, of the Surviving Corporation.

3.2 Exchange of Certificates.

(a) Paying Agent. Immediately prior to the Effective Time, Parent shall deposit, or cause to be deposited, with a paying agent selected by Parent with the Company’s prior written approval, which shall not be unreasonably withheld or delayed (the “Paying Agent”), for the benefit of the holders of Shares, an aggregate amount of cash comprising approximately the amounts required to be delivered pursuant to Section 3.1(a) in respect of Shares (other than Significant Company Stockholder Shares, Rollover Shares, Excluded Shares and Shares owned by Dissenting Stockholders) (such aggregate amount of cash being hereinafter referred to as the “Exchange Fund”). The Paying Agent shall invest the Exchange Fund as directed by Parent; provided that (i) such investments shall be an obligation of, or guaranteed by, the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or bankers’ acceptances of commercial banks and (ii) no such investment (or losses thereon) shall affect the amount of Merger Consideration payable to the holders of Shares pursuant to Section 3.1(a). To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for any other reason below the level required to make prompt cash payment of the Merger Consideration as contemplated hereby, Parent shall promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient to make all cash payments required pursuant to Section 3.1(a)(i). No later than five (5) Business Days prior to the Closing Date, Parent shall enter into an agreement with the Paying Agent, in form and substance reasonably satisfactory to the Company, to effect the applicable terms of this Agreement.

(b) Exchange Procedures. Promptly after the Effective Time (and in any event within two (2) Business Days thereafter), Parent shall cause the Paying Agent to mail to each holder of record of a Certificate representing Shares outstanding immediately prior to the Effective Time (other than the Significant Company Stockholder Shares, Rollover Shares, Excluded Shares and Shares owned by Dissenting Stockholders): (i) a letter of transmittal in customary form advising such holder of the effectiveness of the Merger and the conversion of its Shares into the right to receive the Merger Consideration, and specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 3.2(e)) and (ii) instructions for use in effecting the surrender of such Certificates (or affidavits of loss in lieu of such Certificates as provided in Section 3.2(e)). Upon the surrender of a Certificate (or affidavit of loss in lieu thereof as provided in Section 3.2(e)) to the Paying Agent in accordance with the terms of such transmittal materials, the holder of such Certificate shall be entitled to receive in exchange therefor an amount in immediately available funds (or, if no wire transfer instructions are provided, a check, and in each case, after giving effect to any required Tax withholding provided in Section 3.2(f)) equal to the cash amount that such holder is entitled to receive pursuant to Section 3.1(a), and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable to holders of Certificates. In the event of a transfer of ownership of Shares represented by a Certificate that is not registered in the transfer records of the Company, a check for any cash to be paid upon due surrender of the Certificate may be issued and/or paid to such a transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable, in each case, reasonably acceptable to Parent.

(c) Transfers. From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments of the Exchange Fund) that remains unclaimed by the stockholders of the Company for twelve (12) months after the Effective Time shall be delivered, at Parent’s option, to Parent or the Surviving Corporation. Any holder of Shares (other than the Significant Company Stockholder Shares, Rollover Shares and Excluded Shares) who has not theretofore complied with this ARTICLE III shall thereafter look only to Parent for delivery of any payment of cash (after giving effect to any required Tax withholdings as provided in Section 3.2(f)) upon due surrender of its Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 3.2(e)), without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. To the fullest extent permitted by Law, immediately prior to the date any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity, such Merger Consideration shall become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

(e) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit (in form and substance satisfactory to the Surviving Corporation) of that fact by the Person claiming such Certificate to be lost, stolen or destroyed to the Paying Agent or the Surviving Corporation, the posting by such Person of a bond in customary amount and upon such terms as may be required by Parent as an indemnity against any claims that may be made against it, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the cash that would have been issuable or payable pursuant to the provisions of this ARTICLE III (after giving effect to any required Tax withholdings as provided in Section 3.2(f)) had such lost, stolen or destroyed Certificate been surrendered.

(f) Withholding Rights. Each of Parent, Merger Sub, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable state, local or foreign Tax Law. To the extent that amounts are so deducted or withheld by Parent, Merger Sub, the Surviving Corporation or the Paying Agent, as the case may be, such withheld amounts (i) shall be timely remitted by Parent, Merger Sub, the Surviving Corporation or the Paying Agent, as applicable, to the applicable Governmental Entity and (ii) shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Parent, Merger Sub, the Surviving Corporation or the Paying Agent, as the case may be. Parent, Merger Sub, the Surviving Corporation or the Paying Agent, as the case may be, shall use commercially reasonable efforts to provide written notice to the Company at least five (5) days prior to making any deduction or withholding pursuant to this Section 3.2(f) (together with the legal basis thereof) and shall cooperate in good faith to obtain any available exemption from, or reduction of, such deduction or withholding.

(g) Uncertificated Shares. Promptly after the Effective Time (and in any event within two (2) Business Days thereafter), Parent shall cause the Paying Agent to (i) mail to each registered holder of Uncertificated Shares (other than in respect of the Excluded Shares and Shares owned by Dissenting Stockholders) materials advising such holder of the effectiveness of the Merger and the conversion of its Shares into the right to receive the Merger Consideration and (ii) deliver the cash that such holder is entitled to receive in respect of its Shares pursuant to Section 3.1(a) (after giving effect to any required Tax withholdings as provided in Section 3.2(f)), without interest thereon.

3.3 Dissenters’ Rights. Notwithstanding anything to the contrary herein, no Dissenting Stockholder shall be entitled to receive cash pursuant to the provisions of this ARTICLE III unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder’s right to appraisal under the DGCL, and any Dissenting Stockholder shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to Shares owned by such Dissenting Stockholder. If, after the Effective Time, any Person who otherwise would be deemed a Dissenting Stockholder shall have failed to properly perfect or shall have effectively withdrawn or lost the right to dissent under Section 262 of the DGCL or if a court of competent jurisdiction shall finally determine that the Dissenting Stockholder is not entitled to relief provided by Section 262 of the DGCL with respect to any Shares, such Shares shall thereupon be treated as though such Shares had been converted, as of the Effective Time, into the right to receive the Merger Consideration without interest and less any required Tax withholding. The Company shall give Parent written notice as promptly as practicable of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law received by the Company relating to stockholders’ rights of appraisal. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands. Parent shall have the right to participate in and direct and control all negotiations and proceedings with respect to any such demands. Any amounts required to be paid in respect of any Shares held by a Dissenting Stockholder shall be paid by the Surviving Corporation.

3.4 Adjustments to Prevent Dilution. In the event that the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares, in each case issued and outstanding prior to the Effective Time as a result of a distribution, reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, subdivision, or other similar transaction, the Merger Consideration shall be equitably adjusted to eliminate the effects of such event on the Merger Consideration; provided that nothing in this Section 3.4 shall be construed to permit the Company or any of its Subsidiaries or any other Person to take any action that would otherwise be prohibited by the terms of this Agreement.

3.5 Treatment of Equity Awards. In each case, except as otherwise agreed between Parent and the holder of a Company Option, Restricted Stock Unit, and/or Performance Restricted Stock Unit, and upon prior written notice to the Special Committee, as applicable, the Company Options, Restricted Stock Units, and Performance Restricted Stock Units will be treated as set forth in this Section 3.5.

(a) Treatment of In-the-Money Company Options. At the Effective Time, with respect to each then outstanding and unexercised option to purchase Shares (other than rights to purchase Shares under the ESPP) granted under a Company Stock Plan (each, a “Company Option”) other than an Underwater Option (each, an “In-the-Money Option”), such In-the-Money Option shall terminate and be automatically cancelled as of immediately prior to the Effective Time in exchange for the right to receive, in accordance with this Section 3.5(a), a lump sum cash payment, without interest thereon and subject to applicable withholding Taxes, in the amount equal to (x) the number of Shares underlying the In-the-Money Option immediately prior to the Effective Time, multiplied by (y) an amount equal to the excess, if any, of the Merger Consideration over the applicable exercise price of such In-the-Money Option (the product of (x) and (y), the “Option Payment”). From and after the Effective Time, each In-the-Money Option shall no longer be exercisable by the former holder thereof, but shall only entitle such holder to the payment of the amount described in this Section 3.5(a). Parent shall, or, if applicable, shall cause one of its Subsidiaries to, pay the Option Payment (if any) payable under this Section 3.5(a) to each former holder of an In-the-Money Option that was outstanding immediately prior to the Effective Time through the Surviving Corporation’s payroll to such former holder, as soon as practicable following the Effective Time (but in any event not later than ten (10) calendar days thereafter), net of any Taxes withheld pursuant to Section 3.2(f).

(b) Treatment of Out-of-the-Money Company Options. At the Effective Time, each then outstanding and unexercised Company Option, whether or not vested, that has an exercise price equal to or greater than the Merger Consideration (each, an “Underwater Option”) shall terminate and be automatically cancelled with no payment due to the holder thereof.

(c) Treatment of Vested Restricted Stock Units. Each outstanding restricted stock unit granted under a Company Stock Plan (a “Restricted Stock Unit”) that is outstanding and vested as of immediately prior to the Effective Time shall terminate and be automatically cancelled as of immediately prior to the Effective Time in exchange for the right to receive, in accordance with this Section 3.5(c), a lump sum cash payment, without interest thereon and subject to applicable withholding Taxes, in the amount equal to (x) the number of Shares underlying such vested Restricted Stock Unit immediately prior to the Effective Time, multiplied by (y) the Merger Consideration, which amount shall be payable in cash. Following the Effective Time, no such vested Restricted Stock Unit that was outstanding immediately prior to the Effective Time shall remain outstanding and each former holder of any such vested Restricted Stock Unit shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 3.5(c) in exchange for such vested Restricted Stock Unit in accordance with this Section 3.5(c). Parent shall, or, if applicable, shall cause one of its Subsidiaries to, pay the consideration payable under this Section 3.5(c) to each former holder of such a vested Restricted Stock Unit that was outstanding immediately prior to the Effective Time through the Surviving Corporation’s payroll to such former holder as soon as practicable following the Effective Time (but in any event not later than ten (10) calendar days thereafter), net of any Taxes withheld pursuant to Section 3.2(f).

(d) Treatment of Unvested Restricted Stock Units. Each Restricted Stock Unit that is subject to time-based vesting conditions granted under a Company Stock Plan that is outstanding and unvested as of immediately prior to the Effective Time shall at the Effective Time continue to exist and remain issued and outstanding and subject to the same terms and conditions (including with respect to vesting and settlement) as those that applied as of immediately prior to the Effective Time, except (i) each such Restricted Stock Unit held by a grantee who, at the time of the applicable settlement date, is a Continuing Employee at or above the level of “Vice President” (a “Company Officer Employee”) shall be settled in shares of stock or other equity interests in the Company or one of its affiliates, as determined by the board of directors or board of managers of Parent or its applicable affiliate in its sole discretion, with applicable withholding Taxes satisfied through net share settlement, (ii) each such Restricted Stock Unit held by a grantee who, at the time of the applicable settlement date is not a Company Officer Employee shall be settled in cash, based on the fair market value of a share of stock or other equity interest in the Company or one of its affiliates, as determined by the board of directors or board of managers of Parent or its applicable affiliate in its sole discretion and (iii) for terms rendered inoperative by reason of the transactions contemplated by this Agreement or for such other administrative or ministerial changes that are reasonable and made in good faith in connection with the administration of such Restricted Stock Units following the Effective Time.

(e) Treatment of 2021 Performance Restricted Stock Units. Except as set forth on Section 3.5(e) of the Company Disclosure Letter, each outstanding performance restricted stock unit that is subject to performance-based vesting conditions granted in 2021 (each, a “2021 Performance Restricted Stock Unit”) granted under a Company Stock Plan that is outstanding or payable as of immediately prior to the Effective Time shall become fully vested (to the extent unvested or to the extent such 2021 Performance Restricted Stock Unit would not otherwise vest) and shall terminate and be automatically cancelled as of immediately prior to the Effective Time in exchange for the right to receive a payment in an amount, without interest thereon and subject to applicable withholding Taxes, equal to (i) the number of Shares subject to such 2021 Performance Restricted Stock Unit that were earned under the terms of such 2021 Performance Restricted Stock Unit based on the actual level of achievement, as determined by the Compensation Committee of the Company Board in its sole discretion in accordance with the terms of the applicable Company Stock Plan and award agreement evidencing such 2021 Performance Restricted Stock Unit, multiplied by (ii) the Merger Consideration, which amount shall be payable in cash. Following the Effective Time, except as set forth on Schedule 3.5(e) of the Company Disclosure Letter, no such 2021 Performance Restricted Stock Unit that was outstanding immediately prior to the Effective Time shall remain outstanding and each former holder of any such 2021 Performance Restricted Stock Unit shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 3.5(e) in exchange for such 2021 Performance Restricted Stock Unit in accordance with this Section 3.5(e). Parent shall, or, if applicable, shall cause one of its Subsidiaries to, pay the consideration payable under this Section 3.5(e) to each former holder of a 2021 Performance Restricted Stock Unit that was outstanding immediately prior to the Effective Time through the Surviving Corporation’s payroll to such former holder as soon as practicable following the Effective Time (but in any event not later than ten (10) calendar days thereafter), net of any Taxes withheld pursuant to Section 3.2(f).

(f) Treatment of 2022 and 2023 Performance Restricted Stock Units. Each outstanding performance restricted stock unit that is subject to performance-based vesting conditions granted in 2022 or 2023 (each, a “2022/2023 Performance Restricted Stock Unit”, and together with the 2021 Performance Restricted Stock Units, the “Performance Restricted Stock Units”) granted under a Company Stock Plan that is outstanding or payable as of immediately prior to the Effective Time shall at the Effective Time continue to exist and remain issued and outstanding and subject to the same terms and conditions (including with respect to any time- and performance-based vesting conditions and settlement terms) as applied to the 2022/2023 Performance Restricted Stock Units, except (i) for any total shareholder return performance vesting conditions, which shall no longer apply, (ii) each 2022/2023 Performance Restricted Stock Unit held by a grantee who, at the time of the applicable settlement date, is a Company Officer Employee shall be settled in shares of stock or other equity interests in the Company or one of its affiliates, as determined by the board of directors or board of managers of Parent or its applicable affiliate in its sole discretion, with applicable withholding Taxes satisfied through net share settlement, (iii) each 2022/2023 Performance Restricted Stock Unit held by a grantee who, at the time of the applicable settlement date is not a Company Officer Employee shall be settled in cash, based on the fair market value of a share of stock or other equity interest in the Company or one of its affiliates, as determined by the board of directors or board of managers of Parent or its applicable affiliate in its sole discretion and (iv) for any other terms rendered inoperative by reason of the transactions contemplated by this Agreement, which shall no longer apply, or for such other administrative or ministerial changes that are reasonable and made in good faith in connection with the administration of the 2022/2023 Performance Restricted Stock Units following the Effective Time.

(g) Treatment of the Employee Stock Purchase Plan. The Company shall take all actions necessary to terminate the Company’s Employee Stock Purchase Plan (the “ESPP”) and all outstanding rights thereunder as of the day immediately prior to the Effective Time, contingent upon the occurrence of the Closing. The offering or purchase period under the ESPP that would be in effect as of the Effective Time (the “Final Offering Period”) shall terminate no later than the day immediately prior to the Effective Time, and the Company shall cause the exercise date applicable to the Final Offering Period to accelerate and occur on the termination date of the ESPP with respect to any then-outstanding purchase rights. Notwithstanding anything in this Agreement to the contrary, (i) all amounts allocated to each participant’s account under the ESPP at the end of the Final Offering Period shall thereupon be used to purchase whole Shares under the terms of the ESPP for such offering period, which Shares shall be cancelled at the Effective Time in exchange for the right to receive the Merger Consideration in accordance with Section 3.1(a) following the purchase of the Shares and (ii) the Company shall return to each participant the funds, if any, that remain in such participant’s account after such purchase and (iii) the Company shall take such steps as may be necessary such that, between the date of this Agreement and the Closing, (x) no new participants may commence participation in the ESPP, (y) no current participant in the ESPP may increase his or her rate of contribution under the ESPP and (z) no new offering period will commence after the date of this Agreement.

(h) Further Action. At or prior to the Effective Time, the Company, the board of directors of the Company and the compensation committee of the board of directors of the Company, as applicable, shall adopt any resolutions and take any actions which are reasonably necessary to effectuate the provisions of this Section 3.5.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as set forth in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company at the time of entering into this Agreement (the “Company Disclosure Letter”), it being understood and agreed that any disclosure set forth in one section or subsection of the Company Disclosure Letter shall be deemed to be disclosed with respect to, and shall be deemed to apply to and qualify, the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent the qualifying nature of such disclosure with respect to such other section or subsection is reasonably apparent on the face of such disclosure, or (b) as disclosed in any Company Reports filed with the SEC on or after January 1, 2023 and prior to the second Business Day prior to the date of this Agreement (excluding any disclosures (other than statements of historical fact) contained in any “Forward-Looking Statements” and “Risk Factors” sections of such Company Reports and any other disclosures included or referenced in any such Company Reports that are cautionary, predictive or forward looking in nature); the Company hereby represents and warrants to Parent and Merger Sub as follows:

4.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of the Company’s Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified or in good standing to do business and is in good standing as a foreign legal entity (to the extent such concept is recognized under applicable Law) in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

4.2 Capital Structure.

(a) The authorized capital stock of the Company consists of (x) 500,000,000 Shares, par value $0.0001 and (y) 50,000,000 preferred shares, par value $0.0001 (the “Preferred Shares”). As of the close of business on February 19, 2024 (the “Capitalization Date”), (i) 135,647,232 Shares were issued and outstanding, (ii) no Shares were held in the treasury of the Company, (iii) no Shares were held by any Company Subsidiary, (iv) no Preferred Shares were issued or outstanding and (v) 24,600,713 Shares were reserved for issuance under the Company Stock Plans (of which 4,853,609 Shares were subject to outstanding Company Options, 2,504,973 were subject to outstanding Restricted Stock Units, and 991,058 were subject to outstanding Performance Restricted Stock Units (assuming maximum achievement of the applicable performance goals), each as granted under the Company Stock Plans). All of the outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights, and were not issued in violation of any preemptive or similar rights or applicable Law. As of the Capitalization Date, 3,322,793 Shares are reserved for issuance under the ESPP and 101,638 Shares are estimated to be subject to outstanding purchase rights under the ESPP (assuming that the closing price per Share as reported on the purchase date for the current offering period was equal to the Merger Consideration). Section 4.2(a) of the Company Disclosure Letter sets forth, a complete and accurate list as of the date hereof of all outstanding Company Options, Restricted Stock Units, and Performance Restricted Stock Units granted under the Company Stock Plans or otherwise, including, the holder, the type of award, the number of Shares subject thereto (assuming target and maximum achievement of applicable performance goals) for the Performance Restricted Stock Units), the date of grant, the vesting schedule (including any accelerated vesting conditions), and in the case of any Company Option, the exercise price and expiration date.

(b) From the Capitalization Date to the execution of this Agreement, the Company has not issued any Shares, except pursuant to the exercise of Company Options or the settlement of Restricted Stock Units and Performance Restricted Stock Units outstanding as of the Capitalization Date, in accordance with their terms, and, since the Capitalization Date, except as expressly permitted by this Agreement for the period following the date of this Agreement, the Company has not granted any Company Options, Restricted Stock Units or Performance Restricted Stock Units.

(c) Except as set forth in Section 4.2(a), as of the date of this Agreement, there are no preemptive or outstanding (i) shares of capital stock or equity securities or obligations of the Company or its Subsidiaries convertible into or exchangeable for shares of capital stock or other equity or voting securities of the Company or its Subsidiaries or (ii) rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, rights of first refusal, rights of first offer, “phantom” stock rights, equity-based compensation, contingent value rights, subscriptions, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other equity or voting securities of the Company or any of its Subsidiaries or any securities or obligations convertible into or exchangeable or exercisable for, or giving any Person a right to subscribe for or acquire from the Company or any of its Subsidiaries any equity or voting securities of the Company or any of its Subsidiaries. The Company does not have outstanding any bonds, debentures, notes or other obligations that grant the holders thereof the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Each Company Option, Restricted Stock Unit, and Performance Restricted Stock Unit was granted in accordance with the terms of the applicable Company Stock Plan and all other applicable Law.

(d) Section 4.2(d) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a list identifying (i) each of the Company’s Subsidiaries and the ownership interest of the Company and its Subsidiaries in each such Subsidiary and (ii) any other Person in which the Company or any of its Subsidiaries holds capital stock or other equity interest (other than securities held by any employee benefit plan of the Company or any of its Subsidiaries or any trustee, agent or other fiduciary in such capacity under any such employee benefit plan). No Subsidiary of the Company owns any Shares. Each of the outstanding shares of capital stock or other securities of each of the Company’s Subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable and is owned by the Company or by a direct or indirect wholly owned Subsidiary of the Company, free and clear of any lien, charge, pledge, security interest, claim or other encumbrance (each, a “Lien”), except for Permitted Liens and Liens arising under applicable securities Laws.

4.3 Corporate Authority and Approval; Financial Advisor Opinion.

(a) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger, subject only to the adoption of this Agreement by the affirmative vote or written consent of holders of a majority of the outstanding Shares (the “Company Requisite Approval”). This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

(b) The Special Committee has received the opinion of Centerview Partners LLC (“Centerview”), as financial advisor to the Special Committee, to the effect that, as of the date of such opinion and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Merger Consideration to be paid to the holders of Shares (other than Significant Company Stockholder Shares, Rollover Shares, any Shares held by Dissenting Stockholders and any Shares held by the Company as treasury stock) pursuant to this Agreement is fair, from a financial point of view, to such holders (it being understood and agreed that such opinion is for the benefit of the Special Committee and may not be relied on by Parent or Merger Sub for any purpose).

(c) As of the date of this Agreement, the Special Committee has, by resolutions duly adopted unanimously (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to, and in the best interests of, the Company and its stockholders (other than the Significant Company Stockholder and its Affiliates), and (B) recommended to the Company Board that the

Company Board (i) determine that the terms of this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders (other than the Significant Company Stockholder and its Affiliates), (ii) declare this Agreement and the transactions contemplated hereby advisable, (iii) approve this Agreement, the execution and delivery by the Company of this Agreement, the performance by the Company of the covenants and agreements contained herein and the consummation of the Merger and the other transactions contemplated hereby upon the terms and subject to the conditions contained herein and (iv) subject to Section 6.2, resolve to recommend that the stockholders of the Company vote to adopt this Agreement and approve the transactions contemplated thereby, including the Merger, in accordance with the DGCL; and, as of the date of this Agreement, the Company Board, having received the unanimous recommendation of the Special Committee, has (1) determined that the terms of this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders (other than the Significant Company Stockholder and its Affiliates), (2) declared this Agreement and the transactions contemplated hereby advisable, (3) approved this Agreement, the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Merger and the other transactions contemplated hereby upon the terms and subject to the conditions contained herein and (4) subject to Section 6.2, resolved to recommend that the stockholders of the Company vote to adopt this Agreement and approve the transactions contemplated thereby, including the Merger, in accordance with the DGCL (the “Company Recommendation”).

4.4 Governmental Filings; No Violations.

(a) Other than (i) the filing of the Certificate of Merger pursuant to Section 1.3 and (ii) the necessary filings, notices, reports, consents, registrations, approvals, permits, expirations of waiting periods, clearances or authorizations (any of the foregoing being a “Consent”) required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act of 1933, as amended (the “Securities Act”), no filings, notices and/or reports are required to be made by the Company or its Subsidiaries with, nor are any Consents required to be obtained by the Company or its Subsidiaries from, any domestic, foreign or transnational governmental, competition or regulatory authority, court, arbitral tribunal agency, commission, body or other legislative, executive or judicial governmental entity or self-regulatory agency (each, a “Governmental Entity”) in connection with the execution, delivery and performance of this Agreement by the Company and/or the consummation by the Company of the Merger and the other transactions contemplated hereby, except, in each case, those that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the Merger.

(b) The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, (i) constitute or result in, subject in the case of the consummation of the Merger to obtaining the Company Requisite Approval, a breach or violation of, or contravention or a default under, the Second Amended and Restated Certificate of Incorporation of the Company, dated April 26, 2021 (the “Company Certificate of Incorporation”) or the Third Amended and Restated Bylaws of the Company, dated April 26, 2021 (the “Company Bylaws”), (ii) constitute or result in, with or without the lapse of time or the giving of notice or both, a breach or violation of, a default or termination or modification (or right of termination or modification) under, payment of additional fees under, the creation or acceleration of any obligations under, or the creation of a Lien on any of the assets of the Company or any of its Subsidiaries pursuant to, any agreement, lease, license, contract, consent, settlement, note, mortgage, indenture, arrangement, understanding or other obligation (each, a “Contract” and, collectively, the “Contracts”) binding upon the Company or any of its Subsidiaries, or (iii) assuming (solely with respect to performance of this Agreement and consummation of the Merger and the other transactions contemplated hereby) the Consents referred to in Section 4.4(a) are made or obtained and receipt of the Company Requisite Approval, conflict with or violate any Law or License to which the Company or any of its Subsidiaries is subject, except, in the case of clauses (ii) and (iii) above, for any such breach, violation, default, termination, modification, payment, requirement, creation, acceleration, Lien, conflict or violation that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

4.5 Company Reports; Financial Statements.

(a) The Company has filed or furnished, as applicable, on a timely basis, all forms, statements, certifications, reports and documents required to be filed or furnished by it with or to the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act or the Securities Act since April 23, 2021 (the “Applicable Date”) (the forms, statements, reports and documents filed with or furnished to the SEC since the Applicable Date and those filed with or furnished to the SEC subsequent to the date of this Agreement, in each case as amended, the “Company Reports”). Each of the Company Reports, at the time of its filing or being furnished, complied as to form or, if not yet filed or furnished, will comply as to form, in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, and any rules and regulations promulgated thereunder applicable to the Company Reports. As of their respective filing dates (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), the Company Reports did not, and any Company Reports filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(b) The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE.

(c) The Company and each of the Company’s Subsidiaries maintain disclosure controls and procedures (as defined in Rule 13a-15(e) or 15d-15(e) under the Exchange Act) that are sufficient to provide reasonable assurance that material information required to be disclosed by the Company in its filings with the SEC under the Exchange Act is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC under the Exchange Act. The Company maintains internal controls over financial reporting (as defined in Rule 13a-15(f) or 15d-15(f), as applicable, under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Since the Applicable Date, to the Knowledge of the Company, the Company has not received any notification of (i) any “significant deficiencies” or “material weaknesses” in the design or operation of its internal controls over financial reporting, (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting or (iii) any complaints regarding a material violation of accounting procedures, internal accounting controls or auditing matters relating to the period since the Applicable Date, including from employees of the Company or its Subsidiaries regarding questionable accounting, auditing or legal compliance matters, in each case that would be reasonably expected to adversely affect the Company’s ability to record, process, summarize and report financial information. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, in each case, in all material respects, the consolidated financial position of the Company and its Subsidiaries, as of the date of such balance sheet, and each of the consolidated statements of income, cash flows and changes in stockholders’ equity (deficit) included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, in each case, in all material respects, the results of operations, retained earnings (loss) and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that are not or will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein or in the notes thereto.

4.6 Absence of Certain Changes. Since January 1, 2023 and through the date of this Agreement, there has not been any change, event, occurrence, condition, effect, circumstance or development which has had or would, individually or in the aggregate, reasonably be expected to have, a Company Material Adverse Effect. Since January 1, 2023 and through the date of this Agreement, other than with respect to the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course of such businesses in all material respects.

4.7 Litigation. As of the date of this Agreement, there are no civil, criminal, or administrative actions, suits, demands, arbitrations, litigation, mediations, claims, hearings, examinations, inquiries, notices of violation, investigations, proceedings, demand letters, settlements, or enforcement actions (“Proceedings”), pending or, to the Knowledge of the Company, threatened in writing by or against the Company or any of its Subsidiaries, except for those that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries, or their respective directors, officers or employees, in their capacities as such, is a party to or subject to the provisions of any Order that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or that would prevent, materially delay or materially impair the ability of the Company to consummate the Merger.

4.8 No Undisclosed Liabilities. There are no obligations or liabilities of the Company or any of its Subsidiaries, whether or not accrued, whether known or unknown, on- or off- balance sheet, contingent, absolute or otherwise other than (a) liabilities or obligations to the extent disclosed, reflected, reserved against or otherwise provided for in the consolidated balance sheet of the Company as of September 30, 2023 and the notes thereto set forth in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2023 (the “Company Balance Sheet”), (b) liabilities or obligations incurred in the ordinary course of business consistent with past practice (none of which is a liability for breach of contract, breach of warranty, tort, infringement, violation of Law, or that relates to any cause of action, claim or lawsuit) since October 1, 2023, (c) liabilities or obligations arising out of this Agreement or the transactions contemplated hereby or (d) liabilities or obligations that have not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

4.9 Employee Benefits.

(a) Each material Company Plan as of the date of this Agreement is listed in Section 4.9(a) of the Company Disclosure Letter.

(b) All Company Plans have been established, maintained, funded, operated and administered in all material respects in accordance with their terms and are in compliance with applicable Laws (including, if applicable, ERISA and the Code), except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) The Company has made available to Parent each form of award agreement (with exhibits) evidencing outstanding Company Options, Restricted Stock Units and Performance Restricted Stock Awards and any agreements that deviate from such forms.

(d) Each Company Plan that is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service and, to the Knowledge of the Company, circumstances do not exist that are likely to result in the loss of the qualification of such plan under Section 401(a) of the Code. The Company is not in material breach of, or material default under, any Company Plan.

(e) Neither the Company nor any of its Subsidiaries or any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code, contributes to or is obligated to contribute to, or otherwise has had any current or contingent liability or obligation under or with respect to, in each case, in the last six (6) years, (i) an “employee pension benefit plan” (as defined in Section 3(2) of ERISA)

subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA, (ii) a “multiemployer plan” within the meaning of Section (3)(37) of ERISA), (iii) a “multiple employer plan” as defined in Section 413(c) of the Code or (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(f) All material contributions required to be made by the Company or its Subsidiaries under each Company Plan, as of the date of this Agreement, have been timely made and all obligations in respect of each Company Plan have been properly accrued and reflected in the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement.

(g) As of the date of this Agreement, there are no material Proceedings or litigation (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened relating to the Company Plans.

(h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby would, either alone or in combination with any other event, (i) result in any material payment or benefit becoming due to any current or former employee or other service provider of the Company or its Subsidiaries, (ii) materially increase any benefits under any Company Plan, (iii) result in the acceleration of the time of payment, vesting or funding of any such benefits, (iv) require a contribution or payment by the Company or its Subsidiaries to or under any Company Plan, or (v) result in any payments or benefits that, individually or in combination with any other payment or benefit, would constitute an “excess parachute payment” as defined in Section 280G of the Code or in the imposition of an excise Tax under Section 4999 of the Code. None of the Company nor any of its Subsidiaries has any obligation to gross up, reimburse, or indemnify any Person for any Tax incurred pursuant to Section 409A or 4999 of the Code. The transactions contemplated by this Agreement shall not constitute a change in control (or similar or correlative term) for purposes of any Company Plan.

4.10 Labor Matters.

(a) As of the date of this Agreement, neither the Company nor any of its Subsidiaries is bound by a collective bargaining agreement or other similar agreement with a labor union, labor organization or other employee representative body (a “Union”), and, to the Knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit being made or threatened involving employees of the Company or any of its Subsidiaries. As of the date of this Agreement, to the Knowledge of the Company (i) neither the Company nor any of its Subsidiaries is the subject of any proceeding or proceeding threatened asserting that the Company or any of its Subsidiaries has committed an unfair labor practice, and (ii) there is no pending or threatened labor strike, walkout, work stoppage, slow-down, lockout or other material labor dispute affecting employees of the Company or its Subsidiaries.

(b) The Company is, and since the Applicable Date has been, in compliance in all material respects with all applicable Laws governing employment or labor and employment practices and terms and conditions of employment, including all contractual commitments and all such Laws relating to wages, hours, worker classification, immigration, collective bargaining, discrimination, plant closures and layoffs, and safety and health.

4.11 Compliance with Laws, Licenses.

(a) The businesses of each of the Company and its Subsidiaries since the Applicable Date have not been, and are not being, conducted in violation of any applicable Law, except for such violations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, as of the date of this Agreement, threatened in writing, nor has any Governmental Entity indicated an intention to conduct the same, except for such investigations or reviews the outcome of which would not, individually or in the aggregate, reasonably be expected to have a Company

Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries possess each permit, license, certification, approval, registration, consent, authorization, franchise, concession, variance, exemption and Order issued or granted by a Governmental Entity (each, a “License” and collectively, the “Licenses”) necessary to own, lease and operate their properties and assets, and to conduct their respective businesses as currently conducted or as may be required under applicable Law. Notwithstanding the foregoing, this Section 4.11 shall not apply with respect to compliance with Tax Laws, which shall be covered exclusively by Section 4.17 or compliance with Environmental Laws, which shall be covered exclusively by Section 4.16.

(b) The Company, its Subsidiaries and, to the Knowledge of the Company, their respective officers, directors and employees are in compliance in all material respects with and since the Applicable Date have complied in all material respects with: (i) the provisions of the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. § 78dd-1, et seq.) (“FCPA”) applicable to the Company, its Subsidiaries and such officers, directors and employees and (ii) the provisions of all applicable anti-bribery and anti-corruption Laws of each jurisdiction in which the Company and its Subsidiaries operate. Since the Applicable Date, to the Knowledge of the Company, the Company, its Subsidiaries and their respective officers, directors and employees have not paid, offered or promised to pay, or authorized or ratified the payment, directly or to the Knowledge of the Company indirectly, of any monies or anything of value (including any gift, bribe, rebate, payoff or kickback) to any national, provincial, municipal or other Governmental Entity or government official or any political party or candidate for political office for the purpose of corruptly influencing any act or decision of such official to obtain or retain business, to direct business to any person, to improperly obtain or retain favorable treatment or to secure any other improper benefit or advantage, in each case in violation in any material respect of the FCPA or any Laws described in clause (ii).

(c) The Company and its Subsidiaries have instituted and maintain policies and procedures reasonably designed to ensure compliance with the FCPA and other applicable anti-bribery and anti-corruption Laws in each jurisdiction in which the Company and its Subsidiaries operate.

(d) Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any director, manage or employee of the Company or any of its Subsidiaries (in his or her capacity as a director, manager or employee of the Company or any of its Subsidiaries) is, or since the Applicable Date, has been, subject to any actual, pending, or, to the Knowledge of the Company, threatened Proceedings, or made any voluntary disclosures to any Governmental Entity, involving the Company or any of its Subsidiaries relating to the FCPA or any other applicable anti-bribery and anti-corruption Laws.

4.12 Health Care Compliance. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) The Company and each of its Subsidiaries is, and since the Applicable Date has been, in compliance with all applicable Health Care Laws that affect the products and services of the Company. The Company has not received any written notice from a Governmental Entity alleging that the Company has violated any applicable Health Care Laws which remains unresolved;

(b) Each product subject to Health Care Laws manufactured by or on behalf of the Company or its Subsidiaries (each a “Company Product”) since the Applicable Date has been developed, manufactured, tested, distributed, labeled, packaged, and/or marketed in compliance in all material respects with Health Care Laws, including those relating to investigational use, approval, or premarket clearance, quality system regulation, labeling, advertising, promotion, adverse event reporting, and filing of other reports;

(c) No Company Product (i) is currently under consideration by the Company or its Subsidiaries for recall, withdrawal, or discontinuance, or (ii) since the Applicable Date has been recalled, subject to a product advisory notice, withdrawn, suspended, seized or discontinued (other than for commercial or other business reasons) by the Company, its Subsidiaries, or any supplier (whether voluntarily or otherwise); and

(d) Neither the Company nor any of its Subsidiaries participates in, or receives, payment or reimbursement under any United States federal healthcare program, including Medicare, Medicaid, TRICARE, or the United States federal employee health benefits program.

4.13 Material Contracts. Section 4.13 of the Company Disclosure Letter sets forth a list as of the date of this Agreement of each Contract to which either the Company or any of its Subsidiaries is a party or bound other than each Contract solely among the Company and its wholly owned Subsidiaries that:

(a) requires the Company or its Subsidiaries (or, after the Effective Time, Parent or its Subsidiaries) to deal exclusively with any Person or group of related Persons, which Contract is material to the Company and its Subsidiaries, taken as a whole (other than any licenses or other Contracts entered into in the ordinary course);

(b) is material to the formation, creation, operation, management or control of any partnership, joint venture, limited liability company or other similar agreements or arrangements, the book value of the Company’s investment in which exceeds $10,000,000;

(c) is required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(d) contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries would be required to purchase or sell, as applicable, any equity interests of any Person, other than as would not be material in type or amount;

(e) was entered into with Affiliates of the Company or any of its Subsidiaries (other than the Company and its Subsidiaries) that is not a Company Plan or that was entered into other than on arms’-length terms;

(f) is a Contract not of a type (disregarding any dollar thresholds, materiality or other qualifiers, restrictions or other limitations applied to such Contract type) described in the foregoing clauses (a) through (h) that has or would reasonably be expected to, either pursuant to its own terms or the terms of any related Contracts, involve payments or receipts in excess of $10,000,000 in any year (such Contracts required to be listed pursuant to clauses (a)-(e) above and this clause (f), the “Material Contracts”).

A true, correct and complete copy of each Material Contract, as amended as of the date of this Agreement, including all attachments, schedules and exhibits thereto, has been made available to Parent prior to the date of this Agreement. Each of the Material Contracts, is valid and binding on the Company or its Subsidiaries, as the case may be and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party is in breach of or in default under any Material Contract, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default thereunder by the Company or any of its Subsidiaries, in each case, except for such breaches and defaults as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

4.14 Government Contracts.

(a) Since the Applicable Date neither the Company, nor any of its Subsidiaries, nor to the Knowledge of the Company, any of their respective officers, senior management or employees, has been debarred, excluded or suspended from, or declared nonresponsible or ineligible for, government procurement pursuant to 48 C.F.R. subpart 9.4, or any comparable state or local Laws and, to the Knowledge of the Company, no facts or circumstances exist that would reasonably be expected to give rise to debarment, exclusion, suspension, or a declaration that the Company is nonresponsible or ineligible for government procurement.

(b) (b) Since the Applicable Date, (i) the Company has been in compliance in all material respects with the terms of all Government Contracts, the federal acquisition regulations, and all comparable state or local procurement Laws; (ii) the Company has not been in default under a Government Contract and no Government Contract has been terminated for cause.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all representations, certifications and statements executed, acknowledged and submitted by or on behalf of the Company or any of its Subsidiaries in connection with Government Contracts were current, accurate and complete as of their respective effective dates.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since the Applicable Date, all invoices and claims submitted for payment, reimbursement or adjustment submitted by the Company or any of its Subsidiaries were current, accurate and complete as of its submission dates.

(e) Since the Applicable Date, other than in the ordinary course of business, neither the Company nor any of its Subsidiaries has conducted or initiated any internal investigation, made a voluntary or been obligated to provide a material mandatory disclosure to any Governmental Body with respect to any alleged or potential irregularity, misstatement or omission arising under or relating to a Government Contract or Government Bid.

4.15 Takeover Statutes. No “fair price”, “moratorium”, “control share acquisition” or other similar anti-takeover statute or regulation (each, a “Takeover Statute”) or any anti-takeover provision in the Company Certificate of Incorporation or Company Bylaws is applicable to the Company, the Shares, the Merger or the other transactions contemplated by this Agreement. There is no stockholder rights plan, “poison pill” antitakeover plan or similar device in effect to which the Company is subject, party or otherwise bound.

4.16 Environmental Matters. Except for such matters that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) each of the Company and its Subsidiaries is and has been since the Applicable Date in compliance with all Environmental Laws, which compliance includes obtaining, maintaining and complying with all permits, licenses or authorizations required by applicable Environmental Laws, (b) neither the Company nor any of its Subsidiaries is subject to any Proceeding pending, or to the Knowledge of the Company threatened in writing, alleging non-compliance with or liability under any Environmental Law and (c) neither the Company nor any of its Subsidiaries is subject to any outstanding obligations under any Order concerning liability or obligations relating to any Environmental Law. The representations and warranties made in this Section 4.16 are the only representations and warranties of the Company with respect to environmental matters.

4.17 Taxes. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) The Company and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account all applicable extensions) all material Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects and (ii) have paid all material Taxes shown as due on such Tax Returns (other than Taxes that are not yet delinquent or that are being contested in good faith).

(b) Neither the Company nor any of its Subsidiaries has received written notice of any audit, examination, investigation or other Proceedings in respect of material Taxes of the Company or any of its Subsidiaries that has not been fully resolved.

(c) There are no Liens for Taxes upon any property or assets of the Company or any of its Subsidiaries, except for Permitted Liens.

(d) Neither the Company nor any of its Subsidiaries has any liability under any Tax allocation, Tax sharing or similar contract or arrangement that obligates the Company or any of its Subsidiaries to make any payment computed by reference to the Taxes, Taxable income or Taxable losses of any other Person (other than the Tax Receivable Agreement, customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which agreements does not relate to Taxes, and any contract or arrangement that is a commercial or employment agreement, the principal purpose of which does not relate to Taxes, or any such contract or arrangement exclusively between or among the Company and/or its Subsidiaries).

(e) Notwithstanding any other provision in this Agreement, (i) no representation or warranty is made with respect to the existence, availability, amount, usability or limitations (or lack thereof) of any net operating loss, net operating loss carryforward, capital loss, capital loss carryforward, basis amount or other Tax attribute (whether federal, state, local or foreign) of the Company after the Closing Date and (ii) the Company makes no representation or warranty with respect to Taxes of the Company or any of its Subsidiaries with respect to any period (or portion thereof) following the Closing.

4.18 Intellectual Property & Data Privacy.

(a) Section 4.18(a) of the Company Disclosure Letter sets forth a list of all material registered Intellectual Property owned by the Company or any of its Subsidiaries (“Registered IP”). To the Knowledge of the Company and except as would not reasonably be expected to have a Company Material Adverse Effect, (i) all Registered IP is subsisting in all material respects and (ii) in the jurisdiction(s) where such Registered IP is issued or registered, it is valid and enforceable.

(b) To the Knowledge of the Company and except as would not reasonably be expected to have a Company Material Adverse Effect, each of the Company and its Subsidiaries owns, or has sufficient rights to use, all Intellectual Property used in or necessary for its respective business (the “Company IP”), free and clear of all Liens, except for Permitted Liens.

(c) To the Knowledge of the Company and except as would not reasonably be expected to have a Company Material Adverse Effect: (i) the Company and its Subsidiaries have not since the Applicable Date infringed, misappropriated or otherwise violated the Intellectual Property rights of any third party and there are no pending proceedings, administrative claims, litigation, suits, actions or investigations against the Company or any of its Subsidiaries alleging the same, and (ii) no third party is infringing, misappropriating or otherwise violating any Company IP owned by the Company or any of its Subsidiaries.

(d) To the Knowledge of the Company and except as would not reasonably be expected to have a Company Material Adverse Effect, the Information Technology Systems owned or used by the Company and its Subsidiaries in connection with or in the operation of the business of the Company and its Subsidiaries have not suffered a material malfunction or failure since the Applicable Date. To the Knowledge of the Company and except as would not reasonably be expected to have a Company Material Adverse Effect, each of the Company and its Subsidiaries has taken commercially reasonable steps to protect the confidentiality of its respective trade secrets.

(e) To the Knowledge of the Company and except as would not reasonably be expected to have a Company Material Adverse Effect: (i) the Company and its Subsidiaries have reasonable safeguards in place designed to protect Personal Data in their possession or under their control against loss, theft, or unauthorized disclosure, (ii) since the Applicable Date, the Company and its Subsidiaries have been in material compliance with all applicable Privacy Laws regarding the collection, use, storage, sharing or transfer of Personal Data under their control, (iii) since the Applicable Date, there have not been any material breaches involving any Personal Data in the Company’s or any of its Subsidiaries’ possession or control and (iv) neither the Company nor any of its Subsidiaries has received since the Applicable Date any written notice of any material claims, or been charged with, the violation of any Privacy Laws.

(f) This Section 4.18 constitutes the exclusive representations and warranties of the Company with respect to the subject matters set forth in this Section 4.18.

4.19 Insurance. The insurance policies held by the Company provide adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, except for any such failures to maintain such policies that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each such policy is in full force and effect and all premiums due with respect to all such policies have been paid, with such exceptions that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

4.20 Real Property. The Company does not own any fee interest in land, or buildings, structures or any other improvements (excluding any such improvements consisting of fixtures) located on land (collectively, “Real Property”).

4.21 Brokers and Finders. The Company has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Merger or the other transactions contemplated in this Agreement, except that the Company has engaged Centerview to act as the Special Committee’s financial advisor in connection with the Merger. On or prior to the date of this Agreement, the Company has made available to Parent a true, correct and complete copy of the engagement letter between the Company and each financial advisor relating to the Merger.

4.22 No Other Representations and Warranties. Except for the representations and warranties of the Company contained in this ARTICLE IV, or in any certificate delivered in connection with this Agreement, the Company is not making and has not made, and no other Person is making or has made on behalf of the Company, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby; and neither the Company nor any person on behalf of the Company is making any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses or with respect to any other information made available to Parent or Merger Sub in connection with the transactions contemplated by this Agreement. Except for the representations and warranties expressly set forth in this ARTICLE IV or in any certificate delivered in connection with this Agreement, the Company hereby disclaims all liability and responsibility for all projections, forecasts, estimates, financial statements, financial information, appraisals, statements, promises, advice, data or information made, communicated or furnished (orally or in writing, including electronically) to Parent or any of Parent’s Affiliates or any Representatives of Parent or any of Parent’s Affiliates, including omissions therefrom. Without limiting the foregoing, the Company makes no representation or warranty of any kind whatsoever, express or implied, written or oral, at law or in equity, to Parent or any of its Affiliates or any Representatives of Parent of any of its Affiliates regarding the success, profitability or value of the Company.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to the Company by Parent at the time of entering into this Agreement (the “Parent Disclosure Letter”) (it being understood and agreed that any disclosure set forth in one section or subsection of the Parent Disclosure Letter shall be deemed to be disclosed with respect to, and shall be deemed to apply to and qualify, the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent the qualifying nature of such disclosure with respect to such other section or subsection is reasonably apparent on the face of such disclosure), Parent and Merger Sub hereby represent and warrant to the Company as follows:

5.1 Organization, Good Standing and Qualification. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign legal entity (to the extent such concept is recognized under applicable Law) in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Prior to the date of this Agreement, Parent has made available to the Company complete and correct copies of the certificate of incorporation and bylaws of Parent and the certificate of incorporation and bylaws of Merger Sub, in each case as amended to and in effect on the date of this Agreement.

5.2 Ownership of Merger Sub. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned, directly or indirectly, by Parent. Merger Sub was formed solely for purposes of engaging in the transactions contemplated by this Agreement and has not conducted any business prior to the date of this Agreement and does not have any assets, liabilities or obligations of any nature other than those incident to its formation, and prior to the Effective Time will not have engaged in any business and will not have any assets, liabilities or obligations other than those arising pursuant to this Agreement and the transactions contemplated hereby, including the Merger.

5.3 Corporate Authority; Approval.

(a) Each of Parent and Merger Sub have all requisite corporate power and authority and each has taken all corporate action necessary in order to execute, deliver and, subject to obtaining the approval contemplated by Section 6.16 of this Agreement in the case of Merger Sub, perform its obligations under this Agreement and to consummate the Merger. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception. The adoption of this Agreement by Parent as the sole stockholder of Merger Sub pursuant to Section 6.15 is the only vote or approval required in order for Parent and Merger Sub to execute and deliver this Agreement, to perform their obligations under this Agreement, or to consummate the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions of this Agreement. No approval by the stockholders of Parent is required in order for Parent to execute, deliver and perform its obligations under this Agreement or to consummate the transactions contemplated hereby on the terms and subject to the conditions of this Agreement.

(b) As of the date of this Agreement, the Significant Company Stockholder owns 98,195,398 Shares free and clear of all Liens except for Permitted Liens and Liens arising under applicable securities Laws.

5.4 Governmental Filings; No Violations.

(a) Other than (i) the filing of the Certificate of Merger pursuant to Section 1.3 and (ii) the necessary Consents required under Exchange Act and the Securities Act, no filings, notices and/or reports are required to be made by Parent or Merger Sub or their Subsidiaries with, nor are any Consents required to be obtained by Parent or Merger Sub or their Subsidiaries from any Governmental Entity in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub and/or the consummation by Parent of the Merger and the other transactions contemplated hereby, except, in each case, those that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b) The execution, delivery and performance of this Agreement by Parent and Merger Sub does not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, (i) constitute or result in a breach or violation of, or a default under, the certificate of incorporation or bylaws of Parent or certificate of incorporation or bylaws of Merger Sub, (ii) constitutes or result in, with or without the lapse of time or the giving of notice or both, a breach or violation of, a default or termination or modification (or right of termination or modification) under, payment of additional fees under, the creation or acceleration of any obligations under, or the creation of a Lien on any of the assets of Parent or any of its Subsidiaries pursuant to any Contract binding upon Parent or any of its Subsidiaries, or, (iii) assuming (solely with respect to performance of this Agreement and consummation of the Merger and the other transactions contemplated hereby) the Consents referred to in Section 5.4(a) are made or obtained, conflict with or violate any Law or License to which Parent or any of its Subsidiaries is subject; except, in the case of clauses (ii) and (iii) above, for any such breach, violation, default, termination, modification, payment, requirement, creation, acceleration, Lien, conflict or violation that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

5.5 Litigation. As of the date of this Agreement, there are no Proceedings pending or, to the Knowledge of Parent, threatened in writing against Parent or Merger Sub that seek to enjoin, or would reasonably be expected to have the effect of preventing or making illegal, any of the transactions contemplated by this Agreement, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Neither Parent, nor Merger Sub or any of their respective Subsidiaries is a party to or subject to the provisions of any Order, award, stipulation or settlement of or with any Governmental Entity that would, individually or in the aggregate, reasonably be expected be expected to have a Parent Material Adverse Effect.

5.6 Brokers and Finders. Parent has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Merger or the other transactions contemplated in this Agreement, except that Parent has employed Goldman Sachs & Co. LLC as its financial advisor.

5.7 Financial Ability.

(a) Parent has delivered to the Company a true and complete copy of a fully executed equity commitment letter dated as of the date of this Agreement, together with all schedules, exhibits, annexes and term sheets attached thereto (the “Equity Commitment Letter”), from Thomas H. Lee Equity Fund VIII, L.P., Thomas H. Lee Parallel Fund VIII, L.P., THL Executive Fund VIII, L.P., THL Fund VIII Coinvestment Partners, L.P., StepStone H Opportunities Fund, L.P., StepStone Capital Partners IV, L.P., StepStone Capital Partners IV Offshore Holdings, L.P., StepStone Capital Partner IV Europe Holdings SCSp, StepStone K Strategic Opportunities Fund III, L.P., StepStone KF Private Equity Fund II, L.P., StepStone Maple Opportunities Fund, L.P., StepStone Maple Opportunities Fund, L.P., StepStone P Opportunities Fund, L.P. and Sunstone PE Opportunities Fund, LLC (the “Equity Commitment Parties”) to Parent and Merger Sub providing for an equity investment in Parent, subject to the terms and conditions therein, in the aggregate amount set forth therein (the “Equity Financing”). As of the date of this Agreement, the Equity Commitment Letter in the form delivered to the Company has not been amended or modified, no such amendment or modification is contemplated and none of the obligations and commitments contained in such Equity Commitment Letter have been withdrawn, terminated or rescinded in any respect and no such withdrawal, termination or rescission is contemplated. Assuming the Equity Financing is funded in accordance with the Equity Commitment Letter and the satisfaction of the conditions set forth in Article VII, the net proceeds contemplated by the Equity Commitment Letter will, together with available borrowings under the Company’s revolving and receivables credit facility as of the date hereof, including pursuant to the Existing Credit Agreement and/or the Existing Receivables Agreement, as applicable, in the aggregate be sufficient for Parent and Merger Sub to pay the aggregate Merger Consideration and any other amount required to be paid by Parent or Merger Sub in connection with the consummation of the transactions contemplated herein, including any fees and expenses payable by Parent or Merger Sub pursuant to this Agreement.

(b) As of the date of this Agreement, the Equity Commitment Letter is in full force and effect and is the legal, valid, binding and enforceable obligation of Parent and each of the other parties thereto, except as enforcement may be limited by and subject to the Bankruptcy and Equity Exception. As of the date of this

Agreement, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of any party to the Equity Commitment Letter or otherwise result in any portion of the Equity Financing contemplated hereby being unavailable or delayed. As of the date of this Agreement, and assuming the satisfaction of the conditions set forth in Article VII, Parent does not have any reason to believe that the Equity Commitment Parties will be unable to satisfy on a timely basis any term or condition of the Equity Commitment Letter required to be satisfied by it, that the conditions to the Equity Financing in the Equity Commitment Letter will not otherwise be satisfied or that the full amount of the Equity Financing will not be available on the Closing Date. The only conditions precedent or other contingencies related to the obligations of the Equity Commitment Parties to fund the full amount of the Equity Financing are those expressly set forth in the Equity Commitment Letter as of the date hereof. As of the date of this Agreement, there are no side letters or other Contracts, arrangements or understandings (whether oral or written and whether or not legally binding) or commitments to enter into side letters or other Contracts, arrangements or understandings (whether oral or written and whether or not legally binding) to which Parent or any of its Affiliates is a party related to the Equity Financing other than as expressly contained in the Equity Commitment Letter and delivered to the Company prior to the date of this Agreement. For the avoidance of doubt, in no event shall the receipt or availability of any funds or financing by or to Parent or any Affiliate of Parent be a condition to any of Parent’s or Merger Sub’s obligations hereunder.

5.8 Absence of Certain Arrangements. None of Parent or Merger Sub nor any of their Affiliates has entered into any Contract with any bank or investment bank or other potential provider of debt or equity financing on an exclusive basis in connection with any transaction involving the Company (or otherwise on terms that would prohibit such provider from providing or seeking to provide such financing to any third party in connection with a transaction relating to the Company or any of its Subsidiaries), except for such actions to which the Company has previously agreed in writing. Other than this Agreement, as of the date hereof, none of Parent or Merger Sub nor any of their affiliates has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any director, officer, employee or stockholder of the Company (other than a Rollover Stockholder), on the other hand, (a) relating to (i) this Agreement, the Merger or the other transactions contemplated by this Agreement or (ii) the businesses or operations of the Surviving Corporation or any of its Subsidiaries (including as to continuing employment) after the Effective Time or (b) pursuant to which any (i) such holder of Shares would be entitled to receive consideration of a different amount or nature than the Merger Consideration in respect of such holder’s Shares, (ii) such holder of Shares has agreed to vote against any Superior Proposal or (iii) such stockholder, director, officer, employee or other Affiliate of the Company has agreed to provide, directly or indirectly, any equity investment to Parent or Merger Sub to finance any portion of the Merger.

5.9 Solvency. Neither Parent nor Merger Sub is entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors of Parent, the Company or any of its Subsidiaries or any other Person. Immediately after giving effect to all of the transactions contemplated by this Agreement and the making of the payments contemplated by this Agreement, and assuming (i) the satisfaction of the conditions to Parent’s obligation to consummate the Merger as set forth herein, the accuracy of the representations and warranties of the Company set forth herein and the performance by the Company of its obligations hereunder in all material respects, (ii) that the most recent financial forecasts for the Company made available to Parent by or on behalf of the Company prior to the date hereof have been prepared in good faith based upon assumptions that were reasonable and (iii) that, immediately prior to the Effective Time, the Company and its Subsidiaries, on a consolidated basis, are Solvent, the Company will be Solvent.

5.10 No Other Representations and Warranties. Except for the representations and warranties of Parent and Merger Sub contained in this ARTICLE V, neither Parent nor Merger Sub is making and has made, and no other Person is making or has made on behalf of Parent and Merger Sub, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby; and neither Parent nor Merger Sub nor any person on behalf of Parent and Merger Sub is making any express or implied representation or warranty with respect to Parent and Merger Sub or with respect to any other information made available to the Company in connection with the transactions contemplated by this Agreement.

5.11 Access to Information; Disclaimer. Parent and Merger Sub each acknowledges and agrees that it (a) has had an opportunity to discuss the business of the Company and its Subsidiaries with the management of the Company, (b) has had reasonable access to (i) the books and records of the Company and its Subsidiaries and (ii) the documents provided by the Company for purposes of the transactions contemplated by this Agreement, (c) has been afforded the opportunity to ask questions of and receive answers from officers of the Company and (d) has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its Subsidiaries, other than the representations and warranties of the Company contained in ARTICLE IV or in any certificate delivered in connection with this Agreement, and that all other representations and warranties are specifically disclaimed. Without limiting the foregoing, except for the representations and warranties set forth in ARTICLE IV or in any certificate delivered in connection with this Agreement, each of Parent and Merger Sub further acknowledges and agrees that none of the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives has made any representation or warranty concerning any estimates, projections, forecasts, business plans or other forward-looking information regarding the Company, its Subsidiaries or their respective businesses and operations. Each of Parent and Merger Sub hereby acknowledges that there are uncertainties inherent in attempting to develop such estimates, projections, forecasts, business plans and other forward-looking information with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, business plans and other forward-looking information furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information), and that Parent and Merger Sub will have no claim against the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives with respect thereto.

5.12 Permitted Holder. Parent is and, after giving effect to the Merger and the other transactions contemplated by this Agreement, will be, a “Permitted Holder” (as defined in the Existing Credit Agreement (as in effect on the date hereof)).

ARTICLE VI

COVENANTS

6.1 Interim Operations. Except (1) as required by applicable Law, (2) as Parent may approve in writing (such approval not to be unreasonably withheld, conditioned or delayed) (3) as expressly disclosed in Section 6.1(a) of the Company Disclosure Letter or (4) as expressly provided for in this Agreement, the Company covenants and agrees as to itself and its Subsidiaries that, from and after the execution of this Agreement and prior to the earlier of (x) the Effective Time or (y) termination of this Agreement in accordance with ARTICLE VIII (A) the Company shall use its commercially reasonable efforts to conduct its business and the business of its Subsidiaries in the ordinary course of business consistent with past practice in all material respects; provided, however that no action that is specifically permitted by any of subclauses (a) through (n) of Section 6.1 (B) shall be deemed a breach of either this clause (A) or any other subclause of Section 6.1 (B) and (B) without limiting the generality of, and in furtherance of, the foregoing the Company shall not and will not permit any of its Subsidiaries to:

(a) (i) amend its certificate of incorporation or bylaws (or comparable governing documents), other than amendments to the governing documents of any wholly owned Subsidiary of the Company that would not prevent, materially delay or materially impair the Merger or the other transactions contemplated by this Agreement, (ii) split, combine, subdivide or reclassify its outstanding equity interests (except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction), (iii) declare, set aside or pay any dividend or distribution payable in cash, stock or property (or any combination thereof) in respect of any of its equity interests (except for any dividends or distributions paid by a direct or indirect wholly owned Subsidiary of the Company to another direct or indirect wholly owned Subsidiary of the Company or to the Company) or (iv) purchase, repurchase, redeem or otherwise acquire any of its equity interests or any securities convertible or exchangeable into or exercisable for any of its equity interests (other than (1) pursuant to the exercise of Company Options or the forfeiture of, or withholding of Taxes with respect to, Company Options, Restricted Stock Units or Performance Restricted Stock Units outstanding on the date hereof or (2) purchases, repurchases, redemptions or other acquisitions of securities of any wholly owned Subsidiary of the Company by the Company or any other wholly owned Subsidiary of the Company);

(b) merge or consolidate with any other Person, or restructure, reorganize or completely or partially liquidate (other than mergers among, or the restructuring, reorganization or liquidation of any wholly owned Subsidiaries of the Company that would not prevent, materially delay or materially impair the Merger or the other transactions contemplated by this Agreement);

(c) except as required by a Company Plan in effect as of the date hereof and disclosed in writing to Parent, (i) increase the compensation or benefits payable to the Chief Executive Officer of the Company or any employee of the Company who directly reports to the Chief Executive Office of the Company, (ii) accelerate the vesting or payment of any compensation, award or benefit, grant or pay any extraordinary bonus or implement any new severance or other compensation or benefit entitlements, including any transaction, retention or other similar bonus, (iii) adopt, terminate or make any change to any Company Plan that would materially increase the costs to the Company in respect of such Company Plan, or (iv) hire, engage or terminate the employment or engagement of any executive officer of the Company;

(d) incur any Indebtedness, guarantee, endorse, assume or otherwise become liable or responsible for any Indebtedness of another Person or issue any rights to acquire any Indebtedness, except (i) borrowings under the Company’s revolving credit facility (as in effect as of the date hereof) pursuant to the Company’s Existing Credit Agreement either (x) in the ordinary course of business or (y) as directed by Parent or Merger Sub at Closing, (ii) inter-company Indebtedness among the Company and its wholly owned Subsidiaries, (iii)(A) to the extent not drawn upon and payments are not triggered thereby, letters of credit, bank guarantees, security or performance bonds or similar credit support instruments and (B) overdraft facilities or cash management programs, in each case issued, made or entered into in the ordinary course of business consistent with past practice, (iv) hedging in compliance with the hedging strategy of the Company as of the date of this Agreement in the ordinary course of business consistent with past practice and not for speculative purposes or (v) Indebtedness incurred at Closing at the direction of Parent or Merger Sub in accordance with Section 6.19;

(e) make or commit to any capital expenditures other than in the ordinary course of business consistent with past practice and which do not exceed, in the aggregate, for the period between the date of this Agreement and the Closing Date, 55% of the capital expenditures provided for in the 2024 budget previously provided to Parent;

(f) other than in the ordinary course of business consistent with past practice, transfer, lease, license, sell, assign, mortgage, pledge, place a Lien upon or otherwise dispose of any properties or assets (including equity interests of any of its Subsidiaries but not including any Intellectual Property), with a fair market value in excess of $5,000,000 individually or $10,000,000 in the aggregate (other than transactions among the Company and its wholly owned Subsidiaries);

(g) issue, deliver, sell, grant, transfer, or encumber, or authorize the issuance, delivery, sale, grant, transfer or encumbrance of, any shares of its capital stock or any other equity interest in the Company or any Company Subsidiary or any securities convertible or exchangeable into or exercisable for, or any options, warrants or other rights to acquire, any such shares or equity interest, except (i) for any Shares issued pursuant to

Company Options, Restricted Stock Units and Performance Restricted Stock Units outstanding on the date of this Agreement in accordance with the existing terms of such awards and the applicable Company Stock Plan, that are outstanding on the date hereof and (ii) by wholly owned Subsidiaries to the Company or to any other wholly owned Subsidiary of the Company;

(h) other than in the ordinary course of business, spend or commit to spend in excess of $5,000,000 individually or $10,000,000 in the aggregate to acquire any business or to acquire assets or other property, whether by merger, consolidation, purchase of property or assets or otherwise (valuing any non-cash consideration at its fair market value as of the date of the agreement for such acquisition);

(i) make any material change with respect to its financial accounting policies or procedures, except as required by changes in GAAP (or any interpretation thereof) or by applicable Law;

(j) abandon any material existing lines of business or enter into any new line of business other than any line of business that is reasonably ancillary to and a reasonably foreseeable extension of any line of business as of the date of this Agreement, as determined by the Company in its sole discretion;

(k) other than in the ordinary course of business consistent with past practice, make any loans, advances or capital contributions to, or investments in, any Person (other than loans, advances or capital contributions to the Company or any direct or indirect wholly owned Subsidiary of the Company);

(l) (i) amend or modify in any material respect or terminate (excluding terminations upon expiration of the term thereof in accordance with the terms thereof) any Material Contract or waive, release or assign any material rights, claims or benefits under any Material Contract or (ii) enter into any Contract that would have been a Material Contract had it been entered into prior to the date of this Agreement unless it is on terms substantially consistent with, or on terms more favorable to the Company or its Subsidiaries (and to Parent and its Subsidiaries following the Closing) than, either a Contract it is replacing; provided that the foregoing shall not prohibit or restrict the ability of the Company or its Subsidiaries to take any action described in this Section 6.1(l) in the ordinary course of business consistent with past practice; provided, further that (x) this Section 6.1(l) shall not prohibit or restrict the Company or any of its Subsidiaries from entering into a Contract to the extent that such Contract implements an act or failure to act that is expressly permitted under any of Sections 6.1(a) through 6.1(l) and (y) for the avoidance of doubt, this Section 6.1(k) shall not prohibit or restrict any Company Plans and (z) this Section 6.1(l) shall not apply to the Existing Credit Agreement and the Existing Receivables Agreement, in each case, which shall be exclusively governed by Section 6.19;

(m) (A) settle any action, suit, case, litigation, claim, hearing, arbitration, investigation or other proceedings before or threatened to be brought before a Governmental Entity, other than settlements if the amount of any such settlement is not in excess of $1,000,000 individually or $5,000,000 in the aggregate, in each case in excess of amounts available under the Company’s applicable insurance policy; provided that such settlements do not involve any admission of guilt, non-de minimis injunctive or equitable relief or impose non-de minimis restrictions on the business activities of the Company and its Subsidiaries or Parent and its Subsidiaries, or (B) waive, release, grant or transfer any material claim or right of material value or knowingly consent to the termination of any material claim or right of material value;

(n) other than in the ordinary course of business consistent with past practice, make or change any material Tax election, make any material change to any annual Tax accounting period, adopt or change any material method of Tax accounting, amend any material Tax Returns or file any claims for material Tax refunds, enter into any material closing agreement, settle any material Tax claim, audit or assessment or surrender any right to claim a material Tax refund, offset or other reduction in Tax liability;

(o) negotiate or enter into any agreement with a Union; or

(p) agree, resolve or commit to do any of the foregoing.

6.2 No Solicitation; Acquisition Proposals.

(a) No Solicitation or Negotiation. Subject to the provisions of this Section 6.2, from the date of this Agreement until the Effective Time (or, if earlier, the valid termination of this Agreement in accordance with ARTICLE VIII) the Company shall not, and shall use its reasonable best efforts to cause its and its Subsidiaries and its and their respective directors, officers and employees not to, and shall instruct its investment bankers, attorneys, accountants and other advisors or representatives (collectively, “Representatives”) not to, directly or indirectly: (i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) participate in any discussions or negotiations with any Person regarding any Acquisition Proposal; or (iii) provide any non-public information concerning the Company or any of its Subsidiaries to any Person in connection with any Acquisition Proposal. The Company shall, and the Company shall cause its Subsidiaries and direct its Representatives to, immediately (1) cease and cause to be terminated any discussions and negotiations with any Person (other than Parent, Merger Sub and their Representatives) conducted theretofore with respect to any Acquisition Proposal, or proposal that could reasonably be expected to lead to an Acquisition Proposal and cease providing any information to any such Person or its Representatives, (2) with respect to any Person with whom such discussions or negotiations have been terminated, promptly following the date hereof (and in any event within two Business Days hereof) request that such Person and its Representatives to return or destroy, in accordance with the terms of the applicable confidentiality agreement, any information furnished by or on behalf of the Company and shall take all necessary action to secure its rights and ensure the performance of any such Person’s obligations under any applicable confidentiality agreement, (3) promptly terminate all access granted to any Person and its Representatives to any physical or electronic data rooms relating (or other diligence access) and (4) not terminate, waive, amend or modify any provision of any existing confidentiality or standstill agreement with respect to a potential Acquisition Proposal; provided that the foregoing shall not restrict the Company from (x) permitting a Person to request the waiver of a “standstill” or similar obligation or from granting such a waiver, in each case, to the extent necessary to comply with fiduciary duties under applicable Law or (y) informing any Person of the terms of this Section 6.2.

(b) Fiduciary Exception to No Solicitation Provision. Except as permitted by this Section 6.2, prior to the delivery of the Written Consent, the Company may, in response to an unsolicited, bona fide written Acquisition Proposal received after the date of this Agreement that did not result from a breach of this Section 6.2, (i) provide access to non-public information regarding the Company or any of its Subsidiaries to the Person who made such Acquisition Proposal; provided that such information has previously been made available to Parent or is provided to Parent promptly (and in any event within twenty-four (24) hours) following the time such information is made available to such Person and that, prior to furnishing any such material non-public information, the Company receives from the Person making such Acquisition Proposal an executed Acceptable Confidentiality Agreement and (ii) engage or participate in any discussions or negotiations with any such Person regarding such Acquisition Proposal if, and only if, prior to taking any action described in clause (i) or (ii) above, the Company Board (or any committee thereof) determines in good faith after consultation with outside legal counsel that (A) based on the information then available and after consultation with a financial advisor that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal and (B) the failure to take such action would reasonably be expected to be inconsistent with the Company directors’ fiduciary duties under applicable Law.

(c) Notice. From and after the date of this Agreement, the Company shall promptly (and, in any event, within forty-eight (48) hours) notify Parent if (i) any written or other bona fide inquiries, proposals or offers with respect to an Acquisition Proposal are received by the Company, (ii) any non-public information is requested in connection with any Acquisition Proposal from the Company or (iii) any discussions or negotiation with respect to an Acquisition Proposal are sought to be initiated or continued with the Company, indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep Parent reasonably informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations.

(d) No Change in Recommendation or Alternative Acquisition Agreement. Except as provided in Section 6.2(e) and Section 6.2(f), from and after the date of this Agreement until the delivery of the Written Consent, neither the Company Board nor any committee thereof shall (i) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent, the Company Recommendation or approve, recommend or otherwise declare advisable any Acquisition Proposal (each, a “Change in Recommendation”), (ii) cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement or other agreement (other than a confidentiality agreement referred to in Section 6.2(b) entered into in compliance with Section 6.2(a)) (an “Alternative Acquisition Agreement”) relating to any Acquisition Proposal or (iii) approve or recommend, or publicly propose to enter into an Alternative Acquisition Agreement.

(e) Superior Proposal Exception to Change in Recommendation Provision or Entry into an Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in Section 6.2(d), following receipt of a written Acquisition Proposal by the Company after the date of this Agreement that did not result from a material breach of this Section 6.2 and that the board of directors of the Company (or any committee thereof) determines in good faith, after consultation with its outside legal counsel and financial advisors, constitutes a Superior Proposal, the board of directors of the Company (or any committee thereof) may, at any time prior to the delivery of the Written Consent, make a Change in Recommendation or terminate this Agreement in accordance with Section 8.3(b) in order to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal in accordance with Section 6.2(e)(ii), or authorize, resolve, agree or propose publicly to take any such action, if all of the following conditions are met:

(i) the Company shall have (A) provided to Parent three (3) Business Days’ prior written notice (such period, as may be extended in accordance with this Section 6.2(e)(i), the “Superior Proposal Notice Period”), which shall state expressly (1) that it has received a written Acquisition Proposal that constitutes a Superior Proposal, (2) the material terms and conditions of the Acquisition Proposal (including the consideration offered therein and the identity of the Person or group making the Acquisition Proposal) and shall have contemporaneously provided an unredacted copy of the Alternative Acquisition Agreement and all other documents (other than immaterial documents) related to the Superior Proposal (it being understood and agreed that any amendment to the financial terms or any other material term or condition of such Superior Proposal shall require a new notice and an additional two (2) Business Day period) and (3) that, subject to clause (ii) below, the board of directors of the Company (or any committee thereof) has determined to make a Change in Recommendation or to terminate this Agreement in accordance with Section 8.3(b) in order to enter into the Alternative Acquisition Agreement, as applicable and (B) prior to making such a Change in Recommendation or terminating this Agreement in accordance with Section 8.3(b), as applicable, used commercially reasonable efforts to engage in good faith with Parent (to the extent Parent wishes to engage) during such notice period, which may be on a non-exclusive basis, to consider any adjustments committed to in writing by Parent to the terms and conditions of this Agreement such that the Alternative Acquisition Agreement ceases to constitute a Superior Proposal; and

(ii) the board of directors of the Company (or any committee thereof) shall have determined, in good faith, after consultation with its financial advisors and outside legal counsel, that, in light of such Superior Proposal and taking into account any revised terms committed to in writing by Parent, such Superior Proposal continues to constitute a Superior Proposal and that the failure to make such Change in Recommendation or to so terminate this Agreement in accordance with Section 8.3(b), as applicable, would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law.

(f) Intervening Event Exception to Change in Recommendation Provision. Notwithstanding anything to the contrary set forth in Section 6.2(d), upon the occurrence of any Intervening Event, the board of directors of the Company (or any committee thereof) may, at any time prior to the delivery of the Written Consent, make a Change in Recommendation if all of the following conditions are met:

(i) the Company shall have (A) provided to Parent three (3) Business Days’ prior written notice, which shall (1) set forth in reasonable detail information describing the Intervening Event and the rationale for the Change in Recommendation and (2) state expressly that, subject to clause (ii) below, the board of directors of the Company (or any committee thereof) has determined to make a Change in Recommendation and (B) prior to making such a Change in Recommendation, used commercially reasonable efforts to engage in good faith with Parent (to the extent Parent wishes to engage) during such notice period to consider any adjustments committed to in writing by Parent to the terms and conditions of this Agreement such that the failure of the board of directors of the Company (or any committee thereof) to make a Change in Recommendation in response to the Intervening Event in accordance with clause (ii) below would no longer reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law; and

(ii) the board of directors of the Company (or any committee thereof) shall have determined in good faith, after consultation with its outside legal counsel, that in light of such Intervening Event and taking into account any revised terms committed to in writing by Parent, the failure to make a Change in Recommendation would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law.

(g) Certain Permitted Disclosure. Nothing contained in this Section 6.2 shall be deemed to prohibit the Company from complying with its disclosure obligations under applicable U.S. federal Law with regard to an Acquisition Proposal; provided that this Section 6.2(g) shall not be deemed to permit the Company or the board of directors of the Company (or any committee thereof) to make a Change in Recommendation except in accordance with Section 6.2(e) or Section 6.2(f).

6.3 Delivery of Written Consent.

(a) Parent shall obtain from the Significant Company Stockholder and deliver to the Company the Written Consent by the Shareholder Approval Deadline.

(b) In connection with the Written Consent, Parent, Merger Sub and the Company shall take all actions necessary or advisable to comply in all material respects with the DGCL, including Section 228 and Section 262 thereof, and the organizational documents of the Company.

6.4 Information Supplied; Information Statement; Schedule 13e-3.

(a) The Company shall, as promptly as reasonably possible, and in any event within fifteen (15) Business Days of the date of the delivery of the Written Consent, prepare and file with the SEC a written information statement of the type contemplated by Rule 14c-2 of the Exchange Act containing (i) the information specified in Schedule 14C under the Exchange Act concerning the Written Consent and the Merger, (ii) the notice of action by written consent required by Section 228(e) of the DGCL and (iii) the notice of availability of appraisal rights and related disclosure required by Section 262 of the DGCL (such information statement, including any amendment or supplement thereto, the “Information Statement”). The Company and Parent shall each use their reasonable best efforts to promptly provide responses to the SEC with respect to any comments received on the Information Statement by the SEC, and the Company shall cause the definitive Information Statement to be filed and mailed as promptly as possible after the date the staff of the SEC (the “Staff”) advises that it has no further comments thereon or that the Company may commence mailing the Information Statement.

(b) The Company and Parent shall cooperate to, concurrently with the preparation and filing of the Information, jointly prepare and the Company shall file with the SEC a Rule 13e-3 Transaction Statement on Schedule 13e-3 (such transaction statement, including any amendment or supplement thereto, the “Schedule 13e-3”) relating to the transactions contemplated by this Agreement.

(c) No filing of, or amendment or supplement to, the Information Statement or Schedule 13e-3 will be made by the Company without providing Parent a reasonable opportunity to review and comment thereon (other than any filing, amendment or supplement in connection with a Change in Recommendation). The Company shall (i) provide Parent with a reasonable opportunity to review drafts of the Schedule 13e-3 prior to filing the

Schedule 13e-3 with the SEC and (ii) consider in good faith all comments thereto reasonably proposed by Parent’s outside legal counsel and its other Representatives. The Company shall promptly provide Parent with copies of all such filings, amendments or supplements to the extent not readily publicly available. Parent shall (A) furnish all information required by the Exchange Act or applicable Law to be included in the Information Statement or Schedule 13e-3, as applicable, concerning it and its Affiliates to the Company, (B) provide such other assistance as may be reasonably requested by the Company in connection with the preparation of information to be included therein and (C) otherwise reasonably assist and cooperate with the Company in the preparation of the Information Statement or Schedule 13e-3, as applicable, and the resolution of any comments received from the SEC. If at any time, any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, is discovered by the Company or Parent which is required to be set forth in an amendment or supplement to the Information Statement or Schedule 13e-3, as applicable, such that the Information Statement or Schedule 13e-3 would not (1) include any misstatement of a material fact or (2) omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then (x) the party that makes such discovery shall promptly notify the other party and (y) the Company shall prepare (with Parent’s reasonable assistance) and file with the SEC any appropriate amendment or supplement describing such information and, to the extent required by applicable Law, disseminate such amendment or supplement to the stockholders of the Company. The Company shall notify Parent promptly of the receipt of any comments from the SEC or the Staff and of any request by the SEC or the Staff for amendments or supplements to the Information Statement or Schedule 13e-3 or for additional information and shall supply Parent with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or the Staff, on the other hand, with respect to the Information Statement, Schedule 13e-3 or the Merger. No response to any comments from the SEC or the Staff relating to the Information Statement or Schedule 13e-3 will be made by the Company without providing Parent a reasonable opportunity to review and comment thereon, unless made pursuant to a telephone call initiated by the SEC. The Company will cause the Information Statement to comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. The Company and Parent agree, as to themselves and their Affiliates, that the Schedule 13e-3 will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder.

6.5 Filings; Other Actions; Notification and Cooperation.

(a) The Company and Parent shall, subject to Section 6.2, cooperate with each other and use, and shall cause their respective Subsidiaries and controlled Affiliates to use, their respective reasonable best efforts to take (or cause to be taken) all actions, and do (or cause to be done) all things necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as expeditiously as possible, and in no event later than the Termination Date, including (i) preparing and filing all documentation to effect all necessary notices, reports and other filings and to obtain as expeditiously as possible all consents, registrations, approvals, permits, expirations of waiting periods and authorizations necessary or advisable to be obtained from any third party or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement, (ii) satisfying the conditions to consummating the Merger, (iii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger, (iv) obtaining (and cooperating with each other in obtaining) any consent, approval of, waiver or any exemption by, any non-governmental third party, in each case, to the extent necessary, proper or advisable in connection with the Merger and (v) executing and delivering any reasonable additional instruments necessary to consummate the transactions contemplated hereby and to fully carry out the purposes of this Agreement. Notwithstanding anything to the contrary the restrictions in the foregoing sentence shall not apply to any existing portfolio company (as such term is common understood in the private equity industry) of Thomas H. Lee Partners, L.P., and for the avoidance of doubt for purposes of this and the foregoing sentence the Company and its Subsidiaries will not be considered an existing portfolio company.

(b) None of the parties, including their respective Subsidiaries and controlled Affiliates, shall take, cause or permit to be taken, or omit to take, any action which such party reasonably expects is likely to materially delay or prevent consummation of the contemplated transactions, unless otherwise agreed to by the parties. None of the parties, without the other party’s prior written consent, not to be unreasonably withheld or delayed, shall (i) file, withdraw or refile any filing made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or any other Antitrust Laws, (ii) enter into any timing, settlement or similar agreement, or otherwise agree or commit to any arrangement, that would have the effect of extending, suspending, lengthening or otherwise tolling the expiration or termination of the waiting period applicable to the contemplated transactions under the HSR Act or any other Antitrust Laws or (iii) enter into any timing or similar agreement, or otherwise agree or commit to any arrangement, that would bind or commit the parties not to consummate the contemplated transactions (or that would otherwise prevent or prohibit the parties from consummating the contemplated transactions).

(c) Parent and the Company shall cooperate with respect to the Antitrust Laws; however, after consulting with the Company, Parent shall have final decision making authority with respect to the appropriate course of action with respect to obtaining the consents, approvals, permits, waiting period expirations or authorizations of any Governmental Entity required to consummate the Merger prior to the Termination Date. No party hereto or its counsel shall independently participate in any substantive call or meeting relating to the Antitrust Laws with any Governmental Entity in respect of such filings, investigation, or other inquiry without first giving the other party or its counsel prior notice of such call or meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and participate. In furtherance of the foregoing and to the extent permitted by applicable Law, (i) each party shall notify the other, as far in advance as practicable, of any filing or material or substantive communication or inquiry it or any of its Subsidiaries intends to make with any Governmental Entity relating to the matters that are the subject of this Section 6.5, (ii) prior to submitting any such filing (excluding filings made under the HSR Act) or making any such communication or inquiry, such party shall provide the other party and its counsel a reasonable opportunity to review, and shall consider in good faith the comments of the other party in connection with, any such filing, communication or inquiry, (iii) promptly following the submission of such filing or making such communication or inquiry, provide the other party with a copy of any such filing or, if in written form, communication or inquiry, or a summary of any oral communication and (iv) consult with the other party in connection with any inquiry, hearing, investigation or litigation by, or negotiations with, any Governmental Entity relating to the Merger, including the scheduling of, and strategic planning for, any meetings with any Governmental Entity relating thereto. In exercising the foregoing cooperation rights, the Company and Parent each shall act reasonably and as promptly as reasonably practicable. Notwithstanding the foregoing, materials provided pursuant to this Section 6.5 may be reasonably redacted or withheld as necessary to address reasonable privilege concerns, to comply with contractual arrangements or applicable Law, to address attorney-client privilege concerns, or to protect confidential or competitively sensitive information.

(d) In furtherance and not in limitation of the covenants of the parties contained in this Section 6.5, Parent, including its Subsidiaries and controlled Affiliates, hereto shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity in connection with the HSR Act, any other applicable Antitrust Laws with respect to the transactions contemplated hereby and to avoid the entry of, or effect the dissolution of, any decree, order, judgment, injunction, temporary restraining order or other order in any suit or proceeding, that would otherwise have the effect of preventing the consummation of the transactions contemplated hereby. For the purposes of this Section 6.5, “reasonable best efforts” shall include taking any and all actions (such actions, the “Regulatory Actions”) necessary to obtain the consents, approvals, permits, waiting period expirations or authorizations of any Governmental Entity required to consummate the Merger and the other transactions contemplated hereby as expeditiously as possible, and in no event later than the Termination Date, including (A)(i) proposing, negotiating, committing to, effecting and agreeing to, by consent decree, hold separate order, or otherwise, the sale, divestiture, license, hold separate, and other disposition of the businesses, assets, properties, products, product lines, services or equity interests of the Company or Parent or their respective Subsidiaries or controlled Affiliates, (ii) creating, terminating, or amending any existing or new relationships, ventures, contractual rights or obligations of Parent, the Company or their respective Subsidiaries or controlled Affiliates, (iii) otherwise taking or committing to take any action that would limit Parent’s freedom of action with respect to the operation of, or its ability to retain or hold, directly or indirectly, any businesses, assets, properties, products, product lines, services or equity interests of Parent or the Company (including any of their respective Subsidiaries or controlled Affiliates), provided, that such Regulatory Actions shall be conditioned upon and become effective only from and after the Effective Time; and (B) defending through litigation on the merits any claim asserted in court by any party in order to avoid entry of, or to have vacated or terminated, any decree, order or judgment (whether temporary, preliminary or permanent) that would prevent the Closing from occurring prior to the Termination Date; provided that such litigation in no way limits the obligation of Parent to, and, subject to the other provisions of this Section 6.5, to cause its controlled Affiliates to, use its reasonable best efforts, and to take any and all steps necessary, to eliminate each and every such impediment so as to be able to close the transactions contemplated hereby prior to the Termination Date.

(e) In furtherance and not in limitation of the covenants of the parties contained in this Section 6.5, if any administrative or judicial Proceeding, including any such Proceeding by a private party, is instituted (or threatened to be instituted) challenging the Merger or any other transaction contemplated by this Agreement as violative of any Antitrust Law, each of the Company and Parent shall use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts the consummation of the Merger; provided that Parent shall bear all costs and expenses associated with contesting or resisting any such action or proceeding.

(f) The Company and Parent each shall, upon request by the other, promptly furnish the other with all information concerning itself, its Subsidiaries, Affiliates, directors, officers and stockholders and such other matters as may be reasonably requested by the other party that is necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries or Affiliates, as applicable, to any third party or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

(g) The Company and Parent shall keep each other reasonably apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of any notice or other communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries or Affiliates from any third party or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement, other than immaterial communications.

(h) Notwithstanding anything in this Agreement to the contrary, nothing in this Section 6.5 or any other provision of this Agreement shall require Merger Sub, Parent or any of their Affiliates (including Thomas H. Lee Partners, L.P. (“THL”) or any investment funds or investment vehicles affiliated with, or managed or advised by, THL or any portfolio company (as such term is commonly understood in the private equity industry) or investment of THL or of any such investment fund or investment vehicle) to, and the Company shall not, without the prior written consent of Parent, agree or otherwise be required to take any action (including any steps or actions contemplated by this Section 6.5) with respect to THL or its Affiliates, other than with respect to Parent and/or its Subsidiaries.

6.6 Access; Consultation.

(a) Upon reasonable advance notice (and in any event not less than twenty-four (24) hours’ notice), and except as may otherwise be required by applicable Law, (x) the Company shall, and shall cause its Subsidiaries and its and its Subsidiaries’ directors, officers and employees to, and shall direct its other Representatives to, afford Parent and its Representatives reasonable access, during normal business hours during the period prior to the Effective Time, to the Company’s and its Subsidiaries’ properties, assets, books and records and, (y) during such period, the Company shall, and shall cause its Subsidiaries to, furnish promptly to Parent all information concerning its or any of its Subsidiaries’ capital stock, business and personnel as may reasonably be requested by Parent in connection with the Merger; provided that no investigation pursuant to this Section 6.6 shall affect or be deemed to modify any representation or warranty made by the Company; and provided, further that the foregoing shall not require the Company to permit any invasive environmental sampling or any inspection or to disclose any information pursuant to this Section 6.6, to the extent that (i) in the reasonable good faith judgment of the Company, any applicable Law requires the Company or its Subsidiaries to restrict or prohibit access to any such information or disclosure thereof would expose the Company to an unreasonable risk of liability for disclosure of sensitive or personal information, (ii) in the reasonable good faith judgment of the Company, the information is subject to confidentiality obligations to a third party or its disclosure would violate the terms of any confidentiality agreement or other Contract that is binding on the Company or any of its Subsidiaries or (iii) disclosure of any such information or document would result in the waiver or loss of attorney-client privilege, work product doctrine or any other legal privilege; provided, further that with respect to the foregoing clauses (i) through (iii) of this Section 6.6(a), the Company shall use its commercially reasonable efforts to (1) obtain the required consent of any such third party to provide such disclosure, (2) develop an alternative to providing such information so as to address such matters that is reasonably acceptable to the Company and (3) in the case of clauses (i) and (iii), implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the objection, including by arrangement of appropriate clean room procedures, necessary redactions or entry into a customary joint defense agreement with respect to any information to be so provided, if the parties determine that doing so would reasonably permit the disclosure of such information without violating applicable Law or jeopardizing such privilege. Any investigation pursuant to this Section 6.6 shall be conducted in such a manner as not to interfere unreasonably with the conduct of the business of the Company. All requests for information made pursuant to this Section 6.6 shall be directed to an executive officer of the Company or such Person as may be designated by any such executive officer.

(b) The Company may, as it deems advisable and necessary, designate competitively sensitive material as “Outside Counsel Only Material” or with similar restrictions. Such material and the information contained therein shall be given only to the outside counsel of the recipient, pursuant to the terms of an agreement with respect thereto on terms that are reasonably acceptable to Parent and the Company and pursuant to which such information shall not be disclosed by such outside counsel to any directors, officers or employees of the recipient without the express prior permission of the Company or its legal counsel, and shall be subject to any additional confidentiality or joint defense agreement between the parties. All information exchanged pursuant to this Section 6.6, including all information and/or discussions resulting from any access provided pursuant to this Section 6.6 shall be kept confidential.

(c) To the extent that any of the information or material furnished pursuant to this Section 6.6 or otherwise in accordance with the terms of this Agreement may include material subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, the parties understand and agree that they have a commonality of interest with respect to such matters and it is their desire, intention and mutual understanding that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All such information that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges, this Agreement, and under the joint defense doctrine.

6.7 Stock Exchange De-listing and De-registration. The Company shall take all commercially reasonable actions necessary to permit the Shares to be de-listed from the NYSE and de-registered under the Exchange Act as soon as possible following the Effective Time.

6.8 Equity Financing.

(a) On the terms and subject to the conditions of this Agreement, each of Parent and Merger Sub will not, without the prior written consent of the Company, effect or permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the Equity Commitment Letter if such amendment, modification or waiver could be expected to (i) reduce the aggregate amount of the Equity Financing, (ii) impose new or additional conditions or other terms or otherwise expand, amend or modify any of the conditions to the receipt of the Equity Financing or any other terms to the Equity Financing in a manner that would reasonably be expected to (A) materially delay or prevent the Closing or (B) make the timely funding of the Equity Financing, or the satisfaction of the conditions to obtaining the Equity Financing, less likely to occur in any material respect or (iii) adversely impact the ability of Parent, Merger Sub or the Company, as applicable, to enforce its rights against the Equity Commitment Party under the Equity Commitment Letter.

(b) On the terms and subject to the conditions set forth herein, prior to the Effective Time, Parent and Merger Sub shall each use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to consummate and obtain the Equity Financing on the terms and conditions described in the Equity Commitment Letter, including using its reasonable best efforts to (i) maintain in effect the Equity Commitment Letter, (ii) satisfy on a timely basis all conditions to funding that are applicable to Parent and Merger Sub in the Equity Commitment Letter that are within its control, (iii) consummate the Equity Financing at or prior to the Closing, (iv) comply with its obligations pursuant to the Equity Commitment Letter and (v) enforce its rights pursuant to the Equity Commitment Letter. Nothing in this Agreement shall require, and in no event shall the reasonable best efforts of Parent and Merger Sub be deemed or construed to require, either Parent or Merger Sub to seek the Equity Financing from any source other than the Equity Commitment Parties, or in excess of the aggregate amount contemplated by, the Equity Commitment Letter. Parent and Merger Sub shall give the Company prompt notice of, and keep the Company informed on a reasonably current basis and in reasonable detail of (i) any actual or potential breach, default, termination or repudiation by any party to the Equity Commitment Letter of which Parent or Merger Sub becomes aware, including the receipt of any written notice or communication with respect thereto, and (ii) the occurrence of an event or development that could be expected to adversely impact the ability of Parent or Merger Sub to obtain all or a portion of the Equity Financing at or prior to the Closing.

6.9 Publicity. The Company and Parent shall consult with each other prior to issuing or making, and provide each other the opportunity to review and comment on, any press releases or other public announcements with respect to the Merger and the other transactions contemplated by this Agreement and any filings with any third party or any Governmental Entity (including any national securities exchange) with respect thereto, except (a) as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or the NYSE, (b) any consultation that would not be reasonably practicable as a result of requirements of applicable Law, (c) any press release or public statement that in the good faith judgment of the applicable party is consistent with prior press releases issued or public statements made in compliance with this Section 6.9 or (d) with respect to any Change in Recommendation expressly permitted by this Agreement or Parent’s response thereto.

6.10 Employee Benefits.

(a) Parent agrees that each employee of the Company or its Subsidiaries who is employed immediately prior to the Closing and continues to remain employed with the Company or its Subsidiaries following the Closing (a “Continuing Employee”) shall, during the twelve month period following the Effective Time (or, if shorter, the applicable Continuing Employee’s period of employment), be provided with (i) a base salary or base wage that is no less favorable than the base salary or base wage provided to such Continuing Employee by the Company and its Subsidiaries immediately prior to the Effective Time, (ii) target annual cash or short-term cash bonus opportunities (but not long-term incentive, change in control, retention, transaction, deferred compensation, and equity or equity-based incentive opportunities) that are no less favorable in the aggregate than the target annual cash or short-term cash bonus opportunities (but not included the Excluded Benefits (as defined below)) provided to such Continuing Employee by the Company and its Subsidiaries immediately prior to the Effective Time, (iii) broad-based employee benefits (excluding severance benefits, long-term incentive, change in control, retention, transaction, deferred compensation, and equity or equity-based incentive opportunities, defined benefit pension and post-employment and retiree welfare benefits (collectively, the “Excluded Benefits”)), including without limitation, welfare benefits, retirement benefits and vacation, that are substantially comparable in the aggregate to those provided by the Company and its Subsidiaries to such Continuing Employees as of immediately prior to the Effective Time and (iv) severance benefits that are no less favorable than those severance benefits that would have been provided to the Continuing Employee pursuant to the Company Plans in effect immediately prior to the Effective Time.

(b) Parent shall or shall use commercially reasonable efforts to cause the Surviving Corporation to provide that no pre-existing conditions, exclusions or waiting periods shall apply to Continuing Employees under the benefit plans provided for those employees except to the extent such condition or exclusion was applicable to an individual Continuing Employee prior to the Effective Time. With respect to the plan year during which the Effective Time occurs, Parent shall use commercially reasonable efforts to provide each Continuing Employee with credit for deductibles and out-of-pocket requirements paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any Parent plan in which such Continuing Employee is eligible to participate following the Closing Date.

(c) From and after the Closing Date, Parent shall or shall cause the Surviving Corporation to, provide credit to Continuing Employees for their service recognized by the Company and its Subsidiaries as of the Effective Time for purposes of eligibility, vesting, and determination of vacation, paid time off, and severance entitlements to the same extent and for the same purposes as such service was credited under the applicable Company Plans, provided that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits and except for purposes of any Excluded Benefits.

(d) From and after the Closing Date, Parent shall and shall cause the Surviving Corporation to honor their respective obligations under all Company Plans, and to assume any such Company Plans that require or contemplate assumption by their terms by an acquirer or successor, but subject to the terms thereof.

(e) The provisions of this Section 6.10 are solely for the benefit of the parties to this Agreement, and neither any current or former employee, nor any other individual associated therewith, is or shall be regarded for any purpose as a third party beneficiary to this Agreement. Nothing contained in this Section 6.10 shall (i) be construed to create any beneficiary rights in any employee or former employee (including any dependent thereof) of the Company or the Surviving Corporation in respect of continued employment for any specified period, nor to require Parent or the Surviving Corporation to continue any specific employee benefit plans, (ii) create any right to employment, continued employment, or any term or condition of employment with the Company or its Subsidiaries, Parent, or their Affiliates, or (iii) be construed as an amendment, waiver, modification, or creation of any Company Plan or other employee benefit plan or arrangement. No provision of this Agreement shall constitute a limitation on rights of the Company or its Subsidiaries, Parent or their Affiliates to amend, modify or terminate any Employee Plan or other employee benefit plan or arrangement at any time.

6.11 Expenses; Transfer Taxes.

(a) Except as otherwise provided in Section 8.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that (i) the fees, costs, and expenses incurred in connection with the filing of the Schedule 13e-3 and the Information Statement and printing and mailing the Information Statement shall be shared equally by Parent and the Company and (ii) Parent will be responsible for, and pay, one hundred percent (100%) of the fees, costs and expenses incurred in connection with any filings required or advisable by any Governmental Entity.

(b) All transfer, documentary, excise, sales, use, stamp, registration and other similar Taxes and fees (including penalties and interest) incurred in connection with the Merger shall be paid by or on behalf of Parent when due and payable.

6.12 Indemnification; Directors’ and Officers’ Insurance. (a) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless each present and former director and officer of the Company or any of its Subsidiaries, determined as of the Effective Time (the “Indemnified Parties”), against any and all costs (including settlement costs) or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, penalties or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby)), arising out of or based on, in whole or in part, the fact that such Indemnified Party is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Person prior to the Effective Time, in each case, whether threatened, pending or completed and whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under the Laws of the State of Delaware, any applicable indemnification agreement to which such Person is a party, the Company Certificate of Incorporation or Company Bylaws in effect on the date of this Agreement to indemnify such Person (and Parent and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable Law; provided that the Person to whom expenses are advanced shall provide an undertaking to repay such advances if it is ultimately determined by final adjudication that such Person is not entitled to indemnification). Parent shall, and shall cause the Surviving Corporation to, ensure that the organizational documents of the Surviving Corporation and its Subsidiaries, shall, for a period of six (6) years from and after the Effective Time, contain provisions no less favorable, in the aggregate, with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers, employees and agents of the Company and its Subsidiaries than are presently set forth in the Company Certificate of Incorporation and Company Bylaws (or equivalent organizational and governing documents of any Subsidiary). Any right of indemnification of an Indemnified Party pursuant to this Section 6.12 shall not be amended, repealed or otherwise modified at any time in a manner that would adversely affect the rights of such Indemnified Party as provided herein.

(b) Prior to the Effective Time, the Company shall and, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay for “tail” insurance policies with a claims period of at least six (6) years from and after the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with benefits and levels of coverage at least as favorable as the Company’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby); provided, however that in no event shall the Company be required to expend for such policies an annual premium amount in excess of three-hundred percent (300%) of the annual premiums currently paid by the Company for such insurance. If the Company for any reason fails to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for a period of at least six (6) years from and after the Effective Time the D&O Insurance in place as of the date of this Agreement with benefits and levels of coverage at least as favorable, in the aggregate, as provided in the Company’s existing policies as of the date of this Agreement, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, purchase comparable D&O Insurance for such six-year period with benefits and levels of coverage at least as favorable as provided in the Company’s existing policies as of the date of this Agreement; provided, however that in no event shall the Company expend, or Parent or the Surviving Corporation be required to expend for such policies, an annual premium amount in excess of three-hundred percent (300%) of the annual premiums currently paid by the Company for such insurance; provided, further that if the premium for such insurance coverage exceeds such amount, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(c) If Parent, the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any

Person, then and in each such case as a condition thereto, Parent or the Surviving Corporation (or their respective successors or assigns), as applicable, shall cause such Person to assume (either by operation of law or by written instrument) all of the obligations set forth in this Section 6.12.

(d) The provisions of this Section 6.12 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives. The rights of each Indemnified Party under this Section 6.12 shall be in addition to any rights such individual may have under the Laws of the State of Delaware, any applicable indemnification agreement to which such Person is a party, the Company Certificate of Incorporation or the Company Bylaws, and Parent acknowledges and agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities now existing in favor of any Indemnified Party for actions or omissions occurring at or prior to the Effective Time shall continue in full force and effect in accordance with their terms.

(e) Neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any threatened or actual Proceeding for which indemnification could be sought by an Indemnified Party hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Proceeding or such Indemnified Party otherwise consents in writing (such consent not to be unreasonably withheld or delayed) to such settlement, compromise or consent.

(f) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to any directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.12 is not prior to or in substitution for any such claims under such policies.

6.13 Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Company and its board of directors (or any committee thereof) shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise use reasonable best efforts to act to eliminate or minimize the effects of such statute or regulation on such transactions.

6.14 Control of the Company’s or Parent’s Operations. Nothing contained in this Agreement shall give Parent or the Company, directly or indirectly, rights to control or direct the operations of the other prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

6.15 Section 16(b). Prior to the Effective Time, the Company shall (and shall be permitted to) take all actions as may be reasonably requested by any party hereto to cause any dispositions (or deemed dispositions) of equity securities of the Company (including any derivative securities with respect to any equity securities of the Company) by each individual who is a director or officer of the Company, and who would otherwise be subject to Rule 16b-3 under the Exchange Act, to be exempt under Exchange Act Rule 16b-3.

6.16 Approval by Sole Stockholder of Merger Sub. Immediately following the execution and delivery of this Agreement by the parties hereto, Parent, as sole stockholder of Merger Sub, shall adopt this Agreement and approve the transactions contemplated hereby, including the Merger, in accordance with the DCGL, by written consent. Parent shall promptly deliver a copy of such executed written consent to the Company.

6.17 Stockholder Litigation. The Company shall promptly advise Parent of any Proceeding commenced after the date hereof against the Company or any of its directors by any stockholder of the Company relating to this Agreement and the transactions contemplated hereby, including the Merger, and shall keep Parent reasonably informed on a reasonably current basis regarding any such Proceeding. The Company shall give Parent the opportunity to participate in (but not control) the defense and settlement of any stockholder litigation against the

Company and/or its officers or directors; provided that the Company shall not settle any such stockholder litigation without the prior written consent of Parent, and Parent shall give the Company the opportunity to participate in (but not control) the defense and settlement of any stockholder litigation against Parent and/or its officers or directors, in each case relating to the Merger or any of the other transactions contemplated by this Agreement in accordance with the terms of a mutually agreed upon joint defense agreement.

6.18 Special Committee. Prior to the Effective Time, without the prior written consent of the Special Committee, (i) the Company Board shall not dissolve, dismantle or otherwise dismantle the Special Committee, or revoke or diminish the authority of the Special Committee, and (ii) neither Parent, Merger Sub nor their respective Affiliates (including THL Agiliti LLC and Thomas H. Lee Partners, L.P.) shall remove or cause the removal of any director of the Company Board that is a member of the Special Committee either as a member of the Company Board or such Special Committee other than for cause.

6.19 Credit and Receivables Facility Agreement Matters; Financing Cooperation.

(a) The Company (i) will promptly give Parent written notice of the occurrence of any Event of Default (as defined in the Existing Credit Agreement) after the Company or any of its subsidiaries has received notice thereof or otherwise obtains knowledge thereof (including a description thereof), (ii) will not replace or refinance the Existing Credit Agreement after the date hereof, in whole or in part, without the prior consent of Parent and (iii) will not amend, restate, amend and restate, modify or supplement the Existing Credit Agreement prior to the Closing (other than any guarantee and collateral joinder and related supplement documents, and any waiver obtained in connection with guarantee and collateral joinder documents) (or agree to do any of the foregoing (other than at the direction of Parent or Merger Sub in accordance with Section 6.19(c) below)) without the consent of Parent (which shall not be unreasonably withheld or delayed).

(b) The Company (i) will promptly give Parent written notice of the occurrence of any Existing Receivables Facility Specified Event after the Company has received notice thereof or otherwise obtains knowledge thereof, (ii) will not replace or refinance the Existing Receivables Agreement after the date hereof, in whole or in part, without the prior consent of Parent and (iii) will not amend, restate, amend and restate, modify or supplement the Existing Receivables Agreement prior to the Closing (or agree to do any of the foregoing (other than at the direction of Parent or Merger Sub in accordance with Section 6.19(c) below)) without the consent of Parent (which shall not be unreasonably withheld or delayed).

(c) Without limitation of clauses (a) and (b) above, Parent may obtain (or cause to be obtain), and take actions to arrange and obtain, additional debt or preferred equity financing in connection with the transactions contemplated hereby (including, without limitation, (x) debt or preferred equity financing incurred by Parent, Merger Sub or its Affiliates and/or (y) additional debt financing incurred at Closing by the Company or its Subsidiaries at the direction of Parent (including any incremental debt financing under the Existing Credit Agreement)) (the “Additional Financing”) (for the avoidance of doubt, it is understood and agreed that the “Additional Financing” shall not be deemed to include the existing term loans or revolving credit facility under the Existing Credit Agreement (as in effect on the date hereof) or the existing receivables facility under the Existing Receivables Agreement (as in effect on the date hereof). From and after the date of this Agreement and prior to the Closing Date, to the extent Parent seeks Additional Financing, the Company shall use its reasonable best efforts, and shall cause its Subsidiaries (and their respective Representatives) to use reasonable best efforts, to provide customary cooperation to Parent, at Parent’s sole cost and expense, as is customary, in connection with any such Additional Financing (provided, that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company or any of its Affiliates), including using reasonable best efforts to:

(i) furnish Parent any pertinent financial and other information with respect to the Company that is customarily required for completion of any such Additional Financing;

(ii) participate in a reasonable and limited number of investor and lender meetings (including one-on-one meetings and calls that are requested in advance with or by any parties acting as lead arrangers or agents for, and prospective financing sources of, any Additional Financing), presentations, and due diligence sessions at reasonable times and with reasonable advance notice (which meetings, presentations and due diligence sessions may be virtual);

(iii) provide reasonable and customary assistance in the preparation of customary offering documents, lender presentations, private placement memoranda, bank information memoranda, syndication memoranda, and ratings agency presentations to obtain reasonable and customary corporate and facilities credit ratings (including providing customary authorization and representation letters authorizing the distribution of information relating to the Company and its Subsidiaries to prospective lenders or investors and containing representations with respect to the presence of or absence of material non-public information relating to the Company and its Subsidiaries and the accuracy of the information relating to the Company and its Subsidiaries contained therein) for any Additional Financing in the form of debt financing;

(iv) so long as requested by Parent at least six (6) calendar days prior to the Closing Date, provide at least four (4) calendar days prior to the Closing Date, all documentation and other information relating to the Company or any of its Subsidiaries required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act;

(v) assist in the preparation of, and executing and delivering at Closing, definitive agreements (including schedules thereto) with respect to any Additional Financing (“Definitive Agreements”), including guarantee and collateral documents and instruments, in each case, as necessary or customary; provided, that the effectiveness of any Definitive Agreements executed by the Company or any of its Subsidiaries shall be subject to the occurrence of the Closing;

(vi) taking reasonable corporate actions, subject to and only effective upon the occurrence of the Closing, reasonably necessary to permit the consummation of the Additional Financing, as applicable; and

(vii) cooperating in satisfying customary conditions precedent set forth in any Definitive Agreement to the extent satisfaction of such condition requires the cooperation of, or is within the control of, the Company and its Subsidiaries.

The foregoing notwithstanding, none of the Company nor any of its Affiliates shall be required to take or permit the taking of any action pursuant to this Section 6.19 that would: (i) require the Company or its Subsidiaries or any of their respective Affiliates or any persons who are officers or directors of such entities to pass resolutions or consents to approve or authorize the execution of the Additional Financing, except those which are subject to the occurrence of the Closing passed by directors or officers continuing in their positions following the Closing, (ii) require the Company or its Subsidiaries or any of their respective Affiliates or any persons who are officers or directors of such entities to enter into, execute or deliver any certificate, document, instrument or agreement or agree to any change or modification of any existing certificate, document, instrument or agreement, in each case, that is not contingent upon the Closing or that would be effective prior to the Closing (other than the execution of customary authorization letters and representation letters referenced above), (iii) require the Company or any of its Affiliates to pay any commitment or other similar fee or incur any other expense, liability or obligation in connection with the Additional Financing prior to the Closing, unless promptly reimbursed by Parent, (iv) cause any director, officer, employee or stockholder of the Company or any of its Affiliates to incur any personal liability, (v) conflict with any Laws, (vi) provide access to or disclose information that the Company or any of its Affiliates reasonably determines would jeopardize any attorney-client privilege, (vii) require the Company to prepare any financial statements or information that are not available to it and prepared in the ordinary course of its financial reporting practice or (viii) take any action that would cause any condition to Closing to not be satisfied under Article VII (it being understood and agreed, for the avoidance of doubt, none of the Company nor any of its Affiliates shall be required to take any action that would result in an Event of Default (as defined in the Existing Credit Agreement) and/or an Event of Termination (as defined in the Existing Receivables Agreement) under the Existing Credit Agreement and/or under the Existing Receivables Agreement, as applicable)).

(d) Parent shall promptly reimburse the Company or any of its Affiliates for all reasonable and documented out-of-pocket costs incurred by them or their respective representatives in connection with such cooperation provided under Section 6.19(c) and shall indemnify and hold harmless the Company and its Affiliates and their respective Representatives from and against any and all losses suffered or incurred by them in connection with any action taken by them at the request of Parent or its Representatives pursuant to Section 6.19(c) (other than any losses suffered or incurred with respect to any information provided by the Company and its Subsidiaries), except with respect to any losses suffered or incurred as a result of the bad faith, gross negligence or willful misconduct by the Company or any of its Subsidiaries.

(e) The Company hereby consents to the use of the logos of the Company and its Subsidiaries by Parent in connection with the Additional Financing solely in connection with a description of the Company, its business, and products or the merger; provided, however, that Parent shall ensure that such logos are used solely in a manner that is not intended, or that is not reasonably likely, to harm or disparage the Company or its Subsidiaries or their reputation or goodwill.

(f) The parties hereto affirm that, without limiting the condition in Section 7.2(e), it is not a condition to Closing that the Parent obtain any Additional Financing or any other financing for, or related to, the Merger or any of the other transactions contemplated hereby.

ARTICLE VII

CONDITIONS

7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party hereto to effect the Merger is subject to the satisfaction or, to the extent permitted by applicable Law, waiver at or prior to the Closing of each of the following conditions:

(a) Stockholder Approval. This Agreement shall have been duly adopted by holders of Shares constituting the Company Requisite Approval in accordance with applicable Law and the Company Certificate of Incorporation and the Company Bylaws.

(b) Information Statement. At least 20 calendar days shall have elapsed since the Company mailed to the stockholders of the Company the Information Statement as contemplated by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act).

(c) Law. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger.

7.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by Parent at or prior to the Closing of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in (i) Section 4.1 (Organization, Good Standing and Qualification), Section 4.3 (Corporate Authority) and Section 4.21 (Brokers and Finders) shall be true and correct (read for purposes of this clause (i) without giving effect to any “materiality,” “Company Material Adverse Effect” or similar qualification therein) in all material respects as of the date of this Agreement and as of the Closing Date (in each case except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty shall be true and correct (read for purposes of this clause (i) without giving effect to any “materiality,” “Company Material Adverse Effect” or similar qualification therein) as of such particular date), (ii) Sections 4.2(a), (b) and (c) (Capital Structure) shall be true and correct, subject only to de minimis inaccuracies, as of the date of this Agreement and as of the Closing Date (in each case except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty shall be true and correct as of such particular date), (iii) the first sentence of Section 4.6 (Absence of Certain Changes) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date and (iv) the other representations and warranties of the Company set forth in ARTICLE IV shall be true and correct as of the date of this Agreement and as of the Closing Date (except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty shall be true and correct as of such particular date), except where the failure of such representations and warranties of the Company to be so true and correct (read for purposes of this clause (iv) without giving effect to any “materiality,” “Company Material Adverse Effect” or similar qualification therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed and complied with in all material respects all obligations required to be performed and complied with by it under this Agreement at or prior to the Closing.

(c) Company Certificate. Parent shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to the effect that the conditions set forth in Section 7.2(a), Section 7.2(b), Section 7.2(d) and Section 7.2(e) have been satisfied.

(d) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect.

(e) Existing Debt Matters. After giving effect to the Merger contemplated hereunder, (x) no Event of Default (as defined in the Existing Credit Agreement) shall have occurred and be continuing as of the Closing Date and (y) no Existing Receivables Facility Specified Event shall have occurred and be continuing as of the Closing Date; provided, that the condition set forth in this clause (e) shall not apply to any Event of Default (as defined in the Existing Credit Agreement) or Event of Termination (as defined in the Existing Receivables Agreement), as applicable, caused by any additional Indebtedness incurred at Closing at the direction of Parent or Merger Sub and/or the use of the proceeds thereof.

7.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Closing of the following additional conditions:

(a) Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub set forth in Section 5.3 (Corporate Authority; Approval) of this Agreement shall be true and correct in all material respects as of the Closing Date (except for any representations and warranties that expressly relate to a specified date, which representation and warranty shall have been so true and correct as of such particular date) and (ii) all other representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all respects as of the Closing Date (except for any representations and warranties that expressly relate to a specified date, which representation and warranty shall have been true and correct in all material respects as of such particular date), except where the failures of such representations and warranties to be so true and correct (read for purposes of this clause (ii) without giving effect to any “materiality,” “Parent Material Adverse Effect” or similar qualification therein), individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed and complied with in all material respects all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing.

(c) Parent Certificate. The Company shall have received at the Closing a certificate signed on behalf of Parent by an officer of Parent to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

7.4 Frustration of Conditions. None of the Company, Parent or Merger Sub may rely, either as a basis for not consummating the Merger or the other transactions contemplated by this Agreement or for terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3, as the case may be, to be satisfied if such failure was caused by such party’s material breach of any provision of this Agreement.

ARTICLE VIII

TERMINATION

8.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the adoption of this Agreement by the stockholders of the Company referred to in Section 7.1(a), by mutual written consent of the Company and Parent.

8.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by either Parent or the Company if:

(a) the Merger shall not have been consummated by six (6) months after the date of this Agreement (the “Termination Date”), whether such date is before or after the date of adoption of this Agreement by the stockholders of the Company referred to in Section 7.1(a); provided, that the right to terminate this Agreement pursuant to this Section 8.2(a) shall not be available to any party if such party’s breach of or failure to perform its obligations under this Agreement materially contributed to, or resulted in, the failure to consummate the transactions contemplated hereby by the Termination Date; or

(b) any Law permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger shall have become final and non-appealable, whether before or after the adoption of this Agreement by the stockholders of the Company referred to in Section 7.1(a); provided that the right to terminate this Agreement pursuant to this Section 8.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have primary caused the failure of the Merger to be consummated.

8.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by the Company if:

(a) at any time prior to the Effective Time, whether or not the Written Consent has been delivered, if there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in this Agreement, or any representation and warranty shall have become untrue after the date of this Agreement, such that the conditions set forth in Sections 7.3(a) or 7.3(b) would not be satisfied and such breach or failure to be true is not curable or, if curable, is not cured prior to the earlier of (i) thirty (30) days following notice to Parent from the Company describing such breach or failure in reasonable detail and stating the Company’s intention to terminate the Agreement and (ii) the Termination Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.3(a) if the Company is then in material breach of any of its representations, warranties, covenants or agreements under this Agreement;

(b) at any time prior to the delivery of the Written Consent, in order to enter into an Alternative Acquisition Agreement in accordance with Section 6.2(e), provided, that prior to or concurrently with such termination, the Company pays to Parent the Company Termination Fee required to be paid pursuant to Section 8.5(b); or

(c) the Written Consent has not been delivered by Parent by the Shareholder Approval Deadline.

8.4 Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by Parent if:

(a) there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that the conditions set forth in Sections 7.2(a) or 7.2(b) would not be satisfied and such breach or failure to be true is not curable or, if curable, is not cured prior to the earlier of (i) thirty (30) days following written notice to the Company from Parent describing such breach or failure in reasonable detail and stating Parent’s intention to terminate the Agreement and (ii) the Termination Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.4(a) if Parent is then in material breach of any of its representations, warranties, covenants or agreements under this Agreement;

(b) prior to the delivery of the Written Consent, there shall have been a Change in Recommendation; provided that Parent must terminate this Agreement within five (5) days of such Change in Recommendation; or

8.5 Effect of Termination and Abandonment.

(a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than as set forth in this Section 8.5 and in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its respective Related Parties); provided that no such termination shall relieve any party hereto from any liability (i) for damages resulting from the Willful Breach prior to such termination by any party hereto or (ii) as provided in this Section 8.5 (including, from any obligation to pay, if applicable, the Company Termination Fee pursuant to Section 8.5(b) or Section 8.5(d)).

(b) If this Agreement is terminated (i) by Parent pursuant to Section 8.4(b) (Change in Recommendation) or (ii) by the Company pursuant to Section 8.3(b) (Termination for Superior Proposal), then the Company shall, within two (2) Business Days after such termination in the case of clause (i) or concurrently with such termination in the case of clause (ii), pay to Parent, by wire transfer of immediately available funds, a fee equal to $8,803,499 (the “Company Termination Fee”).

(c) If this Agreement is terminated by the Company pursuant to Section 8.3(c), Parent shall pay to the Company, by wire transfer of immediately available funds, an amount equal to that required to reimburse the Company and its Subsidiaries for all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby at or prior to the time of such termination, up to $2,000,000 in the aggregate.

(d) If (i) this Agreement is terminated (A) by Parent or the Company pursuant to Section 8.2(a) (Termination Date) prior to the receipt of the Company Requisite Approval or Section 8.2(a) (Company Requisite Approval) or (B) by Parent pursuant to Section 8.4(a) (Company Breach) as a result of a material breach of Section 6.2 (Acquisition Proposals), (ii) prior to such termination referred to in clause (i) of this sentence, a bona fide Acquisition Proposal shall have been publicly made or publicly announced to the Company or its board of directors (or any committee thereof, including the Special Committee), publicly announced or shall have been made directly to the Company’s stockholders generally and, in each case, not withdrawn (a “Company Acquisition Proposal”) and (iii) within twelve (12) months after the date of a termination in either of the cases referred to in clauses (i)(A) and (i)(B) of this Section 8.5(d), the Company consummates a transaction the proposal of which would have constituted an Acquisition Proposal if made prior to the termination of this Agreement or enters into a definitive agreement for any transaction the proposal of which would have constituted an Acquisition Proposal if made prior to the termination of this Agreement (which transaction is subsequently consummated), then the Company shall pay the Company Termination Fee to Parent concurrently upon the consummation of such transaction; provided that solely for purposes of this Section 8.5(d), references to “fifteen percent (15%) or more” in the definition of Acquisition Proposal shall be deemed to be references to “fifty percent (50%) or more”.

(e) The parties acknowledge and hereby agree that the Company Termination Fee, if, as and when required pursuant to this Section 8.5, shall not constitute a penalty but will be liquidated damages, in a reasonable amount that will compensate the party receiving such amount in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision. The parties acknowledge and hereby agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

(f) Each party acknowledges that the agreements contained in this Section 8.5 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, no party would have entered into this Agreement; and accordingly, if the Company or Parent fails to pay promptly any amount that may become due pursuant to Section 8.5(a), Section 8.5(b), or Section 8.5(d) (any such amount due, a “Payment”), and, in order to obtain such Payment, Parent or the Company commences a suit which results in a judgment against the Company or Parent, respectively, for the applicable Payment, or any portion thereof, the party with such judgment against them shall pay to the other party its costs and expenses (including attorneys’ fees) actually incurred in connection with such suit and any appeal relating thereto, together with interest on the amount of the Payment, which shall accrue at the prime rate published in the Wall Street Journal, Eastern Edition, in effect on the date such Payment was first required to be paid from such date through the date of full payment thereof.

(g) Notwithstanding anything to the contrary in this Agreement, but subject to the proviso in Section 8.5(a) and Section 9.13, in any circumstance in which this Agreement is terminated and Parent has the right to receive payment of the Company Termination Fee in accordance herewith, the payment of the Company Termination Fee and, if applicable, the costs and expenses of Parent pursuant to Section 8.5(f) shall be the sole and exclusive remedy of Parent, its Subsidiaries and Affiliates and any of their respective former, current or future general or limited partners, stockholders, controlling Persons, managers, members, directors, officers, employees, Affiliates, representatives, agents or any of their respective assignees or successors or any former, current or future general or limited partner, stockholder, controlling Person, manager, member, director, officer, employee, Affiliate, representative, agent, assignee or successor of any of the foregoing (the “Parent Related Parties”) against the Company, its Subsidiaries and Affiliates and any of their respective former, current or future general or limited partners, stockholders, controlling Persons, managers, members, directors, officers, employees, Affiliates, representatives, agents or any of their respective assignees or successors or any former, current or future general or limited partner, stockholder, controlling Person, manager, member, director, officer, employee, Affiliate, representative, agent, assignee or successor of any of the foregoing (collectively, “Company Related Parties”) for any loss or damage suffered as a result of the failure of the Merger and the other transactions contemplated by this Agreement to be consummated or for a breach of, or failure to perform under, this Agreement or any certificate or other document delivered in connection herewith or otherwise or in respect of any representation made or alleged to have been made in connection herewith or therewith, and upon payment of such amounts, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement (except that the Company shall remain obligated to pay to Parent any amount due and payable pursuant to Section 8.5(f)), whether in equity or at Law, in contract, in tort or otherwise.

ARTICLE IX

MISCELLANEOUS AND GENERAL

9.1 Survival. This ARTICLE IX and the agreements of the Company, Parent and Merger Sub contained in ARTICLE III and Section 6.12 (Indemnification; Directors’ and Officers’ Insurance) shall survive the consummation of the Merger. This ARTICLE IX (other than Section 9.2 (Modification or Amendment), Section 9.3 (Waiver) and Section 9.12 (Assignment)) and the agreements of the Company, Parent and Merger Sub contained in Section 6.6(b) (Access, Consultation), Section 6.11 (Expenses; Transfer Taxes) and Section 8.5 (Effect of Termination and Abandonment) shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the consummation of the Merger or the termination of this Agreement. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

9.2 Modification or Amendment. Subject to the provisions of applicable Law, at any time prior to the Effective Time, this Agreement (including any Schedule hereto) may be amended, modified or supplemented in writing by the parties hereto, by action of the boards of directors of the respective parties; provided that following the delivery of the Written Consent, there shall be no amendment, modification or supplement to this Agreement which by applicable Law would require further approval by the Company’s stockholders without such approval having first been obtained.

9.3 Waiver.

(a) Any provision of this Agreement may be waived prior to the Effective Time if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective; provided that following the delivery of the Written Consent, there shall be no waiver or extension which by applicable Law would require further approval by the Company’s stockholder without such approval having first been obtained.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise herein provided, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

9.4 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by facsimile or by attachment to electronic mail in portable document format (PDF)), each such counterpart being deemed to be an original instrument, and all such counterparts, taken together, shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

9.5 Governing Law and Venue; Waiver of Jury Trial. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OR CHOICE OF LAW PRINCIPLES THEREOF.

(b) Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom, in the event any dispute arises out of or is related to this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action, suit, arbitration or proceeding by or before any Governmental Entity (each, an “Action”) relating to this Agreement or any of the transactions contemplated hereby in any court other than the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom, (iv) waives any objection that it may now or hereafter have to the venue of any such Action in the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom or that such Action was brought in an inconvenient court and agrees not to plead or claim the same and (v) consents to service being made through the notice procedures set forth in Section 9.6. Each of the Company, Parent and Merger Sub hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.6 shall be effective service of process for any Action in connection with this Agreement or the transactions contemplated hereby.

(c) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE COMPANY (ON BEHALF ITSELF AND ITS SUBSIDIARIES) AND EACH OF THE OTHER PARTIES HERETO WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION RELATED TO ANY OF ITS SUBSIDIARIES IN CONNECTION WITH THE MERGER OR THE PERFORMANCE THEREOF OR THE TRANSACTIONS CONTEMPLATED THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

9.6 Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (a) when delivered, if delivered personally to the intended recipient, (b) when sent by email (without any “bounceback” or other notice of nondelivery) and (c) one (1) Business Day later, if sent by overnight delivery via a national courier service (providing proof of delivery), and in each case, addressed to a party at the following address for such party:

if to Parent or Merger Sub:

c/o Thomas H. Lee Partners, L.P.

100 Federal Street

Boston, MA 02110

Attention: [***]

Email: [***]

with copies to (which shall not constitute notice):

Ropes & Gray LLP

800 Boylston Street

Boston, Massachusetts 02199

Attention: William M. Shields; Craig E. Marcus; Scott A. Abramowitz

Email: William.Shields@ropesgray.com;

Scott.Abramowitz@ropesgray.com; Craig.Marcus@ropesgray.com

if to the Company:

Agiliti, Inc.

11095 Viking Drive, Suite 300

Eden Prairie, Minnesota 55344

Attention: Lee Neumann

Email:   [***]

with copies to (which shall not constitute notice):

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Michael J. Aiello; Sachin Kohli

Email:   michael.aiello@weil.com; sachin.kohli@weil.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

9.7 Entire Agreement. This Agreement (including any exhibits hereto, the Company Disclosure Letter and the Parent Disclosure Letter), the Equity Commitment Letter and the Certificate of Merger and any other certificate or instrument to be delivered hereunder, collectively constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

9.8 No Third Party Beneficiaries. This Agreement is not intended to, and does not and shall not be deemed to, confer upon any Person other than the parties hereto any rights or remedies hereunder, other than (a) as provided in Section 6.12 (Indemnification; Directors’ and Officers’ Insurance), (b) the right of the Company’s stockholders to receive the Merger Consideration after the Closing, (c) Section 8.5(g) (Liability of Company Related Parties), this Section 9.8 (No Third Party Beneficiaries) and Section 9.14 (No Recourse), which, to the extent applicable to the Company Related Parties or the Non-Recourse Parties, are intended to benefit and be enforceable by the Company Related Parties and the Non-Recourse Parties, as the case may be and (d) the right of the Company on behalf of the Company stockholders to pursue damages (including claims for damages based on loss of the economic benefits of the transactions to the Company stockholders) in the event of Parent’s or Merger Sub’s failure to effect the Merger as required by this Agreement, which right is hereby expressly acknowledged and agreed by each of Parent and Merger Sub, each of whom shall each be jointly and severally liable for any such damages for which Parent or Merger Sub are found liable. The third-party beneficiary rights referenced in clause (d) of the preceding sentence may be exercised only by the Company (on behalf of the Company stockholders as their agent) through actions expressly approved by the Company Board (or any committee thereof), and no Company stockholder, whether purporting to act in its capacity as a stockholder or purporting to assert any right (derivatively or otherwise) on behalf of the Company, shall have any right or ability to exercise or cause the exercise of any such right.

9.9 Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of Parent and the Surviving Corporation to cause such Subsidiary to take such action.

9.10 Severability. The provisions of this Agreement shall be deemed severable and in the event any court of competent jurisdiction or arbitral panel finds any provision hereof to be invalid or unenforceable, such invalidity or enforceability shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable, (a) a suitable and equitable provision negotiated in good faith by the parties hereto shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not, subject to clause (a) above, be affected by such invalidity or unenforceability, except as a result of such substitution, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

9.11 Interpretation.

(a) The table of contents and the Article, Section and paragraph headings or captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” when used in this Agreement is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any Contract or Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Contract or Law as from time to time amended, modified or supplemented, including (in the case of Contracts) by waiver or consent and (in the case of Laws) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

(b) Any Contract or information referred to herein shall be deemed to have been “delivered”, “provided”, “furnished” or “made available” (or any phrase of similar import) to Parent by the Company if such Contract or information was posted to the data room maintained by the Company in connection with the transaction or otherwise provided directly (including through email) to Parent or any of its Representatives by 5:00 p.m. Eastern Time on the date of the execution and delivery of this Agreement. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of any such period is a day other than a Business Day, the period in question shall end and any such step shall be taken by or on the next succeeding Business Day.

(c) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

9.12 Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the other parties hereto, and any assignment without such consent shall be null and void.

9.13 Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the obligations, undertakings, covenants or agreements of the parties to this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the Company, on the one hand, and Parent, on the other hand, shall be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of this Agreement by the other party, and to enforce specifically the terms and provisions of this Agreement (including Section 6.5, and including to cause Parent and Merger Sub to consummate the Merger and the Closing and to make the payments contemplated by this Agreement, including ARTICLE I and ARTICLE III) by a decree of specific performance, in accordance with Section 9.5 of this Agreement, without the necessity of proving actual harm or damages or posting a bond or other security therefor, this being in addition to any other remedy to which such party is entitled at law or in equity, and each party agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance or other equitable remedy is not an appropriate remedy for any reason at law or in equity. Without limitation of the foregoing, the parties hereby further acknowledge and agree that prior to the Closing, the Company shall be entitled to seek specific performance to enforce specifically the terms and provisions of, and to prevent or cure breaches of the covenants required to be performed by Parent and Merger Sub under this Agreement (including Section 6.5, and including to cause Parent and Merger Sub to consummate the Merger and the Closing and to make the payments contemplated by this Agreement, including ARTICLE I and ARTICLE III) in addition to any other remedy to which the Company is entitled at law or in equity, including the Company’s right to terminate this Agreement pursuant to ARTICLE VIII and seek money damages (including damages based on loss of the expected economic benefits of the transaction to the Company). Each party further agrees that it shall not take any position in any legal proceeding concerning this Agreement that is contrary to the terms of this Section 9.13. Parent shall cause Merger Sub and each of their respective Affiliates to perform their respective obligations under this Agreement.

9.14 No Recourse. This Agreement may only be enforced against, and any Action based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney or other Representative of any party hereto or any of their successors or permitted assigns or any direct or indirect director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney, Representative, successor or permitted assign of any of the foregoing (each, a “Non-Recourse Party”), shall have any liability for any obligations or liabilities of any party under this Agreement or for any Proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the transactions contemplated hereby or in respect of any written or oral representations made or alleged to be made in connection herewith, in each case other than in the case of fraud. Notwithstanding the foregoing, and without limiting the rights of the Company against (i) Parent and Merger Sub and (ii) against the Guarantors as provided for in the Limited Guarantees, in no event shall the Company or any of its controlled Affiliates seek to recover monetary damages from any Non-Recourse Party.

9.15 Exercise of Discretion. The Company (prior to the Effective Time) shall not amend this Agreement, waive any rights of the Company or grant any consents under this Agreement without the prior approval of the Special Committee.

9.16 Effect of Breach of Designated Persons. If any member of the Company Board who is affiliated with the Significant Company Stockholder (each such Person, a “Designated Person”) takes an action or omits to take an action in each case with the intent of causing the Company to breach a representation, warranty, covenant or agreement of the Company contained in this Agreement, such breach or inaccuracy shall be disregarded for all purposes of this Agreement (in each case, other than any such action or omission taken at the direction of the Special Committee).

9.17 Additional Financing Sources. Notwithstanding anything to the contrary contained in this Agreement, to the extent applicable, each of the Parties: (a) agrees that it will not bring or support any Person in any action, cause of action, suit, litigation, arbitration, investigation, hearing or other legal proceeding, whether at law or in equity, whether in contract or in tort or otherwise, against any of the Additional Financing Sources in any way relating to this Agreement or any of the transactions contemplated hereby, including, but not limited to, any dispute arising out of or relating in any way to any commitment letter in connection with any Additional Financing in connection with the transactions contemplated by this Agreement obtained by the Parent or its Affiliates on or after the date of this Agreement (a “Additional Financing Commitment Letter”) or the performance thereof or the financings contemplated thereby, in any forum other than the federal and New York state courts located in the Borough of Manhattan within the City of New York; (b) agrees that, except as specifically set forth in any such Additional Financing Commitment Letter, all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise) against any of the Additional Financing Sources in any way relating to any such Additional Financing Commitment Letter, shall be exclusively governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of New York; and (c) hereby waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action arising under any such Additional Financing Commitment Letter or the performance thereof or the financings contemplated thereby. Notwithstanding anything to the contrary contained in this Agreement, subject to the rights of the parties to any such Additional Financing Commitment Letter of Definitive Agreement, the Company hereby acknowledges and agrees that neither it, nor any of the Company Related Parties shall have any rights or claims against any Additional Financing Sources or their Affiliates or representatives, in any way relating to this Agreement, any Additional Financing, any such Additional Financing Commitment Letter or any of the transactions contemplated hereby, whether at law or in equity, in contract, in tort or otherwise; provided, however, that (i) the foregoing shall not apply to any breach by any Additional Financing Source or its Affiliates or representatives of any confidentiality obligation owing to the Company, Parent or their respective Affiliates, (ii) nothing in this Section 9.17 shall in any way limit or modify the rights and obligations of Parent or its Affiliates under any such Additional Financing Commitment Letter or Definitive Agreement, (iii) nothing in this Section 9.17 shall in any way limit or modify the rights and obligations of the Company and its Subsidiaries under the Existing Credit Agreement or the Existing Receivables Agreement and (iv) following the Closing, nothing in this Section 9.17 shall in any way limit or modify the rights of the Company and its Subsidiaries under any Definitive Agreement. Notwithstanding anything to the contrary contained in this Agreement, (A) the Additional Financing Sources are intended third-party beneficiaries of, and shall be entitled to the protections of this Section 9.17 and (B) no amendments to any provision of this Section 9.17 that is materially adverse to the Additional Financing Sources, shall be effective as to the Additional Financing Sources under any Additional Financing Commitment Letter without the prior written consent of the Additional Financing Sources party to any Additional Financing Commitment Letter.

9.18 Definitions. For purposes of this Agreement, the following terms, when used herein, shall have the respective meanings set forth below:

“Acceptable Confidentiality Agreement” means a confidentiality agreement to which the Company is a party that is executed, delivered and effective after the date of this Agreement containing provisions that require any counterparty thereto (and any of its Affiliates and Representatives named therein) that receive non-public information of or with respect to the Company to keep such information confidential (subject to customary exceptions); provided that such confidentiality agreement need not contain a standstill restriction.

“Acquisition Proposal” means (i) any proposal, offer, inquiry or indication of interest from any Person or group (as defined in or under Section 13 of the Exchange Act) relating to a merger, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination, joint venture, partnership, dissolution, liquidation, spin-off, extraordinary dividend or similar transaction involving the Company or any of its Subsidiaries which is structured to permit such Person or group to, directly or indirectly, acquire beneficial ownership of fifteen percent (15%) or more of the outstanding Shares, or fifteen percent (15%) or more of the consolidated net revenues, net income or total assets of the Company and (ii) any acquisition by any Person or group (as defined in or under Section 13 of the Exchange Act) resulting in, or proposal, offer, inquiry or indication of interest, which if consummated would result in, any Person or group becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, fifteen percent (15%) or more of the outstanding Shares, or fifteen percent (15%) or more of the consolidated net revenues, net income or total assets of the Company, in each case, other than the transactions contemplated by this Agreement.

“Additional Financing Sources” means the agents, arrangers, lenders, investors, holders or similar financing sources that will provide or arrange any Additional Financing, together with their respective Affiliates and their and their respective Affiliates’ officers, directors, general or limited partners, shareholders, members, employees, controlling persons, agents and representatives and their respective permitted successors and assigns; provided, that, “Additional Financing Sources” shall not include Parent or any Affiliate of Parent.

“Affiliate” means, when used with respect to any party, any Person who is an “affiliate” of that party within the meaning of Rule 405 promulgated under the Securities Act.

“Antitrust Laws” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act and all other federal, state and foreign statutes, rules, regulations, orders, decrees and other

Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or competition, including but not limited to any applicable foreign competition Laws.

“Business Day” means any day of the year on which banks are not required or authorized by Law to close in New York City, NY or Minneapolis, MN.

“Company Material Adverse Effect” means any change, event, development, circumstance or effect that individually or taken together with any other change, event, development, circumstance or effect has, or would reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise), properties, liabilities, operations or results of operations of the Company and its Subsidiaries, taken as a whole provided, that none of the following shall be deemed, either alone or in combination, to constitute, and there shall not be taken into account in determining whether there has been a Company Material Adverse Effect any adverse change, event, development, circumstance or effect to the extent arising from or attributable or relating to: (i) changes in, or events generally affecting, the U.S. or global financial, securities or capital markets, (ii) general economic or political conditions in the United States or any foreign jurisdiction in which the Company or any of its Subsidiaries operate, including any changes in currency exchange rates, interest rates, monetary policy or inflation, (iii) changes in, or events generally affecting, the industries in which the Company or any of its Subsidiaries operate, (iv) any natural or man-made disaster or acts of God, including earthquakes, floods, hurricanes, tornados, volcanic eruption, epidemics, pandemics or disease outbreak (including COVID-19) or any acts of terrorism, sabotage, riots, demonstrations, public disorders, military action or war or any escalation or worsening thereof, (v) any failure by the Company or any of its Subsidiaries to meet any internal or published budgets, projections, estimates, forecasts or predictions in respect of financial or operating performance for any period, (vi) a decline in the price of the Shares, or a change in the trading volume of the Shares, on the New York Stock Exchange (“NYSE”), provided that the exceptions in clauses (v) and (vi) shall not prevent or otherwise affect a determination that any change, event, effect, circumstance or development underlying such failure or decline or change (if not otherwise falling within any of the exclusions pursuant to the other clauses of this definition) has resulted in, or contributed to, a Company Material Adverse Effect, (vii) changes in Law, (viii) changes in U.S. generally accepted accounting principles (“GAAP”) (or authoritative interpretation thereof), (ix) the taking of any specific action expressly required by this Agreement or taken with Parent’s written consent or the failure to take any specific action expressly prohibited by this Agreement and as for which Parent declined to consent, (x) the announcement or pendency of this Agreement and the Merger, including the impact thereof on the relationships with customers, suppliers, distributors, partners, other third parties with whom the Company has a relationship or employees (including, but not limited to, any cancellation of or delays in customer orders, any reduction in sales, any disruption in or loss of customer, supplier, distributor, partner or similar relationships, or any loss of employees) other than, in each case, for purposes of any representation or warranty set forth in Section 4.4(b), (xi) cybersecurity attacks, (xii) any litigation brought by stockholders of the Company alleging breach of fiduciary duty or inadequate disclosure in connection with this Agreement or any of the transactions contemplated hereby (other than to the extent arising out of or resulting from an actual breach of fiduciary duty), (xiii) the departure or threatened departure of, or adverse change or threatened adverse change in, the relationship of the Company or any of its Subsidiaries with its employees, (xiv) any matters disclosed in the Company Disclosure Letter or (xv) the continuation or worsening of supply chain disruptions affecting the industry in which the Company and its Subsidiaries conduct business; provided, however that the changes, events, effects, circumstances or developments set forth in the foregoing clauses (i), (ii), (iii), (iv), (vii), (viii) and (xv) shall be taken into account in determining whether a “Company Material Adverse Effect” has occurred to the extent such changes, events, effects, circumstances or developments have a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company and its Subsidiaries operate, but, in such event, only the incremental disproportionate impact of such changes, events, effects, circumstances or developments shall be taken into account in determining whether a “Company Material Adverse Effect” has occurred.

“Company Plan” means any benefit and compensation plan, policy, program or arrangement maintained, sponsored or contributed to, or required to be contributed to, by the Company or any of its Subsidiaries covering current or former employees or other service providers of the Company and its Subsidiaries, including current or former directors of the Company, or for which the Company and its Subsidiaries have any liability or obligation, contingent or otherwise, including “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA, and any incentive, bonus, commission, deferred compensation, stock purchase, employment, health or welfare, fringe benefit, vacation or paid time off, employee loan, transaction, change in control, retirement, pension, employment, individual consulting, severance, restricted stock, stock option, stock appreciation rights or other stock or equity based plans, programs, agreements or arrangements, excluding any plans that are maintained by a Governmental Entity, provided that the Company and its Subsidiaries do not contribute to such plans in excess of contributions that are required by applicable Law.

“Company Stock Plan(s)” means each of the Agiliti, Inc. Amended and Restated 2018 Omnibus Incentive Plan, the 2007 Stock Option Plan of Agiliti Holdco, Inc. and the Agiliti Holdco, Inc. 2018 Executive Management Stock Option Plan.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

“Environmental Law” means any Law relating to the protection of the environment or natural resources.

“Existing Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of May 1, 2023, among Agiliti Health, Inc., Agiliti Holdco, Inc., certain subsidiaries of Agiliti Health, Inc. from time to time party thereto acting as subsidiary guarantors, the financial institutions party thereto and JPMorgan Chase Bank, N.A. as administrative agent, collateral agent, and letter of credit issuing bank (as may be amended, restated, amended and restated, supplemented or otherwise modified after the date hereof from time to time in accordance with this Agreement).

“Existing Receivables Agreement” means that certain Receivables Financing Agreement, dated as of February 14, 2024, among Agiliti Receivables LLC, Agiliti Health, Inc., the financial institutions party thereto and MUFG Bank, LTD, as administrative agent (as may be amended, restated, amended and restated, supplemented or otherwise modified after the date hereof from time to time in accordance with this Agreement).

“Existing Receivables Facility Specified Event” means (x) any Event of Termination (as defined in the Existing Receivables Agreement) or any accelerated amortization or repayment event under the Existing Receivables Agreement or (y) any event that would become an event described in the foregoing clause (x) following the delivery of notice or the lapse of time.

“Government Bid” means any quotation, bid or proposal by the Company or any of its Subsidiaries that, if accepted or awarded, would result in a Government Contract.

“Government Contract” means any Contract in which the counterparty or the ultimate customer is, or the work performed under such contract was funded by, a Governmental Entity.

“Health Care Laws” means, collectively, any and all applicable Laws relating to any of the following: (a) the procurement, development, clinical and non-clinical evaluation, approval or clearance, manufacture, production, distribution, dispensing, importation, exportation, sale, advertising or promotion of any medical device (including any component of the foregoing products) subject to regulation under the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.), its implementing regulations, and similar Laws in each jurisdiction where the products are tested, distributed, maintained or sold; and (b) health care fraud and abuse, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the federal health care program exclusion provisions (42 U.S.C. § 1320a-7), the Civil Monetary Penalties Act (42 U.S.C. § 1320a-7a), and the Physician Payments Sunshine Act (42 C.F.R. 403.900 et seq.).

“Indebtedness” means, with respect to any Person, without duplication, all obligations or undertakings by such Person (i) for borrowed money (including deposits or advances of any kind to such Person); (ii) evidenced by bonds, debentures, notes or similar instruments; (iii) for capitalized leases or to pay the deferred and unpaid purchase price of property or equipment; (iv) pursuant to securitization or factoring programs or arrangements; (v) pursuant to guarantees and arrangements having the economic effect of a guarantee of any Indebtedness of any other Person (other than between or among any of Parent and its wholly owned Subsidiaries or between or among the Company and its wholly owned Subsidiaries); (vi) under swaps, options, derivatives and other hedging agreements, transactions or arrangements (assuming they were terminated on the date of determination); or (vii) letters of credit, bank guarantees, and other similar Contracts or arrangements entered into by or on behalf of such Person to the extent they have been drawn upon.

“Information Technology Systems” means information technology and computer systems relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information.

“Intellectual Property” means, collectively, (i) patents and patent applications, (ii) registered or applied for trademarks or service marks and all related goodwill, (iii) Internet domain names, (iv) registered or applied for copyrights and (v) trade secrets under applicable Law, including confidential and proprietary information.

“Intervening Event” means a material effect that (i) was not known to, or reasonably foreseeable by, the board of directors of the Company (or any committee thereof) prior to the execution of this Agreement (or if known or reasonably foreseeable, the material consequences of which were not known or reasonably foreseeable), which effect, or any material consequence thereof, becomes known to, or reasonably foreseeable by, the board of directors of the Company (or any committee thereof) prior to the delivery of the Written Consent and (ii) does not relate to an Acquisition Proposal.

“Knowledge of the Company” means the actual knowledge of the individuals identified on Section 9.18 of the Company Disclosure Letter.

“Knowledge of Parent” means the actual knowledge of the individuals identified on Section 9.18 of the Parent Disclosure Letter.

“Law” means any federal, state, local, foreign or transnational law, statute or ordinance, common law, rule, regulation, constitution, treaty, convention, code, Order, or other similar requirement enacted, adopted or applied by a Governmental Entity.

“Order” means any order, judgment, injunction, ruling, writ, award or decree of any Governmental Entity.

“Parent Material Adverse Effect” means any state of facts, event, change, circumstance, development or effect that, individually or in the aggregate, prevents, materially delays, materially impairs or interferes with, or materially adversely affects the ability of Parent or Merger Sub to perform or comply with its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement on a timely basis.

“Permitted Liens” means (i) Liens for Taxes not yet due and payable or delinquent or that are being contested in good faith by appropriate proceedings and for which adequate reserves in the financial statements have been established and provided for in accordance with GAAP, (ii) Liens arising in the ordinary course of business in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens, (iii) Liens affecting the interest of the grantor of any easements benefiting owned real property and Liens of record attaching to real property, fixtures or leasehold improvements that would not, individually or in the aggregate, reasonably be expected to materially impair the continued use and operation of the assets to which they relate in the business of such entity and its Subsidiaries as presently conducted, (iv) Liens granted pursuant to the Existing Credit Agreement (as in effect on the date hereof) and Existing Receivables Agreement (as in effect on the date hereof), (v) Liens, exceptions, defects or irregularities in title, easements, imperfections of title, claims, charges, security interests, rights-of-way, covenants, restrictions, and other similar matters that would not, individually or in the aggregate, reasonably be expected to materially impair the continued use and operation of the assets to which they relate in the business of such entity and its Subsidiaries as presently conducted, (vi) any license, covenant or other right to or under any Intellectual Property granted in the ordinary course of business, (vii) imperfections or irregularities in the chain of title for Intellectual Property evident from the records of the applicable Governmental Entity maintaining the applications or registrations thereof, (viii) any Liens occurring under the applicable organizational documents and (ix) Liens of landlords arising under Real Property leases and Liens affecting title of landlords of property subject to Real Property leases.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Personal Data” means any information in any media that identifies an individual person and any other definition for any similar term under any applicable Law (e.g., “personally identifiable information” or “PII”).

“Privacy Laws” means all applicable Laws relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security, disposal, destruction, disclosure or transfer of Personal Data.

“Shareholder Approval Deadline” means twenty-four (24) hours after the execution of this Agreement.

“Significant Company Stockholder” means THL Agiliti LLC.

“Solvent” when used with respect to any Person, means that, as of any date of determination: (i) the fair salable value (determined on a going concern basis) of its assets and property will, as of such date, exceed the amounts required to pay its debts as they become absolute and mature, as of such date; (ii) such Person will have adequate capital to carry on its business; and (iii) such Person will be able to pay its debts as they become absolute and mature, in the ordinary course of business, taking into account the timing of and amounts of cash to be received by it and the timing of and amounts of cash to be payable on or in respect of its indebtedness.

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries; provided that that none of the Company or any of its Subsidiaries shall be deemed a Subsidiary of Parent.

“Superior Proposal” means any bona fide Acquisition Proposal made by a third party after the date of this Agreement that, if consummated, would result in such third party (or its stockholders) owning, directly or indirectly, a majority of the outstanding Shares (or of the stock of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or a majority of the assets of the Company and its Subsidiaries, taken as a whole, which the board of directors of the Company (or any committee thereof) determines in good faith (after consultation with its outside legal counsel and financial advisors) to be (i) more favorable to the holders of Shares from a financial point of view than the Merger (taking into account all of the terms and conditions of, and the likelihood of completion of, such Acquisition Proposal and this Agreement (including, if applicable at the time of such determination, any changes to the financial terms of this Agreement then committed to in writing by Parent in response to such offer or otherwise)) and (ii) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

“Tax” (including, with correlative meanings, the terms “Taxes” and “Taxable”) means all federal, state, local and foreign taxes, profits, franchise, gross receipts, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, use, real and personal property, withholding, excise, value added, transfer, employee, estimated taxes or assessments in the nature of tax, in each case that is imposed by a Governmental Entity.

“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated as of January 4, 2019, by and among Agiliti, Inc., Agiliti Holdco, Inc. and IPC/UHS, L.P.

“Tax Return” means all returns and reports with respect to Taxes (including any information return, claim for refund, amended return, declaration of estimated Tax, election or disclosure) or any amendment to any of the foregoing required to be supplied to a Tax authority relating to Taxes.

“Treasury Regulations” means the Treasury Regulations promulgated under the Code.

“Willful Breach” means (i) a breach by a party of any of its obligations under this Agreement that is a consequence of an act or omission knowingly undertaken or omitted by the breaching party with the intent of causing a breach of this Agreement or (ii) subject to the satisfaction or waiver (by the party for whom such condition may be waived) of the conditions to Closing set forth in ARTICLE VII (other than those conditions that by their terms are to be satisfied at Closing, provided that those conditions would have been satisfied if the Closing were to occur on such date), the willful or intentional failure of the breaching party to promptly consummate the Merger in accordance with Section 1.2 and the other transactions contemplated by this Agreement to be consummated at the Closing in accordance with the terms and conditions of this Agreement.

“Written Consent” means a written consent, in the form attached hereto as Exhibit A, pursuant to which the Significant Company Stockholder shall approve and adopt this Agreement in accordance with Section 228 and Section 251(c) of the DGCL.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

AGILITI, INC.

By:	/s/ Thomas J. Leonard
Name: Thomas J. Leonard
Title: Chief Executive Officer

APEX INTERMEDIATE HOLDCO, INC.

By:	/s/ Joshua M. Nelson
Name: Joshua M. Nelson
Title: President

APEX MERGER SUB, INC.

By:	/s/ Joshua M. Nelson
Name: Joshua M. Nelson
Title: President

[Signature Page to Agreement and Plan of Merger]

ANNEX B

Centerview Partners LLC 31 West 52nd Street New York, NY 10019 February 25, 2024

The Special Committee of the Board of Directors

Agiliti, Inc.

11095 Viking Drive,

Eden Prairie, Minnesota 55344

The Special Committee:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $0.0001 per share (the “Shares”) (other than Excluded Shares, as defined below), solely in their capacity as holders of Shares, of Agiliti, Inc., a Delaware corporation (the “Company”), of $10.00 per Share in cash, without interest, proposed to be paid to such holders pursuant to the Agreement and Plan of Merger proposed to be entered into (the “Agreement”) by and among Apex Intermediate Holdco, Inc., a Delaware corporation (“Parent”), Apex Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and the Company. The Agreement provides that Merger Sub will be merged with and into the Company with the Company surviving the merger (the “Merger” and, collectively with the other transactions contemplated by the Agreement, the “Transaction”), as a result of which the Company will become a wholly owned subsidiary of Parent and each issued and outstanding Share immediately prior to the effective time of the Merger (other than (i) Significant Company Stockholder Shares (as defined in the Agreement), (ii) Rollover Shares (as defined in the Agreement), (iii) Shares owned by the Company as treasury stock and (iv) Shares owned by Dissenting Stockholders (as defined in the Agreement) (the shares referred to in clauses (i) to (iv), “Excluded Shares”)) will be converted into the right to receive $10.00 per Share in cash, without interest, (the $10.00 per Share consideration to be paid in the Merger, the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

We have acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Transaction. We will receive a fee for our services in connection with the Transaction, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.

We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, we have not been engaged to provide certain financial advisory or other services to the Company, except for our engagements to provide financial advisory services to two predecessors to the Special Committee of the Board of Directors, for which we received compensation from the Company. In the past two years, we have not been engaged to provide financial advisory or other services to Parent or Thomas H. Lee Partners, LP, the ultimate sponsor of Parent (“Sponsor”), and we have not received any compensation from Parent or Sponsor during such period. We may provide investment banking and other services to or with respect to the Company or Parent or their respective

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The Special Committee of the Board of Directors

Agiliti, Inc.

February 25, 2024

affiliates, including portfolio companies of Sponsor in the future, for which we may receive compensation. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Parent, Sponsor or any of their respective affiliates, including portfolio companies of Sponsor, or any other party that may be involved in the Transaction.

We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, we have not been engaged to provide certain financial advisory or other services to the Company, except for our engagements to provide financial advisory services to two predecessors to the Special Committee of the Board of Directors, for which we received compensation from the Company. In the past two years, we have not been engaged to provide financial advisory or other services to Parent or Thomas H. Lee Partners, LP, the ultimate sponsor of Parent (“Sponsor”), and we have not received any compensation from Parent or Sponsor during such period. We may provide investment banking and other services to or with respect to the Company or Parent or their respective affiliates, including portfolio companies of Sponsor in the future, for which we may receive compensation. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Parent, Sponsor or any of their respective affiliates, including portfolio companies of Sponsor, or any other party that may be involved in the Transaction.

In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement dated February 25, 2024 (the “Draft Agreement”); (ii) Annual Reports on Form 10-K of the Company for the years ended December 31, 2022 and December 31, 2021; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; (iv) certain publicly available research analyst reports for the Company; (v) certain other communications from the Company to its stockholders and (vi) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the “Forecasts”) (collectively, the “Internal Data”). We have participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data. In addition, we reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that we deemed relevant, and conducted such financial studies and analyses and took into account such other information as we deemed appropriate.

We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Internal Data (including, without limitation, the Forecasts) has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and we have relied, at your direction, on the Internal Data for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data or the assumptions on which it is based. In addition, at your direction, we have

The Special Committee of the Board of Directors

Agiliti, Inc.

February 25, 2024

not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. We have assumed, at your direction, that the final executed Agreement will not differ in any respect material to our analysis or this opinion from the Draft Agreement reviewed by us. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.

We express no view as to, and our opinion does not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Shares (other than Excluded Shares), solely in their capacity as holders of the Shares of the Consideration to be paid to such holders pursuant to the Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Consideration to be paid to the holders of the Shares (other than the Excluded Shares) pursuant to the Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.

Our financial advisory services and the opinion expressed herein are provided for the information and assistance of Special Committee of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

The Special Committee of the Board of Directors

Agiliti, Inc.

February 25, 2024

Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Consideration to be paid to the holders of Shares (other than Excluded Shares), solely in their capacity as holders of Shares pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Centerview Partners LLC

CENTERVIEW PARTNERS LLC

ANNEX C

ACTION BY WRITTEN CONSENT

OF THE STOCKHOLDER OF

AGILITI, INC.

(a Delaware corporation)

February 26, 2024

The undersigned holder (the “Significant Company Stockholder”) of 98,195,398 shares of common stock, par value $0.0001 per share (the “Shares”), of Agiliti, Inc., a Delaware corporation (the “Company”), hereby irrevocably consents in writing to the following actions and adopts the following resolutions by written consent (this “Action by Written Consent”) pursuant to Section 228 and Section 251 of the Delaware General Corporation Law (the “DGCL”) and as authorized by the Second Amended and Restated Certificate of Incorporation of the Company, dated as of April 26, 2021 (the “Certificate of Incorporation”), and the Third Amended and Restated Bylaws of the Company, dated as of April 26, 2021 (the “Bylaws”):

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of February 26, 2024, by and among Apex Intermediate Holdco, Inc., a Delaware corporation (“Parent”), Apex Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and the Company (the “Merger Agreement”), an executed copy of which is attached hereto as Annex A;

WHEREAS, capitalized terms used, but not defined, herein shall have the meanings ascribed to such terms in the Merger Agreement;

WHEREAS, pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation of the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, the special committee (the “Special Committee”) of the Board of Directors of the Company (the “Board”) has, as of the date of the Merger Agreement, by resolutions duly adopted unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, the Company and its stockholders (other than the Significant Company Stockholder and its Affiliates), and (b) recommended to the Board that the Board (i) determine that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders (other than the Significant Company Stockholder and its Affiliates), (ii) declare the Merger Agreement and the transactions contemplated thereby advisable, (iii) approve the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of the covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated thereby upon the terms and subject to the conditions contained therein and (iv) subject to Section 6.2 of the Merger Agreement, resolve to recommend that the stockholders of the Company vote to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger, in accordance with the Delaware General Corporation Law (“DGCL”);

WHEREAS, the Board, having received the unanimous recommendation of the Special Committee, has, as of the date of the Merger Agreement, by resolutions duly adopted, unanimously (of those present and voting) (a) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders (other than the Significant Company Stockholder and its Affiliates), (b) declared the Merger Agreement and the transactions contemplated thereby advisable, (c) approved the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated thereby upon the terms and subject to the conditions contained therein and (d) subject to Section 6.2 of the Merger Agreement, resolved to recommend that the stockholders of the Company vote to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger, in accordance with the DGCL;

WHEREAS, the Shares held by the Significant Company Stockholder represent more than a majority of the issued and outstanding Shares and more than a majority of voting power of capital stock of the Company, and the Significant Company Stockholder is therefore permitted, pursuant to the DGCL, the Certificate of Incorporation and the Bylaws, to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger, pursuant to this Action by Written Consent, and no consent or vote of any other stockholder of the Company is required with respect to such adoption, approval or authorization; and

WHEREAS, the Significant Company Stockholder desires to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger.

NOW, THEREFORE, BE IT RESOLVED, that the Merger Agreement, including each of the annexes, exhibits and schedules attached thereto, is hereby adopted, and the transactions contemplated thereby, including the Merger, are hereby approved in all respects, including for all purposes under the DGCL, the Certificate of Incorporation and the Bylaws, without prior notice and without a vote or a meeting;

RESOLVED FURTHER, that this Action by Written Consent be filed with the minutes of the proceedings of the stockholders of the Company.

The actions taken by this Action by Written Consent shall have the same force and effect as if taken at a meeting of the stockholders of the Company, duly called and constituted pursuant to the DGCL. This Action by Written Consent may be signed in any number of counterparts, including without limitation by ..pdf, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any copy, .pdf or other reliable reproduction of this Action by Written Consent may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, .pdf or other reproduction be a complete reproduction of the entire original writing.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has executed this Action by Written Consent on the date set forth above.

THL Agiliti LLC

By:	/s/ Joshua M. Nelson
Name:	Joshua M. Nelson
Title:	Authorized Signatory

[Signature Page to Agiliti Stockholder Written Consent]

ANNEX D

Annex D – Section 262 of the Delaware General Corporation Law

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

§ 262. Appraisal Rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, §  263, § 264, § 266 or § 390 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.

(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.

(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

Annex E

RESOLUTIONS ADOPTED AT A MEETING OF

THE SPECIAL COMMITTEE OF

THE BOARD OF DIRECTORS OF

AGILITI, INC.

March 11, 2024

WHEREAS, on February 25, 2024 Agiliti, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Apex Intermediate Holdco, Inc., a Delaware corporation (“Parent”), and Apex Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Merger Agreement;

WHEREAS, the Merger Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into the Company, with the Company being the surviving corporation (the “Merger”, and together with the other transactions contemplated by the Merger Agreement, the “Transaction”);

WHEREAS, in connection with the Transaction, it is proposed that each share of common stock, par value $0.0001 per share, of the Company (the “Shares” and each a “Share”) (other than the Significant Company Stockholder Shares, Rollover Shares, Excluded Shares and Shares owned by Dissenting Stockholders) shall be converted into the right to receive $10.00 per Share in cash, without interest (the “Merger Consideration”);

WHEREAS, pursuant to Article V of the Third Amended and Restated Bylaws of the Company, dated as of April 26, 2021, the board of directors of the Company (the “Board”) may designate one or more committees to exercise the powers and the authority of the Board in the management of the business and affairs of the Company, and to generally perform such duties and exercise such powers as may be directed or delegated by the Board from time to time;

WHEREAS, on October 9, 2023, the Board considered it advisable and in the best interests of the Company and its stockholders to designate, establish, appoint and authorize a special committee, composed entirely of directors not affiliated or associated with Thomas H. Lee Partners, L.P. (“THL” and such special committee, the “Special Committee”), to act as a disinterested body for the purpose of considering, evaluating, negotiating and overseeing the negotiations of a potential transaction, including, if appropriate, recommending in favor of or against a potential transaction to the Board and the stockholders of the Company;

WHEREAS, in order to mitigate actual or potential conflicts, if any, in connection with the Transaction, THL waived its rights under that certain Director Nomination Agreement, dated as of April 26, 2021, by and between the Company and THL Agiliti LLC, to designate any directors to the Special Committee;

WHEREAS, the Special Committee has been presented with certain information regarding the Transaction, including a summary of the key terms set forth in the Merger Agreement and an oral opinion (which was confirmed in writing) from Centerview Partners LLC (“Centerview”), its financial advisor, to the effect that, as of the date of such opinion, and subject to, among other things, the various qualifications, assumptions, limitations and other matters set forth therein, it is Centerview’s opinion that the Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement is fair, from a financial point of view, to the Company and the holders of Shares (other than the Significant Company Stockholder Shares, Rollover Shares, any Shares held by Dissenting Stockholders and any Shares held by the Company as treasury stock);

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WHEREAS, in connection with the Transaction, the Special Committee has, among other things, developed, assessed and negotiated the terms of the Merger Agreement and the Transaction, including the Merger with the assistance of outside, independent advisors;

WHEREAS, on February 25, 2024 (the “February 25 Special Committee Meeting”), the Special Committee without having received the final execution version of the Merger Agreement, the Company Disclosure Letter, the Rollover Commitment Letter entered into by Parent and Mr. Thomas J. Leonard, the Equity Commitment Letter entered into by Parent, Affiliates of THL and Affiliates of StepStone Group LP or the Limited Guaranty entered into by the Company, Affiliates of THL and Affiliates of StepStone Group LP (collectively, the “Ancillary Agreements”), but having received an overview and summary of the Merger Agreement and the Transaction, including the Merger, and having received an oral fairness opinion from Centerview later confirmed in writing on such date, and having discussed with counsel, financial advisors and management, determined that the Merger Agreement and the Transaction, including the Merger, were advisable, fair to, and in the best interests of, the Company and its stockholders (other than the Significant Company Stockholder and its Affiliates), and recommended to the Board that the Board (i) determine that the terms of the Merger Agreement and the Transaction, including the Merger, are fair to, and in the best interests of, the Company and its stockholders (other than the Significant Company Stockholder and its Affiliates), (ii) declare the Merger Agreement and the Transaction advisable, (iii) approve the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of the covenants and agreements contained therein and the consummation of the Merger and the Transaction, upon the terms and subject to the conditions contained therein and (iv) subject to the terms of the Merger Agreement, resolve to recommend that the stockholders of the Company vote to adopt the Merger Agreement and approve the Transaction, including the Merger, in accordance with the Delaware General Corporation Law (“DGCL”);

WHEREAS, in light of the recent opinion Sjunde AP-Fonden v. Activision Blizzard, C.A. No. 2022-1001, 2024 WL 863290 (Del. Ch. Feb. 29, 2024), which was decided following the approval and recommendation of the Merger Agreement and the Transaction, the Special Committee has determined, pursuant to Section 204 of the DGCL, to ratify its findings, determinations and recommendations of the February 25 Special Committee Meeting, having received and reviewed a copy of the final execution version of the Merger Agreement and the Ancillary Agreements, and determines that the Merger Agreement and the Transaction, including the Merger, are advisable, fair to, and in the best interests of, the Company and its stockholders (other than the Significant Company Stockholder and its Affiliates), and recommends to the Board that the Board (i) determine that the terms of the Merger Agreement and the Transaction, including the Merger, are fair to, and in the best interests of, the Company and its stockholders (other than the Significant Company Stockholder and its Affiliates), (ii) declare the Merger Agreement and the Transaction advisable, (iii) approve the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of the covenants and agreements contained therein and the consummation of the Merger and the Transaction upon the terms and subject to the conditions contained therein and (iv) subject to Section 6.2 of the Merger Agreement, resolve to recommend that the stockholders of the Company vote to adopt the Merger Agreement and approve the Transaction, including the Merger, in accordance with the DGCL; and

WHEREAS, the Special Committee deems it to be advisable and in the best interests of the Company and its stockholders (other than the Significant Company Stockholder and its Affiliates) that the Board approve the ratification of the approval of the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Transaction, including the Merger, upon the terms and subject to the conditions contained therein.

NOW THEREFORE, BE IT RESOLVED, that, pursuant to Section 204 of the DGCL, and to the fullest extent permitted by law, the Special Committee hereby ratifies the findings, determinations and recommendations of the February 25 Special Committee Meeting as provided in the resolutions of the Special Committee adopted at the February 25 Special Committee Meeting.

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Annex F

RESOLUTIONS ADOPTED AT A MEETING OF

THE BOARD OF DIRECTORS OF

AGILITI, INC.

March 11, 2024

RECITALS

WHEREAS, on February 25, 2024 Agiliti, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Apex Intermediate Holdco, Inc., a Delaware corporation (“Parent”), and Apex Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Merger Agreement;

WHEREAS, the Merger Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into the Company, with the Company being the surviving corporation (the “Merger”, and together with the other transactions contemplated by the Merger Agreement, the “Transaction”);

WHEREAS, in connection with the Transaction, it is proposed that each share of common stock, par value $0.0001 per share, of the Company (the “Shares” and each a “Share”) (other than the Significant Company Stockholder Shares, Rollover Shares, Excluded Shares and Shares owned by Dissenting Stockholders) shall be converted into the right to receive $10.00 per Share in cash, without interest (the “Merger Consideration”);

WHEREAS, pursuant to Article V of the Third Amended and Restated Bylaws of the Company, dated as of April 26, 2021, the board of directors of the Company (the “Board”) may designate one or more committees to exercise the powers and the authority of the Board in the management of the business and affairs of the Company, and to generally perform such duties and exercise such powers as may be directed or delegated by the Board from time to time;

WHEREAS, on October 9, 2023, the Board considered it advisable and in the best interests of the Company and its stockholders to designate, establish, appoint and authorize a special committee, composed entirely of directors not affiliated or associated with Thomas H. Lee Partners, L.P. (“THL” and such special committee, the “Special Committee”), to act as a disinterested body for the purpose of considering, evaluating, negotiating and overseeing the negotiations of a potential transaction, including, if appropriate, recommending in favor of or against a potential transaction to the Board and the stockholders of the Company;

WHEREAS, in order to mitigate actual or potential conflicts, if any, in connection with the Transaction, THL waived its rights under that certain Director Nomination Agreement, dated as of April 26, 2021, by and between the Company and THL Agiliti LLC, to designate any directors to the Special Committee;

WHEREAS, in connection with the Transaction, the Special Committee has, among other things, developed, assessed and negotiated the terms of the Merger Agreement and the Transaction, including the Merger, with the assistance of outside, independent advisors;

WHEREAS, on February 25, 2024 (the “February 25 Special Committee Meeting”), the Special Committee without having received the final execution version of the Merger Agreement, the Company Disclosure Letter, the Rollover Commitment Letter entered into by Parent and Mr. Thomas J. Leonard, the Equity Commitment Letter entered into by Parent, Affiliates of THL and Affiliates of StepStone Group LP or the Limited Guaranty

entered into by the Company, Affiliates of THL and Affiliates of StepStone Group LP (collectively, the “Ancillary Agreements”), but having received an overview and summary of the Merger Agreement and the Transaction and having received an oral fairness opinion from Centerview later confirmed in writing on such date, and having discussed with counsel, financial advisors and management, determined that the Merger Agreement and the Transaction, including the Merger, were advisable, fair to, and in the best interests of, the Company and its stockholders (other than the Significant Company Stockholder and its Affiliates); and recommended to the Board that the Board (i) determined that the terms of the Merger Agreement and the Transaction, including the Merger, are fair to, and in the best interests of, the Company and its stockholders (other than the Significant Company Stockholder and its Affiliates), (ii) declare the Merger Agreement and the Transaction advisable, (iii) approve the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of the covenants and agreements contained therein and the consummation of the Merger and the Transaction upon the terms and subject to the conditions contained therein and (iv) subject to Section 6.2 of the Merger Agreement, resolve to recommend that the stockholders of the Company vote to adopt the Merger Agreement and approve the Transaction, in accordance with the Delaware General Corporation Law (“DGCL”);

WHEREAS, on March 11, 2024, in light of the recent opinion Sjunde AP-Fonden v. Activision Blizzard, C.A. No. 2022-1001, 2024 WL 863290 (Del. Ch. Feb. 29, 2024), which was decided following the approval and recommendation of the Merger Agreement and the Transaction, the Special Committee determined, pursuant to Section 204 of the DGCL, to ratify the findings, determinations and recommendations of the February 25 Special Committee Meeting, having received and reviewed a copy of the final execution version of the Merger Agreement and the Ancillary Agreements and determines that the Merger Agreement and the Transaction, including the Merger, are advisable, fair to, and in the best interests of, the Company and its stockholders (other than the Significant Company Stockholder and its Affiliates); and recommends to the Board that the Board (i) determine that the terms of the Merger Agreement and the Transaction, including the Merger, are fair to, and in the best interests of, the Company and its stockholders (other than the Significant Company Stockholder and its Affiliates), (ii) declare the Merger Agreement and the Transaction advisable, (iii) approve the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of the covenants and agreements contained therein and the consummation of the Merger and the Transaction upon the terms and subject to the conditions contained therein and (iv) subject to Section 6.2 of the Merger Agreement, resolves to recommend that the stockholders of the Company vote to adopt the Merger Agreement and approve the Transaction, including the Merger, in accordance with the DGCL;

WHEREAS, the Board has evaluated the merits of the Transaction and has had a full and fair opportunity to review and discuss the terms of the Merger Agreement and the Transaction, including the Merger, with the Company’s management and advisors;

WHEREAS, on February 25, 2024 (the “February 25 Board Meeting”), the Board without having received the final execution version of the Merger Agreement or the Ancillary Agreements, deemed it to be advisable and in the best interests of the Company and its stockholders (other than the Significant Company Stockholder and its Affiliates) to approve the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Transaction, including the Merger upon the terms and subject to the conditions contained therein; and

WHEREAS, in light of the recent opinion Sjunde AP-Fonden v. Activision Blizzard, C.A. No. 2022-1001, 2024 WL 863290 (Del. Ch. Feb. 29, 2024), which was decided following the approval and recommendation of the Merger Agreement and the Transaction, the Board has determined, pursuant to Section 204 of the DGCL, to ratify the findings, determinations and recommendations of the February 25 Board Meeting, having received and reviewed a copy of the final execution version of the Merger Agreement and the Ancillary Agreements, and (i) determines that the terms of the Merger Agreement and the Transaction, including the Merger, are fair to, and in the best interests of, the Company and its stockholders (other than the Significant Company Stockholder and its Affiliates), (ii) declares the Merger Agreement and the Transaction advisable, (iii) approves the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Merger and the Transaction upon the terms and subject to the conditions contained therein and (iv) subject to Section 6.2 of the Merger Agreement, resolves to recommend that the stockholders of the Company vote to adopt the Merger Agreement and approve the Transaction, including the Merger, in accordance with the DGCL.

NOW, THEREFORE, BE IT:

RESOLVED, that, pursuant to Section 204 of the DGCL, and to the fullest extent permitted by law, the Board hereby ratifies the findings, determinations and recommendations of the February 25 Board Meeting as provided in the resolutions of the Board adopted at the February 25 Board; and

FURTHER RESOLVED, the Board hereby ratifies the approval of the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Transaction, including the Merger, upon the terms and subject to the conditions contained therein.

RECORD DATE

RESOLVED, that the Board hereby establishes March 11, 2024 as the record date for the stockholders of the Company entitled to provide a written consent to adopt and approve the Merger Agreement.

FURTHER ACTIONS; RATIFICATION

RESOLVED, that in addition to the specific authorizations set forth in any of the foregoing resolutions and without limiting any of the foregoing, the Authorized Officers of the Company be, and each of them individually hereby is, authorized and directed, in the name and on behalf of the Company, to take or cause to be taken any and all such further actions, to execute, deliver and file or cause to be executed, delivered and filed all such other documents, amendments, notices, certificates, instruments, reports, schedules, consents, SEC filings and agreements, to incur and pay all fees and expenses (including legal, financial advisor and other fees and expenses) and to engage in such acts as they shall in their sole judgment determine to be necessary, desirable or advisable to carry out fully the intent and purposes of the foregoing resolutions, and to comply with the laws of any jurisdiction to permit the consummation of the transactions contemplated by these resolutions, and the execution, delivery and filing by any of such Authorized Officers of any such documents, amendments, notices, certificates, instruments, reports, schedules, consents or agreements or the payment of any such fees and expenses or the doing by them of any act in connection with the foregoing matters shall be conclusive evidence of their authority therefor and for the approval of the documents, amendments, notices, certificates, instruments, reports, schedules, consents and agreements so executed, the fees and expenses so paid, the filings so made and the actions so taken; and

FURTHER RESOLVED, that any and all actions previously taken, or caused to have been taken, by the Authorized Officers or any director of the Company in connection with the Transaction and/or to carry out the intent and purpose of the foregoing resolutions that would have been authorized by these resolutions but for the fact such actions were taken prior to the date hereof, and any and all contracts, agreements, instruments and other documents heretofore executed in the name of or on behalf of the Company and any taxes, fees and expenses paid, and filings made, in furtherance of the foregoing resolutions be, and hereby are, authorized, approved, confirmed, adopted and ratified in all respects as the valid and binding acts and deeds of the Company; and

FURTHER RESOLVED, that, the omission from these resolutions of any agreement or other arrangement contemplated by any of the agreements or instruments described in the foregoing resolutions or any action to be taken in accordance with any requirements of any of the agreements or instruments described in the foregoing resolutions shall in no manner derogate from the authority of the Authorized Officers to take all actions necessary, appropriate, advisable or desirable to consummate, effectuate, carry out or further the Transaction and the intent and purposes of the foregoing resolutions; and

FURTHER RESOLVED, that the Secretary of the Company is hereby directed to file a copy of these resolutions with the minutes of the proceedings of the Board.

Annex G

ACTION BY WRITTEN CONSENT

OF THE STOCKHOLDER OF

AGILITI, INC.

(a Delaware corporation)

March 11, 2024

The undersigned holder (the “Significant Company Stockholder”) of 98,195,398 shares of common stock, par value $0.0001 per share (the “Shares”), of Agiliti, Inc., a Delaware corporation (the “Company”), hereby irrevocably consents in writing to the following actions and adopts the following resolutions by written consent (this “Action by Written Consent”) pursuant to Section 228 and Section 251 of the Delaware General Corporation Law (the “DGCL”) and as authorized by the Second Amended and Restated Certificate of Incorporation of the Company, dated as of April 26, 2021 (the “Certificate of Incorporation”), and the Third Amended and Restated Bylaws of the Company, dated as of April 26, 2021 (the “Bylaws”):

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of February 26, 2024, by and among Apex Intermediate Holdco, Inc., a Delaware corporation (“Parent”), Apex Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and the Company (the “Merger Agreement”), an executed copy of which is attached hereto as Annex A;

WHEREAS, capitalized terms used, but not defined, herein shall have the meanings ascribed to such terms in the Merger Agreement;

WHEREAS, pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation of the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, on February 25, 2024 (the “February 25 Special Committee Meeting”), the special committee (the “Special Committee”) of the Board of Directors of the Company (the “Board”), by resolutions duly adopted, unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, the Company and its stockholders (other than the Significant Company Stockholder and its Affiliates), and (b) recommended to the Board that the Board (i) determine that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders (other than the Significant Company Stockholder and its Affiliates), (ii) declare the Merger Agreement and the transactions contemplated thereby advisable, (iii) approve the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of the covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated thereby upon the terms and subject to the conditions contained therein and (iv) subject to Section 6.2 of the Merger Agreement, resolve to recommend that the stockholders of the Company vote to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger, in accordance with the Delaware General Corporation Law (“DGCL”);

WHEREAS, on February 25, 2024 (the “February 25 Board Meeting”), the Board, having received the unanimous recommendation of the Special Committee, by resolutions duly adopted, unanimously (of those present and voting) (a) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders (other than the Significant Company Stockholder and its Affiliates), (b) declared the Merger Agreement and the transactions contemplated thereby advisable, (c) approved the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements

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contained therein and the consummation of the Merger and the other transactions contemplated thereby upon the terms and subject to the conditions contained therein and (d) subject to Section 6.2 of the Merger Agreement, resolved to recommend that the stockholders of the Company vote to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger, in accordance with the DGCL;

WHEREAS, on March 11, 2024, the Special Committee, pursuant to Section 204 of the DGCL, and to the fullest extent permitted by law, ratified the findings, determinations and recommendations of the February 25 Special Committee Meeting as provided in the resolutions of the Special Committee adopted at the February 25 Special Committee Meeting;

WHEREAS, on March 11, 2024, the Board, pursuant to Section 204 of the DGCL, and to the fullest extent permitted by law, ratified the findings, determinations and recommendations of the February 25 Board Meeting as provided in the resolutions of the Board adopted at the February 25 Board Meeting, and ratified the approval of the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the transactions contemplated thereby, including the Merger, upon the terms and subject to the conditions contained therein;

WHEREAS, the Shares held by the Significant Company Stockholder represent more than a majority of the issued and outstanding Shares and more than a majority of voting power of capital stock of the Company, and the Significant Company Stockholder is therefore permitted, pursuant to the DGCL, the Certificate of Incorporation and the Bylaws, to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger, pursuant to this Action by Written Consent, and no consent or vote of any other stockholder of the Company is required with respect to such adoption, approval or authorization; and

WHEREAS, the Significant Company Stockholder desires to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger.

NOW, THEREFORE, BE IT RESOLVED, that the Merger Agreement, including each of the annexes, exhibits and schedules attached thereto, is hereby adopted, and the transactions contemplated thereby, including the Merger, are hereby approved in all respects, including for all purposes under the DGCL, the Certificate of Incorporation and the Bylaws, without prior notice and without a vote or a meeting;

RESOLVED FURTHER, that this Action by Written Consent be filed with the minutes of the proceedings of the stockholders of the Company.

The actions taken by this Action by Written Consent shall have the same force and effect as if taken at a meeting of the stockholders of the Company, duly called and constituted pursuant to the DGCL. This Action by Written Consent may be signed in any number of counterparts, including without limitation by .pdf, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any copy, .pdf or other reliable reproduction of this Action by Written Consent may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, .pdf or other reproduction be a complete reproduction of the entire original writing.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned has executed this Action by Written Consent on the date set forth above.

THL Agiliti LLC

By:	/s/ Joshua M. Nelson
Name:	Joshua M. Nelson
Title:	Authorized Signatory

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